EXHIBIT T3C-2
CONVENIO COPY

FORM OF COMMON AGREEMENT

COMMON AGREEMENT

Dated as of [             ], 2005

among

CORPORACION DURANGO, S.A. DE C.V.,
as the Company,

COMPAÑIA PAPELERA DE ATENQUIQUE, S.A. DE C.V.,
PONDEROSA INDUSTRIAL DE MEXICO, S.A. DE C.V.,
EMPAQUES DE CARTON TITÁN, S.A. DE C.V.,
INDUSTRIAS CENTAURO, S.A. DE C.V.,
ENVASES Y EMPAQUES DE MEXICO, S.A. DE C.V.,
ADMINISTRACIÓN CORPORATIVA DE DURANGO, S.A. DE C.V. and
CARTONPACK, S.A. DE C.V.,
as Guarantors,

COMPAÑIA NORTEAMERICANA DE INVERSIONES EN CELULOSA Y
PAPEL, S.A. DE C.V.,
DURANGO INTERNACIONAL, S.A. DE C.V.,
DURANGO INTERNATIONAL, INC.,
RECICLAJES CENTAURO, S.A. DE C.V. and
PORTEADORES DE DURANGO, S.A. DE C.V.,
as Additional Guarantors,

BANCO NACIONAL DE MÉXICO, SOCIEDAD ANONIMA, INTEGRANTE DEL GRUPO

FINANCIERO BANAMEX,
BANK OF AMERICA, N.A.,
BANC OF AMERICA SECURITIES LIMITED,
JPMORGAN CHASE BANK, N.A.,
CALIFORNIA COMMERCE BANK and
[DEUTSCHE BANK, A.G., NEW YORK BRANCH],
as A Lenders,

THE BANK OF NEW YORK,
as Administrative Agent under the A Loan Documents,

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee under the B Note Documents,

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent,

DEUTSCHE BANK MEXICO, S.A., INSTITUCIÓN DE BANCA MULTIPLE, TRUST
DIVISION
as Collateral Agent,

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Guarantor Paying Agent under the A Loans and the
B Notes,

COMPAÑIA NORTEAMERICANA DE INVERSIONES EN CELULOSA Y PAPEL, S.A. DE
C.V.,
COMPANIA PAPELERA DE ATENQUIQUE S.A. DE C.V.,
GRUPO PIPSAMEX, S.A. DE C.V.,
DURANGO MCKINLEY PAPER COMPANY,
ADMINISTRACIÓN CORPORATIVA DE DURANGO, S.A. DE C.V.,
PORTEADORES DE DURANGO, S.A. DE C.V.,
ENVASES Y EMPAQUES DE MÉXICO, S.A. DE C.V.,
EMPAQUES DE CARTÓN TITÁN, S.A. DE C.V.,
DURANGO INTERNACIONAL, S.A. DE C.V. and
DURANGO INTERNATIONAL, INC.,
as Subordinating Creditors

(continued)

- ii -

(continued)

- iii -

(continued)

- iv -

(continued)

- v -

LIST OF EXHIBITS

Exhibit A	–	Form of A Loan Agreement
Exhibit B	–	Form of B Note Indenture
Exhibit C	–	Form of Designated Proceeds Notice
Exhibit D	–	Form of DSRA Pledge Agreement
Exhibit E	–	Form of McKinley Pledge Agreement
Exhibit F	–	Form of Mexican Mortgage
Exhibit G	–	Form of Intercompany Note Pledge Agreement
Exhibit H	–	Form of Pipsamex Pledge Agreement
Exhibit I	–	Form of Secretary/Officers Certificate
Exhibit J	–	Form of Closing Certificate
Exhibit K-1	–	Form of Joinder Agreement (Guarantor)
Exhibit K-2	–	Form of Joinder Agreement (Subordination)
Exhibit L	–	Form of Intercompany Note
Exhibit M	–	Form of Assumption Agreement
Exhibit N	–	Form of C Note
Exhibit O	–	Form of Irrevocable Guarantee and Administration Trust Agreement
Exhibit P		Form of Procedures Letter

LIST OF SCHEDULES

Schedule 1.01(a)	–	Pre-Restructuring Principal and Interest Claims
Schedule 3.05	–	Ownership; Subsidiaries
Schedule 3.10	–	Real Property
Schedule 4.01	–	Form of Certificate to Accompany Audited Financials
Schedule 5.01(b)	–	Secured Indebtedness
Schedule 5.03	–	Investments Outstanding on Closing Date
Schedule 8.02	–	Form of DSRA Withdrawal Request
Schedule 15.10	–	Notices

          This COMMON AGREEMENT, dated as of [   ], 2005 (this “Agreement”), is made among:

          CORPORACIÓN DURANGO, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (the “Company”);

          COMPAÑIA PAPELERA DE ATENQUIQUE, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico, as a Guarantor;

          PONDEROSA INDUSTRIAL DE MEXICO, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico, as a Guarantor;

          EMPAQUES DE CARTON TITÁN, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico, as a Guarantor;

          INDUSTRIAS CENTAURO, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico, as a Guarantor;

          ENVASES Y EMPAQUES DE MEXICO, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico, as a Guarantor;

          ADMINISTRACIÓN CORPORATIVA DE DURANGO, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico, as a Guarantor;

          CARTONPACK, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico, as a Guarantor;

          COMPAÑIA NORTEAMERICANA DE INVERSIONES EN CELULOSA Y PAPEL, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico, as an Additional Guarantor;

          DURANGO INTERNACIONAL, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico, as an Additional Guarantor;

          DURANGO INTERNATIONAL, INC., a New Mexico corporation, as an Additional Guarantor;

          RECICLAJES CENTAURO, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico, as an Additional Guarantor;

          PORTEADORES DE DURANGO, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico, as an Additional Guarantor;

          BANCO NACIONAL DE MÉXICO, SOCIEDAD ANONIMA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX; BANK OF AMERICA, N.A.; BANC OF AMERICA SECURITIES LIMITED; JPMORGAN CHASE BANK, N.A.; CALIFORNIA COMMERCE BANK;[ and DEUTSCHE BANK, A.G., NEW YORK BRANCH,] as A Lenders

           THE BANK OF NEW YORK, as administrative agent under the A Loan Documents;

          LAW DEBENTURE TRUST COMPANY OF NEW YORK, as trustee under the B Note Documents;

          DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent under the McKinley Pledge Agreement

          DEUTSCHE BANK MEXICO, S.A., INSTITUCIÓN DE BANCA MULTIPLE, TRUST DIVISION, as collateral agent under the Security Documents (other than the McKinley Pledge Agreement)

          DEUTSCHE BANK TRUST COMPANY AMERICAS, as Guarantor Paying Agent for the A Loans and the B Notes;

          COMPANIA NORTEAMERICANA DE INVERSIONES EN CELULOSA Y PAPEL, S.A. DE C.V., COMPANIA PAPELERA DE ATENQUIQUE, S.A. DE C.V., GRUPO PIPSAMEX, S.A. DE C.V., DURANGO MCKINLEY PAPER COMPANY, ADMINISTRACION CORPORATIVA DE DURANGO, S.A. DE C.V., PORTEADORES DE DURANGO, S.A. DE C.V., ENVASES Y EMPAQUES DE MÉXICO, S.A. DE C.V., EMPAQUES DE CARTÓN TITÁN, S.A. DE C.V., DURANGO INTERNACIONAL, S.A. DE C.V., and DURANGO INTERNATIONAL, INC., as Subordinating Creditors.

PREAMBLES

          WHEREAS, prior to giving effect to the Restructuring, the Company and certain of its Subsidiaries were indebted to the Pre-Restructuring Creditors under the Pre-Restructuring Documents;

          WHEREAS, the Company and certain of the Pre-Restructuring Creditors agreed to a restructuring of the debt of the Company (the “Restructuring”) in accordance with a term sheet dated as of August 11, 2004, which agreement was partially implemented by a Convenio Concursal constituting a plan of reorganization (the “Convenio”) in the Company’s concurso mercantil proceeding under the Mexican Business Reorganization Act;

          WHEREAS, the Convenio contemplates that the terms of the restructured indebtedness of the Company will be set out in this Agreement, the A Loan Agreement, the B Note Indenture, the Security Documents, and the other Restructuring Documents;

          WHEREAS, each of the Guaranteeing Parties is a subsidiary of the Company and will derive an economic benefit by virtue of the Restructuring;

          WHEREAS, the parties desire to set forth in this Agreement certain of their agreements which are common to all of the Restructuring Documents; and

          WHEREAS, this is the Common Agreement referred to in the Convenio as having been initialed by the parties for purposes of identification;

          NOW THEREFORE, in consideration of the foregoing and to facilitate the Restructuring, each of the parties hereto agrees as follows:

ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

          Section 1.01 Definitions. For all purposes of this Agreement, capitalized terms used but not defined herein have the meanings set forth in this Section 1.01.

          “A Lender” means, at any time, any lender party to the A Loan Agreement at such time.

          “A Loans” means, at any time, the loans evidenced by the A Loan Agreement at such time.

          “A Loan Agreement” means the Restructured Credit Agreement among the Company, the A Lenders and the Administrative Agent, dated the Closing Date, substantially in the form of Exhibit A.

          “A Loan Documents” mean the A Loan Agreement and each promissory note issued to an A Lender under the A Loan Agreement.

          “A Loan Percentage” means, at any time, the then outstanding principal amount of A Loans divided by the sum of the then outstanding principal amounts of the A Loans and the B Notes.

          “A Loan Portion of Mandatory Prepayments/Redemptions” means, at any time, an amount equal to (a) the Mandatory Prepayment/Redemption Amount at such time, multiplied by (b) the A Loan Percentage.

          “Acceptable Bank” means a bank or trust company (a) that is one of the five largest banks (based upon assets as of last day of the immediately preceding calendar year) organized under the laws of Mexico and is not under intervention or controlled by the Mexican Instituto para la Protección al Ahorro Bancario or any successor thereto, or (b) organized under the laws of the United States of America or any State thereof and having capital, surplus and undivided profits of at least $50,000,000.

          “ACD” means Administración Corporativa de Durango, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico.

          “Actual Days of Accounts Receivable” means, as of the last day of any fiscal quarter of the Company ending December 31, 2005 or after, the product of (i) 365 and (ii) the quotient of (x) the amount of accounts receivable for the Company and the Guarantors on such date, measured in Dollars and (y) net sales for the Company and the Guarantors for the period of four consecutive fiscal quarters ending on such date (taken as one accounting period), measured in Dollars.

          “Actual Days of Inventory” means, as of the last day of any fiscal quarter of the Company ending December 31, 2005 or after, the product of (i) 365 and (ii) the quotient of (x) the Measurement Inventory of the Company and the Guarantors on such date, measured in Dollars and (y) the cost of goods sold for the Company and the Guarantors for the period of four consecutive fiscal quarters ending on such date (taken as one accounting period), measured in Dollars.

          “Additional Guarantors” means Compañía Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V.; Durango Internacional, S.A. de C.V.; Durango International, Inc.; Porteadores de Durango, S.A. de C.V.; and Reciclajes Centauro, S.A. de C.V.

          “Administrative Agent” means The Bank of New York, as administrative agent under the A Loan Documents, and any successor in such role.

          “Affiliate” means, as to any specified Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person, provided, that for purposes of Section 5.07, an Affiliate of the Company or any Guarantor shall include any Person that beneficially owns or holds 10% or more of any class of Capital Stock of such specified Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Capital Stock or by contract or otherwise.

          “Aggregate Company Portion of Excess Cash” means, at any time, the difference between (i) the aggregate of the Company Portions of Excess Cash from the Closing Date through such time and (ii) the aggregate amount of consideration paid by the Company and the Guarantors from the Closing Date through such time for purchases of Restructured Debt permitted under Section 5.10 (Purchases of Restructured Debt by the Company and Affiliates).

          “Applicable Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          “BBVA Bancomer” means BBVA Bancomer, S.A., Institución de Banca Múltiple, Integrante del Grupo Financiero BBVA Bancomer.

          “B Note Documents” means the B Note Indenture and the B Notes.

          “B Note Indenture” means the Indenture among the Company and the Trustee, dated as of the Closing Date, substantially in the form of Exhibit B.

          “B Note Percentage” means, at any time, the then outstanding principal amount of B Notes divided by the sum of the then outstanding principal amounts of the A Loans and the B Notes.

          “B Note Portion of Mandatory Prepayments/Redemptions” means, at any time, an amount equal to (a) the Mandatory Prepayment/Redemption Amount at such time, multiplied by (b) the B Note Percentage.

          “B Notes” means the “Series B Notes” issued pursuant to the B Note Indenture.

          “B Noteholders” means, collectively, at any time, each Person that holds B Notes at such time.

          “Banamex” means Banco Nacional de México, Sociedad Anónima, Integrante del Grupo Financiero Banamex.

          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Mexico City are authorized or required by law to close.

          “C Notes” means the Tranche C Notes issued by the Company pursuant to the Convenio.

          “C Noteholders” means, Compania Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V., Compania Papelera de Atenquique, S.A. de C.V., Grupo Pipsamex, S.A. de C.V., Durango McKinley Paper Company, Administracion Corporativa de Durango, S.A. de C.V., Porteadores de Durango, S.A. de C.V., Envases y Empaques de México, S.A. de C.V., Empaques de Cartón Titán, S.A. de C.V., Durango Internacional, S.A. de C.V., and Durango International, Inc.

          “Calculation Rate” means, at any time (i) a floating rate per annum equal to LIBOR at such time plus 2.75% with respect to the A Loans, and (ii) a fixed rate per annum equal to 7.50% with respect to the B Notes.

          “Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under Mexican GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with Mexican GAAP.

          “Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock (including common or preferred stock) or other equity participation rights or interests, including partnership interests, whether general or limited, fixed or variable capital of a sociedad anónima, membership or limited liability company interests in a limited liability company and any rights, warrants or options to acquire such capital stock or other equity participation rights or interests.

          “Cartonpack” means Cartonpack, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico.

          “Cash Equivalents” means Investments permitted by clauses (h) through (m) of Section 5.03.

          “Casualty Event” means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person receives insurance proceeds, or proceeds of a condemnation award or other compensation.

          “Centauro” means Industrias Centauro, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico.

          “Change of Control” means that (a) the Controlling Shareholders collectively shall cease to have the power, directly or indirectly, to direct the management or policies of the Company, whether through the exercise of voting power, by contract, or otherwise, or (b) any Guarantor shall cease to be a Subsidiary of the Company.

          “Chief Financial Officer” means the chief financial officer, or any other officer having substantially the same authority and responsibility.

          “Closing Certificate” means a certificate substantially in the form of Exhibit J.

          “Closing Date” has the meaning set forth in Section 2.01.

          “CNBV” means the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores).

          “Collateral” means the collateral subject to the Security Documents.

          “Collateral Agent” has the meaning set forth in Section 11.01.

          “Common Shares” means common shares (acciones comunes) of the Company.

          “Company” means Corporación Durango, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico.

          “Company Portion of Excess Cash” has the meaning set forth in Section 7.01.

          “Concurso Proceeding” means the concurso mercantil proceeding filed by the Company on May 18, 2004 in Durango, Mexico, under file number 3/2004.

          “Consolidated Net Worth” means, at any date of determination, (a) as to the Company, stockholders’ equity as set forth on its most recently available quarterly or annual balance sheet prepared on a Partially Consolidated basis, determined in conformity with Mexican GAAP, (except to the extent that such statements by their nature deviate from the consolidation methodology required under Mexican GAAP), or (b) as to any Guarantor, stockholders’ equity as set forth on its most recently available quarterly or annual balance sheet prepared on a consolidated basis, determined in conformity with Mexican GAAP.

          “Consolidated Subsidiary” means, as to any Person, any Subsidiary of such Person which is consolidated with such Person for financial reporting purposes in accordance with Mexican GAAP.

          “Contractual Obligation” means, as to any Person, any applicable provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          “Controlling Shareholders” means any of (a) Miguel Rincón Arredondo, (b) José Antonio Rincón Arredondo, (c) Jesús Rincón Arredondo, (d) any spouse, brother, sister or lineal descendent of any of the individuals listed in clauses (a), (b) or (c) of this definition, and (e) any trust established for the benefit of any of the individuals listed in clauses (a), (b), (c) or (d) of this definition.

          “Convenio” is defined in the Preambles to this Agreement.

          “Convenio Concursal” means that agreement dated [ _______________________ ] implementing the Restructuring in the Company’s concurso mercantil proceeding.

          “COPASA” means Compañía Papelera de Atenquique, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico.

          “Court” means the District Court of Durango, Mexico.

          “Creditor” means any A Lender or B Noteholder.

          “Creditors” means the A Lenders and the B Noteholders.

          “Default” means any act, condition or event that, with the giving of notice or lapse of time, or both, would become an Event of Default.

          “Designated Proceeds” means Net Cash Proceeds realized upon (i) a Disposition of assets by the Company pursuant to Section 5.05(a)(iii) or a Guarantor pursuant to Section 5.05(b)(iii) or (ii) a Casualty Event, and identified in a written notice (in the form of Exhibit C) to the Administrative Agent, the Trustee and the Collateral Agent.

          “Disposition” means any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) to any other Person excluding any sale, assignment, transfer or other disposition of inventory sold or disposed of in the ordinary course of business and on ordinary business terms.

          “Dollars” or “$” means the lawful currency of the United States of America.

          “DSRA” means a deposit account of the Company maintained with BBVA Bancomer in Mexico pursuant to documentation that (i) contains, without limitation, the terms set forth in Section 8.02, and (ii) is otherwise acceptable to the Company and the Negotiating Creditors.

          “DSRA Pledge Agreement” means that agreement substantially in the form of Exhibit D, made by the Company in favor of (a) the A Lenders and (b) the Trustee for the benefit of the B Noteholders.

          “EBITDA” means, with respect to any Person for any fiscal quarter, the sum (calculated in Pesos and subsequently converted into Dollars) of:

(a)	operating income during such period of such Person;

(b)	to the extent deducted in determining such operating income for such period, the sum of:

(i)	depreciation,

(ii)	amortization,

(iii)	any other non-cash charges (including inflation adjustments of the initial inventory included in the determination of the cost of sales, reserves made for doubtful accounts and for contingencies arising in connection with litigation, and non-cash effect on sales of fixed assets) other than any such non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period,

(iv)	the aggregate amount of all cash severance payments actually made by such Person in cash,

(v)	taxes paid or payable by such Person, and

(vi)	non-cash charges incurred by such Person in connection with pension plans; and

(c)	the aggregate amount of interest income accrued during such period by such Person.

          “Equity Issuance” means any issuance or sale by any Person of any of its Capital Stock, other than (i) warrants or options issued to directors, officers or employees of such Person as part of the compensation of such director, officer or employee, and (ii) Investments permitted by Section 5.03(b).

          “Event of Default” means an “Event of Default” as defined in the A Loan Agreement or the B Note Indenture.

          “Excess Cash” means, as of the last day of any fiscal quarter of the Company ending after the Closing Date, the greater of (a) Minimum Excess Cash and (b) the sum of (i) the Measurement Accounts Payable Deficiency at such date, (ii) the Measurement Excess Inventory Level at such date, (iii) the Measurement Excess Accounts Receivable Level at such date, (iv) the McKinley Excess Cash on Hand and (v) the aggregate balance of all cash and Cash Equivalents (excluding amounts on deposit in the DSRA) then held by the Company and the Guarantors in excess of the amount shown below opposite such fiscal quarter:

Fiscal Quarter Ending	Amount (US$)
December 31, 2005	$32,000,000
March 31, 2006	$65,200,000
June 30, 2006	$65,200,000
September 30, 2006	$65,200,000
December 31, 2006	$35,200,000
March 31, 2007	$61,000,000
June 30, 2007	$61,000,000
September 30, 2007	$61,000,000
December 31, 2007	$31,000,000
March 31, 2008 and each of the first three fiscal quarters of each fiscal year thereafter	$50,000,000
December 31, 2008 and each of the last fiscal quarters of each fiscal year thereafter	$20,000,000

          “Excess Cash Payment Date” means a date on or prior to the 31st day (or, if such day is not a Business Day the next succeeding Business Day) following each date quarterly financial statements are required to be delivered pursuant to Section 4.01(a).

          “EYEMEX” means Envases y Empaques de México, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico.

          “Fitch” means Fitch Ratings Ltd. or any successor to the rating agency business thereof.

          “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to a government.

          “Guarantee” means, with respect to any Person, without duplication, a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any other Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any other Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor’s obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit entered into in the ordinary course of business or agreements providing for indemnification, adjustment of purchase price or similar obligations not constituting Indebtedness. The terms “Guarantee” and “Guaranteed” used as verbs have the correlative meanings.

          “Guaranteeing Parties” means, the Guarantors and the Additional Guarantors.

          “Guarantor” means COPASA, PIMSA, Titán, Centauro, EYEMEX, ACD and Cartonpack, and each Person that executes a Joinder Agreement (Guarantor) as required pursuant to Section 4.10 or 5.06(c).

          “Guarantor Paying Agent” means Deutsche Bank Trust Company Americas as initial Guarantor Paying Agent for the A Loans and the B Notes, and any successor thereto (subject to the requirements set forth in Section 12.05).

          “Guarantor Portion of Corporate Overhead” means, with respect to any fiscal year, an amount not to exceed the Guarantors’ Ratable Share of the total corporate overhead, Taxes, regulatory costs and audit fees of the Company and its Consolidated Subsidiaries paid at the Company level for such fiscal year. For purposes of this definition, “Ratable Share” for any fiscal year means the quotient (expressed as a percentage) of (x) the gross revenue of the Company and the Guarantors reflected in the Partially Consolidated financial statements delivered pursuant to Section 4.01(b) for the fiscal year most recently ended and (y) the gross revenue of the Company and its Consolidated Subsidiaries reflected in the audited consolidated financial statements delivered pursuant to Section 4.01(b) for the fiscal year most recently ended.

          “Hacienda” means the Mexican Secretaría de Hacienda y Crédito Público (the Ministry of Finance of Mexico).

          “Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          “IMSS” means the Mexican Instituto Mexicano del Seguro Social (Mexican Social Security Institute).

          “Indebtedness” means, for any Person, without duplication: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable arising, and expenses incurred, in the ordinary course of business so long as such trade accounts payable are no more than 60 days past due (but, in any event, are payable no more than one year after the date on which the respective goods are delivered or the respective services are rendered); (c) obligations of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person, provided that, if not assumed, the amount of such Indebtedness shall be the lesser of (i) the fair market value of the Property secured by such Lien at such date of determination and (ii) the amount of the obligations secured; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person, net of any cash deposits securing the same; (e) Capital Lease Obligations of such Person; and (f) obligations of others of the type described in clauses (a) through (e) above Guaranteed by such Person.

          The amount of Indebtedness of any Person at any date shall be the outstanding principal balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided, that (i) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with Mexican GAAP, and (ii) Indebtedness shall not include (A) any liability of such Person for federal, state, local or other Taxes of any jurisdiction or (B) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds, performance bonds or similar arrangements securing any obligations of the Company or any Guarantor pursuant to such agreements, in any case incurred in connection with any Disposition (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of the Property subject to the Disposition for the purpose of financing the acquisition of such Property), so long as the principal amount does not to exceed the gross proceeds actually received by the Company and the Guarantors in connection with such Disposition.

          For the purposes of computing the amount of Indebtedness outstanding at any time, all items shall be excluded to the extent that they would be eliminated as intercompany items for purposes of such Person’s consolidated financial statements.

          “Infonavit” means the Mexican Instituto del Fondo Nacional de la Vivienda para los Trabajadores (Mexican National Worker’s Housing Fund Institute).

          “Intercompany Loan” means any Indebtedness (other than Indebtedness evidenced by a C Note) (a) from the Company to a Subsidiary of the Company, (b) from a Subsidiary of the Company to the Company, or (c) from a Subsidiary of the Company to another Subsidiary of the Company.

          “Indeval” means S. D. Indeval, S.A. de C.V.

          “Intercompany Note” means a note evidencing an Intercompany Loan which is subordinated to the A Loans and the B Notes on the terms set forth in Article XIV.

          “Intercompany Note Pledge Agreement” means a pledge agreement (contrato de prenda de cuentas por cobrar), substantially in the form of Exhibit G.

          “International Accounting Standards” means, as of any date of determination, accounting standards promulgated by the International Accounting Standards Board.

          “Investment” means, for any Person, without duplication: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Capital Stock, bonds, notes, debentures or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding (i) any such advance, loan or extension of credit (x) having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business or (y) to suppliers in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, (iii) Intercompany Loans not prohibited by Section 5.07, (iv) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes, and (v) deposit accounts that function solely as payroll accounts; or (c) the entering into of any Guarantee (other than Guarantees permitted under Section 5.01) or (d) the entering into of any Hedging Agreement.

          “Irrevocable Guarantee and Administration Trust Agreement” means a guarantee and trust agreement substantially in the form of Exhibit O.

          “Joinder Agreement” means a joinder agreement to the Common Agreement, substantially in the form of Exhibit K-1 or K-2 as the case may be.

          “Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Restructuring Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          “Mandatory Prepayment/Redemption Amount” means any amounts arising under Sections 7.01, 7.02, 7.03 and/or 7.04.

          “Mandatory Prepayment/Redemption/Repurchase Event” means an event that, with the giving of notice or passage of time, would result in the application of amounts pursuant to Article VII.

          “Material Adverse Effect” means a material adverse effect with respect to (a) the operations, business, properties, or condition (financial or otherwise) of the Company and the Guarantors, taken as a whole; (b) the ability of the Company or any Guarantor to perform its obligations under any Restructuring Document; or (c) the legality, validity, binding effect or enforceability against the Company or any Guarantor of any Restructuring Document or the rights and remedies of the Administrative Agent, the Trustee, the Collateral Agent, the A Lenders or the B Noteholders thereunder.

          “McKinley” means Durango McKinley Paper Company, a New Mexico corporation.

          “McKinley Excess Cash on Hand” means, as of the last day of any fiscal quarter of the Company ending after December 31, 2005, the positive difference, if any, between (i) actual cash and Cash Equivalents as reflected on the Company’s balance sheet at the end of such fiscal quarter at McKinley on such date and (ii) $3,000,000. It is understood that if actual cash and Cash Equivalents as reflected on the Company’s balance sheet at the end of such fiscal quarter at McKinley is less than or equal to $3,000,000, “McKinley Excess Cash on Hand” shall be zero at such time.

          “McKinley Pledge Agreement” means a Stock Pledge Agreement substantially in the form of Exhibit E.

          “Measurement Accounts Payable Deficiency” means, as of the last day of any fiscal quarter of the Company ending after December 31, 2005, the positive difference, if any, between (i) $53,500,000 and (ii) the aggregate amount of accounts payable and accrued liabilities (excluding amounts relating to interest and taxes) of the Company and the Guarantors (the “Measurement Accounts Payable”) on such date, measured in Dollars. It is understood that, as of any date of determination, if the Measurement Accounts Payable equal or exceed $53,500,000, the Measurement Accounts Payable Deficiency shall be zero.

          “Measurement Excess Accounts Receivable Level” means, as of the last day of any fiscal quarter of the Company ending after December 31, 2005, the product of (i) the positive difference, if any, between (x) the Actual Days of Accounts Receivable and (y) 120 and (ii) the quotient of (x) total accounts receivable for the Company and the Guarantors on such date, measured in Dollars and (y) the Actual Days of Accounts Receivable. It is understood that, as of any date of determination, if the Actual Days of Accounts Receivable is less than or equal to 120, the Measurement Excess Accounts Receivable Level shall be zero.

          “Measurement Excess Inventory Level” means, as of the last day of any fiscal quarter of the Company ending after December 31, 2005, the product of (i) the positive difference, if any, between (x) Actual Days of Inventory and (y) 75 and (ii) the quotient of (x) the Measurement Inventory of the Company and the Guarantors on such date, measured in Dollars and (y) the Actual Days of Inventory. It is understood that, as of any date of determination, if the Actual Days of Inventory is less than or equal to 75, the Measurement Excess Inventory Level shall be zero.

          “Measurement Inventory” means total inventory, excluding spare parts to the extent included in determining total inventory.

          “Mexico” means the United Mexican States (Estados Unidos Mexicanos).

          “Mexican GAAP” means, as of any date of determination, generally accepted accounting principles that are applicable in Mexico as of such date of determination.

          “Mexican Mortgage” means the Mortgage (hipoteca), substantially in the form of Exhibit F, made by the Company and certain of the Guarantors in favor of (a) the A Lenders and (b) the Trustee for the benefit of the B Noteholders.

          “Mexican Stock Exchange” means the Bolsa Mexicana de Valores.

          “Minimum Excess Cash” means (i) as of the end of each of the first three fiscal quarters of each fiscal year, zero and (ii) as of the end of the last fiscal quarter of each fiscal year, the product of (x) 2/3 and (y) the positive difference, if any, between EBITDA of the Company and the Guarantors on a Partially Consolidated Basis and $150,000,000. If EBITDA of the Company and the Guarantors on a Partially Consolidated Basis is less than or equal to $150,000,000 as of the end of any fiscal quarter, “Minimum Excess Cash” shall be zero for such fiscal quarter.

          “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

          “Negotiating Creditors” means, at any time, Bank of America, N.A., Banamex, JPMorgan Chase Bank and each member of the Steering Group, but only if such entity continues to be an A Lender or a B Noteholder at such time.

          “Net Cash Proceeds” means, with respect to the Company or any Guarantor

(a)	in the case of any Equity Issuance, the aggregate amount of all cash received in respect of such Equity Issuance net of reasonable expenses incurred by the Company and such Guarantor in connection therewith (including without, limitation, the reasonable fees and disbursements of legal counsel);

(b)	in the case of any Disposition, the amount of cash received in connection with such Disposition net of (i) reasonable expenses incurred by the Company or Guarantor, as the case may be, in connection therewith (including without, limitation, the reasonable fees and disbursements of legal counsel), (ii) contractually required repayments of Indebtedness secured by a Lien on such Property and any income and transfer taxes payable by the Company or such Guarantor in respect of such Disposition and (iii) appropriate amounts to be provided by the Company or any Guarantor as a reserve against any liabilities associated with such Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Disposition, provided, that (x) such reserves are required by contract, Applicable Law, US GAAP or Mexican GAAP, (y) such reserves are held by a third party acceptable to the Company and the Collateral Agent, subject to terms and conditions acceptable to the Company and the Collateral Agent, and (z) such amounts initially held in reserve and, at any time, no longer required as a reserve shall at such time become Net Cash Proceeds;

(c)	in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received in respect of such Casualty Event net of (i) reasonable expenses incurred by the Company or such Guarantor in connection therewith (including without, limitation, the reasonable fees and disbursements of legal counsel), (ii) contractually required repayments of Indebtedness secured by a Lien on such Property and any income and transfer taxes payable by the Company or such Guarantor in respect of such Casualty Event, and (iii) appropriate amounts to be provided by the Company or any Guarantor as a reserve against any liabilities associated with such Casualty Event including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Casualty Event, provided, that (x) such reserves are required by contract, Applicable Law, or US GAAP or Mexican GAAP, (y) such reserves are held by a third party acceptable to the Company and the Collateral Agent, subject to terms and conditions acceptable to the Company and the Collateral Agent, and (z) such amounts initially held in reserve and, at any time, no longer required as a reserve shall at such time become Net Cash Proceeds.

          “Net Income” means, as to any Person for any period, the aggregate of all amounts (exclusive of all amounts in respect of any extraordinary gains but including extraordinary losses) which would be included as net income on the consolidated financial statements of such Person for such period.

          “Obligations” means all debts, liabilities, obligations, covenants and duties, including for principal, fees, interest (including before and after judgment and during any insolvency proceeding), indemnities and all other amounts, in each case arising under any Restructuring Document and owed by the Company or any Guarantor to any A Lender, any B Noteholder, the Administrative Agent, the Trustee, or the Guarantor Paying Agent, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          “Officer’s Certificate” means, with respect to any Person required to deliver the same, a certificate signed by a Responsible Officer of such Person.

          “Organizational Document” means (a) with respect to any corporation, the estatutos sociales, the certificate or articles of incorporation, the bylaws, any certificate of designation or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the shareholders or the board of directors (or any committee thereof) of such corporation and (b) with respect to any other entity, as applicable to such type of entity, its certificate of formation or limited liability company certificate, limited liability company agreement, memorandum and articles of association, partnership agreement or similar constitutive documents and including all agreements, voting trusts and similar arrangements with or among the holders of such Person’s Capital Stock.

          “Partially Consolidated” means, with respect to any financial statements of the Company and the Guarantors, financial statements of such Persons prepared on a consolidated basis in accordance with Mexican GAAP, but with the assumptions that the Guarantors are the only Subsidiaries of the Company that are consolidated, and that all other Subsidiaries are accounted for as investments under the equity method.

          “Permitted Indebtedness” has the meaning set forth in Section 5.01.

          “Permitted Liens” has the meaning set forth in Section 5.02.

          “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, other entity or Governmental Authority.

          “Pesos” or “P$” means the lawful money of Mexico.

          “PIMSA” means Ponderosa Industrial de México, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico.

          “Pipsamex” means Grupo Pipsamex, S.A. de C.V., a socidad anonima de capital variable, organized under the laws of Mexico.

          “Pipsamex Pledge Agreement” means that certain pledge agreement (contrato de prenda), substantially in the form of Exhibit H hereto, made by the Company and Pipsamex in favor of (a) the A Lenders and (b) the Trustee for the benefit of the B Noteholders.

          “Ponderosa” means Ponderosa Industrial de México, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico.

          “Pre-Restructuring Claim” means, with respect to a Pre-Restructuring Creditor, the aggregate amount of its Pre-Restructuring Principal Claim and its Pre-Restructuring Interest Claim identified on Schedule 1.01(a).

          “Pre-Restructuring Creditors” means the Persons identified on Schedule 1.01(a).

          “Pre-Restructuring Documents” means the documents and instruments identified on Schedule 1.01(a).

          “Pre-Restructuring Interest Claim” means, with respect to a Pre-Restructuring Creditor, the aggregate amount of unpaid interest owed to such Person pursuant to the Pre-Restructuring Documents, accrued through and including August 24, 2004 at the non-default rate.

          “Pre-Restructuring Principal Claim” means, with respect to a Pre-Restructuring Creditor, the aggregate amount of principal owed to such Person pursuant to the Pre-Restructuring Documents on August 25, 2004.

          “Pro-Rata A Loan Prepayment Amount” has the meaning set forth in Section 6.02.

          “Pro-Rata B Note Redemption Amount” has the meaning set forth in Section 6.02.

          “Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          “Qualified Judgment” means a judgment or order against the Company or a Guarantor in respect of a Referenced Claim that has been duly entered by (i) a Mexican court of competent jurisdiction or (ii) a court of competent jurisdiction outside of Mexico, and (x) such judgment has been duly and finally recognized for enforcement in Mexico by a Mexican court of competent jurisdiction or (y) a Mexican court of competent jurisdiction has granted a pre-

judgment attachment (embargo precautorio) of assets of the Company or a Guarantor in Mexico in respect of such judgment.

          “Referenced Claim” means those claims filed by the Pension Benefit Guaranty Corporation in Bankruptcy case No. 02-21669 before the United States Bankruptcy Court for the Southern District of Georgia, Brunswick Division, and any claims by the Pension Benefit Guaranty Corporation related thereto or arising therefrom.

          “Reinstatement Effective Date” means the date upon which a Mexican court of competent jurisdiction renders a decision that the A Loans, the B Notes, the Guarantee by the Guaranteeing Parties or any of the Security Documents is unenforceable.

          “Required Creditors” means (a) the Trustee at any time when the B Notes represent at least 66.66% of the principal amount of the Restructured Debt outstanding at such time, (b) the Administrative Agent at any time when the A Loans represent at least 66.66% of the principal amount of the Restructured Debt outstanding at such time, (c) the Administrative Agent and the Trustee acting together, or (d) any combination of A Lenders and/or B Noteholders representing at least 66.66% of the principal amount of the Restructured Debt outstanding at such time.

          “Responsible Officer” means the chief executive officer, the president, the Chief Financial Officer, the general counsel or any other officer having substantially the same authority and responsibility.

          “Restricted Payment” means dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of Capital Stock of the Company or any Guarantor, but excluding dividends payable solely in shares of Capital Stock of the Company or any Guarantor.

          “Restructured Debt” means the A Loans and B Notes.

          “Restructuring” is defined in the Preambles to this Agreement.

          “Restructuring Documents” means this Common Agreement, the A Loan Documents, the B Note Documents, the Security Documents, the Convenio Concursal, each related document and each document executed pursuant to the provisions of Section 4.09 and Section 5.06.

          “Restructuring Equity” means Common Shares of the Company in an aggregate amount representing seventeen percent (17%) (less 3,071 shares) of the issued and outstanding Common Shares of the Company on the Closing Date on a fully diluted basis issued to each A Lender and B Noteholder in exchange for a portion of such creditors’ Pre-Restructuring Claim.

          “Restructuring Equity Percentage” means, for each Pre-Restructuring Creditor, the quotient (expressed as a percentage) of (a) the sum of (x) such Creditor’s Pre-Restructuring

Interest Claim and (y) 15% of such Creditor’s Pre-Restructuring Principal Claim, and (b) the sum of (x) all Pre-Restructuring Interest Claims and (y) 15% of all Pre-Restructuring Principal Claims.

          “Restructuring Expenses” means the reasonable and customary expenses of (a) the Steering Group and (b) those A Lenders in existence on the Closing Date, incurred in connection with the Restructuring, including the reasonable fees and expenses of such parties’ approved legal and financial advisors.

          “Restructuring Payment” means, for each A Lender and B Noteholder, an amount equal to the aggregate amount of interest that would have accrued at the Calculation Rate (assuming a year of 360 days) on such A Lender’s A Loans or such B Noteholder’s B Notes, as the case may be, from and including January 1, 2005 to and excluding the Closing Date.

          “SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          “Secretary Certificate” means a certificate substantially in the form of Exhibit I.

          “Secured Indebtedness” means the Indebtedness identified on Schedule 5.01(b).

          “Security Documents” means, collectively, the Mexican Mortgage, the Intercompany Note Pledge Agreement, the Pipsamex Pledge Agreement, the DSRA Pledge Agreement, the Irrevocable Guarantee and Administration Trust Agreement and the McKinley Pledge Agreement.

          “Segment Disclosure” means (a) with respect to any quarterly reporting period pursuant to Section 4.01(a)(ii), an unaudited report on the volume, net sales, unit pricing, unit cost and EBITDA (unless prohibited by the rules and regulations of the SEC), and (b) with respect to any annual reporting period pursuant to Section 4.01(b)(ii), an unaudited report on the volume, net sales, unit pricing, unit cost, EBITDA (unless prohibited by the rules and regulations of the SEC), fixed assets, capital expenditures, and assets and liabilities, in each case for each of the Company’s segments described as “Paper Division”, “Packaging Division”, and “Other” for such period.

          “Set Aside Notice” means a written notice delivered to the Collateral Agent by the Company or a Guarantor that informs the Collateral Agent that an identified amount of the funds delivered to the Collateral Agent with such notice are to be held by the Collateral Agent for a period of 180 days before distributing same to the Creditors.

          “S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

          “Steering Group” means Marathon Asset Management, Gramercy Advisors LLC, EBF & Associates, Inc., and Quadrangle Group LLC.

          “Subordinating Creditors” means the C Noteholders.

          “Subsidiary” means, with respect to any specified Person, any other Person (other than an individual) of which more than fifty percent (50%) of the voting power of the Capital Stock is owned directly or indirectly by such specified Person, by one or more of the Subsidiaries of such specified Person, or by a combination thereof.

          “Tax” or “Taxes” means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, compulsory loans, withholdings or similar charges, and all liabilities with respect thereto, and any and all stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies.

          “Titán” means Empaques de Cartón Titán, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico.

          “Tranche” means Tranche A or Tranche B.

          “Tranche A” means the A Loans, collectively.

          “Tranche B” means the B Notes, collectively.

          “Trustee” means Law Debenture Trust Company of New York, in its capacity as trustee under the B Note Indenture, and any successor in such role.

          “United States” or “US” shall mean the United States of America.

          “US Dollars” means the lawful currency of the United States.

          “US GAAP” means, as of any date of determination, generally accepted accounting principles that are applicable in the United States as of the date of determination.

          “Wood Products Division” shall mean the Capital Stock of Ponderosa or assets of Ponderosa constituting the Property, plant and equipment of Ponderosa located at its facility in Chihuahua, Mexico.

          Section 1.02 Interpretation. In each Restructuring Document and each appendix, schedule or exhibit thereto, unless a clear contrary intention appears, (a) the singular number includes the plural number and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Restructuring Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any agreement (including any Restructuring Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time; (e) reference to any law (including any Applicable Law) means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (f) “hereunder”, “hereof”, “hereto” and words of similar import shall be deemed references to such Restructuring Document as a whole and not to any particular Article, Section or other provision thereof; (g) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision thereof; (h) “including” (and with correlative meaning, the term “include”) means including without limiting the generality of any description preceding such term; (i) “or” is not exclusive; (j) relative to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; (k) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; and (l) “fiscal year” and “fiscal quarter” shall mean “fiscal year of the Company” and “fiscal quarter of the Company”, respectively.

          Section 1.03 Accounting Terms. In each Restructuring Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, accounting determinations and computations shall be made, and financial statements will be presented, in accordance with Mexican GAAP and, when Mexican GAAP does not provide guidance, International Accounting Standards shall be looked to for guidance.

          Section 1.04 Exchange Rate Convention. With respect to accounting terms required to be measured in Dollars but stated in a currency other than Dollars, (i) balance sheet items shall be converted into Dollars at the exchange rate in effect on the date as of which such balance sheet item was determined and (ii) income statement items shall be converted into Dollars at the average exchange rate in effect during each fiscal quarter for which such income statement item was determined.

          Section 1.05 Conflict in Restructuring Documents. If there is any conflict between this Common Agreement and any one or more of the A Loan Documents, the B Loan Documents and the Security Documents, the Common Agreement shall control.

ARTICLE II
CONDITIONS SUBSEQUENT

          Section 2.01 Conditions. All conditions set forth in this Section 2.01 shall be satisfied or waived promptly (and in any event within fifteen (15) Business Days) after publication of approval of the Convenio by the judge of the First District Court of Durango.

          (a) Documentation. Each of the Restructuring Documents shall have been duly executed and delivered by each party thereto, and each such document shall be in full force and effect.

          (b) Mexican Mortgage. The Mexican Mortgage shall be in proper form for filing and registration in the Public Registry of Property of each jurisdiction where real property listed on Schedule 3.10 is located.

          (c) Grant of Equity. The Company shall have (i) informed all Pre-Restructuring Creditors of the steps necessary to have the Restructuring Equity credited to their respective accounts, (ii) issued a global certificate to Indeval for the number of shares with respect to which it has appropriate account information, and (iii) retained a qualified agent to assist Pre-Restructuring Creditors in having their Restructuring Equity credited to their respective accounts.

          (d) Restructuring Payment. The Restructuring Payment shall have been paid.

          (e) Governmental and Third Party Approvals. All approvals, consents, exemptions, authorizations, permits, licenses, consents, or other action by, or notice to or filing with any Governmental Authority (including Hacienda) or third party, in each case as may be required for the Company or any Guarantor to execute, deliver or perform the Restructuring Documents to which it is a party, shall have been obtained and be in full force and effect.

          (f) Delivery of Stock Certificates. Certificates evidencing all of the shares subject to the McKinley Pledge Agreement and the Pipsamex Pledge Agreement shall have been delivered to the Collateral Agent, duly endorsed in pledge.

          (g) Delivery of C Notes and Intercompany Notes. All C Notes, and all Intercompany Notes required to have been pledged, shall have been made subject to an Intercompany Note Pledge Agreement and delivered to the Collateral Agent duly endorsed in pledge; and all Intercompany Notes not required to have been pledged shall have been delivered to the Collateral Agent duly endorsed.

          (h) Legal Opinions. The Administrative Agent, the Trustee and the Collateral Agent shall have received the legal opinions required by the A Loan Documents and the B Note Indenture.

          (i) Secretary Certificates and Officer Certificates. The Administrative Agent, the Trustee and the Collateral Agent shall have received (i) from the Company and each Guarantor, a Secretary Certificate in the form of Exhibit I duly completed and executed by the corporate secretary of each such corporation, and (ii) from the Company, a Closing Certificate in the form of Exhibit J duly completed and executed by a Responsible Officer of the Company.

          (j) DSRA. The Company shall have established the DSRA, and the DSRA shall have been made subject to the DSRA Pledge Agreement.

          (k) Translated Documents. The Company shall cause to be delivered to the Administrative Agent, the Trustee and the Guarantor Paying Agent, (i) agreed upon English translations of the DSRA Pledge Agreement, the Pipsamex Pledge Agreement, the Mexican Mortgage and the Intercompany Note Pledge Agreement, and (ii) agreed upon Spanish translations of the Common Agreement, the Restructured Credit Agreement, the Indenture and the McKinley Pledge Agreement.

          (l) Powers of Attorney. The Company shall have duly executed and delivered each power of attorney contemplated by the Restructuring Documents.

          (m) Restructuring Expenses. The Company shall have paid all Restructuring Expenses, to the extent invoiced.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

          The Company and each of the Guarantors represents and warrants to the Administrative Agent, the Trustee, the A Lenders, the B Noteholders and the Collateral Agent as of the Closing Date, as follows, provided, that each Guarantor represents and warrants as to itself only:

          Section 3.01 Corporate Existence and Power. The Company and each Guarantor (a) is a sociedad anónima de capital variable, duly organized and validly existing under the laws of Mexico; (b) has the requisite power and authority and all licenses, authorizations, consents and approvals to own, lease and operate its assets and to conduct its business (except to the extent, in each such case, that the failure to have such licenses, authorizations, consents or approvals could not reasonably be expected to have a Material Adverse Effect) and to execute, deliver, and perform its obligations under each of the Restructuring Documents to which it is a party; and (c) is duly qualified as a foreign entity and is licensed and in good standing (or the equivalent, if any, under Mexican law) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          Section 3.02 Corporate Authorization; Non-Contravention. The execution, delivery and performance by the Company and each Guarantor of this Agreement and each other Restructuring Document to which such Person is party have been duly authorized by all necessary corporate action, and do not and will not (a) contravene the terms of such Person’s Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party, or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject (and neither the Company nor any Guarantor is a party to any agreement which (x) requires that the proceeds of any Equity Issuance be applied in a manner other than as required by this Agreement, or (y) except with respect to Permitted Liens, requires that the proceeds of any Disposition be applied in a manner other than as required by this Agreement); or (c) violate any Applicable Law.

          Section 3.03 Binding Effect. This Agreement and each other Restructuring Document to which the Company or any Guarantor is a party have been duly executed and delivered by each such Person and constitute the legal, valid and binding obligations of the Company and such Guarantor to the extent such Person is a party thereto, enforceable against each such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by general principles of equity (whether applied by a court of law or equity).

          Section 3.04 Financial Condition. Each of (a) the audited consolidated balance sheet of the Company and its Consolidated Subsidiaries, dated December 31, 2003, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal year ended on such date, and (b) the unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries, dated September 30, 2004, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date included in Form 6-K filed with the SEC (i) were prepared in accordance with Mexican GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present, in all material respects, the financial condition of the Company and its Consolidated Subsidiaries, as of the dates thereof, and results of operations for the periods covered thereby, subject, in the case of the financial statements at and for the period ended September 30, 2004, to ordinary year-end audit adjustments and the absence of footnotes.

          Section 3.05 Ownership; Subsidiaries. Except for the Restructuring Equity, neither the Company nor any Guarantor has outstanding shares of Capital Stock other than shares that (a) have been validly issued, (b) are fully paid and non-assessable, and (c) are owned as indicated in Schedule 3.05.

          Section 3.06 Commercial Activity; Absence of Immunity.

          (a) The Company and each Guarantor is subject to civil and commercial law with respect to its obligations under this Agreement and each other Restructuring Document to which it is a party. The making and performance by the Company and each Guarantor of this Agreement and each other Restructuring Document to which it is a party constitute private and commercial acts rather than public or governmental acts, and neither it, nor any of its Property is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement and each other Restructuring Document to which it is a party.

          (b) It is not necessary (i) in order for the Administrative Agent, the Trustee or any A Lender or any B Noteholder to enforce this Agreement or any other Restructuring Document or (ii) solely by reason of the execution, delivery and performance of this Agreement or any other Restructuring Document, that the Administrative Agent, the Trustee or any A Lender or B Noteholder be licensed or qualified with any Governmental Authority in Mexico or be entitled to carry on business in Mexico.

          Section 3.07 Full Disclosure. The Company has disclosed to the Creditors in writing any and all facts or circumstances not otherwise disclosed in the financial statements referred to in Section 3.04 and the Company’s public filings that could reasonably be expected to have a Material Adverse Effect.

          Section 3.08 Guarantor Paying Agent. The Guarantor Paying Agent is not an Affiliate of the Company or any Subsidiary thereof.

          Section 3.09 Secured Indebtedness. Except as set forth on Schedule 5.01(b), the Secured Indebtedness and all documentation relating to the Secured Indebtedness has not been amended or modified in any respect after January 1, 2004.

          Section 3.10 Real Property. Except as set forth on Schedule 3.10, there is no real property legally or beneficially owned by the Company or any Guarantor.

ARTICLE IV
AFFIRMATIVE COVENANTS

          The Company and each Guarantor agrees with (a) each A Lender that, until all A Loans and other amounts owing to such A Lender under the A Loan Documents have been paid in full, it shall comply with each of the following covenants and (b) each B Noteholder that, until all B Notes and other amounts owing to such B Noteholder under the B Note Documents have been paid in full, it shall comply with each of the following covenants:

          Section 4.01 Financial Reporting.

          (a) Quarterly Financial Reporting. The Company shall deliver to the Administrative Agent and the Trustee on a quarterly basis for each fiscal quarter as soon as available but not more than sixty (60) days after the end of such fiscal quarter:

          (i) unaudited copies of (A) an unconsolidated balance sheet of the Company as at the end of such fiscal quarter, and the related unconsolidated statements of income and statement of changes in financial position of the Company for such fiscal quarter and the portion of the fiscal year ending with such quarter, (B) a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and statement of changes in financial position for such fiscal quarter and the portion of the fiscal year ending with such quarter, and (C) a Partially Consolidated balance sheet of the Company and the Guarantors as at the end of such fiscal quarter, and the related Partially Consolidated statements of income and statement of changes in financial position for such quarter and the portion of the fiscal year ending with such quarter, each of which financial statements shall set forth in comparative form the figures for the corresponding periods in the previous fiscal year, all certified by the Chief Financial Officer of the Company, which certification shall include the representation of such Chief Financial Officer that to the best of his or her knowledge, the information presented in such financial statements presents fairly in all material respects the financial condition of (x) with respect to the financial statements delivered pursuant to clause (A), the Company on an unconsolidated basis, (y) with respect to the financial statements delivered pursuant to clause (B), the Company and its Consolidated Subsidiaries, on a consolidated basis, and (z) with respect to the financial statements delivered pursuant to clause (C), the Company and the Guarantors, on a Partially Consolidated basis, in each case subject to normal year-end audit adjustments;

          (ii) Segment Disclosure for such fiscal quarter;

          (iii) a certificate from the Chief Financial Officer of the Company that shall include (A) the basis for each of the calculations relating to any application of amounts pursuant to Article VII (Mandatory Prepayments and Redemptions) for such fiscal quarter, (B) a certification by such Chief Financial Officer that, to the best of his or her knowledge, each of such calculations is true and accurate in all material respects, and (C) a certification that, to the best of the knowledge of such Chief Financial Officer, no Default or Event of Default has occurred and is continuing, or if a Default or an Event of Default has occurred and is continuing, a description of the nature thereof and what action the Company is taking in respect thereto;

          (iv) a certificate from a Responsible Officer of the Company attaching copies of any quarterly press releases of the Company; and

          (v) a summary operating and financial review of the Company and its Subsidiaries, providing analysis of the financial statements set forth in clause (i)(B) above.

          (b) Annual Financial Reporting. The Company shall deliver to the Administrative Agent and the Trustee such annual financial statements as may be required to be filed with the CNBV within ten (10) Business Days after such statements are required to be so filed but not later than one hundred-thirty days after the end of each fiscal year. Also, the Company shall deliver to the Administrative Agent and the Trustee, as soon as available but not more than six months after the end of each fiscal year:

          (i) copies of (A) the audited unconsolidated balance sheet of the Company as at the end of such fiscal year, the related audited unconsolidated statements of income and statement of changes in financial position of the Company for such fiscal year and the notes thereto, (B) the audited consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such fiscal year, the related audited consolidated statements of income and statement of changes in financial position for such fiscal year and the notes thereto, and (C) the unaudited Partially Consolidated balance sheet of the Company and the Guarantors as at the end of such fiscal year, the related Partially Consolidated statements of income and statement of changes in financial position for such fiscal year and the notes thereto, each of which financial statements shall set forth in comparative form the figures for the previous fiscal year and, (I) in the case of the financial statements delivered pursuant to clauses (i)(A) and (B), be accompanied by the opinion of an internationally recognized independent public accounting firm which shall state that such financial statements present fairly, in all material respects, the financial position of the Company or the Company and its Consolidated Subsidiaries, as the case may be, for the period indicated in conformity with

Mexican GAAP applied on a basis consistent with prior years and shall contain a reconciliation under U.S. GAAP of net income and shareholders’ equity (such opinions shall not be qualified or limited because of a restricted or limited examination by the independent auditor of any material portion of the Company’s or (with respect to the consolidated financial statements) any of its Consolidated Subsidiary’s records), and (II) in the case of the financial statements delivered pursuant to clause (i)(C), be accompanied by an agreed upon procedures letter, substantially in the form of Exhibit P, of an internationally recognized independent public accounting firm;

          (ii) Segment Disclosure for such fiscal year;

          (iii) a certificate from the Chief Financial Officer of the Company substantially in the form of Schedule 4.01, that shall include (A) the basis for each of the calculations relating to any application of amounts pursuant to Article VII (Mandatory Prepayments and Redemptions) for such fiscal year, (B) a certification by such Chief Financial Officer that, to the best of his or her knowledge, each of such calculations is true and accurate in all material respects, (C) a summary of all Indebtedness of the Company and the Guarantors, including with respect to interest rate, amortization and maturity and (D) a certification that, to the best of the knowledge of such Chief Financial Officer, no Default or Event of Default has occurred and is continuing, or if a Default or an Event of Default has occurred and is continuing, the nature thereof and what action the Company is taking in respect thereto;

          (iv) a certificate from a Responsible Officer of the Company attaching copies of any annual press releases of the Company; and

          (v) a management discussion and analysis of the Company and its Subsidiaries, providing an analysis of the financial statements delivered pursuant to clause (i)(B) above.

          (c) Reporting Criteria. Each financial statement referred to in clauses (a) and (b) of this Section 4.01 shall (i) be prepared in constant Pesos, as of the applicable period ending date, for the applicable period and the same period of the immediately preceding fiscal year, (ii) disclose the year-to-year factor for constant Pesos and the average and period-end exchange rates between Pesos and US Dollars used in connection therewith and (iii) provide an English translation of any text within such financial statements or in the notes thereto, or in the accompanying opinions or agreed upon procedures letters, that appear in a language other than English.

          (d) Public Reporting. Unless previously delivered pursuant to clauses (a) and (b) of this Section 4.01, the Company shall deliver to the Administrative Agent and the Trustee promptly, but in any event within ten (10) Business Days after filing with the SEC or the CNBV, copies of all financial statements and reports that the Company sends to its public shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 20-F and 6-K) that the Company or any Subsidiary may furnish to, or file with, the SEC or the CNBV. [The Company shall include the Partially Consolidated financial statements delivered pursuant to clauses (a)(i)(C) and (b)(i)(C) of this Section 4.01 with all quarterly and annual financial statements filed with the CNBV, as applicable.] The Company shall furnish to the SEC the Partially Consolidated financial statements delivered pursuant to clause (a)(i)(C) of this Section 4.01 under cover of Form 6-K simultaneously with the furnishing to the SEC of the financial statements delivered pursuant to clause (a)(i)(B) under cover of Form 6-K. The Company shall furnish to the SEC the Partially Consolidated financial statements delivered pursuant to clause (b)(i)(C) of this Section 4.01 under cover of Form 6-K simultaneously with the filing of a Form 20-F including the financial statements delivered pursuant to clause (b)(i)(B).

          (e) Voluntary Filing. Whether or not the Company is subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision thereto, the Company shall file or furnish all reports and other information with the SEC which the Company would have been required to file or furnish with the SEC pursuant to such Section 13(a) or 15(d) of the Exchange Act if the Company had a class of equity securities registered pursuant to Section 12(g) under the Exchange Act. If the SEC does not permit the filings described in the immediately preceding sentence, the Company shall provide such reports and other information to the Administrative Agent and the Trustee.

          Section 4.02 Certain Notices; Failure to Provide Lien Certification. The Company shall notify the Administrative Agent and the Trustee (a) of the occurrence of any Default or Event of Default within five (5) Business Days after a Responsible Officer becomes aware of such occurrence; (b) promptly of the occurrence of any Mandatory Prepayment/Redemption/Repurchase Event; and (c) promptly after a Responsible Officer becomes aware of any fact that has resulted or could reasonably be expected to result in a Material Adverse Effect. Each notice under this Section 4.02 shall be accompanied by a written statement of a Responsible Officer of the Company (i) setting forth details of the occurrence referred to therein and stating what action the Company or the Guarantor proposes to take with respect thereto and the time frames in which such actions shall be taken, and (ii) describing any and all clauses or provisions of this Agreement or other Restructuring Document that have been (or foreseeably will be) breached or violated in connection therewith. The Company shall provide to the Administrative Agent and the Trustee, on or prior to the last Business Day of January 2005 (or, with respect to any parcel of real property the Lien on which is not required to be duly perfected until a later date as contemplated by Section 4.12, such later date) appropriate certificates from the applicable public registrars demonstrating that each parcel of real property subject, or to be subject, to the Mexican Mortgage is free and clear of all Liens, other than Liens securing the Obligations and Liens securing obligations that have been satisfied in full.

          Section 4.03 Preservation of Existence. Except as otherwise permitted under Section 5.05 or Section 5.06, each of the Company and the Guarantors shall (a) preserve and maintain its existence in accordance with Applicable Law, (b) do all other things necessary to preserve and maintain in full force and effect (i) all of its concession rights material to its business activities and operations and shall comply with all Applicable Laws and material Contractual Obligations to which it is subject as a holder or beneficiary or user of such concession rights, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (ii) its other rights and franchises, permits, licenses, governmental authorizations and privileges, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect and (c) use commercially reasonable efforts, in the ordinary course of business, to preserve or renew its registered patents, trademarks, trade names and service marks, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          Section 4.04 Maintenance of Property. Each of the Company and the Guarantors shall maintain all properties material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          Section 4.05 Insurance. Each of the Company and the Guarantors shall maintain with financially sound and reputable independent insurers that are not Affiliates of either the Company or any Guarantor, insurance with respect to its properties and businesses against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar businesses in the same jurisdiction, in such amounts as are customarily carried under similar circumstances by such other Persons.

          Section 4.06 Payment of Taxes and other Governmental Charges. Each of the Company and the Guarantors shall pay (a) all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, revenues, income or profits before any penalty or interest accrues thereon, and (b) all lawful claims (including claims for labor, services, materials and supplies) that have become due and payable and that by law have or might become a Lien (other than a Permitted Lien) upon any of its assets, property or revenues; provided, that no such tax, assessment, charge or claim need be paid if (x) it is being contested in good faith in appropriate legal proceedings with respect to which bonds have been posted to the extent required by Applicable Law and any reserves or other appropriate provisions required by Mexican GAAP as a result thereof have been made therefor or (y) nonpayment of such claim could not reasonably be expected to have a Material Adverse Effect.

          Section 4.07 Compliance with Laws. Each of the Company and the Guarantors shall comply with all Applicable Laws (including applicable social security, IMSS, Infonavit, Sistema de Ahorro para el Retiro and labor laws), except to the extent that the failure to so comply could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 4.08 Maintenance of Books and Records/Fiscal Year. The Company and each Guarantor shall maintain proper books of record and account, in which full, true and correct entries shall be made in conformity with Mexican GAAP. The Company and each Guarantor shall maintain the same fiscal year.

          Section 4.09 Further Assurances.

          (a) Each of the Company and the Guarantors agrees that from time to time, at its own cost and expense, it will promptly prepare, execute and deliver, and will cause to be executed and delivered, all commercially reasonable further instruments and documents submitted to it by the Administrative Agent, the Trustee or the Collateral Agent, and will take or cause to be taken all commercially reasonable further actions as may be necessary in order to preserve, perfect and protect the valid and perfected Liens on the Collateral under, or to enable the Administrative Agent, the Trustee and the Collateral Agent to exercise and enforce its rights and remedies under, any Restructuring Document.

          (b) If the Company or any Guarantor shall (i) at any time acquire any real property or tangible fixed assets that are not subject to the Lien created under the Security Documents, then the Company or such Guarantor shall, at its own cost and expense, notify the Administrative Agent, the Trustee and the Collateral Agent, and take such action as may be reasonably requested by the Collateral Agent to create and perfect a valid Lien on and security interest in each such asset or (ii) if any industrial equipment (equipos industriales) Collateral subject to the Irrevocable Guarantee and Administration Trust Agreement (for purposes of this Section 4.09(b) the “Guarantee Trust Collateral”) shall be relocated from the properties on which it is located under the Irrevocable Guarantee and Administration Trust Agreement to any real property owned by the Company or any Guarantor, then the Company or such Guarantor shall, at its own cost and expense, notify the Administrative Agent, the Trustee and the Collateral Agent, and take such action as may be reasonably requested by the Collateral Agent to make such Guarantee Trust Collateral subject to a mortgage substantially in the form of the Mexican Mortgage. The Company and each Guarantor hereby authorizes the Collateral Agent (and shall in accordance with the Security Documents governed by Mexican law execute a power of attorney valid under Mexican law empowering the Collateral Agent) to take all such further action and execute all such further documents and instruments as may be necessary or desirable in order to create, preserve, perfect and protect such a valid and perfected Lien on any real property or tangible fixed assets acquired after the Closing Date without the signature of the Company or any Guarantor to the extent permitted by Applicable Law.

          (c) If any amount constituting Collateral shall be or become evidenced by any promissory note or other instrument, the Company or any Guarantor named as payee thereof shall promptly pledge such note or instrument in favor of the Collateral Agent (or cause the same to be done), and any such note or instrument shall be duly endorsed in pledge in favor of the A Lenders and the Trustee. In no event shall either the Collateral Agent be under any duty to examine or confirm the effectiveness of any such note or instrument or the endorsement thereon.

          Section 4.10 New Subsidiaries; New Intercompany Notes

          (a) After the date hereof, the Company shall promptly notify the Administrative Agent, the Trustee and the Collateral Agent of any acquisition or formation of a new Subsidiary by any Guarantor. The Company shall cause any such Subsidiary so identified, within ten (10) Business Days of acquisition or formation, as the case may be, to execute and deliver opinions of legal counsel covering such matters as the Administrative Agent, the Trustee, the Collateral Agent may reasonably request in connection therewith.

          (b) Any Person identified pursuant to the first sentence of clause (a) above shall become a party to this Agreement and the other relevant Restructuring Documents by executing and delivering (i) to the Administrative Agent, the Trustee and the Collateral Agent a Joinder Agreement (Guarantor), (ii) to the Administrative Agent, a joinder agreement meeting the requirements of Section 9.8 of the A Loan Agreement, and (iii) to the Collateral Agent any documentation required under Section 4.09(b) or 5.01(j). Each Person that executes and delivers the items set forth in this Section 4.10(b) by such execution and delivery (x) shall be deemed to be a Guarantor for all purposes of this Agreement and the other Restructuring Documents as of the effective date of such items and (y) shall, following such effective date, be bound by all of the terms, conditions and provisions of this Agreement and the other Restructuring Documents which are applicable to a Guarantor.

          (c) After the date hereof, the Company shall promptly notify the Administrative Agent, the Trustee and the Collateral Agent of the making of any Intercompany Note by the Company or any Subsidiary, and (i) cause the payee of such Intercompany Note to execute and deliver to the Collateral Agent a Joinder Agreement (Subordination) substantially in the form of Exhibit K-2 together with such Intercompany Note duly endorsed, and (ii) in addition, if the holder of such Intercompany Note is a Guarantor, cause such holder to execute and deliver to the Collateral Agent an Intercompany Note Pledge Agreement substantially in the form of Exhibit G together with such Intercompany Note duly endorsed in pledge. Each Person that executes and delivers a Joinder Agreement (Subordination), by such execution and delivery, shall be bound by all of the provisions of Article XIV of this Agreement with respect to the Indebtedness owed to such Person under the Intercompany Note referred to therein.

          Section 4.11 Consultants. Within six (6) months following the Closing Date, the Company shall retain a turnaround cash management consultant and an engineering operational consultant, mutually acceptable in good faith to the Company and the Negotiating Creditors.

          Section 4.12 Mortgage Registration. On or before the date set forth in Schedule 3.10 for a given property subject to the Mexican Mortgage, the Company shall have caused the Mexican Mortgage encumbering such property to have been duly filed in the appropriate registry so as to constitute the Mexican Mortgage a duly perfected lien upon such property. The Company shall deliver to the Administrative Agent, the Collateral Agent and the Trustee evidence of each such filing within 5 Business Days after the date of each such filing and shall deliver to the Administrative Agent, the Trustee and the Collateral Agent evidence of the registration of each lien no later than one year after the date each such filing was made.

          Section 4.13 Listing of Restructuring Equity. The Company shall cause the Common Shares constituting Restructuring Equity to be registered with the Mexican Stock Registry (Registro Nacional de Valores) and listed on the Mexican Stock Exchange (Bolsa Mexicana de Valores) and shall use commercially reasonable efforts to cause such registration and listing to occur within 30 Business Days after the Closing Date; and in any event such registration and listing shall be effected on or before June 30, 2005. The Company shall deliver to the Administrative Agent and the Trustee evidence of such listing promptly upon its being granted.

          Section 4.14 Distribution of Restructuring Equity. The Company shall use commercially reasonable efforts (including the retention of a qualified agent) to have the Restructuring Equity distributed promptly to each Pre-Restructuring Creditor entitled thereto, either by crediting the Indeval account of such creditor, facilitating the sale through the Mexican Stock Exchange by such creditor of its Restructuring Equity or distributing a tangible stock certificate. In no event shall any Person vote, or receive a distribution on, any Restructuring Equity that has not been so distributed.

          Section 4.15 Filing of Definitive Documents. The Company shall, promptly after publication of the Approval of the Convenio, file with the Durango District Court executed copies of each of the Restructuring Documents referred to in the Convenio. The Company shall deliver to the Administrative Agent and the Trustee evidence of such filing within five days after it shall have been made.

ARTICLE V
NEGATIVE COVENANTS

          The Company and each Guarantor agrees with (a) each A Lender that, until all A Loans and other amounts owing to such A Lender under the A Loan Documents have been paid in full, it shall comply with each of the following covenants, and (b) each B Noteholder that, until all B Notes and other amounts owing to such B Noteholder under the B Note Documents have been paid in full, it shall comply with each of the following covenants:

          Section 5.01 Indebtedness. Neither the Company nor any Guarantor shall incur or permit to exist any Indebtedness other than Permitted Indebtedness. “Permitted Indebtedness” means:

          (a) the A Loans and the B Notes, and any refinancings (or replacements) thereof which do not exceed the principal amount refinanced, provided that no refinancing (or replacement) thereof shall contain terms that on the whole are less favorable to the remaining A Lenders or B Noteholders than the terms of the A Loans or B Notes being refinanced.

          (b) the Secured Indebtedness, and any refinancings thereof, whether or not secured, which do not (i) increase the principal amount thereof, (ii) provide for the pledge of collateral by the Company or the Guarantors which is not covered by the Lien securing such Secured Indebtedness immediately prior to such refinancing, or (iii) provide for additional guaranties by the Company or any Guarantor in connection therewith;

          (c) Indebtedness, including Capital Lease Obligations, evidencing the deferred purchase price of, or capital lease payments with respect to, tangible Property used (or to be used) in the revenue-generating business operations or administrative operations of the Company or any Guarantor; provided, that the aggregate principal amount of all such

Indebtedness outstanding shall not (i) for the period from the Closing Date to the second anniversary of the Closing Date, exceed $20,000,000, (ii) for the period from the second anniversary of the Closing Date to the fourth anniversary of the Closing Date, exceed $40,000,000, and (iii) following the fourth anniversary of the Closing Date, exceed $60,000,000; provided further, that at no time shall the aggregate principal amount of such Indebtedness that is not a Capital Lease Obligation exceed $20,000,000;

          (d) Indebtedness incurred to finance working capital needs of the Company or any Guarantor in an aggregate principal amount not to exceed $20,000,000 at any time;

          (e) Indebtedness incurred by any Guarantor (i) as a result of acquisitions of Subsidiaries which have pre-existing Indebtedness that was not created in contemplation of such acquisition, or (ii) as a result of the acquisition of assets subject to pre-existing Liens that were not created in contemplation of such acquisition, in an aggregate principal amount for all such Indebtedness not to exceed $10,000,000 at any time;

          (f) Indebtedness incurred by the Company or any Guarantor in connection with any Hedging Agreements entered into in the ordinary course of the Company’s or such Guarantor’s financial planning and not for speculative purposes;

          (g) Indebtedness incurred by the Company or any Guarantor in respect of bid, reimbursement, performance, surety or appeal bonds and return-of-money bonds or similar obligations incurred in the ordinary course of business, including Guarantees and letters of credit functioning as (or supporting) such bonds or obligations (in each case other than obligations for the payment of borrowed money);

          (h) Indebtedness of the Company to any Guarantor arising after the date hereof (i) as a result of payments by such Guarantor of amounts in connection with the A Loans or B Notes; or (ii) in connection with loans to the Company by such Guarantor in lieu of Restricted Payments which would have been permitted by Section 5.04; provided, that in each case: (A) such Indebtedness is documented pursuant to an Intercompany Note (and subordinated to the A Loans and the B Notes on the terms set forth in Article XIV), (B) such Indebtedness is unsecured, (C) the Intercompany Note evidencing such Indebtedness is pledged in favor of the A Lenders and the Trustee pursuant to an Intercompany Note Pledge Agreement, and (D) the payee of such Intercompany Note has delivered such note to the Collateral Agent duly endorsed in pledge;

          (i) Indebtedness of the Company to a Subsidiary which is not a Guarantor arising after the date hereof; provided, that (i) any such Indebtedness is documented pursuant to an Intercompany Note (and subordinated to the A Loans and the B Notes on the terms set forth in Article XIV), (ii) such Indebtedness is unsecured, and (iii) the payee of such Intercompany Note has delivered such Intercompany Note to the Collateral Agent duly endorsed;

          (j) Indebtedness of any Guarantor to the Company or any other Guarantor arising after the date hereof; provided, that (i) any such Indebtedness is documented pursuant to an Intercompany Note (and subordinated to the A Loans and the B Notes on the terms set forth in Article XIV),(ii) any such Indebtedness is unsecured, (iii) the payee of such Intercompany Note has delivered such note to the Collateral Agent duly endorsed; and (iv) if the payee is a Guarantor, the Intercompany Note evidencing such Indebtedness is pledged in favor of the A Lenders and the Trustee pursuant to an Intercompany Note Pledge Agreement;

          (k) Guarantees of Permitted Indebtedness of a Guarantor; and

          (l) the C Notes.

          Section 5.02 Liens. Neither the Company nor any Guarantor shall make, create, incur, assume or suffer to exist any Lien, upon or with respect to, any part of its Property or assets, including, but not limited to, the Collateral, whether now owned or hereafter acquired, other than Permitted Liens. “Permitted Liens” means:

          (a) Liens created pursuant to the Security Documents and Liens securing Indebtedness permitted under Section 5.01(a);

          (b) Liens which secure Indebtedness permitted pursuant to Section 5.01(b);

          (c) Liens on tangible Property securing Indebtedness permitted pursuant to Section 5.01(c); provided, that such Liens encumber only the tangible Property purchased or leased with the proceeds of such Indebtedness;

          (d) Liens on inventory, receivables or the proceeds thereof securing Indebtedness permitted pursuant to Section 5.01(d);

          (e) Liens securing Indebtedness permitted pursuant to Section 5.01(e) that were not created in contemplation of the acquisition referred to therein, so long as such Lien does not extend to any other or additional Property;

          (f) Liens securing Indebtedness permitted pursuant to Section 5.01(f);

          (g) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with applicable Mexican GAAP shall have been made;

          (h) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with applicable Mexican GAAP shall have been made;

          (i) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of legal requirements;

          (j) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) on an arms length basis;

          (k) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any Guarantor;

          (l) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or any Guarantor;

          (m) any interest or title of a lessor in Property subject to a capital lease or operating lease;

          (n) Liens arising from filing any applicable financing statements or similar recording documents regarding leases;

          (o) Liens arising from the rendering of a final judgment or order against the Company or any Guarantor that does not give rise to an Event of Default;

          (p) Liens securing reimbursement obligations with respect to trade letters of credit;

          (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Guarantor in the ordinary course of business in accordance with the past practices of the Company and the Guarantors prior to the Closing Date;

          (s) Liens arising by virtue of any statutory, regulatory, contractual or warranty requirements of the Company or any Guarantor, including, without limitation, provisions relating to rights of offset and set-off, bankers’ liens or similar rights and remedies; and

          (t) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of banker’s acceptance issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

provided, that the term “Permitted Lien” shall not include any consensual Lien upon or with respect to (i) any Property of the Company or any Guarantor constituting intellectual property, including, without limitation, any copyrights, patents, or trademarks, all rights relating thereto, or any other Property of the Company or any Guarantor of similar import or (ii) the Collateral (other than as provided for in Section 5.02(a)).

          Section 5.03 Investments. Neither the Company nor any Guarantor shall make or permit to remain outstanding any Investments except:

          (a) Investments outstanding on the Closing Date and identified on Schedule 5.03;

          (b) Investments by the Company and the Guarantors in their respective Subsidiaries;

          (c) Hedging Agreements entered into in the ordinary course of the Company’s or such Guarantor’s financial planning and not for speculative purposes;

          (d) Investments consisting of pledges or deposits made in connection with (i) the performance of tenders, bids, leases, statutory or regulatory obligations (including, without limitation, workers’ compensation, unemployment insurance and other types of social security), letters of credit, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business, (ii) continued obligations on surety or appeal bonds and (iii) obligations owing to utilities and other like Persons made in the ordinary course of business;

          (e) purchases permitted pursuant to Section 5.10;

          (f) Investments received in satisfaction of judgments or in settlement of obligations owing to the Company or any Guarantor, or upon the perfection, foreclosure or enforcement of a Lien in favor of the Company or any Guarantor;

          (g) Investments received in connection with any Disposition permitted under Section 5.05;

          (h) direct obligations of Mexico, the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by Mexico, the United States of America, or of any agency thereof, which mature not more than 360 days from the date of acquisition thereof;

          (i) deposit accounts, money market accounts, bankers acceptances and certificates of deposit issued by an Acceptable Bank;

          (j) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, maturing not more than 90 days from the date of acquisition thereof;

          (k) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with an Acceptable Bank;

          (l) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;

          (m) Investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (l) above, including, without limitation, any mutual fund for which the Trustee or an Affiliate of the Trustee serves as investment manager, administrator, shareholder or servicing agent, and/or custodian or subcustodian; and

          (n) additional Investments up to but not exceeding $1,000,000 in the aggregate.

          Section 5.04 Restricted Payments; Payments of Intercompany Loans.

          (a) Neither the Company nor any Guarantor shall declare or make any Restricted Payment at any time; provided, that the Guarantors may declare and make Restricted Payments (i) in cash to the Company in an aggregate amount for each fiscal year which, when added to the principal amount loaned to the Company pursuant to Section 5.01(h)(ii) for such fiscal year, does not to exceed the Guarantor Portion of Corporate Overhead for such fiscal year, (ii) to the Company in the form of payments on their respective guaranties of the A Loans and B Notes, so long as the cash funds in connection therewith flow in accordance with Section 12.02 and (iii) to any other Guarantor.

          (b) Neither the Company nor any Guarantor shall make any payment on any Intercompany Note or any C Notes in violation of the subordination provisions applicable thereto.

          Section 5.05 Sales of Assets.

          (a) The Company. The Company shall not make or commit to make any Disposition other than (i) Dispositions of worn out or obsolete Property; (ii) Dispositions of Property (other than Capital Stock of Subsidiaries) the aggregate Net Cash Proceeds of which do not exceed, when combined with the Net Cash Proceeds described in Section 5.05(b)(ii), $1,000,000 in any fiscal year; (iii) Dispositions (other than Capital Stock of Subsidiaries), the Net Cash Proceeds of which are applied in accordance with Sections 7.03(a)(i) and 7.05; (iv) Dispositions of the Capital Stock of Subsidiaries which are not Guarantors, the Net Cash Proceeds of which are applied in accordance with Sections 7.03(a)(ii) and 7.05; (v) Dispositions of the Capital Stock of Ponderosa; and (vi) Dispositions of the Capital Stock of any Guarantor so long as the transferee of such Disposition is another Guarantor.

          (b) The Guarantors. No Guarantor shall make or commit to make any Disposition other than (i) Dispositions of worn out or obsolete equipment in the ordinary course of business; (ii) Dispositions of Property (other than Capital Stock of Subsidiaries) the aggregate Net Cash Proceeds of which do not exceed, when combined with the Net Cash Proceeds described in Section 5.05(a)(ii), $1,000,000 in any fiscal year; (iii) Dispositions (other than Capital Stock of Subsidiaries), the Net Cash Proceeds of which are applied in accordance with Sections 7.03(b) and 7.05; (iv) Dispositions of the Wood Products Division or all or substantially all of the Property of Ponderosa; and (v) Dispositions of the Capital Stock of any Guarantor so long as the transferee of such Disposition is another Guarantor.

          (c) The Non-Guarantor Subsidiaries of the Company. The Company shall not permit any of its Subsidiaries which is not a Guarantor to make any Disposition of all or substantially all of its assets, except for Dispositions the Net Cash Proceeds of which are applied in accordance with Sections 7.03(c) and 7.05.

          Section 5.06 Consolidations, Mergers, Etc.

          (a) Neither the Company nor any Guarantor shall, either in a single transaction or through a series of related transactions, merge, consolidate or combine into or with any other Person; provided, that:

          (i) any Guarantor may merge, consolidate or combine into or with any other Guarantor;

          (ii) a Person may merge, consolidate or combine into or with the Company, provided, that (A) the surviving entity shall be the Company or, if not the Company, shall be a corporation organized and validly existing under the laws of Mexico, the United States of America or any jurisdiction thereof and shall expressly assume all of the Company’s obligations hereunder and under the other Restructuring Documents to which the Company is a party as required by clause (b) below, (B) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, (C) immediately after giving effect to such transaction on a pro forma basis, the Company or such other Person shall have a Consolidated Net Worth greater than the Consolidated Net Worth of the Company immediately prior to such transaction, (D) immediately prior to such transaction, either Moody’s, S&P or Fitch shall have a current rating for the Company’s long term debt in effect, and any and all such ratings shall be reaffirmed (or improved) by such rating agency or agencies after giving effect to such merger, consolidation or combination, and (E) the Company shall deliver to the Administrative Agent and the Trustee an Officer’s Certificate stating that such transaction complies with the requirements of this clause (ii) and such certificate shall attach the arithmetic computations necessary to demonstrate compliance with clause (C) above, and the correspondence with the relevant rating agency or agencies necessary to comply with clause (D) above;

          (iii) a Person may merge, consolidate or combine into or with a Guarantor, provided, that (A) the surviving entity shall be the Guarantor or, if not the Guarantor, shall be a corporation organized and validly existing under the laws of Mexico, the United States of America or any jurisdiction thereof and shall expressly assume all of the Guarantor’s obligations hereunder and under the other Restructuring Documents to which such Guarantor is a party as required by clause (c) below, (B) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, (C) immediately after giving effect to such transaction on a pro forma basis, such Guarantor or such other Person shall have a Consolidated Net Worth greater than the Consolidated Net Worth of the Guarantor immediately prior to such transaction, (D) immediately prior to such transaction, either Moody’s, S&P or Fitch shall have a current rating for the Company’s long term debt in effect, and any and all such ratings shall be reaffirmed (or improved) by such rating agency or agencies after giving effect to such merger, consolidation or combination, and (E) the Company shall deliver to the Administrative Agent and the Trustee an Officer’s Certificate stating that such transaction complies with the requirements of this clause (iii) and such certificate shall attach the arithmetic computations necessary to demonstrate compliance with clause (C) above, and the correspondence with the relevant ratings agency or agencies necessary to comply with clause (D) above.

          (b) The continuing Person (if other than the Company) in any transaction permitted under Section 5.06(a)(ii) shall expressly assume the obligations of the Company under this Agreement and the other Restructuring Documents to which the Company is a party by executing and delivering (i) to the Administrative Agent, an assumption agreement substantially in the form of Exhibit M, (ii) to the Trustee, a supplemental indenture meeting the requirements of Section 7.01(a)(iii) of the B Note Indenture, and (iii) to the Collateral Agent any documentation required under Section 4.09(b) and 5.01(j). Any Person that executes and delivers the items set forth in this Section 5.06(b) by such execution and delivery (x) shall succeed to, and be substituted for, and may exercise every right and power of, the Company for all purposes of this Agreement and the other Restructuring Documents as of the effective date of such items, with the same effect as if such successor Person had been named as the Company herein and therein, and (y) shall, following such effective date, be bound by all of the terms, conditions and provisions of this Agreement and the other Restructuring Documents which are applicable to the Company.

          (c) The continuing Person (if other than a Guarantor) in any transaction permitted under Section 5.06(a)(iii) shall expressly assume the obligations of a Guarantor under this Agreement and the other relevant Restructuring Documents by executing and delivering (i) to the Administrative Agent and the Trustee, a Joinder Agreement (Guarantor), (ii) to the Administrative Agent, a joinder agreement meeting the requirements of Section 9.8 of the A Loan Agreement, (iii) to the Trustee, a supplemental indenture meeting the requirements of Section 7.01(a)(iii) of the B Note Indenture and (iv) to the Collateral Agent any documentation required under Section 4.09(b) and 5.01(j). Any Person that executes and delivers the items set forth in this Section 5.06(c) by such execution and delivery (x) shall be deemed to be a

Guarantor for all purposes of this Agreement and the other Restructuring Documents as of the effective date of such items and (y) shall, following such effective date, be bound by all of the terms, conditions and provisions of this Agreement and the other Restructuring Documents which are applicable to it as a Guarantor.

          Section 5.07 Transactions with Affiliates. Neither the Company nor any Guarantor shall, directly or indirectly, enter into any transaction with an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided, that the foregoing restriction shall not apply to any transaction (a) between any Guarantor and another Guarantor; (b) between the Company or any Guarantor and an Affiliate providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory or other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially no less favorable to the Company or such Guarantor as the monetary or business consideration that would be obtained in a comparable transaction with a Person not an Affiliate; (c) between the Company and any Guarantor, so long as the terms of such transaction are substantially no less favorable to such Guarantor than the monetary or business consideration that such Guarantor would obtain in a comparable transaction with a Person not an Affiliate. Notwithstanding anything to the contrary in this Section 5.07, (x) the Guarantors may make loans or Restricted Payments to the Company to the extent permitted by Section 5.01(h)(ii), Section 5.01(j) and Section 5.04 and (y) the Company may enter into any transaction permitted by Section 5.05(a)(vi) and any Guarantor may enter into any transaction permitted by Section 5.05(b)(v).

          Section 5.08 Change in Business. Neither the Company nor any Guarantor shall engage in a line of business substantially different from those lines of business carried on by the Company and the Guarantors on the Closing Date and any business substantially related or ancillary thereto.

          Section 5.09 Equity Issuances. Neither the Company nor any Guarantor shall effect any Equity Issuance; provided that an Equity Issuance will be permitted to the extent that (a) the consideration received by the issuer in consideration for such Equity Issuance is at least fair market value; (b) the Net Cash Proceeds from such Equity Issuance are applied in accordance with Section 7.02, and (c) with respect to any Equity Issuance by a Guarantor, no Change of Control shall occur.

          Section 5.10 Purchases of Restructured Debt by the Company and Affiliates. The Company or any Affiliate of the Company may purchase Restructured Debt provided that all such purchased debt shall be promptly retired or pledged (and if pledged, shall be pledged with an irrevocable voting proxy or such other documentation as shall be acceptable to the A Lenders, the B Noteholders and their respective counsel), and provided further that the consideration paid for any such purchase shall not exceed the Aggregate Company Portion of Excess Cash immediately prior to giving effect to such purchase. Restructured Debt purchased by the Company or any Affiliate of the Company shall have no voting rights, whether in bankruptcy, a concurso mercantil, or otherwise. All offers to purchase Restructured Debt by the Company or an Affiliate of the Company shall be made via a pro-rata offer (or pursuant to a tender offer) to all holders of Restructured Debt, or anonymously in a recognized trading market.

          Section 5.11 Conflicting Agreements. Neither the Company nor any Guarantor shall enter into any agreement which requires that the proceeds of any Equity Issuance or any Disposition be applied in a manner other than as required by this Agreement.

          Section 5.12 Indebtedness of Pipsamex and McKinley. The Company shall not permit:

          (a) Pipsamex. Pipsamex to incur or become liable in respect of any Indebtedness other than (i) Indebtedness existing on the Closing Date and refinancings thereof which do not increase the principal amount thereof, and (ii) additional Indebtedness not to exceed $15,000,000 in aggregate principal amount outstanding at any one time.

          (b) McKinley. McKinley to incur or become liable in respect of any Indebtedness other than (i) Indebtedness existing on the Closing Date and refinancings thereof which do not increase the principal amount thereof, and (ii) additional Indebtedness not to exceed $10,000,000 in aggregate principal amount outstanding at any one time.

          Section 5.13 Removal of Collateral. The Company shall not permit any removal of industrial equipment (equipos industriales) Collateral from real property that is subject to the Mexican Mortgage (“Encumbered Real Property”) to real property that is not so encumbered; provided, however, that the Company may, at any time, and from time to time, so remove industrial equipment (equipos industriales) Collateral from Encumbered Real Property if all of the following conditions are met:

          (a) immediately after giving effect to such removal, the aggregate fair market value of the industrial equipment (equipos industriales) Collateral located upon Encumbered Real Property is not less than the aggregate fair market value of the industrial equipment (equipos industriales) Collateral located upon Encumbered Real Property on the Closing Date;

          (b) the aggregate fair market value of all industrial equipment (equipos industriales) Collateral removed from Encumbered Real Property since the Closing Date does not exceed $10,000,000; and

          (c) the Collateral so transferred is made subject to a guarantee trust substantially in the form of Exhibit O.

ARTICLE VI
OPTIONAL PREPAYMENTS OF A LOANS AND B NOTES

          Section 6.01 Limitations on Optional Prepayments of A Loans and Optional Redemptions of B Notes Prior to December 31, 2005. Notwithstanding any provision to the contrary specified in any Restructuring Document, from the Closing Date to December 31, 2005, optional prepayments of A Loans and optional redemptions of B Notes are prohibited.

          Section 6.02 Pro-Rata Treatment of A Loans and B Notes. From and after December 31, 2005, the Company may (a) make optional prepayments of A Loans, provided that it simultaneously pays the Pro-Rata B Note Redemption Amount, or (b) make optional redemptions of B Notes, provided that it simultaneously pays the Pro-Rata A Loan Prepayment Amount. For purposes of this Section 6.02, (i) “Pro-Rata B Note Redemption Amount” means, at any time, a principal amount of B Notes equal to the product of (x) the B Note Percentage multiplied by (y) a fraction, the numerator of which is the principal of the A Loans prepaid at such time, and the denominator of which is the A Loan Percentage, and (ii) “Pro-Rata A Loan Prepayment Amount” means, at any time, a principal amount of A Loans equal to the product of (x) the A Loan Percentage multiplied by (y) a fraction, the numerator of which is the principal amount B Notes to be redeemed at such time, and the denominator of which is the B Note Percentage.

ARTICLE VII
MANDATORY PREPAYMENTS AND REDEMPTIONS

          Section 7.01 Excess Cash. On each Excess Cash Payment Date, the Company shall (i) deliver to the Administrative Agent and the Trustee an Officer’s Certificate stating (and showing in reasonable detail the basis of calculation thereof) the amount of Excess Cash on hand at the close of business on the final day of such immediately preceding fiscal quarter, and (ii) apply such Excess Cash as follows:

          First, 100% of Excess Cash shall be used to fund the DSRA until the amount on deposit in the DSRA is equal to the aggregate amount of scheduled principal and interest payments due on the Restructured Debt during the period of six months immediately following such Excess Cash Payment Date (determined assuming that the LIBOR rate on such date will remain constant throughout such period); and

          Second, to the extent that Excess Cash remains after so funding the DSRA, 80% thereof shall be distributed to the holders of the Restructured Debt on a pro rata basis (based on then outstanding principal amounts), with such prepayments to be applied to reduce remaining installments of principal in inverse order of maturity and (b) 20% of such excess amounts shall be retained by the Company (such amount, for any fiscal quarter, the “Company Portion of Excess Cash”).

          Section 7.02 Equity Issuances. In the event the Company receives proceeds from any Equity Issuance by the Company, the Company shall (x) deliver to the Administrative

Agent and the Trustee an Officer’s Certificate stating (and showing in reasonable detail the basis of calculation thereof) the amount of the Net Cash Proceeds of such Equity Issuance, and (y) apply 85% of such Net Cash Proceeds in accordance with Section 7.05. In the event the Company or any Guarantor receives proceeds from any Equity Issuance by a Guarantor, the Company shall (x) deliver to the Administrative Agent and the Trustee an Officer’s Certificate stating (and showing in reasonable detail the basis of calculation thereof) the amount of the Net Cash Proceeds of such Equity Issuance, and (y) apply 85% of such Net Cash Proceeds in accordance with Section 7.05.

          Section 7.03 Dispositions. Proceeds of certain Dispositions permitted by Section 5.05 shall be treated in accordance with this Section 7.03.

          (a) Dispositions by the Company. Proceeds of Dispositions by the Company permitted by Sections 5.05(a)(iii) or 5.05(a)(iv) shall be treated as follows:

          (i) Dispositions of Assets. If the Company receives Net Cash Proceeds from a Disposition permitted pursuant to Section 5.05(a)(iii), then (x) the Company shall deliver to the Administrative Agent and the Trustee an Officer’s Certificate stating (and showing in reasonable detail the basis of calculation thereof) the amount of the Net Cash Proceeds of such Disposition, (y) 15% of such Net Cash Proceeds may be retained by the Company, and (z) the Company shall apply 85% of such Net Cash Proceeds in accordance with Section 7.05. Notwithstanding the foregoing clause (z), in any fiscal year the Company may apply up to $20,000,000 of Designated Proceeds received in such fiscal year (and otherwise required to be applied in accordance with Section 7.05) to finance one or more capital expenditures permitted by the A Loan Documents and the B Note Documents, provided that the Company has delivered a notice, substantially in the form of Exhibit C, with respect thereto and such Designated Proceeds are in fact so applied (or contractually committed to be applied) to such capital expenditures within 180 days of such Disposition (it being understood that Net Cash Proceeds shall be deemed to be utilized in the same order in which they are received). Any Net Cash Proceeds subject to clause (z) which are not applied (or contractually committed to be applied) within 180 days as required by the immediately preceding sentence shall forthwith be applied by the Company in accordance with Section 7.05.

          (ii) Dispositions of Capital Stock of Non-Guarantor Subsidiaries. If the Company receives proceeds from a Disposition permitted pursuant to Section 5.05(a)(iv), then the Company shall (x) deliver to the Administrative Agent and the Trustee an Officer’s Certificate stating (and showing in reasonable detail the basis of calculation thereof) the amount of the Net Cash Proceeds of such Disposition, and (y) apply 100% of such Net Cash Proceeds in accordance with Section 7.05

          (b) Dispositions of Assets by a Guarantor (other than Ponderosa). If there are Net Cash Proceeds from a Disposition permitted pursuant to Section 5.05(b)(iii), then (w) such Net Cash Proceeds shall (if not paid to the Collateral Agent directly by the purchaser) be promptly remitted to Collateral Agent, (x) the Company shall deliver to the Administrative

Agent and the Trustee an Officer’s Certificate stating (and showing in reasonable detail the basis of calculation thereof) the amount of the Net Cash Proceeds of such Disposition, (y) 15% of such Net Cash Proceeds shall be applied as directed by the Company, and (z) 85% of such Net Cash Proceeds shall be applied in the manner set forth in Section 7.05. Notwithstanding the foregoing clause (z), in any fiscal year the Company may apply up to $20,000,000 of Designated Proceeds received in such fiscal year (and otherwise required to be applied in accordance with Section 7.05) to finance one or more capital expenditures permitted by the A Loan Documents and the B Note Documents, provided that the Company has delivered a notice, substantially in the form of Exhibit C, with respect thereto and such Designated Proceeds are deposited with the Collateral Agent subject to a Set Aside Notice and the Collateral Agent receives evidence satisfactory to it that such funds have been actually utilized for capital expenditures (or contractually committed to be so utilized) within 180 days of the Collateral Agent’s receipt of such funds. Such evidence may be in the form of an Officer’s Certificate from the Company. Any Net Cash Proceeds subject to clause (z) which are not utilized (or contractually committed to be utilized) within 180 days as required by the immediately preceding sentence shall forthwith be applied in accordance with Section 7.05.

          (c) Dispositions of Substantially All Assets by a Non-Guarantor Subsidiary. If a Subsidiary of the Company which is not a Guarantor receives proceeds from a Disposition permitted pursuant to Section 5.05(c), the Company shall (x) deliver to the Administrative Agent and the Trustee an Officer’s Certificate stating (and showing in reasonable detail the basis of calculation thereof) the amount of the Net Cash Proceeds of such Disposition, and (y) apply 100% of such Net Cash Proceeds in the manner set forth in Section 7.05.

          Section 7.04 Casualty Insurance Proceeds. If Net Cash Proceeds are received in any fiscal year as the result of a Casualty Event, (a) 85% of any such Net Cash Proceeds received by the Company or any Guarantors shall be paid to the Collateral Agent and applied in accordance with Section 7.05, and (b) 15% of such Net Cash Proceeds shall be paid to the Company. Notwithstanding the foregoing sentence, the Company shall be entitled to the first $40,000,000 of Net Cash Proceeds that would otherwise be payable during any fiscal year to the Collateral Agent (the “Casualty Cushion”); provided that the Company has delivered a notice, substantially in the form of Exhibit C, with respect thereto and all of such amounts are utilized for replacement assets (or committed to be so utilized) within 180 days. At the end of such 180 day period, the Company shall deliver to the Collateral Agent an Officer’s Certificate demonstrating that the Casualty Cushion has been so utilized, such certificate to be accompanied by appropriate invoices or other documentation. Any of the Casualty Cushion not so invested or committed within 180 days shall be returned to the Collateral Agent and applied in accordance with Section 7.05.

          Section 7.05 Application of Certain Net Cash Proceeds to Mandatory Prepayments and Redemptions. All Net Cash Proceeds required to be applied in accordance with this Article VII at any time shall be applied to A Loans and the B Notes, pro rata, in accordance with the A Loan Portion of Mandatory Prepayments/Redemptions and the B Note Portion of Mandatory Prepayments/Redemptions.

          Section 7.06 Payments By Company/Guarantors. Unless otherwise specifically provided, when the Company or any Guarantor is required to pay any Net Cash Proceeds to the Administrative Agent or the Trustee pursuant to Article VII, the Company or such Guarantor shall make such payment in immediately available funds within three (3) Business Days after it receives such Net Cash Proceeds.

ARTICLE VIII
THE DEBT SERVICE RESERVE ACCOUNT

          Section 8.01 Funding the DSRA.

          (a) On or prior to the 30th day (or if such day is not a Business Day, the next succeeding Business Day) following each date quarterly financial statements are required to be delivered pursuant to Section 4.01(a), the Company will, and will cause the Guarantors to, deposit into the DSRA the aggregate amount of cash and Cash Equivalents (excluding amounts already held in the DSRA) held by the Company and the Guarantors at the close of business on final day of the most recently ended fiscal quarter, but only to the extent that such amount is greater than $20,000,000; provided that neither the Company nor any Guarantor shall have any obligation to deposit any cash or Cash Equivalents into the DSRA on any date if the amount on deposit in the DSRA on such date is at least equal to the aggregate scheduled amount of principal and interest due on the Restructured Debt during the six month period immediately following such date (determined assuming that the LIBOR rate on such date will remain constant throughout such six month period).

          (b) On each Excess Cash Payment Date, the Company will, and will cause the Guarantors to, deposit into the DSRA 100% of Excess Cash; provided that neither the Company nor any Guarantor shall have any obligation to deposit any Excess Cash into the DSRA on any date if the amount on deposit in the DSRA on such date is at least equal to the aggregate scheduled amount of principal and interest due on the Restructured Debt during the six month period immediately following such date (determined assuming that the LIBOR rate on such date will remain constant throughout such six month period).

          Section 8.02 Withdrawals from the DSRA.

The DSRA shall be pledged in favor of the A Lenders and the Trustee as security for the Restructured Debt pursuant to the DSRA Pledge Agreement. Such documentation shall contain, without limitation, the following terms:

          1) the Company and the Guarantors may (whether or not an Event of Default then exists) withdraw funds from the DSRA upon delivery to the Collateral Agent of an Officer’s Certificate, substantially in the form of Schedule 8.02, stating that one or more scheduled debt service payments on the Restructured Debt are due within five Business Days, and that the funds to be withdrawn constitute the minimum amount needed to make such debt service payments and to restore the aggregate cash balance of the Company and the

Guarantors (not including the DSRA) to $20,000,000 after giving effect to such payments;

          2) the Company and the Guarantors may (whether or not an Event of Default then exists, but, in any event, no more than once per calendar month) withdraw funds from the DSRA upon the delivery to the Collateral Agent of an Officer’s Certificate, substantially in the form of Schedule 8.02, stating that the aggregate amount of cash and Cash Equivalents then held by the Company and the Guarantors outside of the DSRA is less than $20,000,000 and that the amount to be withdrawn is the minimum amount necessary to restore such aggregate amount to $20,000,000; and

          3) the Collateral Agent may apply funds on deposit in the DSRA to payment of the Restructured Debt only upon a payment default on the Restructured Debt (other than a payment default caused solely by an acceleration of any of the Restructured Debt).

ARTICLE IX
CERTAIN INTERCREDITOR ISSUES

          Section 9.01 Equal and Ratable Enhancement of A Loans and B Notes.

          (a) If the Administrative Agent or any A Lender shall receive from the Company or any of the Company’s Affiliates, in connection with any modification, amendment, waiver or consent granted under the A Loan Documents, any (i) fees (howsoever denominated), (ii) additional collateral as security for such Obligations or (iii) additional guarantees securing such Obligations (any consideration of the type described in clauses (i), (ii) or (iii), for purposes of this clause (a), an “Enhancement”), then in each such case the Company or such Affiliate shall grant to the B Noteholders, concurrently, the same Enhancement on an equal and ratable basis with respect to any outstanding Obligations of the Company and the Guarantors under the B Note Documents, based on the aggregate principal amount of Restructured Debt outstanding at the time such Enhancement is received.

          (b) If the Trustee or any B Noteholder shall receive from the Company or any of the Company’s Affiliates, in connection with any modification, amendment, waiver or consent granted under the B Note Documents, any (i) fees (howsoever denominated), (ii) additional collateral as security for such Obligations or (iii) additional guarantees securing such Obligations (any consideration of the type described in clauses (i), (ii) or (iii), for purposes of this clause (b), an “Enhancement”), then in each such case, the Company or such Affiliate shall grant to the A Lenders, concurrently, the same Enhancement on an equal and ratable basis with respect to any outstanding Obligations of the Company and the Guarantors under the A Loan Documents, based on the aggregate principal amount of Restructured Debt outstanding at the time such Enhancement is received.

          Section 9.02 Payments. If the Administrative Agent, the Trustee or any A Lender shall receive, whether individually or on behalf of the A Lenders or the B Noteholders, any amount in excess of the amounts to be received by such Person pursuant to the terms of this Agreement (including, without limitation, pursuant to Article VI or Article VII) the Administrative Agent, the Trustee, or such A Lender, as the case may be, shall immediately (a) notify the Administrative Agent, the Trustee, each A Lender and the Company in writing of such fact, and (b) such parties shall promptly determine what adjustments and payments are necessary so that each of the Creditors receive the proper amounts in accordance with the terms of this Agreement (including, without limitation, pursuant to Article VI or Article VII).

          Section 9.03 Collateral Voting Issues. Notwithstanding any provision in any Restructuring Document to the contrary, the Collateral Agent shall not take any action to (a) foreclose on the Collateral or (b) exercise any other rights and remedies of the A Lenders or the B Noteholders, as applicable, under the Security Documents, unless the Collateral Agent shall have received instruction from the Required Creditors.

          Section 9.04 Sharing of Recoveries. Any amount recovered in respect of the Obligations by any one or more of the Administrative Agent and the A Lenders, on the one hand, or the Trustee and the B Noteholders, on the other, as the result of any enforcement action whether by setoff or otherwise, shall be shared with the other in accordance with Section 11.09 (b)(i) or Section 11.09(b)(ii), as the case may be.

ARTICLE X
GUARANTEE OF A LOANS AND B NOTES

          Section 10.01 Guaranty. The Guaranteeing Parties hereby jointly and severally guarantee to each Creditor, the Administrative Agent and the Trustee (each, a “Guaranteed Party” and, collectively, the “Guaranteed Parties”) the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) to such Guaranteed Party of the principal of and interest on the Restructured Debt and all other amounts from time to time owing to such Guaranteed Party by the Company under the Restructuring Documents (such obligations being herein collectively called the “Guaranteed Obligations”). The Guaranteeing Parties further jointly and severally agree that at the time any Guaranteed Obligation becomes due (whether at stated maturity, by acceleration or otherwise), the Guaranteeing Parties will promptly pay the same, in accordance with Article XII and without any demand or notice to the Guaranteeing Parties or the Company.

          Section 10.02 Obligations Unconditional. The obligations of the Guaranteeing Parties under Section 10.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 10.02 that the obligations of the Guaranteeing

Parties hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guaranteeing Parties hereunder, which shall remain absolute and unconditional as described above:

                    (i) at any time or from time to time, without notice to the Guaranteeing Parties, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived (other than, with respect to a Guaranteeing Party, the extension or waiver of an obligation of such Guaranteeing Party);

                    (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

                    (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived (other than, with respect to any Guaranteeing Party, the waiver, termination or release of an obligation of such Guaranteeing Party); or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                    (iv) any lien or security interest granted in favor of the Creditors as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guaranteeing Parties hereby expressly waive (x) diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Trustee, or the Collateral Agent exhaust any right, power or remedy or proceed against the Company under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations and (y) any right or benefit of orden, división and excusión that might be available to it under Articles 2813, 2814, 2815, 2817, 2818, 2820, 2821, 2822, 2823, 2827, 2840, 2842, 2844, 2845, 2846, 2847, 2848, 2849 and other related articles of the Código Civil Federal of México and of the Código Civil para el Distrito Federal and all other similar articles in the civil codes of all the States of México and agrees that the term “Guaranteed Obligations” shall not be affected by the application of any such provisions of Mexican law.

               Section 10.03 Reinstatement. The obligations of the Guaranteeing Parties under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guaranteeing Parties jointly and severally agree that they will indemnify each Guaranteed Party or demand for all reasonable costs and expenses (including, without limitation, the reasonable fees of counsel) incurred by such Guaranteed Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, provided that no Guaranteeing Party shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Guaranteed Party.

               Section 10.04 Subrogation. The Guaranteeing Parties hereby jointly and severally agree with the Guaranteed Parties that until the payment and satisfaction in full of all Guaranteed Obligations they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 10.01, whether by subrogation or otherwise, against the Company or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

               Section 10.05 Remedies. The Guaranteeing Parties jointly and severally agree with the Guaranteed Parties that, as between the Guaranteeing Parties and the Creditors, the obligations of the Company under this Agreement may be declared to be forthwith due and payable as provided in the Restructuring Documents for purposes of Section 10.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guaranteeing Parties for purposes of Section 10.01.

               Section 10.06 Instrument for the Payment of Money. Each Guaranteeing Party hereby acknowledges that the guarantee in this Article X constitutes an instrument for the payment of money, and consents and agrees that any Guaranteed Party, at its sole option, in the event of a default by such Guaranteeing Party in the payment of any moneys due hereunder, shall have the right to move under New York CPLR Section 3213.

               Section 10.07 Continuing Guarantee. The guarantee in this Article X is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

               Section 10.08 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guaranteeing Party under Section 10.01 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 10.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guaranteeing Party, any Guaranteed Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

ARTICLE XI
THE COLLATERAL AGENT

               Section 11.01 Appointment of Collateral Agent, Powers and Immunities. Each of the Administrative Agent, the A Lenders and the Trustee hereby appoints and authorizes Deutsche Bank Trust Company Americas to act as collateral agent with respect to Collateral located in the US, and Deutsche Bank Mexico, S.A., Institución de Banca Multiple, Trust Division, to act as collateral agent with respect to all Collateral located in Mexico. References herein to the “Collateral Agent” shall mean either or both of such collateral agents, as the context may require. The Collateral Agent is hereby authorized and instructed to (i) execute the Security Documents which have been negotiated and/or prepared by the Administrative Agent, the A Lenders, the Trustee, the B Noteholders or their respective counsel and (ii) act as the agent of the Administrative Agent, the A Lenders, the Trustee and the B Noteholders hereunder and under the Security Documents, with such powers as are conferred upon any one or more of such Persons by the terms of this Agreement and the Security Documents. The Collateral Agent (which term as used in this sentence and in Section 11.05 shall include reference to the Collateral Agent’s Affiliates and its own and its Affiliates’ officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Restructuring Documents, and shall not by reason of this Agreement or any other Restructuring Document be a trustee for any Creditor; (b) shall not be responsible to any Creditor for any recitals, statements, representations or warranties contained in this Agreement or in any other Restructuring Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Restructuring Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Restructuring Document or any other document referred to or provided for herein or therein or for any failure by the Company, any Guaranteeing Party or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not, except to the extent expressly instructed by the Required Creditors in writing be required to initiate or conduct any litigation or collection proceedings hereunder or under the Security Documents; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Restructuring Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith in good faith in reliance upon an officer certificate or opinion of counsel, unless taking such action or omitting to take such action was grossly negligent or constituted willful misconduct.

               Section 11.02 Duties.

               (a) The Collateral Agent shall not take any action to exercise any rights or remedies that may be available to it under the Security Documents or to foreclose or otherwise realize upon the Collateral for which it is agent unless instructed to do so by the Required Creditors. Upon receiving such an instruction the Collateral Agent shall take the actions requested and any other actions reasonably incidental thereto. No enforcement action shall be withdrawn or discontinued without authorization by the Required Creditors. The Collateral Agent shall inform the Trustee and the Administrative Agent of any circumstance materially and adversely affecting any Collateral, promptly after becoming aware of such circumstance, and may (but shall not be obligated to) undertake corrective action without instruction from the Trustee and the Administrative Agent if it deems timely action is required to address such adverse circumstance.

               (b) The Collateral Agent may not, without the prior consent of the Administrative Agent and the Trustee, release any Lien or consent to any modification, supplement or waiver under any of the Security Documents. The Collateral Agent shall release any Lien encumbering Property that is the subject of a Disposition (i) permitted by Section 5.05(a)(i), Section 5.05(a)(ii), Section 5.05(b)(i) or Section 5.05(b)(ii) if it receives from the Company an Officer’s Certificate stating that such release is permitted by such sections at such time, or (ii) permitted by Section 5.05(a)(iii), Section 5.05(a)(v), Section 5.05(b)(iii) or Section 5.05(b)(iv) provided that it receives (x) from the Company, an Officer’s Certificate stating that the applicable requirements of such provisions have been complied with in respect of such Disposition, and (y) reasonable evidence verifying such compliance. Each of the Collateral Agent, the Administrative Agent and the Trustee will from time to time duly execute and deliver appropriate powers of attorney or other documents or instruments necessary to release any Lien permitted to be released under this subsection 11.02(b) as promptly as possible after any permitted request by the Company or any Guarantor.

               Section 11.03 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon any written certification, notice or other communication (including, without limitation, any thereof given by email or telecopy) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice of legal counsel, independent accountants and other experts selected by the Collateral Agent. The Collateral Agent need not look into the authorization of the Administrative Agent or the Trustee to give any instruction, but shall be entitled to assume that such authorization exists, unless it has actual knowledge to the contrary. As to any matters not expressly provided for by this Agreement or any other Restructuring Document, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Creditors.

               Section 11.04 Defaults. The Collateral Agent shall be deemed not to have knowledge or notice of the occurrence of a Default or an Event of Default unless the Collateral Agent has received notice from the Administrative Agent, the Trustee, the Company or any Guarantor specifying such a Default or an Event of Default and stating that such notice is a “Notice of Default”. In the event that the Collateral Agent receives a notice of the occurrence of a Default or an Event of Default, the Collateral Agent shall give prompt notice thereof to the Administrative Agent and the Trustee. The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Creditors.

               Section 11.05 Rights as a Creditor. The Person at any time acting as Collateral Agent may, in its individual capacity (but not as Collateral Agent), hold Restructured Debt. With respect to any such holdings, such Person (a) shall have the same rights and powers as any other Creditor and may exercise the same as though it were not acting as the Collateral Agent (b) may accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company or any Guarantor (and any of their Subsidiaries or Affiliates) as if it were not acting as the Collateral Agent and (c) may accept fees and other consideration from the Company and the Guarantors for services in connection with this Agreement or otherwise without having to account for the same to the Trustee or the Administrative Agent.

               Section 11.06 Resignation or Removal of Collateral Agent. The Collateral Agent may resign at any time by giving notice thereof to the Administrative Agent, the Trustee, and the Company. The Collateral Agent may be removed at any time with or without cause by the Required Creditors. Upon any such resignation or removal, the Required Creditors shall have the right to appoint a successor Collateral Agent , with the consent of the Company (which consent shall not be unreasonably withheld or delayed). Such resignation or removal shall become effective on the earlier of (a) such time as the Required Creditors appoint a successor agent as provided for above in this Section 11.06 and (b) the date 180 days after the date on which the Collateral Agent shall have furnished notice of its resignation to the Administrative Agent, the Trustee and the Company as provided above in this Section 11.06. Any Collateral Agent that shall resign as contemplated by this Section 11.06 shall remit to the successor Collateral Agent a pro rata portion of the fees that the resigning Collateral Agent shall have been paid with respect to the year in which such resignation shall have become effective for the period of such year that has not yet elapsed. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this Section 11.06). The fees payable by the Company to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After any retiring Collateral Agent’s resignation or removal hereunder, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

               Section 11.07 Fees of Collateral Agent. Without limiting the provisions of Sections 14.02 and 14.03, the Company and each Guarantor shall be liable, jointly and severally, for all fees of the Collateral Agent to the extent separately agreed in writing.

               Section 11.08 Enforcement Proceeds Account. The Collateral Agent shall create an account in the US (to be denominated an “Enforcement Proceeds Account”) and shall cause to be deposited therein all amounts realized by it as a result of a foreclosure or other enforcement action brought with respect to some or all of the Collateral for which it acts as agent. Funds in each such account shall be invested, in the discretion of the Collateral Agent, in short term obligations backed by the full faith and credit of the United States of America or money market funds which invest solely in such obligations. The Collateral Agent shall distribute funds in the Enforcement Proceeds Account (in accordance with Section 11.09) not less often than quarterly; provided, that the Collateral Agent shall not be required to distribute funds at any time if the aggregate amount of funds in the Enforcement Proceeds Accounts and available for distribution is less than $10,000,000 at such time. Notwithstanding the foregoing, the Collateral Agent may retain in its Enforcement Proceeds Account such reserves of the type described in Section 11.09(a) as it reasonably deems necessary or appropriate to the performance of its duties.

               Section 11.09 Distribution of Proceeds of Collateral.

               (a) The Collateral Agent shall distribute funds in its Enforcement Proceeds Account in the following order of priority:

                    (i) First, to the Collateral Agent, to pay all amounts due to it hereunder and under the Security Documents for which it acts as agent, including payment of all fees and other compensation, all expenses and liabilities incurred, all advances made by it, and all costs of preserving or protecting the Collateral for which it acts as agent and of collection, including reasonable reserves to cover anticipated future costs of such nature;

                    (ii) Second, to pay any applicable taxes, in consultation with the Administrative Agent and the Trustee;

                    (iii) Third, ratably to the Administrative Agent and the Trustee to pay all amounts due and unpaid in respect of principal, premium, and interest, on the Restructured Debt, without preference or priority of any kind;

                    (iv) Fourth, ratably to the Administrative Agent and the Trustee to pay any other amounts owing to the Creditors under the Restructuring Documents; and

                    (v) Fifth, to the Company or such other party as a court of competent jurisdiction shall direct.

               (b) For purposes of such distributions, (i) any amounts received by any holder of A Loans as a result of any enforcement action brought by it or the Administrative Agent, whether by setoff or otherwise, shall be deemed to have been distributed prematurely to such Person pursuant to clause (a)(iii) above and the amount so recovered shall be deducted from the next distributions otherwise payable to the Administrative Agent pursuant to Section 11.09(a) and paid over to the Trustee so that the benefit of any such recovery shall be shared ratably by all holders of Restructured Debt, and (ii) any amounts received by any holder of B Notes as a result of any enforcement action brought by it or the Trustee, whether by setoff or otherwise, shall be deemed to have been distributed prematurely to such Person pursuant to clause (a)(iii) above and the amount so recovered shall be deducted from the next distributions otherwise payable to the Trustee pursuant to Section 11.09(a) and paid over to the Administrative Agent, so that the benefit of any such recovery shall be shared ratably by all holders of Restructured Debt.

               (c) The Collateral Agent shall give notice to the Administrative Agent, the Trustee and the Guarantor Paying Agent of the time and amount of each distribution made pursuant to this Section 11.09 or Section 7.06 to the extent such distributions are received by the Collateral Agent.

ARTICLE XII
GUARANTOR PAYING AGENT PROVISIONS

               Section 12.01 Appointment, Powers and Immunities. Each of the Guaranteeing Parties hereby appoints and authorizes the Guarantor Paying Agent to act as its paying agent hereunder and under the A Loan Documents and the B Note Documents, with such powers as are specifically delegated to the Guarantor Paying Agent by the terms of this Agreement and such other powers as are reasonably incidental thereto. The Guarantor Paying Agent (which term as used in this sentence shall include reference to its Affiliates’ officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Restructuring Documents, and shall not by reason of this Agreement or any other Restructuring Document be a trustee for any Guaranteeing Party; (b) shall not be responsible to the Guaranteeing Parties for any recitals, statements, representations or warranties contained in this Agreement or in any other Restructuring Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Restructuring Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Restructuring Document or any other document referred to or provided for herein or therein or for any failure by the Company, any Guarantor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Restructuring Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own negligence or willful misconduct.

               Section 12.02 Direct Payment; Allocation. Without limiting any obligation of the Company to pay any amounts outstanding under the A Loans, the B Notes and the other Restructuring Documents, the Guaranteeing Parties shall make all scheduled principal and interest payments on the A Loans and the B Notes, directly to the Guarantor Paying Agent (in such allocation among themselves as the Guaranteeing Parties may determine from time to time) without any requirement of demand, notice or presentment of any kind by the Guarantor Paying Agent, the Administrative Agent, the Trustee, any A Lender or any B Noteholder. Such amounts shall be paid by the Guaranteeing Parties to the Guarantor Paying Agent at least one Business Day prior to the date each scheduled payment is due, in immediately available funds; provided, however, that the Guaranteeing Parties’ obligation to pay such amounts under the A Loans and the B Notes is not discharged until such amounts are delivered to the Administrative Agent and to the Trustee in accordance with the next sentence hereof. The Guarantor Paying Agent shall remit the amount of the respective scheduled payments to the Administrative Agent and to the Trustee, as the case may be, on the day such payments are due.

               Section 12.03 Reliance by Guarantor Paying Agent. The Guarantor Paying Agent shall be entitled to rely upon any written certification, notice or other communication (including, without limitation, any telecopy or e-mail) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice of legal counsel, independent accountants and other experts selected by the Guarantor Paying Agent.

               Section 12.04 Rights as a Creditor. The Person at any time acting as Guarantor Paying Agent may, in its individual capacity (but not as Guarantor Paying Agent), hold Restructured Debt. With respect to any such holdings, such Person (a) shall have the same rights and powers as any other Creditor and may exercise the same as though it were not acting as the Guarantor Paying Agent, (b) may accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company or any Guarantor (and any of their Subsidiaries or Affiliates) as if it were not acting as the Guarantor Paying Agent and (c) may accept fees and other consideration from the Company and the Guarantors for services in connection with this Agreement or otherwise without having to account for the same to the Trustee or the Administrative Agent, or any Guaranteeing Party.

               Section 12.05 Replacement of Guarantor Paying Agent. Any replacement Guarantor Paying Agent shall be selected by the Guaranteeing Parties, but shall be reasonably acceptable to the Administrative Agent and the Trustee, provided, that any subsequent Guarantor Paying Agent shall not be an A Lender or a Person that is an Affiliate (as such term is used for purposes of Section 5.07) of the Company. Each of the Guaranteeing Parties agrees that for so long as any Restructured Debt shall remain outstanding, it shall maintain a Guarantor Paying Agent in accordance with this Article XII.

               Section 12.06 Fees of Guarantor Paying Agent. Without limiting the provisions of sections 14.02 and 14.03, each Guaranteeing Party shall be liable, jointly and severally, for all fees of the Guarantor Paying Agent incurred in connection with this Agreement and the performance of its duties hereunder, to the extent separately agreed in writing between the Guarantor Paying Agent and the Guaranteeing Parties.

ARTICLE XIII
SUBORDINATION OF C NOTES

               Section 13.01 Defined Terms. As used in this Article XIII, “Senior Debt” shall mean all obligations created or evidenced by the A Loan Documents and the B Note Documents, including any subsequent notes, instruments or agreements of Indebtedness of any type or form whatsoever relating thereto; and “Subordinated Debt” shall mean all Indebtedness evidenced or created by the C Notes or the documents pursuant to which the C Notes were issued, and any subsequent notes, instruments or agreements of Indebtedness of any type or form whatsoever relating thereto.

               Section 13.02 General. The Subordinated Debt shall be and hereby is subordinated and the payment of any principal, interest or other amount thereof is deferred until the full and final payment in cash of the Senior Debt; provided, however, that the following shall not be considered to be a payment of Subordinated Debt for purposes of this Article XIII:

               (a) cancellation caused by the netting or return of capital of all or a portion of the Subordinated Debt owed to a Subordinating Creditor which is a Guarantor against Indebtedness that such Subordinating Creditor owes to the Company; and

               (b) cancellation caused by the netting of the Subordinated Debt owed to either Pipsamex or McKinley against Indebtedness that either Pipsamex or McKinley owed to the Company immediately prior to the Closing Date; provided that such netting (i) is completed within ten (10) Business Days after the Closing Date and (ii) the aggregate principal amount of the netting of such Subordinated Debt shall not exceed $5,000,000.

               Section 13.03 Remedies. The Subordinating Creditors will not take or omit to take any action or assert any claim with respect to the Subordinated Debt or otherwise which is inconsistent with the provisions of this Agreement. Without limiting the foregoing, the Subordinating Creditors will not attempt to assert, collect or enforce the Subordinated Debt or any part thereof until the Senior Debt has been finally paid in full in cash. Until the Senior Debt has been finally paid in full in cash, the Subordinating Creditors shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of the Company or any guarantor of or provider of collateral security for the Senior Debt. The Subordinating Creditors further waive any and all rights with respect to marshalling.

               Section 13.04 Hold in Trust. The Subordinating Creditors will hold in trust and immediately pay over to the Administrative Agent and the Trustee, in the same form of payment received, with appropriate endorsements, for application to the Senior Debt, any cash amount that the Subordinating Creditors receive as a payment with respect to the Subordinated Debt, or any property received as collateral for the Subordinated Debt.

               Section 13.05 Payments in Bankruptcy or Liquidation. In the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Company, whether such case or proceeding be for the liquidation, dissolution or winding up of the Company, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors, or a concurso mercantil proceeding, the Administrative Agent and the Trustee are each hereby irrevocably authorized to receive and collect for the benefit of the Creditors any cash or other assets of the Company distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Debt, and apply such cash to, or to hold such other assets or securities as collateral for, the Senior Debt, until all of the Senior Debt shall have been paid in full in cash, rendering to the Subordinating Creditors any surplus to which the Subordinating Creditors are then entitled.

               Section 13.06 Subordinated Debt Voting Rights. By endorsing and delivering its C Note to the Collateral Agent, each Subordinating Creditor irrevocably conveys to the Collateral Agent all voting rights associated with the C Notes, including, in the event of any proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Company (whether such case or proceeding be for the liquidation, dissolution or winding up of the Company, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors, or a concurso mercantil proceeding), the right to file a proof of claim on behalf of such Subordinating Creditor and to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension, and such rights shall remain in full force and effect until all of the Senior Debt shall have been paid in full in cash.

               Section 13.07 Further Assurances. Each Subordinating Creditor hereby agrees, upon request of the Administrative Agent or the Trustee at any time and from time to time, to execute such other documents or instruments, or take such actions, as may be requested by the Administrative Agent or the Trustee further to effectuate the terms of this Article XIII.

               Section 13.08 Modification or Sale of Subordinated Debt. The Subordinating Creditors will not modify any of the terms of any of the Subordinated Debt in a way that is adverse to the interests of the holders of the Senior Debt. Except for the netting and capitalization referred to in Section 13.02, no Subordinating Creditor will sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Debt to any Person.

               Section 13.09 Termination of Subordination. The terms of this Article XIII shall continue in full force and effect, and the obligations and agreements of the Subordinating Creditors and the Company hereunder shall continue to be fully operative, until all of the Senior Debt shall have been paid and satisfied in full in cash and such full payment and satisfaction shall be final and not avoidable.

ARTICLE XIV
SUBORDINATION OF INTERCOMPANY NOTES

               Section 14.01 Defined Terms. As used in this Article XIV, “Senior Debt” shall mean all obligations created or evidenced by the A Loan Documents and the B Note Documents, including any subsequent notes, instruments or agreements of Indebtedness of any type or form whatsoever relating thereto; and “Subordinated Debt” shall mean all Indebtedness evidenced or created by an Intercompany Note.

               Section 14.02 General. The Subordinated Debt shall be and hereby is subordinated and the payment of any principal, interest or other amount thereof is deferred until the full and final payment in cash of the Senior Debt; provided, however, that the following shall not be considered to be a payment of Subordinated Debt for purposes of this Article XIV:

               (a) the payment of (i) non-cash interest to the Company or a non-Guarantor, or (ii) principal, interest or other amounts to a Guarantor;

               (b) the cancellation by any Guarantor, by netting, return of capital or capitalization, of all or a portion of the Subordinated Debt owed to another Guarantor; and

               (c) the cancellation by the Company, by netting, return of capital or capitalization, of all or a portion of the Subordinated Debt owed to the Company by a Guarantor.

               Section 14.03 Remedies. The Subordinating Creditors will not take or omit to take any action or assert any claim with respect to the Subordinated Debt or otherwise which is inconsistent with the provisions of this Agreement. Without limiting the foregoing, the Subordinating Creditors will not attempt to assert, collect or enforce the Subordinated Debt or any part thereof until the Senior Debt has been finally paid in full in cash. Until the Senior Debt has been finally paid in full in cash, the Subordinating Creditors shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of the Company or any guarantor of or provider of collateral security for the Senior Debt. The Subordinating Creditors further waive any and all rights with respect to marshalling.

               Section 14.04 Hold in Trust. The Subordinating Creditors will hold in trust and immediately pay over to the Administrative Agent and the Trustee, in the same form of payment received, with appropriate endorsements, for application to the Senior Debt, any cash amount that the Subordinating Creditors receive as a payment with respect to the Subordinated Debt, or any property received as collateral for the Subordinated Debt.

               Section 14.05 Payments in Bankruptcy or Liquidation. In the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Company, whether such case or proceeding be for the liquidation, dissolution or winding up of the Company, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors, or a concurso mercantil proceeding, the Administrative Agent and the Trustee are each hereby irrevocably authorized to receive and collect for the benefit of the Creditors any cash or other assets of the Company distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Debt, and apply such cash to, or to hold such other assets or securities as collateral for, the Senior Debt, until all of the Senior Debt shall have been paid in full in cash, rendering to the Subordinating Creditors any surplus to which the Subordinating Creditors are then entitled.

               Section 14.06 Subordinated Debt Voting Rights. By endorsing and delivering its Intercompany Notes to the Collateral Agent, each Subordinating Creditor conveys to the Collateral Agent all voting rights associated with such Intercompany Notes, including, in the event of any proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Company (whether such case or proceeding be for the liquidation, dissolution or winding up of the Company, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors, or a concurso mercantil proceeding), the right to file a proof of claim on behalf of such Subordinated Creditor and to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension, and such rights shall remain in full force and effect until all of the Senior Debt shall have been paid in full in cash.

               Section 14.07 Further Assurances. Each Subordinating Creditor hereby agrees, upon request of the Administrative Agent or the Trustee at any time and from time to time, to execute such other documents or instruments, or take such actions, as may be requested by the Administrative Agent or the Trustee further to effectuate the terms of this Article XIV.

               Section 14.08 Modification or Sale of Subordinated Debt. The Subordinating Creditors will not modify any of the terms of any of the Subordinated Debt in a way that is adverse to the interests of the holders of the Senior Debt. Except for the netting and capitalization referred to in Section 14.02, no Subordinating Creditor will sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Debt to any Person.

               Section 14.09 Termination of Subordination. The terms of this Article XIV shall continue in full force and effect, and the obligations and agreements of the Subordinating Creditors and the Company hereunder shall continue to be fully operative, until all of the Senior Debt shall have been paid and satisfied in full in cash and such full payment and satisfaction shall be final and not avoidable.

ARTICLE XV
MISCELLANEOUS

               Section 15.01 Reinstatement of Pre-Restructuring Claims. If, in connection with any appeal of the approval of the Convenio, the A Loans, the B Notes, the Guarantee by the Guaranteeing Parties, or any of the Security Documents is determined to be unenforceable,

               (a) the A Loan Documents and the B Note Documents shall immediately be deemed null and void ab initio, and all of the Pre-Restructuring Claims, the Pre-Restructuring Documents and all Guarantees thereof shall be reinstated, and shall immediately be in full force and effect (as between the Pre-Restructuring Creditors, the Company and the Guaranteeing Parties that are parties thereto) as if this Agreement and the other Restructuring Documents had never been signed, and

               (b) each payment received by a Creditor under this Agreement, the A Loan Documents and the B Note Documents, and the fair market value of the Restructuring Equity received by such Creditor determined as of the Reinstatement Effective Date, shall be applied by such Creditor to amounts owed to it under the Pre-Restructuring Documents (in accordance with the terms of the Pre-Restructuring Documents).

               Section 15.02 Amendments and Waivers. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Company, each Guaranteeing Party, the Administrative Agent and the Trustee, (and, with respect to any matters affecting the rights or obligations of the Collateral Agent or the Guarantor Paying Agent, the affected party), and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Prior to the execution of any amendment, modification or waiver by the Administrative Agent or the Trustee, the Administrative Agent and the Trustee shall have received a written direction from the requisite A Lenders or relevant B Noteholders, as applicable, to execute such amendment, modification, or waiver, as required pursuant to the relevant provisions of the A Loan Documents or B Note Documents, as applicable. Notwithstanding any provision in any Restructuring Document to the contrary, Section 5.02 shall only be amended, modified, or waived upon receipt by the Administrative Agent and the Trustee of instructions from the

Creditors representing 75% of the aggregate principal amount of Restructured Debt then outstanding.

               Section 15.03 Costs and Expenses. The Company and each Guaranteeing Party, jointly and severally, shall:

               (a) without duplication of the payment required by Section 2.01(m), pay or reimburse the Administrative Agent, the Trustee, the Collateral Agent, the Guarantor Paying Agent, each A Lender and each Steering Group member for all reasonable and documented fees, costs and expenses (including any registration or notary fees, costs and expenses) charged by or incurred by such Person in connection with or arising out of the development, negotiation, preparation, delivery and execution of (in each case, whether or not consummated) this Agreement, the other Restructuring Documents or any other document prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby (whether before or after Closing), including reasonable fees and disbursements of counsel and financial advisors; and

               (b) pay or reimburse the Administrative Agent, the Trustee, the Collateral Agent, the Guarantor Paying Agent, each A Lender, and one US and one Mexican legal counsel for a committee representing a majority in outstanding principal amount of the B Notes, all reasonable and documented fees, costs and expenses (including any registration or notary fees, costs and expenses) incurred by or charged to such Person in connection with or arising out of any amendment, supplement, consent, waiver or modification of this Agreement, any other Restructuring Document and any other documents prepared in connection herewith or therewith (in each case, whether or not consummated), including reasonable fees and disbursements of counsel and financial advisors to each A Lender, the Administrative Agent, the Trustee and the Collateral Agent; provided that no amounts shall be payable to any counsel to a committee of B Noteholders in connection with an amendment or waiver where consent of the B Noteholders was not required; and

               (c) pay or reimburse the Administrative Agent, the Trustee, the Collateral Agent, the Guarantor Paying Agent, each A Lender, and one US and one Mexican legal counsel for a committee representing a majority in outstanding principal amount of the B Notes, all reasonable and documented costs and expenses (including reasonable fees and disbursements of counsel and financial advisors to each A Lender, the Administrative Agent, the Trustee and the Collateral Agent and including any registration or notary fees, costs and expenses) incurred by any such Person in connection with or arising out of the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Restructuring Document and the protection or preservation of any right or claim by any such Person against the Company or any Guaranteeing Party arising out of this Agreement or any other Restructuring Document during the existence of an Event of Default or after acceleration of any of the Restructured Debt (including in connection with any proposed or actual “workout” or restructuring of the Restructured Debt).

               Section 15.04 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company and each Guaranteeing Party, jointly and severally, shall indemnify and hold harmless the Administrative Agent, the Trustee, the Collateral Agent, the Guarantor Paying Agent, each A Lender, each Steering Group member and their respective Affiliates, directors, officers, employees, counsel, financial advisors, agents and attorneys-in-fact (each, an “Indemnified Person”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, charges, expenses and disbursements (including the current payment of all reasonable fees and disbursements of counsel) of any kind or nature whatsoever that may at any time be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement or performance of this Agreement or any other Restructuring Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby, or (b) any actual or alleged violation of any Applicable Law (including environmental laws) by or from any Property subject to the Security Documents currently or formerly owned or operated by the Company or any Guarantor (except to the extent pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes are first placed or released on such Property after the date on which the Company or such Guarantor ceases to hold legal title to such property), or any investigations or proceedings related in any way to such laws binding on the Company or any Guarantor or any of such Property, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that such indemnity shall not, as to any Indemnified Person, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, charges, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person (or its Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact). All amounts due under this Section 15.04 shall be payable within 10 Business Days after demand therefor. The agreements in this Section 15.04 shall survive the resignation of the Administrative Agent, the Collateral Agent, the Trustee or the Guarantor Paying Agent or the replacement of any A Lender or Steering Group member (in each case, with respect to periods prior to such resignation or replacement), the termination of any Restructuring Document and the repayment, satisfaction or discharge of all other obligations under the Restructuring Documents.

               Section 15.05 Limitation of Rights; No Waiver. No failure by the Administrative Agent, the Trustee, the Collateral Agent, any A Lender or any B Noteholder to exercise, and no delay by any such Person in exercising, any right, remedy or power under this Agreement or any other Restructuring Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement or any other Restructuring Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

               Section 15.06 Sharing of Information.

               (a) each of the Administrative Agent and the Trustee shall, from time to time upon request, advise the other and the Collateral Agent of the outstanding principal amount of A Loans or B Notes (as the case may be) and accrued interest thereon, and

               (b) the Collateral Agent shall, from time to time upon request, advise each of the Administrative Agent and the Trustee of the aggregate credit balance of the DSRA.

               Section 15.07 Judgment Currency. The Company and each Guaranteeing Party agrees that Dollars are the sole currency for the payment of all sums payable in respect of the Restructured Debt. All indemnities to be paid under this Agreement, shall be payable immediately when due in Dollars in the full amount due, without deduction for any variation in any Rate of Exchange (as defined below). The Company and the Guaranteeing Parties agree to indemnify any Creditor against any losses incurred by such Creditor as a result of any judgment or order being given or made for the amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than Dollars and as a result of any variation as between (i) the rate of exchange at which the Dollar amount is converted into Judgment Currency (the “Rate of Exchange”) and (ii) the Rate of Exchange at which the Creditor is then able to purchase Dollars with the amount of the Judgment Currency actually received by such Creditor. The indemnity set forth in this Section 15.07 shall constitute a separate and independent obligation of the Company and each Guaranteeing Party and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

               Section 15.08 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               Section 15.09 Payments Set Aside. To the extent that the Company or a Guaranteeing Party makes a payment to the Administrative Agent, the Trustee or any Creditor, or the Administrative Agent, the Trustee, or any Creditor exercises a right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise required to be repaid to a trustee, receiver or any other party in connection with any insolvency or similar proceeding, then to the extent of any amounts recovered from the Administrative Agent, the Trustee, or any Creditor or repaid to a trustee, receiver or other party, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

               Section 15.10 Notices.

               (a) Unless otherwise expressly provided herein, all notices, directions, requests and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices, directions, requests and other communications shall be mailed, faxed or delivered to the applicable address or facsimile number to the address or facsimile number specified for such Person on Schedule 15.10 or to such other address or facsimile number as shall be designated by such party in a notice to the other parties.

               (b) All such notices, directions, requests and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto, and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto, (B) if delivered by facsimile, when sent and receipt has been confirmed by telephone or in writing.

               (c) The Administrative Agent and the Trustee shall be entitled to rely and act upon any notice, direction, request or other communication believed in good faith by such Person to have been given by or on behalf of the Company or any Guaranteeing Party.

               Section 15.11 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Company nor any Guaranteeing Party may assign or transfer any of its rights or obligations under this Agreement or any other Restructuring Document without the prior written consent of the Administrative Agent, the Trustee, the Collateral Agent and the Guarantor Paying Agent.

               Section 15.12 Counterparts; Severability. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. If any provision of this Agreement or any other Restructuring Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement or such other Restructuring Document shall not be affected or impaired thereby, and (b) the parties shall endeavor in good faith to replace the illegal, invalid or unenforceable provisions with valid provisions the same economic effect as such illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               Section 15.13 Waiver of Immunity. Each of the Company and each Guaranteeing Party hereby irrevocably and unconditionally waives and agrees, not to plead or claim in any legal action, suit or proceedings, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or otherwise) with respect to itself or any of its property, whether or not held for its own account, immunity in respect of its obligations under this Agreement and each other Restructuring Document. Without limiting the foregoing, the Company and each Guaranteeing Party agrees that the foregoing waiver shall be to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and is intended to be irrevocable for the purposes of such Act.

               Section 15.14 Use of English Language.

               (a) This Agreement, the A Loan Documents, the B Loan Documents and the McKinley Pledge Agreement are made in the English language. One Spanish language translation of each such Restructuring Document has been prepared at the Company’s expense and delivered pursuant to Section 2.01(k), and shall be the agreed Spanish language translation thereof for all purposes. Such translations and no other may be filed in one or more public registries in Mexico or used in any proceedings in Mexico. For all purposes, the English language version hereof and of the A Loan Documents, the B Loan Documents and the McKinley Pledge Agreement shall be the original instrument, and in all cases of conflict between the English and the Spanish versions, the English version shall control; provided, that with respect to the proceedings brought before a Mexican court, the Spanish language version shall control.

               (b) All certificates, reports, notices, documents, financial statements and other communications (excluding Mexican estatutos sociales and powers-of-attorney) given or delivered pursuant to the Restructuring Documents (other than the Security Documents) shall be in the English language only, except as required by Mexican law (in which event English translations thereof certified by a Responsible Officer of the Person delivering such certificate, report, notice, document, financial statement or other communication shall be provided upon which all parties hereto shall have the right to rely for all purposes of the Restructuring Documents).

               Section 15.15 Survival. The obligations of the Company and the Guaranteeing Parties under Sections 10.03, 11.05, 15.03, 15.04 and this Section 15.15 shall survive the repayment of the Restructured Debt and the termination of the Restructuring Documents. In addition, each representation and warranty made herein or pursuant hereto shall survive the making of such representation and warranty. Such representations and warranties (to the extent made to such Person) have been or will be relied upon by the Administrative Agent, the Trustee, the Guarantor Paying Agent, and each Creditor, regardless of any investigation made by the Administrative Agent, the Trustee, the Guarantor Paying Agent, or any Creditor on their behalf.

               Section 15.16 Consent to Jurisdiction; Process Agent. Each of the parties hereto hereby agrees that any suit, action or proceeding with respect to this Agreement or any other Restructuring Document (other than those governed by Mexican law) or any judgment entered by any court in respect of any thereof may be brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and each of the parties hereto hereby irrevocably submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each of the parties hereto further submits, for the purpose of any such suit, action, proceeding or judgment to the appropriate courts of its domicile and to the appropriate courts located in the national capital of the jurisdiction of the law under which such party is organized. In addition, the Company and each Guaranteeing Party hereby further submits, for the purpose of any such suit, action, proceeding or judgment, to the courts of the Federal District of the United Mexican States. The Company and each Guaranteeing Party hereby irrevocably appoint CT Corporation System (the “Process Agent”), with an office on the Closing Date at 111 Eighth Avenue, 13th Floor, New York, New York 10011, U.S.A., as its agent to receive on its behalf service of copies of the summons and complaint and any other process that may be served in any action or proceeding brought in any New York state or federal court. Such service, to the extent permitted by Applicable Law, may be made by mailing by certified mail or delivering a copy of such process to the Company or Guaranteed Party, as the case may be, in care of the Process Agent at the address specified above for the Process Agent, and the Company and each Guaranteeing Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The Company and each Guaranteeing Party also irrevocably consents, to the extent permitted by Applicable Law, to such service upon it by the mailing by certified mail of copies thereof by U.S. airmail to its address set forth in Schedule 15.10. So long as the Company or any Guaranteeing Party is obligated under any Restructuring Document, it will maintain a duly appointed agent in New York City for the service of such process or summons. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Applicable Law. The parties hereto agree that a final judgment in any suit, action, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Each of the parties hereto irrevocably waive, to the fullest extent permitted by Applicable Law, (a) any objection that any such party may now or hereafter have to the laying of venue of any action or proceeding with respect to the Restructuring Documents (other than the Security Documents) in the Federal Courts of the United States for the Southern District of New York, or the Supreme Court of the State of New York, County of New York, (b) any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum and (c) their rights to bring an action or proceeding in any other jurisdiction to which they might be entitled. The Company and each Guaranteeing Party hereby also irrevocably waives, to the fullest extent permitted by Applicable Law, the right to demand that the Administrative Agent, the Trustee, the Guarantor Paying Agent, or a Creditor post a performance bond or guaranty in any action or proceeding initiated against the Company or any Guaranteeing Party.

               Section 15.17 Waiver of Jury Trial. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER RESTRUCTURING DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

               Section 15.18 Releases. The Company and each Guaranteeing Party, on behalf of itself and its Subsidiaries and Affiliates hereby releases and forever discharges each Creditor, each of their respective Affiliates, and each member of any steering or similar committee of creditors of the Company and each of their respective individual, joint or mutual, past, present, and future Affiliates, stockholders, controlling persons, directors, officers, employees, counsel, subsidiaries, successors and assigns, in each case from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts, Liens, and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of such parties now has, has ever had or may hereafter have against any Person so released and discharged on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, relating to, arising out of, or in connection with, the Pre-Restructuring Claims, the Pre-Restructuring Documents or the Company and its Affiliates. Each Creditor, on behalf of itself and its Affiliates, hereby releases and forever discharges the Company, the Guaranteeing Parties and each member of any steering or similar committee of creditors of the Company and each of their respective individual, joint or mutual, past, present, and future Affiliates, stockholders, controlling persons, directors, officers, employees, counsel, subsidiaries, successors and assigns, in each case from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts, Liens, and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of such parties now has, has ever had or may hereafter have against any Person so released and discharged on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, relating to, arising out of, or in connection with, the Pre-Restructuring Claims, the Pre-Restructuring Agreements or the Company and its Affiliates. Notwithstanding the foregoing, nothing contained in this Agreement shall operate to release any obligations of any party under the Restructuring Documents.

[Remainder of page intentionally blank; next page is signature page.]

               IN WITNESS WHEREOF, the parties hereto have caused this Common Agreement to be duly executed and delivered by their proper and duly executed as of the date first written above.

CORPORACION DURANGO, S.A. DE C.V.

By:

Name:
Title:

By:

Name:
Title:

COMPAÑIA PAPELERA DE ATENQUIQUE, S.A. DE C.V.,
as Guarantor and Subordinating Creditor

By:

Name:
Title:

By:

Name:
Title:

PONDEROSA INDUSTRIAL DE MEXICO, S.A. DE C.V.,
as Guarantor

By:

Name:
Title:

By:

Name:
Title:

EMPAQUES DE CARTON TITÁN, S.A. DE C.V., as
Guarantor and Subordinating Creditor

By:

Name:
Title:

By:

Name:
Title:

INDUSTRIAS CENTAURO, S.A. DE C.V., as
Guarantor

By:

Name:
Title:

By:

Name:
Title:

ENVASES Y EMPAQUES DE MEXICO, S.A., DE C.V.,
as Guarantor and Subordinating Creditor

By:

Name:
Title:

By:

Name:
Title:

ADMINISTRACION CORPORATIVA DE DURANGO, S.A. DE
C.V., as Guarantor and Subordinating Creditor

By:

Name:
Title:

By:

Name:
Title:

CARTONPACK, S.A. DE C.V., as Guarantor
By:

Name:
Title:

By:

Name:
Title:

COMPAÑIA NORTEAMERICANA DE INVERSIONES EN
CELULOSA Y PAPEL, S.A. DE C.V., as Additional
Guarantor and Subordinating Creditor

By:

Name:
Title:

By:

Name:
Title:

DURANGO INTERNACIONAL, S.A. DE C.V.,
as Additional Guarantor and Subordinating
Creditor

By:

Name:
Title:

By:

Name:
Title:

DURANGO INTERNATIONAL, INC., as Additional
Guarantor and Subordinating Creditor

By:

Name:
Title:
By:

Name:
Title:

RECICLAJES CENTAURO, S.A. DE C.V., as
Additional Guarantor

By:

Name:
Title:

By:

Name:
Title:

PORTEADORES DE DURANGO, S.A. DE C.V., as
Additional Guarantor and Subordinating
Creditor

By:

Name:
Title:

By:

Name:
Title:

GRUPO PIPSAMEX, S.A. de C.V., as Subordinating
Creditor

By:

Name:
Title:

By:

Name:
Title:

DURANGO MCKINLEY PAPER COMPANY, as
Subordinating Creditor

By:

Name:
Title:

By:

Name:
Title:

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as
Trustee

By:

Name:
Title:

By:

Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as
Collateral Agent

By:

Name:
Title:

By:

Name:
Title:

DEUTSCHE BANK MEXICO, S.A., INSTITUCION DE
BANCA MULTIPLE, as Collateral Agent

By:
Name:
Title:

By:

Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as
Guarantor Paying Agent

By:

Name:
Title:

By:

Name:
Title:

THE BANK OF NEW YORK, as Administrative Agent

By:

Name:
Title:

By:

Name:
Title:

BANCO NACIONAL DE MÉXICO, SOCIEDAD ANONIMA,
INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, as an
A Lender

By:

Name:
Title:

By:

Name:
Title:

BANK OF AMERICA, N.A., as an A Lender

By:

Name:
Title:

By:
Name:
Title:

BANC OF AMERICA SECURITIES LIMITED,
as an A Lender

By:

Name:
Title:

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as an A Lender

By:
Name:
Title:

By:

Name:
Title:

CALIFORNIA COMMERCE BANK, as an A Lender

By:

Name:
Title:

By:

Name:
Title:

[DEUTSCHE BANK, A.G., NEW YORK BRANCH], as an
A Lender

By:

Name:
Title:

By:
Name:
Title:

Convenio Copy

Schedule 1.01 (a) to Common Agreement
 Pre-Restructuring Principal and Investment Claims
(Dollars)

	Principal	Normal Interest	Total Claim
Holders of the Company’s 12 5/8% Senior Notes due 2003, Wells Fargo Bank, National Association, as Indenture Trustee	18,230,000.00	4,756,510.83	22,986,510.83
Holders of the Company’s 13 1/8% Senior Notes due 2006, Wells Fargo Bank, National Association, as Indenture Trustee	301,743,000.00	81,847,788.75	383,590,788.75
Holders of the Company’s 13 1/2% Senior Notes due 2008, Wells Fargo Bank, National Association, as Indenture Trustee	10,363,000.00	2,891,277.00	13,254,277.00
Holders of the Company’s 13 3/4% Senior Notes due 2009, Wells Fargo Bank, National Association, as Indenture Trustee	175,000,000.00	52,202,256.94	227,202,256.94
Holders of the Company’s Euro Commercial Paper, JP Morgan Chase Bank, as Issuing Agent	5,000,000.00	0.00	5,000,000.00
Banco Nacional de México, Sociedad Anonima, Integrante del Grupo Financiero Banamex	80,435,634.36	6,794,377.85	87,230,012.21
California Commerce Bank	24,180,000.00	1,942,260.30	26,122,260.30
JP Morgan Chase Bank, N.A.	9,985,268.45	920,398.96	10,905,667.41
Bank of America, N.A.	19,000,000.00	1,468,927.85	20,468,927.85
Bank of America Securities, Limited	2,000,000.00	135,859.01	2,135,859.01
Deutsche Bank, A.G., New York Branch	1,000,000.00	67,929.50	1,067,929.50

Total	646,936,902.81	153,027,586.99	799,964,489.80

Convenio Copy

Schedule 3.05 to Common Agreement
Ownership; Subsidiaries

(1).	19.8% is controlled through Empaques de Cartón Titán.

(2).	4.92% is controlled through Empaques de Cartón Titán.

*	CONICEPA = Compañía Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V.

Convenio Copy

Schedule 3.10 to Common Agreement
Real Property

Company		Location	Description	Filing Date
ADMINISTRACION CORPORATIVA DE DURANGO
ACD 1	Casa “Los Limoneros” (lotes 62 y 63)	Cuernavaca, Morelos	Land & House	1

CAJAS Y EMPAQUES IZCALLI (PENDIENTE TRASMITIR A EEM) - Pending Transfer
CEI 1	Lotes de terreno 5 y 6 de la mza. 3 Fracc. Ind. Complejo Cuamantla	Cuautitlán Izcalli, Edo de Mex	Plant EEM Izcalli
			Land Building	2

CAJAS Y EMPAQUES DE OCCIDENTE
CEO 1	Nave Industrial (Tres lotes de terreno) mza 65 del Fracc. De la Zona Ind. - al sur de Guadalajara	Guadalajara, Jal	Plant ECT Ceosa
			Land Building	1

CAJAS Y EMPAQUES DEL PACIFICO (PENDIENTE TRANSMITIR A CEO Y DESPUÉS A ECT) - Pending Transfer
CEP 1 *DM	Lote de terreno	Guasave, Sin	Warehouse - De Minimus

CARTONES Y EMPAQUES DEL SUR (PENDIENTE TRANSMITIR A EEM) - Pending Transfer
CES 2	Fracción de terreno “Lerida Uno”	Tapachula, Chiapas	Plant EEM Chia Land Building	2

COMPAÑÍA INDUSTRIAL DE ATENQUIQUE
CIA 1	Predios “Las Margaritas y Atenquique”	Tuxpan, Jal	Plant CPA Atenq
			Worker’s Houses Land Building	1

CIA 2 *DM	Predio Rústico “El Cerro de la Bajada de Atenquique”	Tuxpan, Jal	Land

CIA 3 *DM			CIA 3 and CIA 4 are considered as one asset - De Minimus

CIA 4 *DM			CIA 3 and CIA 4 are considered as one asset - De Minimus

Convenio Copy

Company		Location	Description	Filing Date
CIA 5	Predio (solares) calle Morelos s/n mza. 23 cuartel 4°	Cd.Guzmán, Jal	Land only	1

CIA 6 *DM	Predio Rústico “El Aguacero”	Tuxpan, Jal	Land only — De Minimus

CIA 9	Rancho los Reyes Fracción I Av. Circunvalación No. 303 Fracc. Los Reyes	Tlalnepantla, Edo de Mex	(Pending) Plant EEM Juarez Land Building	2

CIA 10	Rancho los Reyes Fracción II Av. Circunvalación No. 303 Fracc. Los Reyes	Tlalnepantla, Edo de Mex	(Pending) Plant EEM Juarez Land Building	2

CIA 11 *DM	Fracción del predio rústico known as “Analcinic” sup: 100 m2	Jalisco	Land only — De Minimus

CIA 12	Rancho los Reyes Fracción III Av. Circunvalación No. 303 Fracc. Los Reyes	Tlalnepantla, Edo de Mex	(Pending) Plant EEM Juarez Land Building	2

CIA 14 *DM	Solar calle Morelos No. 561 Mza. 23 cuartel 4° sup 1,167 m2	Cd.Guzmán, Jal	Land only — De Minimus

COMPAÑÍA PAPELERA DE ATENQUIQUE
CIA 20			Duplicated deed, same property as CIA 24

CIA 20 *DM	Finca Urbana calle Efraín Buenrostro y Pino Fracc. San pedro sup 161.12 m2	Cd.Guzmán, Jal	House — De Minimus Partially Sold

CIA 22	Fracción de predio rústico calle Matamoros y Féliz Torres Milanes	Cd.Guzmán, Jal	Land beside EEM bags mill	1

Convenio Copy

Company		Location	Description	Filing Date
CIA 23 *DM	Fracción de Solar Urbano calle Efraín Buenrostro, Pino Cordero y Oyamel sup 1198.14 m2	Cd.Guzmán, Jal	Urban Land — De Minimus

CIA 25 *DM	Solar Mza. 23 del cuartel 4° en la calle Prolongación Morelos sup 583.10 m2	Jalisco	Land only — De Minimus

CIA 26	Fracción en el patio Número dos de la “Unión Forestal de Jalisco y Colima”	Tuxpan, Jal	Urban Land	1

CIA 27	Predio “La Chavanda”	Tuxpan, Jal	Urban Land	1

CIA 28	Predio “el Zinc o Peña Colorada o Peña Blanca”	Tuxpan, Jal	Urban Land	1

EMPAQUES DE ATENQUIQUE
EAT 1	Fracción de predio rústico calle Matamoros y Féliz Torres Milanes	Cd. Guzmán, Jal	Planta EEM sacks Land Building	1

EAT 2	Lotes de terreno No. 14 A y 14 B Fracc. Parque Industrial Cartagena	Tultitlán, Edo de Mex	(Pending)
			Plant EEM Tultitlan Land Building	2

EMPAQUES DE CARTON TITAN
ECT 0	Tres fracciones de terreno	Monterrey, NL	Plant ECT Cartons Land Building	1

ECT 1	Dos fracciones de terreno	Monterrey, NL	Plant ECT Cartons — Values included within ETC 0

ECT 4	Dos lotes de terreno	Monterrey, NL	Plant ICE — separate lease	1

ECT 8	Lote de terreno calle Gral. Barragan antes Cuautla	Monterrey, NL	Plant ECT Cartons	1

ECT 9	Lote de terreno calle Gral. Barragan	Monterrey, NL	Plant ECT Cartons Land	1

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Company		Location	Description	Filing Date
ECT 10 *DM			Small property (less than 1,500m). Company owns the building but not the land. De Minimus

ECT 12	Lotes de terreno	Sn Nicolas de los Gza y Apodaca, NL	Land Co.-owned w/ 3rd Parties	1

ECT 13	Fracción de terreno formado por “Cerro Olivo”, “Cerro”, “El Olivo Chico”, El Olivo Grande, “San Marcos”, “La Cuchilla”, “Tierra Colorada”, “La Pera”, La Barranca y “La Cuchilla”	Tlalnepantla, Edo de Mex	Plant ECT Barrientos Land Building	1

ECT 14	Una porción de Fracción del predio known as “El Gavillero” Pueblo de Barrientos	Tlalnepantla, Edo de Mex	Plant ECT Barrientos Land	1

ECT 15	Unidad Industrial Lm.7 Vía de Ferrocarril a Matamoros, esq. }Vía FF:CC y camino a Santo Domingo	Sn Nicolas de los Garza, NL	Land only — Relatively small value, will be perfected by December

ECT 17	Lote de terreno No. 2 del plano relacionado	Monterrey, NL	Property leased to 3rd party	1

ECT 18	Predio urbano Polígono 2	Monterrey, NL	Plant ECT Cartones	1

ECT 20	Finca calle Canelo (ahora Henry Dunant) No. 143 Col. del Prado	Monterrey, NL	Union office Land Building	1

ECT 23 *DM	Fracción de terreno 10 sobre la carr. Hermosillo-Bahia de Kino	Hermosillo, Sonora	Land only — De Minimus

ECT 25 *DM	Lotes 34, 35, 36 Y 37 SEC IV Fraccionamiento “Las Huertas”	Sn Ignacio, Sinaloa	Land only — De Minimus

ECT 26 *DM	porción de la fracción A cuadrilátero VI de “los Juris”	Huatabanampo, Sinaloa	Land only — De Minimus

ECT 27	Lote de terreno No. 11 mza. 7 del	Chihuahua	Plant CRP Land	1

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Company		Location	Description	Filing Date
	Complejo Industrial Chihuahua		Building

ECT 28 *DM	Dos Fracciones de terreno ubicadas	San Carlos Guaymus, Son	Land Only — De Minimus

ENVASES Y EMPAQUES DE MEXICO
EEM 1	Predio Rústico “El Bañito”	Apasco, Edo de Mex	Plant EEM sacos Land Building	1

EEM 2	Fracción de terreno que forma parte del inmueble “Plan de Adobes”	Tepatitlán de Morelos, Jalisco	Plant EEM Tepatitlán (terreno) Land	1

EEM3	Predio Rústico “Plan de Adobes”	Tepatitlán de Morelos, Jalisco	Plant EEM Tepatitlán (construcción) Building	1

ENVASES VARIOS (PENDIENTE TRANSMITIR A EEM) — Pending Transfer
EEV 1	Fracción del Predio Rústico “Molinos de la Era” delg. De Carrillo Puerto, Qro.	Querétaro, Qro	Plant EEM Land Building	2

FORESTAL BOSQUES DE DURANGO
FBD 1	Lote 15 Manzana 13 potasio	Durango, Dgo.	Non-operating plant Land Building	1

FBD 2	Lote 7 Manzana 4 fracción “B” Estaño	Durango, Dgo.	Land only	1

FBD 3	Lotes 14 y 16 de la manzana 13 potasio	Durango, Dgo.	Non-operating plant & sawmill Land	1

GRUPO INDUSTRIAL PONDEROSA
GIP 1	Predios rustícos “El Registro” Lotes 1, 55, 31, 33 y 35	Durango, Dgo.	Land beside Plant ICE (wells)

GIP 2	Land Ejido Montemorelos	Montemorelos, Dgo.	Plant ICE Land Building	1

INDUSTRIAS CENTAURO
ICE 1	Lotes 8, 9 y 10 fracción “A” de la Manzana 5 Av. Selenio	Durango, Dgo	Non operating mill	1

PANELES PONDEROSA (PENDIENTE TRANSMITIR A PIM)+A150 - Pending Transfer
PPO 1	Fraccion 2a, 3a, 4a y 5a del Ejido la Concordia mza. 125, 126, 125 A y 126	Chihuahua	Plant PIM Land Building	2

PPO 2	Fracción 1a del Ejido	Chihuahua	Plant PIM	2

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Company		Location	Description	Filing Date
	La Concordia		Land

PPO 3			This property was wrongly reported as owned by Durango. The title still shows the government as the owner and will be transferred to Durango next year . Durango uses the land where water wells are located

PPO 4	parcela no. 26 zona 1 polígono 2/3 es ejido poblado Robinson	Chihuahua	Plant PIM Land	2

PAPELERA HEDA (PENDIENTE TRANSMITIR A CPA) — Pending Transfer
PHE 1	Fracción II predio “La Era” y construcciones existentes km. 23 carr. Méx-Texcoco	Texcoco, Mex	Plant CPA Land Building	2

PHE 2	Land “Estoquiahua” Pueblo Magdalena, Atlicpac, Los Reyes la paz	Texcoco, Mex	Land only	2

PHE 3	Land “Estoquiahua” Pueblo Magdalena, Atlicpac, Los Reyes la paz	Texcoco, Mex	Plant CPA Land	2

PHE 4	Land “Techachaltitla” Pueblo Magdalena, Atlicpac, Los Reyes La Paz	Texcoco, Mex	Land only	2

PHE 5	Land “San Dieguito” Pueblo Pueblo Magdalena, Atlicpac, Los Reyes la Paz	Texcoco, Mex	Plant CPA Land	2

PHE 6	Predio Rústico known as “La Era” Pueblo Magdalena, Atlicpac, Los Reyes la paz	Texcoco, Mex	Land only	2

PHE 7	Predio Rústico known as “La Era” Pueblo Magdalena, Atlicpac, Los Reyes la paz	Texcoco, Mex	Land only	2

PHE 8	Land known as “Atlicpac” Pueblo Magdalena, Atlicpac, Los Reyes la Paz	Texcoco, Mex	Land only	2

PAPELES TITÁN
ECT 22	Predios Rústicos “La Fábrica”, “La Cuchara” y “El	Tlaquepaque, Jalisco	Plant ECT & CPA Land	1

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Company		Location	Description	Filing Date
	Jaguey”		Building

PLYWOOD PONDEROSA DE MEXICO (PENDIENTE TRANSMITIR A PIM) — Pending Transfer
PPM 1	Parte de ejido de Anáhuac Col. Anahuac	Benito Juárez, Chihuahua	Non operating Plywood Facility Land Building	2

PPM 2	Dos fracciones de terreno centro Agro-Industrial Col. Anahuac	Cuauhtémoc, Chihuahua	Non-operating Plywood Facility

PONDEROSA INDUSTRIAL DE MEXICO
PIM 1	Lotes 2, 3 y 4 Manzana 13 Av. Antimonio	Durango, Dgo.	Plant PIM Plywood Land Building	1

PIM 2	Lotes 17, 18 y 19 de la Manzana 13 Av. Antimonio y Potasio	Durango, Dgo.	Plant PIM Plywood & Office Land Building	1

PIM 3	Lotes 5 de la Manzana 13 Av. Antimonio y Potasio	Durango, Dgo.	Land	1

TUBOMEX (PENDIENTE TRANSMITIR A PHE Y DESPUÉS A CPA) — Pending Transfer
PHE 9	Fracción III predio “La Era” y construcciones existentes km. 23 carr. Méx-Texcoco	Texcoco, Mex	Plant CPA Tubes Land	2

*DM	Denotes de minimus assets not anticipated to be mortgaged

1	Ten (10) business days from the execution date with Notary Public of the Mexican Mortgage

2	Ten (10) business days after February 15, 2005.

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Schedule 4.01 to Common Agreement
Form of Certificate to Accompany Audited Financials
CORPORACION DURANGO, S.A. DE C.V.

[_____], 20[_]

The Bank of New York, as Administrative Agent
under the A Loan Documents
Law Debenture Trust Company of New York, as Trustee
under the B Note Documents

Ladies and Gentlemen:

     I, Mayela Rincón de Velasco, Chief Financial Officer of Corporación Durango, S.A. de C.V. (the “Company”), HEREBY CERTIFY that as of the date first written above:

     1. I am the duly elected, qualified and acting Chief Financial Officer of the Company, and as such am authorized to execute this Officer’s Certificate in accordance with Section 4.01 of the Common Agreement, dated as of [   ], 20[   ] (the “Common Agreement”), among: (i) the Company; (ii) Compañía Papelera de Atenquique, S.A. de C.V., Ponderosa Industrial de México, S.A. de C.V., Empaques de Cartón Titán, S.A. de C.V., Industrias Centauro, S.A. de C.V., Envases y Empaques de México, S.A. de C.V., Administración Corporativa de Durango, S.A. de C.V., and Cartonpack, S.A. de C.V., collectively, as Guarantors; (iii) Compañía Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V., Durango Internacional, S.A. de C.V., Durango International, Inc., Reciclajes Centauro, S.A. de C.V. and Porteadores de Durango, S.A. de C.V., collectively, as Additional Guarantors; (iv) Banco Nacional de Mexico, Sociedad Anomina, Integrante del Grupo Financiero Banamex, Bank of America, N.A. , Banc of America Securities Limited, JP Morgan Chase Bank, N.A., California Commerce Bank and Deutsche Bank, AG, New York Branch, as A Lenders; (v) The Bank of New York, as Administrative Agent under the A Loan Documents; (vi) Law Debenture Trust Company of New York, as Trustee under the B Note Documents; (vii) Deutsche Bank Trust Company Americas, as New York Collateral Agent under the McKinley Pledge Agreement; (viii) Deutsche Bank Mexico S.A., Institución de Banca Multiple, as Collateral Agent under the Security Documents other than the McKinley Pledge Agreement; and (ix) Deutsche Bank Trust Company Americas, as Guarantor Paying Agent for the A Loans and the B Notes;

     2. The calculation of Excess Cash and application of Excess Cash as set forth in Schedule 1 and Schedule 2 respectively are true and correct in all material respects and such calculation has been prepared in accordance with Section 7.01 of the Common Agreement;

     3. The calculation of Net Cash Proceeds of Equity Issuances and the application thereof as set forth in Schedule 3 is true and correct in all material respects and has been prepared in accordance with Section 7.02 of the Common Agreement;

     4. The calculation of Net Cash Proceeds of Dispositions permitted pursuant to Section 5.05 (a) (iii) of the Common Agreement by the Company and application thereof as set forth in Schedule 4 is true and correct in all material respects and has been prepared in

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accordance with Section 7.03(a)(i) of the Common Agreement;

     5. The calculation of Net Cash Proceeds of Dispositions permitted pursuant to Section 5.05 (a) (iv) of the Common Agreement by the Company and application thereof as set forth in Schedule 5 is true and correct in all material respects and has been prepared in accordance with Section 7.03(a)(ii) of the Common Agreement;

     6. The calculation of Net Cash Proceeds of Dispositions permitted pursuant to Section 5.05 (b) (iii) of the Common Agreement by a Guarantor and application thereof as set out in Schedule 6 is true and correct in all material respects and has been prepared in accordance with Section 7.03(b) of the Common Agreement;

     7. The calculation of Net Cash Proceeds of Dispositions permitted pursuant to Section 5.05 (c) of the Common Agreement by a Non-Guarantor Subsidiary and application thereof as set forth in Schedule 7 is true and correct in all material respects and has been prepared in accordance with Section 7.03(c) of the Common Agreement;

     8. The calculation of Net Cash Proceeds received as a result of Casualty Events and application thereof as set forth in Schedule 8 is true and correct in all material respects and has been prepared in accordance with Section 7.04 of the Common Agreement;

     9. [No Default or Event of Default has occurred and is continuing] [A Default / An Event of Default has occurred and is continuing, and a description thereof is set forth in Schedule 9 along with a description of the actions that the Company has taken or is taking to address the situation]; and

     [10. Schedule 10 lists all Indebtedness of the Company and Guarantors].1

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[1]	Only applicable for Q4 certificates and will be included in the 20F

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          IN WITNESS WHEREOF, this Officer’s Certificate has been executed as of the date first above written.

CORPORACIÓN DURANGO, S.A. DE C.V.
By:
Name:	C.P. Mayela Rincón de Velasco
Title:	Chief Financial Officer

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Schedule 1

Excess Cash Calculation
for [Fiscal Quarter][Fiscal Year] ended ___, ____

All calculations are based on the Company’s Partially Consolidated financial statements converted into US$ unless otherwise stated.

		Notes
Excess Cash is the greater of :

(A) Minimum Excess Cash		1	US$_______		(A)

(B) The sum of the following:					(B)

i.	cash and Cash Equivalents (excluding amounts on deposit in the DSRA) above the minimum threshold	2	US$_______		(B)(i)

ii.	Measurement Accounts Payable Deficiency	3	US$_______		(B)(ii)

iii.	Measurement Excess Accounts Receivable Level	4	US$_______		(B)(iii)

iv.	Measurement Excess Inventory Level	5	US$_______		(B)(iv)

v.	McKinley Excess Cash on Hand Sum of (B)(i) to (B)(v)	6	US$_______	US$_______	(B)(v) Sum of (B)(i) to (B)(v)

Excess Cash – greater of (A) and (B)				US$_______

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Schedule 1

Note 1 – Calculation of Minimum
Excess Cash

(A) During the first three quarters of the fiscal year – Minimum Excess Cash			US$0

(B) 4th Quarter of the Fiscal Year – product of:

i.	2/3rd		2/3	(B)(i)

ii.	The positive difference, if any, between

	a) EBITDA	US$_______

	b) US$150 million	US$150,000,000	US$_______	(B)(ii)	(if difference between (a) and (b) is negative, enter US$0)

Quarter 4 - Minimum Excess Cash			US$_______	(B)(i) x (B)(ii)

Note 1 – During Q1, Q2 and Q3 there is no Minimum Excess Cash – it is only an annual test.

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Schedule 1

Note 2 – Calculation of Cash and Cash Equivalents

(A) cash and Cash Equivalents	US$_______	(A)

(B) Threshold cash per schedule below	US$_______	(B)

(C) Deduct amounts, if any, included in (A) related to DSRA	US$_______	(C)

(D) Deduct asset sale “Designated Proceeds” up to US$20 million which have been deposited with the Collateral Agent subject to a Set Aside Notice pursuant to Section 7.03 (b) of the Common Agreement, if any, included in (A)
	US$_______	(D)

(E) Insurance proceeds not yet reinvested prior to the expiry of the reinvestment period, if any, included in (A) in accordance with Section 7.04 of the Common Agreement	US$_______	(E)

The difference between (A) and the sum of (B), (C), (D) and (E) of the foregoing is cash and Cash Equivalents	US$_______	(A)-(B)-(C)-(D)-(E) (if difference is negative, enter US$0)

Select threshold cash per the schedule below:

Fiscal Quarter Ending	Amount	Fiscal Quarter Ending	Amount
December 31, 2004	US$32,000,000	March 31, 2008 and each of

March 31, 2006	US$65,200,000	the first three fiscal quarters

June 30, 2006	US$65,200,000	of each year thereafter	US$50,000,000

September 30, 2006	US$65,200,000

December 31, 2006	US$35,200,000	December 31, 2008 and each

March 31, 2007	US$61,000,000	of the last fiscal quarters of

June 30, 2007	US$61,000,000	each fiscal year thereafter	US$20,000,000

September 30, 2007	US$61,000,000

December 31, 2007	US$31,000,000

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Schedule 1

Note 3 – Measurement Accounts
Payable Deficiency

For quarters ending after December
31, 2005

The positive difference, if any,
between

(A) US$53,500,000			US$53,500,000	(A)

(B) Sum of:

i.	Accounts payable and accrued liabilities, less	US$_______

ii.	Amounts relating to interest and taxes to the extent included in accounts payable and accrued liabilities in i)	(US$_______)	US$_______	(B)

Measurement Accounts Payable Deficiency (A) minus (B) to the extent positive			US$__________	(A)–(B)	(if (A) minus (B) is negative, enter US$0)

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Schedule 1

Note 4 – Measurement Excess
Accounts Receivable Level

For quarters ending after December
31, 2005

The product of:

A.	The positive difference, if any, between
	i.	Actual Days of Accounts Receivable (Note 1)	________
	ii.	120	minus 120	_____________(A)	(if negative, Enter “0”)

B.	The quotient of:

	i.	Total accounts receivable	US$_______ divided by

	ii.	Actual Days of Accounts Receivable	____________	(B)

Measurement Excess Accounts Receivable Level				____________	(A) x (B)

Note 1 – accounts receivable means third party trade accounts receivable.

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Schedule 1

Note 5 – Measurement Excess Inventory
Level

For quarters ending after December 31,
2005

The product of:

A.	The positive difference, if any, between
___________
	i.	Actual Days of Inventory	minus
75
	ii.	75			___________(A)	(if negative, Enter “0”)

B.	The quotient of:

	i.	Measurement Inventory	US$	divided by

	ii.	Actual Days of Inventory	____________		____________(B)

Measurement Excess Inventory Level					____________	(A) x (B)

Note 1 – Measurement Inventory, as defined in the Common Agreement, means total inventory, excluding spare parts to the extent included in total inventory.

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Schedule 1

Note 6 – McKinley Excess Cash on Hand

For quarters ending after December 31,
2005

The positive difference, if any, of:

A.	Actual cash and Cash Equivalents in Durango McKinley Paper Company financial statements[2]	US$_______	(A)

B.	US$3,000,000.	US$3,000,000	(B)

McKinley Excess Cash on Hand		US$_________	(A) – (B)
(if negative, enter US$0)

[2] For the purpose of cash and Cash Equivalents, the stand alone financial statements of Durango McKinley Paper Company will be used for this calculation, as defined in the Common Agreement “McKinley Excess Cash on Hand.”

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Schedule 2

Application of Excess Cash
for [Fiscal Quarter][Fiscal Year] ended ___, ____

(A) Excess Cash Flow for the quarter as calculated in Schedule 1	Notes	US$_________	(A)
Application
(B) 100% of Excess Cash to fund the DSRA to the DSRA maximum amount	2	US$_________	(B)
(C) Remaining Excess Cash		US$_________	(A) – (B) = (C)
(D) 80% of remaining Excess Cash for the benefit of Creditors		US$_________	80% x (C) = (D)
(E) 20% of remaining Excess Cash for the benefit of the Company (“Company Portion of Excess Cash”)		US$_________	20% x (C) = (E)
(F) Mandatory Prepayment – A Loan – the product of:
i. A Loan Percentage	1	—%	(Fi)
ii. Creditors Share of Excess Cash		US$_________	(D)
A Loan Portion of Mandatory Prepayment		US$_________	(D) x (Fi)
(G) Mandatory Prepayment – B Notes – the product of:
i. B Note Percentage	1	—%	(Gi)
ii. Creditors Share of Excess Cash		US$_________	(D)
B Note Portion of Mandatory Prepayment		US$_________	(D) x (Gi)

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Schedule 2

Note 1 – Determination of A Loan and B Note Percentage
(A) A Loans outstanding balance at quarter end	US$_________	(A)
(B) B Notes outstanding balance at quarter end	US$_________	(B)
(C) Total of A Loans and B Notes outstanding balance	US$_________	(A) + (B) = (C)
(D) A Loan Percentage	—%	(A) divided by (C)
(E) B Note Percentage	—%	(B) divided by (C)

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Schedule 2

Note 2 – Calculation of DSRA Funding
Remaining contribution room is the difference of:
(A) DSRA maximum amount is the sum of
i. Scheduled A Loan principal payments for the two subsequent quarters	US$_________	(A)(i)
ii. Next two quarters of A Loan interest assuming Libor does not change	US$_________	(A)(ii)
iii. Next two quarters of B Notes interest	US$_________	(A)(iii)
(A)(i) + (A)(ii) +
DSRA maximum amount	US$_________	(A)(iii) = (A)
(B) Actual cash and Cash Equivalents in the DSRA	US$_________	(B)
Cash amount to fund DSRA to maximum amount	US$_________	(A) - (B)
(if difference is negative,
enter US$0)

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Schedule 3

Equity Issuances – Section 7.02 of Common Agreement
for [Fiscal Quarter][Fiscal Year] ended ___, ____

Calculation of Net Cash Proceeds of Equity Issuances
(A) Gross Proceeds from Equity Issuances	US$_________	(A)
(B) Allowable deductions (costs etc.) (Note 1)	US$_________	(B)
(C) Net Cash Proceeds from Equity Issuances	US$_________	(A)+(B)=(C)
Application of Net Cash Proceeds
(D) Creditors Share – 85% of Net Cash Proceeds	US$_________	85% times (C)
(E) Company Share – 15% of Net Cash Proceeds	US$_________	15% times (C)

Note 1 – details to be provided as required

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Schedule 4

Asset Sales by the Company – Section 7.03 (a) (i) of Common Agreement
for [Fiscal Quarter][Fiscal Year] ended ___, ____

Calculation of Net Cash Proceeds from Disposition of Assets
(A) Gross proceeds from asset sales	US$_________	(A)
(B) Allowable deductions (costs etc.) (Note 1)	US$_________	(B)
(C) Net Cash Proceeds from asset sales	US$_________	(A) - (B)=(C)
Application of Net Cash Proceeds
(C) Net Cash Proceeds	US$_________	(C)
(D) less Designated Proceeds[3]	US$_________	(D)
(E) Remaining Net Cash Proceeds	US$_________	(C) - (D) = (E)
(F) Creditors Share – 85% of remaining Net Cash Proceeds	US$_________	85% times (E)
(G) Company Share – 15% of remaining Net Cash Proceeds	US$_________	15% times (E)

Note 1 – details to be provided as required

3 The Company may apply up to US$20 million of Designated Proceeds received in such fiscal year to finance one or more capital expenditures if the proceeds are used within 180 days.

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Schedule 5

Asset Sales by the Company – Section 7.03 (a) (ii) of Common Agreement
for [Fiscal Quarter][Fiscal Year] ended ___, ____

Calculation of Net Cash Proceeds from Disposition of Capital Stock of Non- Guarantor Subsidiaries
(A) Gross Proceeds from Capital Stock Sale	US$_________	(A)
(B) Allowable deductions (costs etc.) (Note 1)	US$_________	(B)
(C) Net Cash Proceeds from Capital Stock Sale	US$_________	(A)- (B)=(C)
Application of Net Cash Proceeds
(C) Creditors share – 100% of Net Cash Proceeds	US$_________	100%
(D) Company share – 0% of Net Cash Proceeds	US$_________	0%

Note 1 – details to be provided as required

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Schedule 6

Dispositions by the Guarantor – Section 7.03 (b) of Common Agreement
for [Fiscal Quarter][Fiscal Year] ended ___, ____

Calculation of Net Cash Proceeds from a Disposition of assets by a Guarantor
(A) Gross proceeds from asset sales	US$_________	(A)
(B) Allowable deductions (costs etc.) (Note 1)	US$_________	(B)
(C) Net Cash Proceeds from asset sales	US$_________	(A) - (B)=(C)
Application of Net Cash Proceeds
(C) Net Cash Proceeds	US$_________	(C)
(D) Less Designated Proceeds[4]	US$_________	(D)
(E) Remaining Net Cash Proceeds	US$_________	(C) - (D) = (E)
(F) Creditors Share – 85% of remaining Net Cash Proceeds	US$_________	85% times (E)
(G) Company Share – 15% of remaining Net Cash Proceeds	US$_________	15% times (E)

Note 1 – details to be provided as required

4 The Company may apply up to US$20 million of Designated Proceeds received in such fiscal year to finance one or more capital expenditures if the proceeds are used within 180 days.

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Schedule 7

Disposition of Substantially All of the Assets of a Non-Guarantor Subsidiary – Section 7.03 (c) of
Common Agreement
for [Fiscal Quarter][Fiscal Year] ended ___, ____

Calculation of Net Cash Proceeds from Disposition of substantially all of the assets of a Non Guarantor Subsidiary
(A) Gross proceeds from asset sales	US$	—	(A	)
(B) Allowable deductions (costs etc.) (Note 1)	US$	—	(B	)
(C) Net Cash Proceeds from asset sales	US$	—	(A) - (B)=	(C)
Application of Net Cash Proceeds
(D) Creditors Share – 100% of Net Cash Proceeds	US$	—	100%
(E) Company Share – 0% of Net Cash Proceeds	US$	—	0% times

Note 1 – details to be provided as required

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Schedule 8

Casualty Insurance Proceeds – Section 7.04 of Common Agreement
for [Fiscal Quarter][Fiscal Year] ended ___, ____

Calculation of Net Cash Proceeds from Casualty Events
(A) Gross proceeds from Casualty Event	US$_________	(A)
(B) Allowable deductions (costs etc.) (Note 1)	US$_________	(B)
(C) Net Cash Proceeds from Casualty Event	US$_________	(A) - (B)=(C)
Application of Net Cash Proceeds
(C) Net Cash Proceeds	US$_________	(C)
(D) Less up to first US$40 million of Net
Cash Proceeds[5]	US$_________	(D)
(E) Remaining Net Cash Proceeds	US$_________	(C) - (D) = (E)
(F) Creditors Share – 85% of remaining Net
Cash Proceeds	US$_________	85% times (E)
(G) Company Share – 15% of remaining Net Cash Proceeds	US$_________	15% times (E)

Note 1 – details to be provided as required

5 The Company may use up to US$40 million of Casualty Event Proceeds within 180 days. At the end of 180 days, the Company must deliver a certificate to the Collateral Agent of the amounts used. Any remaining portion is distributed 85% / 15%.

Convenio Copy

Schedule 9

Summary of Defaults or Events of Defaults
for [Fiscal Quarter][Fiscal Year] ended ___, ____

No Defaults or Events of Default have occurred and are continuing

Or

The following Defaults or Events of Default have occurred and are continuing:

And the Company is addressing the situation as follows:

Convenio Copy

Schedule 10

Summary of Outstanding Indebtedness – Company and Guarantors (Q4 only)6 for Fiscal Year ended ___, ____

Existing Financial Indebtedness on Closing

Lender	Amount US$	Maturity	Interest Rate	Amortization

Financial Indebtedness Incurred after Closing

Lender	Amount US$	Maturity	Interest Rate	Amortization

Note 1 – amortizations should be in sufficient detail so that the timing and amount can be determined by the Creditors who review this schedule

6 Details should be disclosed in 20F

Convenio Copy

Schedule 5.01(b) to Common Agreement
Secured Indebtedness
(Millions of Dollars as of November 30, 2004)

	Principal		Company	Assets
Creditor	Amount	Debtor	Guaranty	Securing
Arrendadora Bank of America	$3.8 mm	Corporación Durango, S.A. de C.V.	N/A	Machinery Lease
Bancomext (1)	$65.0 mm	Grupo Pipsamex, S.A. de C.V.	Yes	Mortgage
Fábrica Mexicana de Papel, S.A. de C.V.
Bank of Albuquerque	$14.0 mm	Durango McKinley Paper Company	Yes	Accounts Receivables Pledge Machinery
GE Capital Leasing	$6.9 mm	Empaques de Cartón Titán, S.A. de C.V.	Yes	Machinery Leased
GE Capital Leasing	$5.5 mm	Líneas Aéreas Ejecutivas de Durango, S.A. de C.V.	Yes	Machinery Leased
Nafinsa	$0.1 mm	Compañía Papelera de Atenquique, S.A. de C.V.	Yes	Machinery
AKA/Commerzebank	$9.7 mm	Ponderosa Industrial de México, S.A. de C.V.	Yes	Machinery
Total Secured Debt	$105.0 mm

Note:

(1) This loan was restructured on September 30, 2004.

Convenio Copy

Schedule 5.03 to Common Agreement
Investments Outstanding on Closing Date

     a) Conagua Guaranty

On December 16, 2003, the Mexican government through the National Water Commission (Comisión Nacional del Agua) made a demand upon Productora Nacional de Papel, S.A. de C.V. (Pronal), a former subsidiary of Grupo Pipsamex, for payment of Ps 159 million (US$14.5 million) for water consumed during the calendar years 2000 and 2001. On March 4, 2004, Pronal filled a declaratory action with the Mexican Federal Tribunal (Tribunal Fiscal de la Federación) asking that the court find that Pronal is not liable for any amounts to the National Water Commission and that, as a result, the demand be nullified. In the event of Pronal is unsuccessful in having the demand nullified and required to pay the National Water Commission, Pronal could seek to assert indemnification rights against to Grupo Pipsamex under the terms of the Stock Purchase Agreement executed on November 14, 2003, pursuant to which Grupo Pipsamex, as seller, agreed to indemnify Pronal and the buyer for certain debts. In addition, in the event Pronal is unable to recover in full from Grupo Pipsamex, Pronal could also make a demand against Corporacion Durango under the guaranty, dated November 14, 2003.

     b) Investment Accounts

1)	Investment account of Administración Corporativa de Durango, S.A. de C.V. with Banco Nacional de México

2)	Investment account of Administración Corporativa de Durango, S.A. de C.V. with BBVA Bancomer

Convenio Copy

Schedule 8.02 to Common Agreement
Form of DSRA Withdrawal Request
CORPORACION DURANGO, S.A. DE C.V.

[_____], 20[_]

Deutsche Bank Mexico S.A., Institución de Banca Multiple,
as Collateral Agent under the Security Documents other
than the McKinley Pledge Agreement

Ladies and Gentlemen:

     I, Mayela Rincón de Velasco, Chief Financial Officer of Corporación Durango, S.A. de C.V. (the “Company”), HEREBY CERTIFY that:

     1. I am the duly elected, qualified and acting Chief Financial Officer of the Company, and as such am authorized to execute this Officer’s Certificate in accordance with Section 8.02 of the Common Agreement, dated as of [           ], 20[   ] (the “Common Agreement”), among: (i) the Company; (ii) Compañía Papelera de Atenquique, S.A. de C.V., Ponderosa Industrial de México, S.A. de C.V., Empaques de Cartón Titán, S.A. de C.V., Industrias Centauro, S.A. de C.V., Envases y Empaques de México, S.A. de C.V., Administración Corporativa de Durango, S.A. de C.V., and Cartonpack, S.A. de C.V., collectively, as Guarantors; (iii) Compañía Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V., Durango Internacional, S.A. de C.V., Durango International, Inc., Reciclajes Centauro, S.A. de C.V. and Porteadores de Durango, S.A. de C.V., collectively, as Additional Guarantors; (iv) The Bank of New York, Banco Nacional de Mexico, Sociedad Anomina, Integrante del Grupo Financiero Banamex, Bank of America, N.A., Banc of America Securities Limited, JP Morgan Chase Bank, N.A., California Commerce Bank and Deutsche Bank, AG, New York Branch, as A Lenders; (v) The Bank of New York, as Administrative Agent under the A Loan Documents; (vi) Law Debenture Trust Company of New York, as Trustee under the B Note Documents; (vii) Deutsche Bank Trust Company Americas, as New York Collateral Agent under the McKinley Pledge Agreement; (viii) Deutsche Bank Mexico S.A., Institución de Banca Multiple, as Collateral Agent under the Security Documents other than the McKinley Pledge Agreement; and (ix) Deutsche Bank Trust Company Americas, as Guarantor Paying Agent for the A Loans and the B Notes; and

     2. [$       of scheduled debt service payments on the Restructured Debt are due within five business days and the requested funds are required to make such debt service payments and to restore the aggregate cash balance of the Company and Guarantors (not including the DSRA) to $20,000,000 after giving effect to such payments. ]

     [The cash and Cash Equivalents currently held by the Company and Guarantors outside the DSRA is less than $20,000,000 and that the amount to be withdrawn is the minimum amount necessary to restore such aggregate amount to $20,000,000.]

     In light of the foregoing, the Company hereby requests that the Collateral Agent disburse $[              ] to [             ].

Convenio Copy

     IN WITNESS WHEREOF, this Officer’s Certificate has been executed as of the date first above written.

CORPORACIÓN DURANGO, S.A. DE C.V.

By:

Name: C.P. Mayela Rincón de Velasco
Title: Chief Financial Officer

Convenio Copy

Schedule 15.10 to Common Agreement
Notices

The Company:

Corporación Durango, S.A. de C.V.
Torre Corporativa
Potasio 150
Cd. Industrial
34208 Durango, Dgo.
At’n: Mayela Rincón de Velasco
          and or Gabriel Villegas Salazar.
Phone: +52 (618) 8291008
                             8291015
Fax:                      8140048
                             8141275

Guarantors:

Administración Corporativa de Durango, S.A. de C.V.
Torre Corporativa
Potasio 150
Cd. Industrial
34208 Durango, Dgo.
At’n: Mayela Rincón de Velasco
          and or Gabriel Villegas Salazar.
Phone: +52 (618) 8291008
                             8291015
Fax:                      8140048
                             8141275

Cartonpack, S.A. de C.V.
Torre Corporativa
Potasio 150
Cd. Industrial
34208 Durango, Dgo.
At’n: Mayela Rincón de Velasco
          and or Gabriel Villegas Salazar.
Phone: +52 (618) 8291008
                             8291015
Fax:                      8140048
                             8141275

Compañía Papelera de Atenquique, S.A. de C.V.
Torre Corporativa
Potasio 150
Cd. Industrial
34208 Durango, Dgo.

Convenio Copy

At’n: Mayela Rincón de Velasco
          and or Gabriel Villegas Salazar.
Phone: +52 (618) 8291008
                             8291015
Fax:                      8140048
                             8141275

Empaques de Cartón Titán, S.A. de C.V.
Torre Corporativa
Potasio 150
Cd. Industrial
34208 Durango, Dgo.
At’n: Mayela Rincón de Velasco
          and or Gabriel Villegas Salazar.
Phone: +52 (618) 8291008
                             8291015
Fax:                      8140048
                             8141275

Envases y Empaques de México, S.A. de C.V.
Torre Corporativa
Potasio 150
Cd. Industrial
34208 Durango, Dgo.
At’n: Mayela Rincón de Velasco
          and or Gabriel Villegas Salazar.
Phone: +52 (618) 8291008
                             8291015
Fax:                      8140048
                             8141275

Industrias Centauro, S.A. de C.V.
Torre Corporativa
Potasio 150
Cd. Industrial
34208 Durango, Dgo.
At’n: Mayela Rincón de Velasco
          and or Gabriel Villegas Salazar.
Phone: +52 (618) 8291008
                             8291015
Fax:                      8140048
                             8141275

Ponderosa Industrial de México, S.A. de C.V.
Torre Corporativa
Potasio 150
Cd. Industrial
34208 Durango, Dgo.
At’n: Mayela Rincón de Velasco

Convenio Copy

          and or Gabriel Villegas Salazar.
Phone: +52 (618) 8291008
                             8291015
Fax:                      8140048
                             8141275

Additional Guarantors:

Compañía Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V.
Torre Corporativa
Potasio 150
Cd. Industrial
34208 Durango, Dgo.
At’n: Mayela Rincón de Velasco
          and or Gabriel Villegas Salazar.
Phone: +52 (618) 8291008
                             8291015
Fax:                      8140048
                             8141275

Durango Internacional, S.A. de C.V.
Torre Corporativa
Potasio 150
Cd. Industrial
34208 Durango, Dgo.
At’n: Mayela Rincón de Velasco
          and or Gabriel Villegas Salazar.
Phone: +52 (618) 8291008
                             8291015
Fax:                      8140048
                             8141275

Durango International, Inc.
Torre Corporativa
Potasio 150
Cd. Industrial
34208 Durango, Dgo.
At’n: Mayela Rincón de Velasco
          and or Gabriel Villegas Salazar.
Phone: +52 (618) 8291008
                             8291015
Fax:                      8140048
                             8141275

Porteadores de Durango, S.A. de C.V.
Torre Corporativa
Potasio 150
Cd. Industrial

Convenio Copy

34208 Durango, Dgo.
At’n: Mayela Rincón de Velasco
	and or Gabriel Villegas Salazar.
Phone:	+52 (618)	8291008
		8291015
Fax:		8140048 8141275

Reciclajes Centauro, S.A. de C.V. Torre Corporativa Potasio 150 Cd. Industrial 34208 Durango, Dgo. At’n: Mayela Rincón de Velasco
and or Gabriel Villegas Salazar.
Phone:	+52 (618)	8291008 8291015
Fax:		8140048 8141275

EXHIBIT A
to Common Agreement
CONVENIO COPY

FORM OF A LOAN AGREEMENT

RESTRUCTURED
CREDIT AGREEMENT

Dated as of [                    ], 2004

among

CORPORACIÓN DURANGO, S.A. de C.V.,

ADMINISTRACIÓN CORPORATIVA DE DURANGO, S.A. de C.V.
CARTONPACK, S.A. de C.V.
COMPAÑÍA PAPELERA DE ATENQUIQUE, S.A. de C.V.
EMPAQUES DE CARTÓN TITÁN, S.A. de C.V.
ENVASES Y EMPAQUES DE MEXICO, S.A. de C.V.
INDUSTRIAS CENTAURO, S.A. de C.V.
PONDEROSA INDUSTRIAL DE MÉXICO, S.A. de C.V.,

COMPAÑÍA NORTEAMERICANA DE INVERSIONES
EN CELULOSA Y PAPEL, S.A. de C.V.
DURANGO INTERNACIONAL, S.A. de C.V.
DURANGO INTERNATIONAL, INC.
PORTEADORES DE DURANGO, S.A. de C.V.
RECICLAJES CENTAURO, S.A. de C.V.,

THE TRANCHE A HOLDERS,

and

THE BANK OF NEW YORK,
as Administrative Agent.

 -i-

(continued)

 -ii-

(continued)

 -iii-

APPENDICES

APPENDIX A	Definitions

SCHEDULES

SCHEDULE 2. l(b)	Approved Claims; Restructured Claims; Tranche A Loans
SCHEDULE 2.4	Principal Payment Schedule
SCHEDULE 2.10	Lending Offices
SCHEDULE 5.3	Litigation
SCHEDULE 5.6	Real Property Registrations

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B-l	Form of Opinion of Special New York Counsel to the Obligors
EXHIBIT B-2	Form of Opinion of Special Mexican Counsel to the Obligors
EXHIBIT B-3	Form of Opinion of Internal Counsel to the Obligors
EXHIBIT C	Form of Compliance Certificate
EXHIBIT D	Form of Assignment and Assumption
EXHIBIT E	Form of Joinder Agreement
EXHIBIT F	Form of Bankruptcy Court Order

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RESTRUCTURED CREDIT AGREEMENT

     This Restructured Credit Agreement (this “Agreement”) is entered into as of [                    ], 2004 by and among the following:

        (a) CORPORACIÓN DURANGO, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (the “Company”);

        (b) ADMINISTRACIÓN CORPORATIVA DE DURANGO, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“ACD”), CARTONPACK, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Cartonpack”), COMPAÑÍA PAPELERA DE ATENQUÍQUE, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“COPASA”), EMPAQUES DE CARTÓN TITÁN, a sociedad anónima de capital variable organized under the laws of Mexico (“Titan”), ENVASES Y EMPAQUES DE MEXICO, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“EYEMEX”), INDUSTRIAS CENTAURO, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Centauro”), and PONDEROSA INDUSTRIAL DE MÉXICO, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“PIMSA” and, together with ACD, Cartonpack, COPASA, Titan, EYEMEX, Centauro and PIMSA, and any other Person that becomes a party to this Agreement by executing a Joinder Agreement (hereinafter defined), collectively, the “Primary Guarantors” and each individually, a “Primary Guarantor” and, together with the Company, collectively, the “Obligors” and each individually, an “Obligor”);

        (c) COMPAÑÍA NORTEAMERICANA DE INVERSIONES EN CELULOSA Y PAPEL, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico, DURANGO INTERNACIONAL, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico, DURANGO INTERNATIONAL, INC., a corporation organized under the laws of the State of New Mexico, PORTEADORES DE DURANGO, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico, and RECICLAJES CENTAURO, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (collectively, the “Additional Guarantors” and each individually, an “Additional Guarantor” and, together with the Primary Guarantors, collectively, the “Guarantors” and each individually, a “Guarantor”);

        (d) the entities identified on the signature pages hereto as “Tranche A Holders” (together with any entities that become Tranche A Holders pursuant to Section 9.6(b), collectively, the “Tranche A Holders” and, individually, a“Tranche A Holder”); and

        (e) THE BANK OF NEW YORK, as the Administrative Agent for the Tranche A Holders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

1

     WHEREAS, on May 18, 2004, the Company initiated a voluntary insolvency proceeding under the Concurso Law (the “Mexican Proceeding”) in the Federal District Court of Durango, Mexico (the “Mexican Court”), and, on May 20, 2004, the Company commenced a case ancillary to a foreign proceeding pursuant to Section 304 of the U.S. Federal Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the “U.S. Proceeding”);

     WHEREAS, on August 25, 2004, the Mexican Court declared that the Company was in a “concurso” condition under the Concurso Law;

     WHEREAS, on                    , 2004, the Mexican Court entered a resolution that set forth (among other things) the aggregate amount of claims owed by the Company to each of the respective Tranche A Holders (the “Approved Claims”), which respective amounts of the Approved Claims are set forth on Schedule 2.1(b);

     WHEREAS, on                   , 2004, the Mexican Court entered its final judgment in the Mexican Proceeding (the “Final Judgment”), and the Mexican Proceeding was terminated;

     WHEREAS, in accordance with the Final Judgment, the Approved Claims have been restructured as follows:

        (a) an amount equal to 85% of the principal amount of the Approved Claims of each Tranche A Holder (the “Restructured Claims”) have been restructured as Tranche A Loans (the respective amounts of the Restructured Claims held by each Tranche A Holder are set forth on Schedule 2.1(b));

        (b) the balance of the Approved Claims of each Tranche A Holder have been capitalized for such Tranche A Holder’s Restructuring Equity Percentage of the Restructured Equity; and

        (c) the Restructured Claims shall be governed by, and subject to, the terms and conditions set forth in, this Agreement and in the Common Agreement, dated as of the date hereof (the “Common Agreement”), among the Company, the Guarantors, the Tranche A Holders, the Administrative Agent, the Trustee, the Collateral Agent, the Guarantor Paying Agent and the Subordinating Creditors; and

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

ARTICLE 1

DEFINITIONS, ETC.

     SECTION 1.1 Certain Defined Terms; Rules of Construction.

     (a) Capitalized terms (i) that are used herein shall have the respective meanings given to them in Appendix A, and (ii) that are defined in the Common Agreement and used but not

2

otherwise defined herein shall have the respective meanings given to them in the Common Agreement.

     (b) This Agreement shall be subject to the principles of construction set forth in Sections 1.02, 1.03, 1.04 and 1.05 of the Common Agreement.

ARTICLE 2

THE TRANCHE A LOANS

     SECTION 2.1 Agreement to Restructure Existing Claims. Each Tranche A Holder severally agrees, on the terms and conditions set forth herein, and the Company and the Guarantors agree, that, as provided in the Final Judgment, the Restructured Claims of each Tranche A Holder have been restructured as a loan in a principal amount equal to the principal amount of such Tranche A Holder’s Restructured Claims that is set forth on Schedule 2.1(b) (such loan, the “Tranche A Loan” of such Tranche A Holder). Once prepaid or repaid, no Tranche A Loan may be reborrowed.

     SECTION 2.2 Promissory Notes. Each Tranche A Holder’s Tranche A Loan shall be evidenced by a single non-negotiable promissory note (pagaré) of the Company substantially in the form of Exhibit A payable to the order of such Tranche A Holder in a principal amount equal to the amount of such Tranche A Holder’s Tranche A Loan, endorsed por aval by each Guarantor (each, a “Note”). No Tranche A Holder shall make demand for any amount under a Note unless such amount is due and payable under this Agreement

     SECTION 2.3 Prepayments.

     (a) Optional Prepayments. From and after December 31, 2005, the Company may, from time to time on any Business Day, after giving the Administrative Agent at least three Business Days’ Notice thereof (which notice shall specify the amount of such prepayment and the date of such prepayment), prepay principal of Tranche A Loans pursuant to Article VI of the Common Agreement. Each prepayment of Tranche A Loans made pursuant to this Section shall be in a minimum amount equal to $1,000,000 and shall be without premium or penalty, except as may be required by Section 3.4.

     (b) Mandatory Prepayments. The Company shall prepay Tranche A Loans (i) as required by Article VII of the Common Agreement and (ii) upon the occurrence of a prepayment of the Tranche B Notes pursuant to Section 3.11 of the B Note Indenture..

     (c) Application of Prepayments. Each prepayment of Tranche A Loans (whether optional or mandatory) shall be applied in accordance with the prepayment provisions set forth in Articles VI and VII of the Common Agreement.

     SECTION 2.4 Repayment. The Company shall pay to each Tranche A Holder the principal amount of such Tranche A Holder’s Tranche A Loan in 32 consecutive quarterly installments, on the respective Quarterly Payment Date in the applicable amount for each Quarterly Payment Date set forth under the name of such Tranche A Holder opposite such

3

Quarterly Payment Date on Schedule 2.4. The respective amounts on Schedule 2.4 for each Tranche A Holder shall be deemed to be adjusted to give effect to any adjustment of the outstanding principal amount of Tranche A Loans of such Tranche A Holder made in the Register pursuant to Section 9.6(c).

     SECTION 2.5 Interest.

     (a) Each Tranche A Loan shall (except as provided in Section 3.2 or 3.5 or in clause (c) below) bear interest, for the period from the Closing Date until such Tranche A Loans shall have been paid in full, on the outstanding principal amount thereof at a rate per annum, for each Interest Period therefor, equal to the LIBOR Rate for such Interest Period plus the Applicable Margin.

     (b) Interest accrued on each Tranche A Loan shall be paid by the Company in cash in arrears to the Administrative Agent, for the account of the Tranche A Holders, on each Quarterly Payment Date. Interest shall also be paid on the date of any prepayment or repayment of Tranche A Loans for the portion of the Tranche A Loans so prepaid or repaid (provided that no such partial payment of accrued interest on the Tranche A Loans on any date shall be deemed to be a waiver of the right to receive any interest accrued but not paid on such date).

     (c) During the continuance of any Event of Default, each Tranche A Loan and all other amounts payable by any Obligor hereunder shall bear interest at a rate per annum equal to the otherwise applicable interest rate for Tranche A Loans provided for in this Agreement plus 2%. During the existence of any Event of Default, accrued but unpaid interest shall be payable on demand.

     SECTION 2.6 Agency Fees. The Company agrees to pay to the Administrative Agent, for its own account, the fees set forth in a fee letter, dated as of [                   ], 2004 (the “Fee Letter”), between the Company and the Administrative Agent.

     SECTION 2.7 Computations.

     (a) All computations of interest shall be made on the basis of a 360-day year and the actual number of days (including the first day but excluding the last day) elapsed.

     (b) The LIBOR Rate for each Interest Period shall be determined by the Administrative Agent as of 11:00 a.m. (London time) on the date that is two Business Days prior to the start of each Interest Period, and the Administrative Agent shall promptly give notice thereof to the Company. Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Tranche A Holders in the absence of manifest error.

     SECTION 2.8 Payments by the Company.

     (a) All amounts payable by the Company to a Tranche A Holder shall be made through the Administrative Agent for the account of such Tranche A Holder and shall be made in US Dollars, without set-off, deduction (subject to Section 3.1) or counterclaim, not later than 12:00 noon, New York time, on the date due, in same day or immediately available funds, to an

4

account of the Guarantor Paying Agent (account number [NUMBER] at [BANK], or such other account as the Administrative Agent shall specify to the Company) for account of the Administrative Agent. Upon the receipt of any such payments by the Guarantor Paying Agent, the Guarantor Paying Agent shall transfer all such amounts to the Administrative Agent to an account specified by the Administrative Agent. The obligations of the Company with respect to any such payment shall be terminated only if, and to the extent, received by the Administrative Agent.

     (b) Payments received by the Administrative Agent or the Tranche A Holders from (or on behalf of) the Company or any Guarantor shall be applied (except as specifically provided otherwise herein): first, to interest then due and payable hereunder; second, to principal then due and payable hereunder; and third, to any other amounts then due and payable hereunder.

     (c) Except to the extent otherwise provided herein or in the Common Agreement, (i) each payment or prepayment of principal of Tranche A Loans shall be made for account of the Tranche A Holders pro rata in accordance with the respective unpaid principal amount of the Tranche A Loans, and (ii) each payment of interest on Tranche A Loans shall be made for account of the Tranche A Holders pro rata in accordance with the respective unpaid principal amount of the Tranche A Loans then due and payable.

     (d) The Administrative Agent shall maintain on its books records setting forth the principal amount of each Tranche A Holder’s Tranche A Loan, each payment or prepayment of principal thereof, and each payment in respect of interest thereon, and such records shall be conclusive and binding on the Company and the Tranche A Holders absent manifest error.

     SECTION 2.9 Mutilated, Lost, Stolen or Destroyed Notes.

     (a) The Company and each Guarantor shall, upon (i) provision of evidence to the Administrative Agent or the Company, and (ii) determination by the Company that such evidence is reasonably satisfactory, that any Note was mutilated, lost, stolen or destroyed (including delivery of a lost note affidavit) and receipt by the Company of an indemnification (which, in the case of a Note held by a Tranche A Holder that is a financial institution, shall not be required to be secured), in form and substance reasonably satisfactory to the Company, of the Company and the Guarantors, issue and deliver a new Note of the same denomination and with identical terms (a “Substitute Note”) in exchange for or in lieu of such Note that became mutilated, lost, stolen or destroyed (the “Original Note”).

     (b) Upon the issuance of a Substitute Note, the holder of such Substitute Note, if so requested by the Company or any Guarantor, as applicable, shall pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Administrative Agent) connected with the preparation and issuance of the Substitute Note.

     (c) All Substitute Notes shall be valid obligations of the Company and the Guarantors, as applicable, and be subject to the same terms and conditions and entitled to the same benefits under this Agreement as the Original Notes.

5

     SECTION 2.10 Lending Offices. Each Tranche A Holder shall maintain its Tranche A Loan at its Lending Office.

     SECTION 2.11 Remedies Independent. The amounts payable by the Company or any Guarantor at any time hereunder and under the Notes to each Tranche A Holder shall be a separate and independent debt and each Tranche A Holder shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Tranche A Holder or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

ARTICLE 3

TAXES; YIELD PROTECTION; ILLEGALITY; PAYMENTS

     SECTION 3.1 Taxes.

     (a) Except as hereinafter provided in this Section 3.1, any and all payments to the Administrative Agent or any Tranche A Holder under this Agreement or any other Restructuring Document shall be made free and clear of, and without deduction or withholding for, any Covered Taxes imposed by any jurisdiction in which the Company or any Guarantor is organized or domiciled, or from which the Company or any Guarantor effects such payment, or by any political subdivision or taxing authority thereof.

     (b) If, in respect of any sum payable hereunder or under any other Restructuring Document to the Administrative Agent or any Tranche A Holder, the Company or any Guarantor shall be required by law to deduct or withhold any Covered Taxes, then:

        (i) the sum payable shall be increased (such increased amount being an “Additional Amount”) as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.1), the Administrative Agent or such Tranche A Holder, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

        (ii) the Company or such Guarantor, as the case may be, shall make such deductions and withholdings; and

        (iii) the Company or such Guarantor, as the case may be, shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with Applicable Law.

     (c) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless the Administrative Agent and each Tranche A Holder for the full amount of Covered Taxes paid or payable by the Administrative Agent or such Tranche A Holder, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally asserted. Payment

6

under this indemnification shall be made within ten Business Days after the date the Administrative Agent or applicable Tranche A Holder makes written demand therefor.

     (d) Within ten Business Days after the date on which the Company or any Guarantor receives a receipt evidencing any payment by the Company or such Guarantor of Covered Taxes which it is required to pay pursuant to Section 3.1(b)(iii), such Obligor shall furnish to the Administrative Agent and the applicable Tranche A Holder the original or a certified copy of such receipt, to the extent available to it, or other evidence of payment reasonably satisfactory to such Tranche A Holder.

     (e) If the Company or any Guarantor is required to pay any amount to any Tranche A Holder pursuant to subsection (b) or (c) of this Section 3.1, then such Tranche A Holder shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if such change would eliminate or reduce any such additional payment by the Company or such Guarantor that may thereafter accrue, and if such change in the reasonable judgment of such Tranche A Holder is not otherwise disadvantageous (other than due to de minimis administrative costs associated with such change in Lending Office) to such Tranche A Holder.

     (f) Notwithstanding the foregoing provisions of this Section 3.1, in the case of Covered Taxes imposed by way of withholding, neither the Company nor any Guarantor shall be obligated to pay the Administrative Agent or any Tranche A Holder any amounts described in this Section 3.1 attributable to the increase in Mexican withholding tax imposed solely by reason of the failure of the Administrative Agent or such Tranche A Holder (i) to be registered on the date hereof or, to the extent such registration continues to be a requirement for the application of a lower withholding tax rate on interest payments under the Mexican Income Tax Law, on the date it became the Administrative Agent or a Tranche A Holder, with the Mexican Secretaría de Hacienda y Crédito Público (“Hacienda”) as a foreign financial institution for purposes of Article 195, Section I of the Mexican Income Tax Law (or any substitute provision thereof) and the regulations thereunder, or (ii) to use its reasonable efforts (consistent with legal and regulatory restrictions) to maintain its registration with Hacienda as a foreign financial institution for purposes of Article 195, Section I of the Mexican Income Tax Law and the regulations thereunder, to the extent such registration continues to be a requirement for the application of a lower withholding tax rate on interest payments under Mexican Income Tax Law, if the making of such registration would not, in the reasonable judgment of the Administrative Agent or such Tranche A Holder, be materially disadvantageous to the Administrative Agent or such Tranche A Holders.

     (g) Except to the extent that the delivery of such a form is not required pursuant to U.S. Treasury Regulations Section 1.6049-4(c), the Administrative Agent and each Tranche A Holder shall provide Durango International, Inc., on the Closing Date (and, in the case of any assignee or transferee of the Administrative Agent or any Tranche A Holder, on the date such assignee or transferee becomes a party to this Agreement), with accurate and complete original signed copies of the U.S. Internal Revenue Service Form W-9 or Form W-8BEN, as applicable, certifying a complete exemption from backup withholding tax under U.S. Internal Revenue Code Section 3406.

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     SECTION 3.2 Illegality.

     (a) After the Closing Date, if any Tranche A Holder determines that the introduction of any Applicable Law, or any change in any Applicable Law, or in the interpretation or administration of any Applicable Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Tranche A Holder or its applicable Lending Office to determine or charge interest rates based upon the LIBOR Rate, then, on notice thereof by such Tranche A Holder to the Company through the Administrative Agent, such Tranche A Loan shall instead bear interest at a rate agreed upon between the Company and such Tranche A Holder in good faith (an “Illegality Substitute Rate”), which Illegality Substitute Rate shall apply to such Tranche A Loans or, if no Illegality Substitute Rate can be agreed upon, at a rate equal to the cost to such Tranche A Holder (as reasonably determined by such Tranche A Holder in good faith and notified to the Company) of funding or maintaining its Tranche A Loan plus the Applicable Margin, Within two Business Days after such substitution of interest rate and notice thereof to the Administrative Agent, such Tranche A Holder shall deliver to the Company its existing Note for cancellation, and the Company and each Guarantor shall deliver to such Tranche A Holder (with a copy to the Administrative Agent) a substitute Note in exchange therefor, duly executed by an authorized representative of the Company as maker, and each Guarantor as avalista.

     (b) Before giving any notice to the Administrative Agent under this Section 3.2, the affected Tranche A Holder shall designate a different Lending Office with respect to its Tranche A Loan if such designation will avoid the need for giving such notice or making such demand and will not, in the good faith but otherwise in the sole and absolute judgment of such Tranche A Holder, be inconsistent with its internal policies, illegal or otherwise disadvantageous (other than due to de minimis administrative costs) to such Tranche A Holder.

     SECTION 3.3 Increased Costs.

     (a) If any Tranche A Holder determines that either (i) the introduction of, or any change in, or in the interpretation of, any applicable law or regulation made or effective after the Closing Date or (ii) the compliance by such Tranche A Holder with any applicable guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made after the Closing Date:

        (i) shall change the basis of taxation of payments to such Tranche A Holder in respect thereof (except for (x) taxes imposed on or measured by net income or profits by the jurisdiction (or any political subdivision thereof or therein) under the laws of which such Tranche A Holder is organized or maintains its principal office or its Lending Office or (y) Covered Taxes covered by Section 3.1);

        (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Tranche A Holder (except for (x) capital adequacy requirements covered by Section 3.3(b) or (y) reserves, deposits, compulsory loans or similar requirements covered by Section 3.6); or

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        (iii) shall impose on such Tranche A Holder any other condition affecting this Agreement or any other Restructuring Document, its Note or its Tranche A Loan, as the case may be, and as a result of any of the foregoing, there shall be any increase in the cost to such Tranche A Holder of funding or maintaining its Tranche A Loan, then the Company shall be liable for, and shall from time to time, within 10 Business Days after written demand therefor (with a copy of such demand to be sent by such Tranche A Holder to the Administrative Agent), pay to the Administrative Agent for the account of such Tranche A Holder additional amounts as are sufficient to compensate such Tranche A Holder for such increased costs; provided that if a Tranche A Holder fails to give notice within one year after it becomes aware of such introduction of, or change in, or in the interpretation of, any law or regulation, it shall be entitled to additional amounts under this Section 3.3(a) only for increased costs incurred from and after the date that is one year prior to the giving of notice to the Company. For purposes of calculating amounts payable by the Company to the Tranche A Holders under this Section 3.3(a) (and each related reserve, special deposit or similar requirement), any Tranche A Loan maintained by a Tranche A Holder shall be conclusively deemed to have been funded at the LIBOR Rate by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Tranche A Loan is in fact so funded.

     (b) If after the Closing Date any Tranche A Holder shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation or (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof would affect the amount of capital required or expected to be maintained by such Tranche A Holder or any Person controlling such Tranche A Holder and determines (taking into consideration such Tranche A Holder’s or such Person’s policies with respect to capital adequacy and such Tranche A Holder’s desired return on capital) that the amount of such capital is increased as a consequence of its Tranche A Loan, then, within 10 Business Days after written demand by such Tranche A Holder to the Company through the Administrative Agent, the Company shall pay to such Tranche A Holder, from time to time as specified by such Tranche A Holder, additional amounts sufficient to compensate such Tranche A Holder for such increase.

     (c) Before giving any notice to the Administrative Agent under this Section 3.3, any affected Tranche A Holder shall designate a different Lending Office with respect to its Tranche A Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the good faith but otherwise in the sole and absolute judgment of such Tranche A Holder, be inconsistent with its internal policies, illegal or otherwise disadvantageous (other than due to de minimis administrative costs) to such Tranche A Holder.

     SECTION 3.4 Funding Losses. Upon demand therefor by any Tranche A Holder (with a copy of such demand to be sent to the Administrative Agent) from time to time, the Company shall reimburse such Tranche A Holder and hold such Tranche A Holder harmless from any loss or expense that such Tranche A Holder may sustain or incur as a consequence of:

     (a) the failure of the Company to pay when due any principal of any Tranche A Loan;

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     (b) the failure of the Company to make any prepayment of any Tranche A Loan in accordance with any notice delivered under Section 2.3; or

     (c) the prepayment for any reason, including after acceleration thereof, of all or any portion of any Tranche A Loan on a day that is not a Quarterly Payment Date,

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Tranche A Loan or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Tranche A Holders under this Section 3.4, the Tranche A Loan made by a Tranche A Holder shall be conclusively deemed to have been funded at the LIBOR Rate by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Tranche A Loan is in fact so funded.

     SECTION 3.5 Inability to Determine Rates. If the Administrative Agent or the Required Tranche A Holders determine that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any Interest Period, or if the Required Tranche A Holders determine that the LIBOR Rate for any Interest Period does not adequately and fairly reflect the cost to such Tranche A Holders of funding their Tranche A Loans, the Administrative Agent, upon any such determination by the Administrative Agent or upon its receipt of written notice of any such determination by the Required Tranche A Holders, will promptly so notify the Company and each Tranche A Holder. Upon receipt and prior to revocation of such notice, the Tranche A Loans shall instead bear interest at a rate agreed upon between the Company and the Required Tranche A Holders in good faith (the “Disaster Substitute Rate”), which Disaster Substitute Rate shall apply to all Tranche A Loans or, if no Disaster Substitute Rate can be agreed upon, at a rate, for each Tranche A Holder, equal to the cost to such Tranche A Holder (as reasonably determined by such Tranche A Holder in good faith) of funding or maintaining its Tranche A Loan plus the Applicable Margin. Within two Business Days after such substitution of interest rate and notice thereof to the Administrative Agent by the Company, such Tranche A Holder shall deliver to the Company its existing Note for cancellation, and the Company and each Guarantor shall deliver to the applicable Tranche A Holder (with a copy to the Administrative Agent) a substitute Note in exchange therefor, duly executed by an authorized representative of the Company as maker, and each Guarantor as avalista.

     SECTION 3.6 Reserves. Without duplication of any amounts payable under Section 3.3, the Company shall pay to each Tranche A Holder, if such Tranche A Holder determines (in good faith but otherwise such determination to be conclusive absent manifest error) that any reserves are applicable to it (including any marginal, emergency, supplemental, special or other reserves) with respect to “Eurocurrency liabilities” (as such term is defined under Regulation D of the F.R.S. Board or any successor provision) or otherwise with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, such additional costs on the unpaid principal amount of such Tranche A Holder’s Tranche A Loan, based on such reserves at the maximum rate and as allocated to such Tranche A Loan by such Tranche A Holder, as determined by such Tranche A Holder in good faith, which determination shall be conclusive absent manifest error, payable on each date on which interest is payable on such Tranche A Loan; provided that the Company shall have received at least ten Business Days’ prior written notice (with a copy of such notice to be sent by such Tranche A Holder to the Administrative

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Agent) of such additional interest from such Tranche A Holder. If a Tranche A Holder fails to give notice at least ten Business Days prior to the relevant Quarterly Payment Date, such additional interest shall be payable ten Business Days after receipt of such notice.

     SECTION 3.7 Certificates of Tranche A Holders. Any Tranche A Holder claiming reimbursement or compensation under this Article 3 shall deliver to the Company (with a copy to the Administrative Agent), together with its claim for reimbursement or compensation, a certificate setting forth in reasonable detail the amount payable to such Tranche A Holder hereunder, and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

     SECTION 3.8 Set-Off. In addition to any rights and remedies of the Tranche A Holders and the Administrative Agent provided by law, each of the Tranche A Holders and the Administrative Agent is authorized by each Obligor at any time and from time to time, upon the occurrence and during the continuance of an Event of Default, without prior notice to the Company or any Guarantor, any such notice being waived by the Company and each Guarantor to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Tranche A Holder or the Administrative Agent to or for the credit or the account of the Company or any Guarantor against any and all Obligations owing to such Tranche A Holder or the Administrative Agent, as applicable, now or hereafter existing, irrespective of whether or not such Tranche A Holder or the Administrative Agent shall have made demand under this Agreement or any other Restructuring Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness; provided that any such set-off and application shall be subject to the provisions of Section 3.9. Each of the Tranche A Holders and the Administrative Agent agrees promptly to notify the Company or the applicable Guarantor, and each Tranche A Holder agrees promptly to notify the Administrative Agent, after any such set-off and application made by such Tranche A Holder or the Administrative Agent, as the case may be; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

     SECTION 3.9 Sharing of Payments. If any Tranche A Holder shall obtain on account of any Tranche A Loan made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off (including Section 3.8), litigation or otherwise) in excess of its ratable share or other share contemplated hereunder, such Tranche A Holder shall immediately (a) notify the Administrative Agent and the Company in writing of such fact and (b) purchase from the other Tranche A Holders such participations in the Tranche A Loans made by them as shall be necessary to cause such purchasing Tranche A Holder to share the excess payment pro rata with each of them; provided, however, that any Tranche A Holder that obtains any payment on account of the Tranche A Loans made by it as a result of litigation shall be required to purchase participations in Tranche A Loans made by other Tranche A Holders pursuant to this Section 3.9 only to the extent such other Tranche A Holders committed, before the outcome of the litigation was known, to share, and shared on a pro rata basis, the cost of such litigation; and provided, further, that if all or any portion of such excess payment is thereafter recovered from the purchasing Tranche A Holder, such purchase shall to that extent be rescinded and each other Tranche A Holder shall repay to the purchasing Tranche A Holder the purchase price paid therefor, together with an amount equal to such paying Tranche A Holder’s ratable share

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(according to the proportion of (i) the amount of such paying Tranche A Holder’s required repayment to (ii) the total amount so recovered from the purchasing Tranche A Holder) of any interest or other amount paid or payable by the purchasing Tranche A Holder in respect of the total amount so recovered, without further interest thereon. Promptly after delivery of such notice, such Tranche A Holder shall deliver the amount of such payment to the Administrative Agent and the Company shall direct the Administrative Agent how to apply such payment among the Tranche A Holders as a result of the purchase of such participations. Each Obligor agrees that any Tranche A Holder so purchasing a participation from another Tranche A Holder may, to the fullest extent permitted by applicable law, exercise all its rights of payment (including the right of set-off, but subject to Section 3.8) with respect to such participation as fully as if such Tranche A Holder were the direct creditor of such Obligor in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of distributions pursuant to this Section 3.9 and will in each case notify the Tranche A Holders following any such purchases or repayments.

     SECTION 3.10 Replacement of Tranche A Holders. If, upon the occurrence of an event giving rise to the operation of any of the provisions of this Article 3 which results in the affected Tranche A Holder charging to the Obligors increased costs or taxes in excess of those being generally charged by the other Tranche A Holders, the Company shall have the right, if no Event of Default shall have occurred and be continuing, to cause such Tranche A Holder to assign its Tranche A Loan and Notes pursuant to Section 9.7 (with all fees payable pursuant to Section 9.7(b) to be paid by the replacement Tranche A Holder(s)) to one or more other Eligible Assignees; provided that (i) the purchase price paid by such Eligible Assignee(s) shall be in the amount of such affected Tranche A Holder’s Tranche A Loans, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 3.1 and 3.3), owing to such affected Tranche A Holder hereunder and (ii) the Company shall pay or reimburse the affected Tranche A Holder all reasonable and documented out-of-pocket expenses incurred by the affected Tranche A Holder in connection with such assignment and assumption.

     SECTION 3.11 Payments by Administrative Agent. Whenever the Administrative Agent is required to make a payment to the Tranche A Holders in respect of Net Cash Proceeds pursuant to Article VII of the Common Agreement, the Administrative Agent shall make such payments in immediately available funds within one Business Day after it receives such funds.

ARTICLE 4

CONDITIONS SUBSEQUENT

     SECTION 4.1 Conditions Subsequent. The Company shall, no later than 15 Business Days after the date hereof:

     (a) satisfy each of the conditions set forth in Section 2.01 of the Common Agreement;

     (b) deliver to the Administrative Agent a Note for each Tranche A Holder, and

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     (c) deliver to the Administrative Agent (i) an opinion, substantially in the form of Exhibit B-l, from White & Case LLP, special New York counsel to the Obligors, (ii) an opinion, substantially in the form of Exhibit B-2, from Santamarina y Steta, S.C., special Mexican counsel to the Obligors, and (iii) an opinion substantially in the form of Exhibit B-3, from Lic. Gabriel Villegas Salazar, internal counsel to the Obligors.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

     In addition to the representations and warranties set forth in Article III of the Common Agreement, each Obligor and each Additional Guarantor hereby represents and warrants to each Tranche A Holder and the Administrative Agent, as of the Closing Date, as follows, provided, that each Guarantor represents and warrants as to itself only:

     SECTION 5.1 Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Person is necessary or required in connection with the execution, delivery or performance of any Restructuring Document (except for the registration of the Mexican Mortgage described in Section 5.11) by, or the enforcement of any Restructuring Document against, any Obligor, except any such approval, consent, exemption, authorization, action, notice or filing that has already been obtained, taken or made, as the case may be, and is in full force and effect.

     SECTION 5.2 Status of Notes. Each Tranche A Holder’s Note is a valid and enforceable credit instrument (título de crédito) in accordance with the Ley General de Títulos y Operaciones de Crédito enforceable under Mexican law by means of a summary judicial proceeding (acción ejecutiva mercantil) against the Company, as maker, and any Guarantor party thereto, as avalista.

     SECTION 5.3 Litigation. Except as specifically disclosed in Schedule 5.3, there are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of any Obligor, threatened or contemplated (whether at law, in equity, in arbitration or before any Governmental Authority), against any Obligor that:

        (a) purport to affect or pertain to this Agreement or any other Restructuring Document or any of the transactions contemplated hereby or thereby; or

        (b) could reasonably be expected to have a Material Adverse Effect.

In addition, no injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Restructuring Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     SECTION 5.4 No Default. No Default or Event of Default exists or would result from the incurrence of any Restructured Debt by any Obligor. No Obligor is in default under or

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with respect to any Contractual Obligation in any respect that, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that if such default occurred after the Closing Date, could reasonably be expected to create or constitute a Default or an Event of Default.

     SECTION 5.5 Employee Benefit Plans; Employment Matters. As of the Closing Date:

        (a) Each employee benefit plan (if any) of the Obligors has been maintained, operated and administered in accordance with its terms and with Applicable Law, and all notices, filings and disclosures required by such terms or Applicable Law have been timely made, except when the failure to maintain, operate, administer, notify, file or disclose could not reasonably be expected to have a Material Adverse Effect. No proceeding with respect to the administration or the investment of any assets of any such employee benefit plan (other than routine claims for benefits) that could reasonably be expected to have a Material Adverse Effect is pending or threatened.

        (b) All obligations of the Obligors for payments with respect to any and all mandatory and additional employee benefit plans (including IMSS, Infonavit and accrued payroll tax payments for their respective employees) have been timely paid and properly reported in the financial statements required to be delivered hereunder except where the failure to make such payments could not reasonably be expected to have a Material Adverse Effect.

        (c) Except as required by Applicable Law, no Obligor has any liability for retiree benefits.

        (d) No Obligor has any payment obligations for retiree benefits that are past due and unpaid.

        (e) Each of the Obligors has complied in all material respects with all Applicable Laws with respect to employment practices, including applicable health and safety regulations, and there is no charge or complaint alleging any violation of such Applicable Laws against any Obligor pending or, to any of their knowledge, threatened (including by or before any federal or local labor board, any tribunal or the Comisión National del Sistema de Ahorro para el Retiro (National Savings and Retirement System Commission)) that could reasonably be expected to have a Material Adverse Effect.

        (f) There is no labor strike, request for representation, slowdown or stoppage pending or, to the best knowledge of any Obligor, threatened against or affecting any of them that could reasonably be expected to have a Material Adverse Effect.

        (g) The Obligors have filed all forms, reports and statements, in each case with respect to employment matters and employment benefit plans, and provider agreements, benefit plan descriptions, payor agreements, beneficiary materials and other documents (including those related to employee benefit plans) required to be filed by any of them with any Governmental Authority, including state and federal insurance and

14

     health regulatory authorities, except where the failure to file could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.6 Title to Properties. Each Obligor has unencumbered legal title to, or valid leasehold interests in, all real and personal property necessary or used in the ordinary conduct of their respective businesses, except for (a) such defects in title as could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (b) Permitted Liens and (c) the completion of the registrations described in Schedule 5.6.

     SECTION 5.7 Taxes.

     (a) Each Obligor has accurately filed all income and other material Tax returns, statements and reports required to be filed, and have timely paid all Taxes due and payable,except (i) those Taxes that are being contested in good faith by appropriate proceedings and with respect to which bonds have been posted if required by Applicable Law and adequate reserves have been provided in accordance with Mexican GAAP, and (ii) those Taxes that could not reasonably be expected to have a Material Adverse Effect. There is no tax assessment against any Obligor that has been proposed in writing and that would, if made, have a Material Adverse Effect.

     (b) There is no tax of any kind whatsoever imposed by any Governmental Authority in Mexico either (i) on or by virtue of the execution, delivery, performance, enforcement or admissibility into evidence of this Agreement, the Notes or any other Restructuring Document or (ii) on any payment to be made by any Obligor pursuant to this Agreement, the Notes or any other Restructuring Document, except that, (i) recording fees are payable to each of the public registries in Mexico where any Security Documents must be recorded, and (ii) as of the Closing Date, any payment of interest or fees payable from Mexico under this Agreement will be subject to withholding tax as set forth in the Mexican Income Tax Law; provided that in the case of payments made under this Agreement to financial institutions registered with Hacienda for purpose of Article 195, Section I of the Mexican Income Tax Law that are residents (or have the principal offices of such financial institution resident, if such financial institution lends through a branch or agency) for tax purposes of a jurisdiction with which Mexico has in effect a treaty for the avoidance of double taxation, the applicable rate will be 4.9%, or such other rate as may be provided in the Mexican Income Tax Law.

     SECTION 5.8 Financial Condition. No Obligor had, on December 31, 2003, any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the audited balance sheet as of December 31, 2003 referred in Section 3.04 of the Common Agreement. There has been no material adverse change in the consolidated financial condition, operations, business or prospects of the Obligors, taken as a whole, since December 31, 2003, from that set forth in the audited financials referred to in Section 3.04 of the Common Agreement.

     SECTION 5.9 Environmental Compliance. In the ordinary course of its business, each Obligor conducts an ongoing review of the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated liabilities

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and costs (including any capital or operating expenditures required for cleanup or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, (a) to the best of each Obligor’s knowledge, each Obligor is in compliance with Environmental Laws other than any failure to comply that has not resulted and cannot reasonably be expected to result in a Material Adverse Effect; (b) to the best of each Obligor’s knowledge, there is no condition on or near real property leased, owned, or otherwise used by any Obligor that has given or could give rise to liability under any Environmental Law, which liability has resulted or could reasonably be expected to result in a Material Adverse Effect; and (c) to the best of each Obligor’s knowledge, no Obligor has suffered any act or omission that could give rise to liability under any Environmental Laws that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.10 Insurance. The properties of each Obligor are insured, with financially sound and reputable independent insurance companies that are not Affiliates of any Obligor, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Obligor operates.

     SECTION 5.11 Legal Form; No Filing. Each of this Agreement, the Notes and each of the other Restructuring Documents is in proper legal form under the law of Mexico for the enforcement thereof under such law. It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, any Note or any other Restructuring Documents in Mexico that this Agreement, any Note, any Restructuring Document or any other document be filed, registered, recorded or enrolled with any court or other Governmental Authority or other Person in Mexico except (a) for the registration of the Mexican Mortgage in the Public Registry of Property with jurisdiction in each place where real property subject to the Mexican Mortgage is located, (b) for the notification of the bank at which are maintained any accounts subject to the Mexican Pledge Agreement, and (c) that in the event of any legal proceedings, all English language documents are required to be translated into Spanish by a court approved translator and such translations would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents. The Spanish versions of the Notes and of this Agreement are in the proper form for enforcement in legal proceedings in Mexico. Except for fees payable for the registration and notarization of the Mexican Mortgage, the ratification of the Mexican Pledge Agreement, and the notarization of each Mexican power-of-attorney required to be granted under the Restructuring Documents, no taxes are required to be paid and no notarization is required for the legality, validity, enforceability or admissibility into evidence of this Agreement, any Note or any other Restructuring Document.

     SECTION 5.12 No Liens. There is no Lien upon or with respect to any of the Collateral, except Permitted Liens.

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     SECTION 5.13 Mexican Proceeding; 304 Proceeding; Solvency. (a) The Mexican Court entered its final judgment in the Mexican Proceeding on [             ], 2004 and the Mexican Proceeding was terminated, (b) no other approval or order is required by the Mexican Court in the Mexican Proceeding for the Company or any Loan Party to execute and deliver this Agreement or the other Loan Documents, (c) no other approval or order is required by the Mexican Court in the Mexican Proceeding for the Company to perform its obligations under this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, (d) each of the Convenio Concursal and the Common Agreement is binding and enforceable against each holder of any unsecured Indebtedness of the Company that has been recognized by the Mexican Court in the Mexican Proceeding (whether or not such holder has executed and delivered such agreement), any non-contingent unsecured Indebtedness of the Company outstanding on the date hereof that was not recognized by the Mexican Court in the Mexican Proceeding has been discharged, and each other Loan Document is binding and enforceable against each holder of any unsecured Indebtedness of the Company outstanding on the date hereof that is named therein as a party thereto (whether or not such holder has executed and delivered such agreement), (e) the Company has no unsecured Indebtedness on the date hereof that is not disclosed in, and restructured pursuant to, the Convenio Concursal and the Common Agreement, (f) in connection with Case No. 04-13487(RDD), an ancillary proceeding under Section 304 of the Bankruptcy Code, commenced in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) by Gabriel Villegas Salazar, the foreign representative of Corporacion Durango S.A. de C.V., the Company has filed with the Bankruptcy Court a motion seeking entry of an order, substantially in the form of Exhibit F, that, among other things, (i) recognizes and gives full force and effect to the restructuring of all of the unsecured Indebtedness of the Company provided for by the Convenio Concursal, (ii) prohibits all persons from taking any action against the Company or any Loan Party in the United States in respect of the Approved Claims, except as is otherwise permitted under the Convenio Concursal and the relevant provisions of the Mexican Business Reorganization Act, (iii) requires that claims against the Company and any Loan Party be resolved in accordance with the Convenio Concursal and the relevant provisions of the Mexican Business Reorganization Act and (iv) dissolves the injunctive relief granted pursuant to that certain temporary restraining order entered by the Bankruptcy Court on May 21, 2004 and the preliminary injunction order entered by the Bankruptcy Court on June 4, 2004 and extended on June 30, 2004 and on August 16, 2004 (the “Preliminary Injunction Order”) enjoining all actions in the United States and its territories against the Protected Parties (as such term is defined in the Preliminary Injunction Order), and (g) none of the Obligors will, after giving effect to the Restructuring, meet the requirements to be declared in concurso under the Concurso Law.

     SECTION 5.14 Investment Company Act. None of the Obligors is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act.

     SECTION 5.15 Regulations T, U and X. No Obligor is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of any Restructured Debt will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulations T, U or X. Terms for which meanings are provided in F.R.S. Board Regulations T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

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     SECTION 5.16 Intellectual Property. The Company owns and possesses or has a license or other right to use all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as the Company considers necessary for the conduct of the businesses of the Company or its Subsidiaries as now conducted without any infringement upon rights of others which would reasonably be expected to have a Materially Adverse Effect. There is no individual patent, patent license, trademark, trademark license, trade name, trade name license, copyright or copyright license used by the Company in the conduct of its business the loss of which would reasonably be expected to have a Materially Adverse Effect.

     SECTION 5.17 Guarantor Paying Agent. The Guarantor Paying Agent is not an Affiliate of the Company or any Subsidiary thereof.

ARTICLE 6

COVENANTS

     SECTION 6.1 Affirmative Covenants. Each Obligor agrees with each Tranche A Holder and the Administrative Agent that until the Termination Date has occurred it will perform and comply with each of the covenants as are set forth in Article IV of the Common Agreement. In addition, the Company will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

     SECTION 6.1.1 Financial Information. As soon as available and in any event within 60 days after the end of each Fiscal Quarter of each Fiscal Year, and as soon as available and in any event within 120 days after the end of each Fiscal Year, the Company will furnish each Tranche A Holder and the Administrative Agent copies of a Compliance Certificate that demonstrates compliance with the financial covenants set forth in Section 6.3 as at the last day of such Fiscal Quarter or Fiscal Year (as the case may be).

     SECTION 6.1.2 Inspection Rights. Each Obligor will permit the Administrative Agent and each 1% Tranche A Holder and any of their respective representatives, at reasonable times and intervals upon reasonable notice to such Obligor, to visit such Obligor’s offices, to discuss such Obligor’s financial matters with its officers and employees, and its independent public accountants (and each Obligor hereby authorizes such independent public accountant to discuss such Obligor’s financial matters with the Administrative Agent and each 1% Tranche A Holder or their representatives whether or not any representative of such Obligor is present) and to examine (and photocopy extracts from) any of its books and records. The Company shall pay any fees of such independent public accountant incurred in connection with the Administrative Agent’s or any 1% Tranche A Holder’s exercise of its rights pursuant to this Section.

     SECTION 6.2 Negative Covenants. Each Obligor covenants and agrees with each Tranche A Holder and the Administrative Agent that until the Termination Date has occurred, each Obligor will perform and comply with each of the covenants as are set forth in Article V of the Common Agreement. In addition, the Company will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

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     SECTION 6.2.1 Capital Expenditures. The Obligors will not, and will not permit any of their respective Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year in excess of $12,000,000 in the aggregate, provided that, to the extent the amount of Capital Expenditures actually made by the Obligors in any Fiscal Year is less than $12,000,000 in the aggregate, the shortfall for such Fiscal Year may be carried forward to the next succeeding (but not any subsequent) Fiscal Year (any such amount to be certified by the Company to the Administrative Agent in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year). For purposes of determining compliance with this Section 6.2.1 for any Fiscal Year, actual Capital Expenditures made during such Fiscal Year shall first be applied to the annual limit of $12,000,000 million for such Fiscal Year, and then, if necessary, to any carry forward limit from the immediately preceding year.

     SECTION 6.2.2 Prepayment of Other Tranches. No Obligor will make any optional prepayment or redemption of principal of any Tranche B Notes without the equal and ratable prepayment of the Tranche A Loans hereunder.

     SECTION 6.2.3 Consolidations; Mergers; Etc. No Obligor will, either in a single transaction or through a series of related transactions, merge, consolidate or combine into or with any other Person; provided that:

     (a) any Primary Guarantor may merge, consolidate or combine with any other Primary Guarantor; and

       (b) any Additional Guarantor may merge, consolidate or combine with any Primary Guarantor, provided that (x) the surviving entity shall be the Primary Guarantor and (y) such merger, consolidation or combination complies with Section 5.06 of the Common Agreement.

     SECTION 6.2.4 Fiscal Year. No Obligor will change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters of its fiscal year from March 31, June 30 and September 30 of each year, respectively.

     SECTION 6.2.5 Referenced Claims. Neither the Company nor any of its Subsidiaries will settle, pay, satisfy or acquire any of the Referenced Claims (i) for consideration which shall exceed the amount agreed to in writing by the Company and the Administrative Agent or (ii) with funds or property, except as agreed to in writing by the Company and the Administrative Agent.

     SECTION 6.3 Financial Condition and Operations. No Obligor will permit any of the events set forth below to occur.

     SECTION 6.3.1 Leverage Ratio. The Company will not permit the Leverage Ratio as of the last day of any Fiscal Quarter ending on the last day of any of the months set forth below to be greater than the ratio set forth opposite such month:

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Leverage
Date	Ratio
December 2004	12.3:1
March 2005	11.2:1
June 2005	10.6:1
September 2005	10.1:1
December 2005	9.7:1
March 2006	9.2:1
June 2006	8.7:1
September 2006	8.3:1
December 2006	7.9:1
March 2007	8.0:1
June 2007	7.8:1
September 2007	7.7:1
December 2007	7.5:1
March 2008	7.0:1
June 2008	6.8:1
September 2008	6.7:1
December 2008	6.6:1
March 2009	6.7:1
June 2009	6.6:1
September 2009	6.5:1
December 2009	6.4:1
March 2010	6.3:1
June 2010	6.2:1
September 2010	6.1:1
December 2010	6.0:1
March 2011	5.9:1
June 2011	5.7:1
September 2011	5.6:1
December 2011	5.5:1
March 2012	5.4:1
June 2012	5.3:1
September 2012	5.2:1
December 2012	5.1:1

     SECTION 6.3.2 Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter ending on the last day of any month set forth below to be less than the ratio set forth opposite such month:

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Interest Coverage
Date	Ratio
December 2004	3.0:1
March 2005	3.0:1
June 2005	2.1:1
September 2005	1.8:1
December 2005	1.5:1
March 2006	1.5:1
June 2006	1.5:1
September 2006	1.5:1
December 2006	1.6:1
March 2007	1.5:1
June 2007	1.5:1
September 2007	1.5:1
December 2007	1.5:1
March 2008	1.6:1
June 2008	1.6:1
September 2008	1.6:1
December 2008	1.6:1
March 2009	1.6:1
June 2009	1.6:1
September 2009	1.6:1
December 2009	1.6:1
March 2010	1.7:1
June 2010	1.7:1
September 2010	1.7:1
December 2010	1.7:1
March 2011	1.8:1
June 2011	1.8:1
September 2011	1.8:1
December 2011	1.9:1
March 2012	1.9:1
June 2012	2.0:1
September 2012	2.0:1
December 2012	2.0:1

ARTICLE 7

DEFAULT/REMEDIES

     SECTION 7.1 Events of Default. Any of the following shall constitute an “Event of Default”.

     SECTION 7.1.1 Non-Payment of Obligations. The Company or any Guarantor shall default in the payment or prepayment when due of:

     (a) any principal of any Tranche A Loan;

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      (b) any interest on any Tranche A Loan, and such default shall continue unremedied for a period of 30 days after such amount was due; or

      (c) any fee described in Article 3 or any other monetary Obligation, and such default shall continue unremedied for a period of 30 days after such amount was due.

     SECTION 7.1.2 Representation or Warranty. Any representation or warranty made to any Tranche A Holder by the Company or any Guarantor in this Agreement or any other Restructuring Document proves to have been untrue in any material respect when made.

     SECTION 7.1.3 Breach of Covenant. Either (a) the Company shall fail to comply with its obligations under Section 4.02 of the Common Agreement; or (b) the Company, any Guarantor, Pipsamex or McKinley shall fail to observe or perform any other covenant or agreement required to be observed or performed by it contained in the Notes, the Common Agreement, the Security Documents or this Agreement, if such failure is not remedied within 30 days after written notice is given to the Company by any Tranche A Holder, specifying such default, requiring that it be remedied and stating that such notice is a “Notice of Default.”

     SECTION 7.1.4 Judgments. One or more final, non-appealable judgments or orders not fully covered by insurance shall be entered against any Obligor for the payment of money in excess of $15,000,000 in the aggregate for all such judgments or orders (treating any deductibles, self-insurance or retention as not covered by insurance) and shall not be paid or discharged within five Business Days; provided that a judgment in respect of a Referenced Claim shall not be counted toward such aggregate maximum unless and until it is a Qualified Judgment.

     SECTION 7.1.5 Restructuring Documents and Liens. The obligations of any Guarantor under Article X of the Common Agreement, or the obligations of the Company, any Guarantor, Pipsamex or McKinley under any Security Document (or any Lien intended to be created thereby), shall be found by a court of competent jurisdiction to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or the Company, any Guarantor, Pipsamex or McKinley, or any Person acting on behalf of any of them, shall deny or disaffirm such obligations.

     SECTION 7.1.6 Insolvency; Voluntary Proceedings. Any Obligor (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction (including a concurso mercantil proceeding) (ii) makes a general assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (iv) shall be adjudicated insolvent, or to be liquidated, or (v) takes corporate action for the purpose of any of the foregoing.

     SECTION 7.1.7 Involuntary Proceedings. A court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by an Obligor, a custodian, receiver, trustee or other officer with similar powers with respect to such Person or with respect to any substantial part of its property, or constituting an order for relief or approving

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a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of such Obligor, or any such petition shall be filed against any Obligor and not be dismissed within 60 days.

     SECTION 7.1.8 Default in Respect of Tranche B Notes. There shall have occurred and be continuing an Event of Default under the B Note Documents that does not otherwise constitute an Event of Default hereunder that (a) was caused by a failure to pay principal, premium or interest on the B Notes, or (b) has not been remedied or waived within 90 days after the date that a Responsible Officer provided (or was required by Section 4.02 of the Common Agreement to provide) notice thereof to the B Note Trustee; provided that if any waiver of any such Event of Default is granted by the B Noteholders prior to any remedial action being taken by the Tranche A Holders (other than an acceleration that has been rescinded) such Event of Default under the B Note Documents shall not be an Event of Default hereunder.

     SECTION 7.1.9 Cross-Default. Any Obligor shall default in the performance of or compliance with any terms of any Indebtedness (other than Indebtedness under this Agreement, the Notes or any other Restructuring Document) or of any mortgage, indenture or other agreement relating thereto, or any other condition exists, and as a consequence of such default or condition the holders of such Indebtedness (or a trustee or agent on their behalf) shall have declared such Indebtedness to be due and payable before its stated maturity or before its regularly scheduled dates of payment; provided that it shall not constitute an Event of Default under this Section 7.1.9 unless such Indebtedness, individually or together with other Indebtedness as to which such default or condition then exists, has an aggregate outstanding principal balance in excess of $15,000,000 (or its equivalent in other currencies).

     SECTION 7.2 Remedies. Following the occurrence and during the continuance of an Event of Default, upon written direction of the Required Tranche A Holders, the Administrative Agent shall, by written notice to the Company, declare the unpaid principal amount of all outstanding Tranche A Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable to the Administrative Agent or any Tranche A Holder hereunder or under any other Restructuring Document to be (and, in the case of any Event of Default described in Section 7.1.6 or 7.1.7, shall automatically be, without any such direction or notice) immediately due and payable directly from the Company or any other Obligor, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Obligor.

     SECTION 7.3 Right Not Exclusive. The rights, powers, privileges and remedies provided for in the Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other documents now existing or hereafter arising.

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ARTICLE 8

ADMINISTRATIVE AGENT

     SECTION 8.1 Appointment and Authorization of Administrative Agent. Each Tranche A Holder hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Restructuring Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Restructuring Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Tranche A Holder or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

     SECTION 8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Restructuring Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care if (i) the Company shall have consented in writing (which consents shall not be unreasonably withheld or delayed) to the engagement of such agent or attorney-in-fact or (ii) the Company is the express third party beneficiary of such engagement.

     SECTION 8.3 Liability of Administrative Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any Tranche A Holder or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Tranche A Holder or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

     SECTION 8.4 Reliance by the Administrative Agent.

     (a) The Administrative Agent shall be entitled to conclusively rely (without independent investigation into the facts or matters stated therein), and shall be fully protected in acting or refraining from acting in reliance, upon any writing, communication, signature,

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resolution, representation, notice, consent, certificate, opinion, report, request, order, approval, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. Any such reliance by the Administrative Agent shall be deemed conclusive, absent manifest error. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Tranche A Holders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Tranche A Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Tranche A Holders (or such greater number of Tranche A Holders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Tranche A Holders.

     (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Tranche A Holder that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Tranche A Holder unless the Administrative Agent shall have received notice from such Tranche A Holder prior to the proposed Closing Date specifying its objection thereto.

     SECTION 8.5 Notice of Default; Direction by Required Tranche A Holders. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, unless the Administrative Agent shall have received written notice from a Tranche A Holder or any Obligor referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will promptly notify the Tranche A Holders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Tranche A Holders in accordance with Article 7; provided that if the Administrative Agent is required to provide direction to the Collateral Agent, whether in connection with a Default or otherwise, the Administrative Agent shall be entitled to first seek direction from the Required Tranche A Holders before taking any such action; provided, further, that unless and until the Administrative Agent has received any such direction, the Administrative Agent shall have no obligation to take such action.

     SECTION 8.6 Credit Decision; Disclosure of Information by Administrative Agent. Each Tranche A Holder acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Tranche A Holder as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Tranche A Holder represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations,

25

property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all bank or other regulatory Applicable Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Tranche A Holder also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Restructuring Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Tranche A Holders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Tranche A Holder with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

     SECTION 8.7 Indemnification of Agent-Related Persons. Whether or not the transactions contemplated hereby are consummated, each Tranche A Holder agrees to indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Tranche A Holder shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Tranche A Holders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Tranche A Holder shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section 8.7 shall survive repayment of the Tranche A Loans, the payment of all other Obligations and the resignation or removal of the Administrative Agent.

     SECTION 8.8 The Agent-Related Persons in their Individual Capacity. Each Agent-Related Person may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Obligors and their respective Affiliates as though the Administrative Agent did not act in such capacity under the Restructuring Documents, without notice to or consent of the Tranche A Holders. The Tranche A Holders acknowledge that, pursuant to such activities, the Agent-Related Persons may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality

26

obligations in favor of such Loan Party or its Affiliates) and acknowledge that no Agent-Related Person shall be under any obligation to provide such information to any Tranche A Holder.

     SECTION 8.9 Successor Agent. The Administrative Agent may, and at the request of the Required Tranche A Holders shall, resign as Administrative Agent upon 30 days’ notice to the Tranche A Holders and the Company. If the Administrative Agent resigns under this Agreement, the Required Tranche A Holders shall appoint from among the Tranche A Holders a successor administrative agent for the Tranche A Holders. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Tranche A Holders and the Company, a successor administrative agent from among the Tranche A Holders. Upon the acceptance of its appointment as successor administrative agent hereunder: (a) the Required Tranche A Holders shall notify the retiring Administrative Agent of such acceptance of appointment, (b) such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, (c) the term “Administrative Agent” shall mean such successor administrative agent and (d) the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder, the terms and provisions of this Article and Section 9.4 and Section 9.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents. If no successor administrative agent has accepted appointment as the Administrative Agent by the date that is 30 days after the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Tranche A Holders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Tranche A Holders appoint a successor administrative agent as provided for above.

     SECTION 8.10 Protections of the Administrative Agent.

     (a) The Administrative Agent shall have no obligation to expend or risk its own funds or to otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers hereunder if the Administrative Agent shall have reasonably determined that repayment of such funds or indemnity reasonably satisfactory to the Administrative Agent against such risk or liability is not assured.

     (b) The Administrative Agent shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Company.

     (c) Any corporation into which the Administrative Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Administrative Agent shall be a party, or any corporation succeeding to the business of the Administrative Agent shall be the successor of the Administrative Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

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     (d) Notwithstanding anything to the contrary contained herein, the Administrative Agent shall not be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Administrative Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

ARTICLE 9

MISCELLANEOUS

     SECTION 9.1 Amendments and Waivers. (a) No amendment, modification or waiver of any provision of this Agreement or any Note, and no consent with respect to any departure by any Obligor therefrom, shall be effective unless the same shall be in writing and signed by the Required Tranche A Holders (or by the Administrative Agent at the written direction of the Required Tranche A Holders) and the Company (and, if the Administrative Agent is not a party thereto, unless notice thereof shall have been given to the Administrative Agent), and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver or consent shall, unless in writing and signed by all the Tranche A Holders and the Company, do any of the following:

     (i) amend or modify any provision in this Agreement, any Note or any Restructuring Document providing for consent or other action by all Tranche A Holders or the Required Tranche A Holders,

     (ii) amend, modify or waive any provision of this Section 9.1,

     (iii) postpone or delay any date fixed by this Agreement, any Note or the Common Agreement for any payment of principal (including any such payment of principal occurring in respect of an optional prepayment pursuant to Section 2.3(a) or a Mandatory Prepayment/Redemption/Repurchase Event, where such prepayment shall have previously occurred at the time such amendment, modification, waiver or consent shall be requested), interest, fees or other amounts due to the Tranche A Holders (or any of them) thereunder, or

     (iv) reduce the principal amount of, or any rate of interest specified therein on, the Tranche A Holders’ Notes or any fees or other amounts payable thereunder or under this Agreement.

     (b) In addition to the requirements of Section 9.1 (a), no amendment, modification, waiver or consent that affects the rights or duties of the Administrative Agent under this Agreement or any other Restructuring Document shall be effective unless it is in writing and signed by the Administrative Agent, and the Administrative Agent may in its discretion decline to execute any such supplemental indenture, amendment, modification, waiver or consent.

     (c) Notwithstanding Section 9.1(a), the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

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     SECTION 9.2 Notices.

     (a) Unless otherwise expressly provided herein, all notices, directions, requests and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices, directions, requests and other communications shall be mailed, faxed or delivered to the applicable address or facsimile number to the address or facsimile number specified for such Person on Schedule 15.10 to the Common Agreement or to such other address or facsimile number as shall be designated by such party in a notice to the other parties.

     (b) All such notices, directions, requests and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto, and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto, (B) if delivered by facsimile, when sent and receipt has been confirmed by telephone or in writing.

     (c) Each Tranche A Holder shall notify the Administrative Agent in accordance with clause (a) above of any change in: (i) the address to which notices to such Tranche A Holder should be directed, (ii) addresses of any Lending Office, (iii) payment instructions in respect of all payments to be made to it hereunder and (iv) such other administrative information as the Administrative Agent reasonably requests from time to time.

     SECTION 9.3 No Waiver; Cumulative Remedies. No failure by any Tranche A Holder or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     SECTION 9.4 Indemnification. Whether or not the transactions contemplated hereby are consummated, each Obligor, jointly and severally, shall indemnify and hold harmless the Administrative Agent, each Tranche A Holder and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (each, an “Indemnified Person”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever that may at any time be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement or performance of this Agreement or any other Restructuring Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby, or (b) any actual or alleged violation of any Environmental Laws by or from any Mortgaged Property (except to the extent pollutants, contaminants, chemical or industrial, toxic or hazardous substances or wastes are first placed or released on any Mortgaged Property after the date on which no Obligor has any title to such Mortgaged Property as a result of remedial action taken with respect to such Mortgaged Property by the secured parties thereunder), or any environmental liability related in any way to the Company or any Guarantor, or (c) any actual or

29

prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, charges, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person (or its Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact). All amounts due under this Section 9.5 shall be payable within ten Business Days after demand therefor. The agreements in this Section 9.5 shall survive the resignation of the Administrative Agent, the replacement of any Tranche A Holder, the termination of any of the Restructuring Documents and the repayment, satisfaction or discharge of all other Obligations.

     SECTION 9.5 Payments Set Aside. Section 15.09 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

     SECTION 9.6 Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective authorized successors and assigns permitted hereby, except that: (x) Neither the Company nor any Guarantor shall assign or transfer any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of the Administrative Agent and each Tranche A Holder; and (y) no Tranche A Holder may assign or otherwise transfer any of its rights or obligations hereunder or under any other Restructuring Document except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section. Any other attempted assignment or transfer by any such party hereto shall be null and void. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated by Section 9.5 of this Agreement, the Indemnified Persons comprising the Administrative Agent, the Tranche A Holders and their respective officers, directors, employees, counsel, agents and attorneys-in-fact), any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Tranche A Holder may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement or under any other Restructuring Document, including all or a portion of its Tranche A Loan; provided that (i) except in the case of any assignment of the entire remaining amount of the Tranche A Loan at the time owing to the assigning Tranche A Holder or in the case of an assignment to a Tranche A Holder or an Affiliate of a Tranche A Holder or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Tranche A Holder, the aggregate amount of the Tranche A Loans subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is

30

specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Tranche A Holder’s rights and obligations under this Agreement and the other Restructuring Documents with respect to the Tranche A Loans assigned; and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Tranche A Holder under this Agreement and the other Restructuring Documents, and the assigning Tranche A Holder thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement and the other Restructuring Documents (and, in the case of an Assignment and Assumption covering all of the assigning Tranche A Holder’s rights and obligations under this Agreement and the other Restructuring Documents, such Tranche A Holder shall cease to be a party hereto but shall continue to be entitled to the benefits of Article 3 and Sections 9.4 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Company (at the assignee’s expense) shall execute and deliver Notes to the assignee Tranche A Holder and each Guarantor (at the assignee’s expense) shall endorse such Notes por aval. Any assignment or transfer by a Tranche A Holder of rights or obligations under this Agreement and the other Restructuring Documents that does not comply with this subsection shall be treated for purposes of this Agreement and the other Restructuring Documents as a sale by such Tranche A Holder of a participation in such rights and obligations in accordance with subsection (d) of this Section. To the extent that an assignment of all or any portion of a Tranche A Holder’s rights and obligations pursuant to this Section 9.7(b) would, due to circumstances existing at the time of such assignment, result in increased costs under Section 3.3 or 3.6 from those being charged by the respective assigning Tranche A Holder prior to such assignment, then the Obligors shall not be obligated to pay (or indemnify or reimburse the assignee for) such increased costs.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Administrative Agent’s address determined in accordance with Section 9.2 of the Common Agreement a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Tranche A Holders and principal amounts of the Tranche A Loans owing to each Tranche A Holder pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Company and the Administrative Agent and the Tranche A Holders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Tranche A Holder hereunder for all purposes of this Agreement and the other Restructuring Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Tranche A Holder, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Tranche A Holder may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries or a Person acting on

31

behalf of any of the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Tranche A Holder’s rights and/or obligations under this Agreement and any other Restructuring Document (including all or a portion of the Tranche A Loans owing to it); provided that (i) such Tranche A Holder’s obligations under this Agreement and any other Restructuring Document shall remain unchanged, (ii) such Tranche A Holder shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Tranche A Holders shall continue to deal solely and directly with such Tranche A Holder in connection with such Tranche A Holder’s rights and obligations under this Agreement and any other Restructuring Document; provided that such agreement or instrument may provide that such Tranche A Holder will not, without the consent of the Participant, agree to any amendment, waiver or other modifications described in the second proviso of Section 9.1 (a) to the extent such Participant would be negatively affected thereby. Any agreement or instrument pursuant to which a Tranche A Holder sells such a participation shall provide that such Tranche A Holder shall retain the sole right to enforce this Agreement and any other Restructuring Document and to approve any amendment, modification or waiver of any provision of this Agreement or any other Restructuring Document. Subject to subsection (e) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Article 3 to the same extent as if it were a Tranche A Holder and had acquired its interest by assignment pursuant to subsection (b) of this Section.

     (e) A Participant shall not be entitled to receive any greater payment under Article 3 than the applicable Tranche A Holder would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent.

     (f) Any Tranche A Holder may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and any other Restructuring Document (including under its Notes) to secure obligations of such Tranche A Holder to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Tranche A Holder from any of its obligations hereunder or thereunder or substitute any such pledgee or assignee for such Tranche A Holder as a party hereto or thereto.

     (g) As used herein, the following terms have the following meanings:

     “Eligible Assignee” means (a) a Mexican bank or (b) any other Person registered with the Hacienda) as a foreign financial institution for purposes of Article 195, Section I of the Mexican Income Tax Law that is also (i) a Tranche A Holder; (ii) an Affiliate of a Tranche A Holder; (iii) an Approved Fund; or (iv) a Person (other than a natural person) approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) that is an “accredited investor” (as defined in Regulation D of the Securities Act of 1933) or a “qualified institutional buyer” (as defined in Rule 144A of the Securities Act of 1933); provided that, except as provided in Section 5.10 of the Common Agreement, notwithstanding the foregoing, “Eligible Assignee” shall not include the Company or any of the Company’s Affiliates or Subsidiaries or a Person that has agreed to act on behalf of any of the foregoing Persons.

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     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     “Approved Fund” means any Fund that is administered or managed by (a) a Tranche A Holder, (b) an Affiliate of a Tranche A Holder or (c) an entity or an Affiliate of an entity that administers or manages a Tranche A Holder.

      SECTION 9.7 Additional Guarantors. The Company shall designate any Subsidiary or newly acquired or formed Subsidiary as a Guarantor hereunder (each such Subsidiary, a “New Guarantor”) in accordance with, and to the extent required by, Section 4.10 of the Common Agreement. Such New Guarantor shall become a Guarantor under this Agreement and for all purposes be deemed a Guarantor under this Agreement, with all rights and obligations of a Guarantor under this Agreement, upon the execution by such Person of a Joinder Agreement, countersigned by the Administrative Agent and, upon request by any Tranche A Holder, such New Guarantor shall sign “por aval” the Note made to the order of such Tranche A Holder.

      SECTION 9.8 Counterparts. This Agreement may be executed in any number of separate counterparts (including via facsimile), each of which, when so executed, shall be deemed an original, and all of which taken together shall be deemed to constitute but one and the same instrument.

      SECTION 9.9 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 9.10 Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and legal benefit of the parties hereto, the other Agent-Related Persons, the Indemnified Persons and their permitted successors and assigns (all of which, if not parties hereto, are third-party beneficiaries hereof for purposes of enforcing their respective rights hereunder), and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

     SECTION 9.11 Governing Law. THIS AGREEMENT AND THE TRANCHE A LOANS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE PARTIES HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW OF THE UNITED STATES OF AMERICA; PROVIDED, FURTHER, THAT FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANCHE A LOANS BROUGHT IN THE COURTS OF THE FEDERAL DISTRICT OF THE UNITED MEXICAN STATES, THIS AGREEMENT AND THE TRANCHE A LOANS SHALL BE GOVERNED BY, AND

33

CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE UNITED MEXICAN STATES.

     SECTION 9.12 Consent to Jurisdiction; Process Agent. Each of the parties hereto hereby agrees that any suit, action or proceeding with respect to this Agreement, the Tranche A Loans or any other Restructuring Document or any judgment entered by any court in respect of any thereof may be brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and each of the parties hereto hereby irrevocably submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each of the parties hereto further submits, for the purpose of any such suit, action, proceeding or judgment to the appropriate courts of its domicile and to the appropriate courts located in the national capital of the jurisdiction of the law under which such party is organized. In addition, the Company and each Guarantor hereby further submits, for the purpose of any such suit, action, proceeding or judgment, to the courts of the Federal District of the United Mexican States. The Company and each Guarantor hereby expressly and irrevocably waives any rights to any other jurisdiction which they may be entitled to on account of present or subsequent domicile or otherwise.

     SECTION 9.13 Waiver of Jury Trial. THE COMPANY, EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH TRANCHE A HOLDER EXPRESSLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE OTHER RESTRUCTURING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 9.14 Currency. Section 15.07 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

     SECTION 9.15 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     SECTION 9.16 English Language. Section 15.14 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

     SECTION 9.17 No Partnership, Etc. The Tranche A Holders, the Guarantors and the Company intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement, the Tranche A Loans or any other Loan Document shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between any Tranche A Holder, on the one hand, and any other Tranche A Holder, the Company, the Guarantors or any other Person, on the other hand. The Tranche A Holders shall not in any way be responsible or liable for the debts, losses, obligations or duties of the Company, the Guarantors or any other Person. All obligations to pay real property or other taxes, assessments, insurance premiums and all other fees and charges arising from the

34

ownership, operation or occupancy of the Company’s business (and to perform all obligations under the agreements and contracts relating thereto) shall be the sole responsibility of the Company.

     SECTION 9.18 Survival. Article 3, Article 8 and this Article 9 shall survive the repayment of the Tranche A Loans and the termination of any Restructuring Document.

[SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CORPORACIÓN DURANGO, S.A. DE C.V.

By:

Name:

Title:

By:

Name:

Title:

ADMINISTRACIÓN CORPORATIVA DE DURANGO, S.A. de C.V.

By:

Name:

Title:

By:

Name:

Title:

CARTONPACK, S.A. DE C.V.

By:

Name:

Title:

By:

Name:

Title:

COMPAÑÍA PAPELERA DE ATENQUIQUE, S.A. de C.V.

By:

Name:

Title:

By:

Name:

Title:

EMPAQUES DE CARTÓN TITÁN

By:

Name:

Title:

By:

Name:

Title:

ENVASES Y EMPAQUES DE MEXICO, S.A. DE C.V.

By:

Name:

Title:

By:

Name:

Title:

INDUSTRIAS CENTAURO, S.A. DE C.V.

By:

Name:

Title:

By:

Name:

Title:

PONDEROSA INDUSTRIAL DE MÉXICO, S.A. DE C.V.

By:

Name:

Title:

By:

Name:

Title:

COMPAÑÍA NORTEAMERICANA DE INVERSIONES EN CELULOSA Y PAPEL, S.A. de C.V.

By:

Name:

Title:

By:

Name:

Title:

DURANGO INTERNACIONAL, S.A. de C.V.

By:

Name:

Title:

By:

Name:

Title:

DURANGO INTERNATIONAL, INC.

By:

Name:

Title:

By:

Name:

Title:

PORTEADORES DE DURANGO, S.A. de C.V.

By:

Name:

Title:

By:

Name:

Title:

RECICLAJES CENTAURO, S.A. de C.V.

By:

Name:

Title:

By:

Name:

Title:

THE BANK OF NEW YORK as the Administrative Agent

By:

Name:

Title:

BANCO NACIONAL DE MÉXICO, SOCIEDAD ANONMA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, as a Tranche A Holder

By:

Name:

Title:

BANK OF AMERICA, N.A., as a Tranche A Holder

By:

Name:

Title:

BANC OF AMERICA SECURITIES LIMITED, as a Tranche A Holder

By:

Name:

Title:

JPMORGAN CHASE BANK, as a Tranche A Holder

By:

Name:

Title:

CALIFORNIA COMMERCE BANK, as a Tranche A Holder

By:

Name:

Title:

[DEUTSCHE BANK], as a Tranche A Holder

By:

Name:

Title:

APPENDIX A TO RESTRUCTURED CREDIT AGREEMENT

DEFINITIONS

     “ACD” is defined in the preamble to this Agreement.

     “Additional Amount” is defined in Section 3.1(b) of this Agreement.

     “Administrative Agent” is defined in the preamble to this Agreement.

     “Agent-Related Persons” means the Administrative Agent and any successor or replacement agent thereof, together with its Affiliates, and the officers, directors, employees, agents, attorneys, consultants, and attorneys-in-fact of such Persons and Affiliates.

     “Agreement” is defined in the preamble to this Agreement.

     “Applicable Margin” means a rate per annum equal to 2.75%.

     “Approved Fund” is defined in Section 9.6(g) of this Agreement.

     “Assignment and Assumption” means an assignment and assumption agreement substantially in the form of Exhibit D to this Agreement.

     “Attorney Costs” means and includes all reasonable and documented fees and disbursements of any law firm or other external counsel, the reasonable and documented allocated cost of internal legal services and all reasonable and documented disbursements of internal counsel.

     “Business Day” means (i) any day other than a Saturday, Sunday or other day on which commercial banks in (A) New York City and (B) Mexico City, Mexico are authorized or required by law to close and (ii) relative to the prepaying or repaying of any Tranche A Loan, any day that is a Business Day described in the immediately preceding clause (i) and that is also a London Business Day.

     “Capital Adequacy Regulation” means any guideline, law, rule, regulation, request or directive of any central bank or other Governmental Authority, whether or not having the force of law, in each case regarding capital adequacy of any bank or of any corporation controlling a bank.

     “Capital Expenditures” means, for any period, the aggregate amount of all expenditures of the Obligors for fixed or capital assets made during such period which, in accordance with Mexican GAAP, would be classified as capital expenditures. For purposes of determining compliance with Section 6.2.1, any amounts expended (to the extent expended in a currency other than Dollars) as Capital Expenditures shall be converted into Dollars on the basis of the noon buying rate, as in effect on the date of such expenditure, in New York City for cable transfers in such currency as certified for customs purposes by the Federal Reserve Bank of New York.

     “Cartonpack” is defined in the preamble to this Agreement.

     “Centauro” is defined in the preamble to this Agreement.

     “Common Agreement” is defined in the recitals to this Agreement.

     “Company” is defined in the preamble to this Agreement.

     “Compliance Certificate” means a certificate, signed by the chief financial officer of the Company, substantially in the form of Exhibit C.

     “Concurso Law” means Mexico’s Ley de Concurso Mercantiles.

     “Consolidated EBITDA” means, for any period, the sum of the following for the Company and its Subsidiaries (calculated on a consolidated basis in accordance with Mexican GAAP and as provided in Section 1.04 of the Common Agreement):

 (a) operating income for such period;

 (b) to the extent deducted in determining such operating income for such period, the sum of the following:

(i) depreciation,

(ii) amortization,

(iii) any other non-cash charges (including inflation adjustments of the initial inventory included in the determination of the cost of sales, reserves made for doubtful accounts and for contingencies arising in connection with litigation, and non-cash effect on sales of fixed assets) other than any such non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period,

(iv) the aggregate amount of all cash severance payments actually made in cash,

(v) taxes paid or payable, and

(vi) non-cash charges incurred in connection with pension plans; and

 (c) the aggregate amount of interest income accrued during such period.

     “Consolidated Interest Expense” means, for any applicable period, the aggregate interest expense (both accrued and paid and net of interest income paid during such period to the Obligors) of the Company and its Consolidated Subsidiaries for such applicable period (including the portion of any payments made in respect of Capital Lease Liabilities allocable to interest expense), determined on a consolidated basis in accordance with Mexican GAAP, exclusive of interest expense in respect of interest accrued, but not payable in cash during such period, on the C Notes.

     “Consolidated Net Income” means, as to any Person for any period, the aggregate of all amounts (exclusive of all amounts in respect of any extraordinary gains but including extraordinary losses) which would be included as net income on the consolidated financial statements of such Person for such period.

     “COPASA” is defined in the preamble to this Agreement.

     “Covered Tax” or “Covered Taxes” means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, and any and all stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies imposed by any jurisdiction or by any political subdivision or taxing authority thereof, if any, that arise from any payment under this Agreement, the Common Agreement or any other Restructuring Document or from the execution, delivery, performance, enforcement, attempted enforcement, preservation of any rights or remedies pursuant to, the protection of any right or claim under or registration of, or otherwise with respect to, this Agreement, the Common Agreement or any other Restructuring Document, and all liabilities with respect to any of the foregoing, excluding, in the case of the Administrative Agent and each Tranche A Holder, respectively, taxes imposed on or measured by its net income or net profits by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which the Administrative Agent or such Tranche A Holder, as the case may be, is organized, maintains its principal office or its Lending Office.

     “Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     “Disaster Substitute Rate” is defined in Section 3.5 of this Agreement.

     “Eligible Assignee” is defined in Section 9.6(g) of this Agreement.

     “Environmental Laws” means all applicable federal, state, local and foreign laws, rules or regulations (including the “Treaty of La Paz” between Mexico and the United States) or required permits, licenses or approvals relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

     “Event of Default” is defined in Section 7.1.

     “EYEMEX” is defined in the preamble to this Agreement.

     “Fee Letter” is defined in Section 2.6 of this Agreement.

     “Fiscal Quarter” means a quarter ending on the last day of March, June, September or December.

     “Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2004 Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year.

     “Forms” is defined in Section 3.1(f) of this Agreement.

     “F.R.S. Board” means the Board of Governors of the Federal Reserve System.

     “Fund” is defined in Section 9.6(g) of this Agreement.

     “Guarantor” is defined in the preamble of this Agreement.

     “Hacienda” is defined in Section 3.1(f).

     “Illegality Substitute Rate” is defined in Section 3.2(a).

     “Indemnified Liabilities” is defined in Section 9.5 of this Agreement.

     “Indemnified Person” is defined in Section 9.5 of this Agreement.

     “Interest Coverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters (taken as one accounting period) of the following (calculated as provided in Section 1.04 of the Common Agreement):

(a) Consolidated EBITDA, to

(b) Consolidated Interest Expense.

     “Interest Period” shall mean (i) the period from (and including) the Closing Date to (and including) the first Quarterly Payment Date and (ii) thereafter, the period running from (and including) a Quarterly Payment Date to (and including) the next Quarterly Payment Date.

     “Investment Company Act” means the Investment Company Act of 1940, as amended.

     “Joinder Agreement” means an agreement substantially in the form of Exhibit E to this Agreement.

     “Lending Office” means, as to any Tranche A Holder, the office or offices of such Tranche A Holder specified as its “Lending Office” on Schedule 2.10, or such other office or offices as such Tranche A Holder may from time to time notify the Company and the Administrative Agent.

     “Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of the following (calculated as provided in Section 1.04 of the Common Agreement):

     (a) the aggregate outstanding amount of Indebtedness of the Company and its Consolidated Subsidiaries on the last day of such Fiscal Quarter (determined on a consolidated basis in accordance with Mexican GAAP), to

     (b) Consolidated EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters (taken as one accounting period).

     “LIBOR Rate” means, for any Interest Period, the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/100 of 1%) of the (a) offered rates for deposits in Dollars for a period approximately equal to such Interest Period quoted on the second London Business Day prior to the first day of such Interest Period, as such rates appear on the Reuters Screen LIBOR Page as of 11:00 a.m. (London time) on such date, if at least two such offered rates appear on the Reuters Screen LIBOR Page, or (b) if, as of 11:00 a.m. (London time) on any such date fewer than two such rates appear on the Reuters Screen LIBOR Page, the rate for deposits in Dollars for a period approximately equal to such Interest Period quoted on the second London Business Day prior to the first day of such Interest Period, as such rate appears on the Telerate Page 3750 as of 11:00 a.m. (London time) on such date, in each case as determined by the Administrative Agent. If the LIBOR Rate cannot be determined based on either the Reuters Screen LIBOR Page or on Telerate Page 3750, LIBOR Rate means the rate per annum, as quoted by the Administrative Agent’s London branch to prime banks in the London interbank market for deposits in Dollars at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such Interest Period for a period of time comparable to such Interest Period.

     “Loan Documents” shall mean the Restructuring Documents and the Fee Letter.

     “Loan Parties” shall mean the Company or any of its Subsidiaries or Affiliates obligated under, or otherwise a party to, any of the Restructuring Documents.

     “London Business Day” means a day on which dealings in Dollars are carried out in the London interbank eurodollar market.

     “Mexican Income Tax Law” means the Mexican Ley del Impuesto Sobre la Renta.

     “New Guarantor” is defined in Section 9.7 of this Agreement.

     “Note” is defined in Section 2.2 of this Agreement, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     “Mortgaged Property” means, at any time, all real property and improvements that at such time are owned by any Obligor and subject to the Lien created under the Security Documents.

     “Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Company and each other Obligor arising under or in connection with a Loan Document, including the principal of and premium, if any, and interest on the Tranche A Loans.

     “Obligor” is defined in the preamble of this Agreement.

     “1% Tranche A Holder” means, at any time, any Tranche A Holder that holds Tranche A Loans at such time in an aggregate principal amount at least equal to the greater of (a) 1% of the aggregate principal amount of the Tranche A Loans then outstanding, and (b) $1,000,000.

     “Original Note” is defined in Section 2.9 of this Agreement.

     “Participant” is defined in Section 9.6(d) of this Agreement.

     “PIMSA” is defined in the preamble to this Agreement.

     “Public Utility Holding Company Act” means the Public Utility Holding Company Act of 1935.

     “Qualified Judgment” means a judgment or order against the Company or a Guarantor in respect of a Referenced Claim that has been duly entered by (i) a Mexican court of competent jurisdiction or (ii) a court of competent jurisdiction outside of Mexico, and (x) such non-Mexicanjudgment has been duly and finally recognized for enforcement in Mexico by a Mexican court of competent jurisdiction or (y) a Mexican court of competent jurisdiction has granted a pre-judgment attachment (embargo precautorio) of assets of the Company or a Guarantor in Mexico in respect of such non-Mexican judgment.

     “Quarterly Payment Date” means the 30th day of each March, June, September and December in each year, commencing with March 30, 2005, provided that if any such day is not a Business Day, the applicable Quarterly Payment Date shall be the next succeeding Business Day unless such next succeeding Business Day occurs in the following calendar month, in which case the applicable Quarterly Payment Date shall be the next preceding Business Day.

     “Referenced Claims” means those claims filed by the Pension Benefit Guaranty Corporation in Bankruptcy Case No. 02-21669 before the United States Bankruptcy Court for the Southern District of Georgia, Brunswick Division, and any claims by the Pension Benefit Guaranty Corporation related thereto or arising therefrom.

     “Register” is defined in Section 9.6(c) of this Agreement.

     “Required Tranche A Holders” means, at any time, at least two Tranche A Holders holding more than 50% of the then aggregate outstanding principal amount of the Tranche A Loans.

     “Restructured Debt” means, collectively, the Tranche A Loans and the B Notes.

     “Substitute Note” is defined in Section 2.9 of this Agreement.

     “Termination Date” means the date on which all Obligations have been paid in full.

     “Titan” is defined in the preamble to this Agreement.

     “Tranche A Holders” is defined in the preamble of this Agreement.

     “Tranche A Loan” is defined in Section 2.1(b) of this Agreement.

     “Tranche B Notes Event of Default” shall mean any “Event of Default” as defined in the B Note Indenture that is not also an Event of Default with respect to the Tranche A Loans.

     “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York and in any other jurisdiction the laws of which control the creation or perfection of security interests under the Restructuring Documents, with the exception of the Mexican Security Documents.

Schedule 2.1 (b) to Restructured Credit Agreement
Approved Claims, Restructured Claims, Tranche A Loans

			Tranche A Loan
Name of Tranche A Holder	Approved Claim	Restructured Claim	Principal Amount
Banamex
	93,431,128.02	64,035,289.21	64,035,289.21
	6,582,910.00	4,335,000.00	4,335,000.00

	100,014,149.02	68,370,289.21	68,370,289.21
California Commerce Bank
	13,482,823.40	9,928,000.00	9,928,000.00
	13,954,766.66	10,625,000.00	10,625,000.00

	27,437,590.06	20,553,000.00	20,553,000.00
JP Morgan Chase
	5,592,987.34	4,250,000.00	4,250,000.00
	2,954,204.82	2,223,364.55	2,223,364.55
	2,662,028.95	2,014,113.63	2,014,113.63

	11,209,221.11	8,487,478.18	8,487,478.18
Bank of America
	18,869,872.50	14,450,000.00	14,450,000.00
	2,266,820.35	1,700,000.00	1,700,000.00

	21,136,692.85	16,150,000.00	16,150,000.00
Bank of America Securities
	2,208,747.65	1,700,000.00	1,700,000.00
Deustche Bank
	1,158,947.66	850,000.00	850,000.00

Total	163,165,348.35	116,110,767.39	116,110,767.39

Schedule 2.4 to Restructured Credit Agreement
Principal Payment Schedule

	Banco Nacional de
	Mexico, Sociedad
	Anonima Integrante		Banc of
	del Grupo		America		California
Quarterly	Financiero	Bank of	Securities	JP Morgan	Commerce	Deutche	Amount of	Remaining
Payment Date	Banamex	America N.A.	Limited	Chase Bank	Bank	Bank	Payment	Balance
March 2005	854,402.15	201,821.51	21,244.37	106,065.36	256,844.42	10,622.18	1,451,000.00	114,659,767.39
June 2005	854,402.15	201,821.51	21,244.37	106,065.36	256,844.42	10,622.18	1,451,000.00	133,208,767.39
September 2005	854,402.15	201,821.51	21,244.37	106,065.36	256,844.42	10,622.18	1,451,000.00	111,757,767.39
December 2005	854,402.15	201,821.51	21,244.37	106,065.36	256,844.42	10,622.18	1,451,000.00	110,306,767.39
March 2006	2,051,507.31	484,594.16	51,009.91	254,673.83	616,709.83	25,504.96	3,484,000.00	106,822,767.39
June 2006	2,051,507.31	484,594.16	51,009.91	254,673.83	616,709.83	25,504.96	3,484,000.00	103,338,767.39
September 2006	2,051,507.31	484,594.16	51,009.91	254,673.83	616,709.83	25,504.96	3,484,000.00	99,854,767.39
December 2006	2,051,507.31	484,594.16	51,009.91	254,673.83	616,709.83	25,504.96	3,484,000.00	96,370,767.39
March 2007	2,051,507.31	484,594.16	51,009.91	254,673.83	616,709.83	25,504.96	3,484,000.00	92,886,767.39
June 2007	2,051,507.31	484,594.16	51,009.91	254,673.83	616,709.83	25,504.96	3,484,000.00	89,402,767.39
September 2007	2,051,507.31	484,594.16	51,009.91	254,673.83	616,709.83	25,504.96	3,484,000.00	85,918,767.39
December 2007	2,051,507.31	484,594.16	51,009.91	254,673.83	616,709.83	25,504.96	3,484,000.00	82,434,767.39
March 2008	2,051,507.31	484,594.16	51,009.91	254,673.83	616,709.83	25,504.96	3,484,000.00	78,950,767.39
June 2008	2,051,507.31	484,594.16	51,009.91	254,673.83	616,709.83	25,504.96	3,484,000.00	75,466,767.39
September 2008	2,051,507.31	484,594.16	51,009.91	254,673.83	616,709.83	25,504.96	3,484,000.00	71,982,767.39
December 2008	2,051,507.31	484,594.16	51,009.91	254,673.83	616,709.83	25,504.96	3,484,000.00	68,498,767.39
March 2009	2,051,507.31	484,594.16	51,009.91	254,673.83	616,709.83	25,504.96	3,484,000.00	65,014,767.39
June 2009	2,051,507.31	484,594.16	51,009.91	254,673.83	6)6,709.83	25,504.96	3,484,000.00	61,530,767.39
September 2009	2,051,507.31	484,594.16	51,009.91	254,673.83	616,709.83	25,504.96	3,484,000.00	58,046,767.39
December 2009	2,051,507.31	484,594.16	51,009.91	254,673.83	616,709.83	25,504.96	3,484,000.00	54,562,767.39
March 2010	2,222,269.97	524,930.64	55,255.86	275,872.28	668,043.32	27,627.93	3,774,000.00	50,788,767.39
June 2010	2,222,269.97	524,930.64	55,255.86	275,872.28	668,043.32	27,627.93	3,774,000.00	47,014,767.39
September 2010	2,222,269.97	524,930.64	55,255.86	275,872.28	668,043.32	27,627.93	3,774,000.00	43,240,767.39
December 2010	2,222,269.97	524,930.64	55,255.86	275,872.28	668,043.32	27,627.93	3,774,000.00	39,466,767.39
March 2011	3,418,786.29	807,564.21	85,006.76	424,407.65	1,027,731.71	42,503.38	5,806,000.00	33,660,767.39
June 2011	3,418,786.29	807,564.21	85,006.76	424,407.65	1,027,731.71	42,503.38	5,806,000.00	27,854,767.39
September 2011	3,418,786.29	807,564.21	85,006.76	424,407.65	1,027,731.71	42,503.38	5,806,000.00	22,048,767.39
December 2011	3,418,786.29	807,564.21	85,006.76	424,407.65	1,027,731.71	42,503.38	5,806,000.00	16,242,767.39
March 2012	2,393,032.63	565,267.13	59,501.80	297,070.74	719,376.80	29,750.90	4,064,000.00	12,178,767.39

	Banco Nacional de
	Mexico, Sociedad
	Anonima Integrante		Banc of
	del Grupo		America		California
Quarterly	Financiero	Bank of	Securities	JP Morgan	Commerce	Deutche	Amount of	Remaining
Payment Date	Banamex	America N.A.	Limited	Chase Bank	Bank	Bank	Payment	Balance
June 2012	2,393,032.63	565,267.13	59,501.80	297,070.74	719,376.80	29,750.90	4,064,000.00	8,114,767.39
September 2012	2,393,032.63	565,267.13	59,501.80	297,070.74	719,376.80	29,750.90	4,064,000.00	4,050,767.39
December 2012	2,385,240.79	563,426.59	59,308.06	296,103.46	717,034.47	29,654.03	4,050,767.39	(0.00)

Total	68,370,289.21	16,150,000.00	1,700,000.00	8,487,478.18	20,553,000.00	850,000.00	116,110,767.39

Schedule 2.10 to Restructured Credit Agreement
Lending Offices

[Pending (Banks)]

Schedule 5.3 to Restructured Credit Agreement
Litigation

On December 16, 2003, the Mexican government through the Nacional Water Commission (Comisión Nacional del Agua) made demand upon Pronal, a former subsidiary of Grupo Pipsamex, for payment of Ps 159 million (US$14.5 million) for water consumed during the calendar years 2000 and 2001. On March 4, 2004, Pronal filed a declaratory action with the Mexican Federal Tribunal (Tribunal Fiscal de la Federación) asking that the court find that Pronal is not liable for any amounts to the National Water Commission and that, as a result, the demand be nullified. In the event Pronal is unsuccessful in having the demand nullified and required to pay the National Water Commission, Pronal could seek to assert indemnification rights against Grupo Pipsamex under the terms of the Stock Purchase Agreement executed on November 14, 2003, pursuant to which Grupo Pipsamex, as seller, agreed to indemnify Pronal and the buyer for certains debts. In addition, in the event Pronal is unable to recover in full from Grupo Pipsamex, Pronal could also made demand against Corporacion Durango under the guaranty dated November 14, 2003.

Schedule 5.6 to Restructured Credit Agreement
Real Property Registrations

Company	Location / Registration*		Description
CAJAS Y EMPAOUES IZCALLI (PENDIENTE TRASMITIR A EEM) - Pending Transfer
CEI 1	Lotes de terreno 5 y 6	Cuautitlán Izcalli, Edo de	Plant EEM Izcalli
	de la mza. 3 Fracc.	Mex	Land
	Ind. Complejo		Building
Cuamantla

CAJAS Y EMPAQUES DEL PACIFICO (PENDIENTE TRANSMITIR A CEO Y DESPUÉS A ECT) - Pending Transfer
CEP 1 *DM	Lote de terreno	Guasave, Sin	Warehouse — De Minimus

CARTONES Y EMPAOUES DEL SUR (PENDIENTE TRANSMITIR A EEM) - Pending Transfer
CES 2	Fracción de terreno	Tapachula, Chiapas	Plant EEM Chiapas
	“Lerida Uno”		Land
Building

COMPAÑÍA INDUSTRIAL DE ATENQUIQUE
CIA 9	Rancho los Reyes	Tlalnepantla, Edo de Mex	Plant EEM Juarez
	Fracción I Av.		Land
	Circunvalación No.		Building
303 Fracc. Los Reyes

CIA 10	Rancho los Reyes	Tlalnepantla, Edo de Mex	Plant EEM Juarez
	Fraccion II Av.		Land
	Circunvalación No.		Building
303 Fracc. Los Reyes

CIA 12	Rancho los Reyes	Tlalnepantla, Edo de Mex	Plant EEM Juarez
	Fracción III Av.		Land
	Circunvalación No.		Building
303 Fracc. Los Reyes

EMPAQUES DE ATENQUIQUE
EAT 2	Lotes de terreno No.	Tultitlan, Edo de Mex	Plant EEM Tultitlan
	14 A y 14 B Fracc.		Land
	Parque Industrial		Building
Cartagena

ENVASES VARIOS (PENDIENTE TRANSMITIR A EEM) - Pending Transfer
EEV 1	Fracción del Predio	Querétaro, Qro	Plant EEM
	Rústico “Molinos de		Land
	la Era” delg. De		Building
Carrillo Puerto, Qro.

PANELES PONDEROSA (PENDIENTE TRANSMITIR A PIM)+A150 - Pending Transfer
PPO 1	Fraccion 2a,3a,4a y	Chihuahua, Chihuahua	Plant PIM
	5a del Ejido la		Land
	Concordia rnza. 125,		Building
126, 125 A y 126

Company	Location / Registration*		Description
PPO 2	Fracción la del Ejido	Chihuahua, Chihuahua	Plant PIM
	La Concordia		Land

PPO 3			This property was wrongly reported as owned by Durango. The title still shows the government as the owner and will be transferred to Durango next year . Durango uses the land where water wells are located

PPO 4	parcela no. 26 zona 1	Chihuahua, Chihuahua	Plant PIM
	polígono 2/3 es ejido		Land
poblado Robinson

PAPELERA HEDA (PENDIENTE TRANSMITIR A CPA) - Pending Transfer
PHE 1	Fracción II predio	Texcoco, Mex	Plant CPA
	“La Era” y		Land
	construcciones		Building
existentes km. 23
carr. Méx-Texcoco

PHE 2	Land “Estoquiahua”	Texcoco, Mex	Land only
Pueblo Magdalena,
Atlicpac, Los Reyes
la paz

PHE 3	Land “Estoquiahua”	Texcoco, Mex	Plant CPA
	Pueblo Magdalena,		Land
Atlicpac, Los Reyes
la paz

PHE 4	Land	Texcoco, Mex	Land only
“Techachaltitla”
Pueblo Magdalena,
Atlicpac, Los Reyes
La Paz

PHE 5	Land “San Dieguito”	Texcoco, Mex	Plant CPA
	Pueblo Pueblo		Land
Magdalena, Atlicpac,
Los Reyes la Paz

PHE 6	Predio Rústico	Texcoco, Mex	Land only
known as “La Era”
Pueblo Magdalena,
Atlicpac, Los Reyes
la paz

PHE 7	Predio Rústico	Texcoco, Mex	Land only
known as “La Era”
Pueblo Magdalena,
Atlicpac, Los Reyes
la paz

Company	Location / Registration*		Description
PHE 8	Land known as	Texcoco, Mex	Land only
“Atlicpac” Pueblo
Magdalena, Atlicpac,
Los Reyes la Paz

PLYWOOD PONDEROSA DE MEXICO (PENDIENTE TRANSMITIR A PIM) — Pending Transfer
PPM l	Parte de ejido de	Benito Juárez, Chihuahua	Non operating Plywood Facility Land
	Anáhuac Col.		Building
Anahuac

PPM 2	Dos fracciones de	Cuauhtémoc, Chihuahua	Non-operating Plywood Facility
terreno centro Agro-
Industrial Col.
Anahuac

TUBOMEX (PENDIENTE TRANSMITIR A PHE Y DESPUÉS A CPA) — Pending Transfer
PHE 9	Fracción III predio	Texcoco, Mex	Plant CPA Tubes
	“La Era” y		Land
construcciones
existentes km. 23
carr. Méx-Texcoco

*      Registration will be file in the Property Public Registry (Registro Publico de la Propiedad) in each of these locations

DM Denotes de minimus assets not anticipated to be mortgaged

EXHIBIT A TO RESTATED CREDIT AGREEMENT
FORM OF NOTE

[See attached]

P A G A R E
NO NEGOCIABLE

     E.U.A. $ [      ]

La suscrita, CORPORACION DURANGO, S.A. DE C.V. (la “Obligada”), una sociedad constituida y existente al amparo de las leyes de los Estados Unidos Mexicanos (“México”), por este PAGARE promete incondicionalmente pagar a la orden de [INSERTAR NOMBRE DEL ACREEDOR] (el “Acreedor”), la suma principal de $[INSERTAR MONTO CON NUMERO Y LETRA, DE LA SUMA PRINCIPAL ADEUDADA POR DICHA OBLIGADA A DICHO ACREEDOR], moneda de curso legal de los Estados Unidos de América (“Dólares”), en treinta y dos (32) abonos trimestrales y consecutivos pagaderos en las fechas y por las cantidades que se indican a continuación, en la inteligencia de que el período para la presentación de este PAGARE se extiende hasta la fecha de vencimiento del último de dichos abonos:

Vencimiento de	Suma Principal
cada abono	Pagadera
(Dólares)
Marzo 30, 2005	$
Junio 30, 2005	$
Septiembre 30, 2005	$
Diciembre 30, 2005	$
Marzo 30, 2006	$
Junio 30, 2006	$

PROMISSORY NOTE
NON-NEGOTIABLE

     U.S. $ [      ]

The undersigned CORPORACION DURANGO, S.A.DE C.V. (the “Obligor”), a corporation organized and existing under the laws of the United Mexican States (“Mexico”), hereby promises to pay unconditionally to the order of [INSERT NAME OF LENDER] (the “Lender”), the principal amount of $[INSERT AMOUNT IN NUMBER AND IN WORD OF THE PRINCIPAL AMOUNT OWED BY THE OBLIGOR TO SUCH LENDER], in lawful currency of the United States of America (“Dollars”), in thirty two (32) quarterly and consecutive installments payable on the dates and for the amounts specified hereinbelow, provided, however, that the period for presentation of this PROMISSORY NOTE is extended until the maturity date of the last of such installments:

Payment Date of	Principal
each	Amount
Installment	(Dollars)
March 30, 2005	$
June 30, 2005	$
September 30, 2005	$
December 30, 2005	$
March 30, 2006	$
June 30, 2006	$
September 30, 2006	$
December 30, 2006	$

2.

Septiembre 30, 2006	$
Diciembre 30, 2006	$
Marzo 30, 2007	$
Junio 30, 2007	$
Septiembre 30, 2007	$
Diciembre 30, 2007	$
Marzo 30, 2008	$
Junio 30, 2008	$
Septiembre 30, 2008	$
Diciembre 30, 2008	$
Marzo 30, 2009	$
Junio 30, 2009	$
Septiembre 30, 2009	$
Diciembre 30, 2009	$
Marzo 30, 2010	$
Junio 30, 2010	$
Septiembre 30, 2010	$
Diciembre 30, 2010	$
Marzo 30, 2011	$
Junio 30, 2011	$
Septiembre 30, 2011	$
Diciembre 30, 2011	$
Marzo 30, 2012	$
Junio 30, 2012	$
Septiembre 30, 2012	$
Diciembre 30, 2012	$

La Obligada promete pagar a1 Acreedor por concept0 de intereses en cada Fecha de Pago Trimestral (segbn se define mas adelante), sobre la suma principal de este PAGARE

March 30, 2007	$
June 30, 2007	$
September 30, 2007	$
December 30, 2007	$
March 30, 2008	$
June 30, 2008	$
September 30, 2008	$
December 30, 2008	$
March 30, 2009	$
June 30, 2009	$
September 30, 2009	$
December 30, 2009	$
March 30, 2010	$
June 30, 2010	$
September 30, 2010	$
December 30, 2010	$
March 30, 2011	$
June 30, 2011	$
September 30, 2011	$
December 30, 2011	$
March 30, 2012	$
June 30, 2012	$
September 30, 2012	$
December 30, 2012	$

The Obligor promises to pay interest to the Lender on each Quarterly Payment Date (as hereinafter defined) on the principal amount hereof outstanding during each

3.

insoluta durante cada Periodo de Intereses (según se define más adelante), a razón de una tasa anual que seró igual a la Tasa LIBOR (según se define más adelante) que esté vigente durante dicho Período de Intereses, más el Margen Aplicable (según se define más adelante) que esté vigente durante dicho Período de Intereses.

No obstante lo dispuesto en el párrafo anterior, en el caso de que la Obligada no pague en la fecha de su vencimiento la totalidad de cualquier abono de la suma de principal de este PAGARE que la Obligada deba pagar al Acreedor conforme a este PAGARE, la Obligada pagará, a la vista, durante la continuación de dicho incumplimiento, intereses sobre el monto total de la suma de principal de este PAGARE entonces insoluta, calculados a razón de una tasa anual que será igual a la Tasa LIBOR que esté vigente durante cada Período de Intereses que ocurra durante dicho período de incumplimiento, más el Margen Aplicable que esté vigente durante dicho Período de Intereses de que se trate más dos (2) puntos porcentuales.

Los intereses a que se refiere este PAGARE se calcularán sobre la base de un año de trescientos sesenta (360) días, y pagadero por el número de días que efectivamente transcurran, incluyendo el primero pero

Interest Period (as hereinafter defined), at an annual rate equal to the LIBOR Rate (as hereinafter defined) in effect during such Interest Period plus the Applicable Margin (as hereinafter defined) in effect during such Interest Period.

Notwithstanding the provisions of the preceding paragraph, in the event that the Obligor shall fail to pay in full when due any amount of any principal installment owed by the Obligor hereunder, the Obligor shall pay, on demand, during the continuance of such default, interest on the full principal amount hereof then outstanding, computed at an annual rate equal to the LIBOR Rate in effect during each Interest Period occurring during such default period, plus the Applicable Margin in effect during such Interest Period plus two (2) percentage points.

Interest hereunder shall be calculated on the basis of a three hundred and sixty (360) day year, and paid for the actual number of days elapsed, including the first but excluding the last of such

4.

excluyendo el último de dichos días.

La suma principal e intereses de este PAGARE, serán pagaderos al Acreedor a través del Agente Administrativo (según dicho término se define más adelante) para el beneficio de dicho Acreedor, a más tardar a las 12:00 horas (mediodía) (hora de la Ciudad de Nueva York) en la fecha en que se deba hacer dicho pago, en Dólares, en fondos libremente transferibles y disponibles el mismo día o de inmediato a una cuenta del Fiador Agente de Pagos (según dicho término se define más adelante) en un banco localizado en la Ciudad de Nueva York, Nueva York, Estados Unidos, para beneficio del Agente Administrativo.

La Obligada conviene en hacer todos los pagos respecto del principal e intereses de este PAGARE, libres y exentos de, y sin deducción o retención por, cualquier Impuesto Cubierto impuesto por cualquier jurisdicción conforme a la cual la Obligada se haya constituido o tenga su domicilio, o de o a través de la cual la Obligada realiza dichos pagos, o por cualquier subdivisión política o autoridad fiscal de dicho país.

Cuando cualquier pago que deba de hacerse conforme al presente PAGARE venza o cualquier Período de Intereses deba de terminar en una fecha que no sea un Día days.

The principal amount hereof and interest thereon shall be payable to the Lender through the Administrative Agent (as hereinafter defined) for the account of such Lender, no later than 12:00 noon (NewYork City time) on the date on which such payments are due, in Dollars, and in freely transferable same day or immediately available funds to an account of the Guarantor Paying Agent (as such term is defined hereinafter) at a bank located in New York, United States of America, for the account of the Administrative Agent.

The Obligor agrees to make all payments in respect of principal and interest hereunder, free and clear of, and without deduction or withholding for, any Covered Taxes imposed by any jurisdiction in which the Obligor is organized or domiciled, or from or through which the Obligor effects such payments, or by any political subdivision or taxing authority thereof.

Whenever any payment to be made hereunder shall be stated to be due, or an Interest Period shall end, on a day which is not a Business Day (as such

5.

Hábil (seguún dicho término se define más adelante), dicho pago se hará o dicho Período de Intereses terminará en el Día Hábil inmediato siguiente a menos que dicho Día Hábil siguiente ocurra en el siguiente mes calendario, en cuyo caso, dicho pago se hará o dicho Período de Intereses terminará en el Día Hábil inmediato anterior.

Según se utilizan en este PAGARE, los siguientes términos tendrán los siguientes significados:

“Agente Administrativo” significa [THE BANK OF NEW YORK].

“Avalistas” significa conjuntamente, Compañía Papelera Atenquique, S.A. de C.V.; Ponderosa Industrial de México, S.A. de C.V.; Empaques de Cartón Titán, S.A. de C.V.; Industrias Centauro, S.A. de C.V.; Envases y Empaques de México, S.A. de C.V.; Administración Corporativa de Durango, S.A. de C.V., Cartonpack, S.A. de C.V., Compañía Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V., Durango Internacional, S.A. de C.V., Durango International, Inc., Porteadores de Durango, S.A. de C.V. y Reciclajes Centauro, S.A. de C.V.

“Fiador Agente de Pagos” significac
[                                                                ].

term is hereinafter defined), such payment shall be made or such Interest Period shall end on the next succeeding Business Day unless such next succeeding Business Day occurs in the following calendar month, in which case such payment shall be made or such Interest Period shall end on the next preceding Business Day.

As used in this PROMISSORY NOTE, the following terms shall have the following meanings:

“Administrative Agent” means [THE BANK OF NEW YORK].

“Guarantors” means jointly Compañia Papelera Atenquique, S.A. de C.V.;Ponderosa Industrial de Mexico, S.A. de C.V.; Empaques de Cartón Titan, S.A. de C.V.; Industrias Centauro, S.A. de C.V.; Envases y Empaques de Mexico, S.A. de C.V.; Administración Corporativa de Durango, S.A. de C.V., Cartonpack, S.A. de C.V., Compañia Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V., Durango Internacional, S.A. de C.V., Durango International, Inc., Porteadores de Durango, S.A. de C.V. and Reciclajes Centauro, S.A. de C.V.

“Guarantor Paying Agent” means
[                                                            ].

6.

“Día Hábil” significa (i) cualquier día distinto a un sábado, domingo u otro dia en que los bancos en (A) la Ciudad de Nueva York, y (B) en la Ciudad de México, Distrito Federal estén autorizados u obligados a cerrar conforme a la ley, y (ii) en relación a1 prepago o repago de este PAGARE, cualquier día que sea un Día Hábil de acuerdo con el inciso (i) anterior y que también sea un Día Hábil en Londres.

“Día Hábil en Londres” significa un día en el cual se lleven a cabo transacciones en Dólares en el mercado interbancario eurodólar en Londres.

“Fecha de Pago Trimestral” significa el día 30 de cada uno de los meses de marzo, junio, septiembre y diciembre de cada año, comenzando el 30 de marzo de 2005.

“Impuesto Cubierto” significa cualquier impuesto, deducción, derecho, tributo, retención o carga similar y responsabilidad fiscal con respecto a dichos conceptos y cualquier impuesto del timbre, por procedimiento judicial o por documento o cualquier otro impuesto por el ejercicio de cualquier derecho o sobre activos, carga o impuesto similar presente o futuro, impuesto por cualquier jurisdicción o por cualquier subdivisión politica o autoridad fiscal de dicho país, si lo

“Business Day” means (i) any day other than a Saturday, Sunday or other day on which commercial banks in (A) New York City, and (B) Mexico City, Mexico are authorized or required by law to close, and (ii) relative to the prepaying o repaying of this PROMISSORY NOTE, any day that is a Business Day described in paragraph (i) above and that is also a London Business Day.

“London Business Day” means a day on which dealings in Dollars are carried out in the London interbank eurodollar market.

“Quarterly Payment Date” means the 30th day of each March, June, September and December in each year, commencing on March 30, 2005.

“Covered Taxes” means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, and any and all stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies imposed by any jurisdiction or by any political subdivision or taxing authority thereof, if any, that arise from any payment under this PROMISSORY

7.

hubiere, que derivare con motivo de cualquier pago realizado conforme a este PAGARE o de la suscripción, entrega, cumplimiento, ejecución, intento de ejecución, preservación de cualquier derecho o recurso de acuerdo con la protección de cualquier derecho o reclamación conforme a, o registro de, o de cualquier otra manera con respecto a este PAGARE, y todas las responsabilidades con respecto a lo anterior, excluyendo con respecto al Agente Administrativo y al Acreedor, respectivamente, impuestos que deban ser cubiertos sobre o calculados por su ingreso neto o utilidades netas impuestos por las leyes de la jurisdicción (o cualquier subdivisión política o autoridad fiscal de dicho país) conforme a la cual se encuentra constituido, o mantiene su oficina principal o su oficina Acreditante, el Agente Administrativo o dicho Acreedor, según sea el caso.

“Margen Aplicable” significa la tasa de interés anual igual a dos punto setenta y cinco por ciento (2.75%).

“Periodo de Intereses” significa cada período con base en el cual se calcularán los intereses que cause la suma principal insoluta de este PAGARE; en la inteligencia de que (i) el primer Período de Intereses comenzará en la fecha de suscripción de este PAGARE y

NOTE or from the execution, delivery, performance, enforcement, attempted enforcement, preservation of any rights or remedies pursuant to, the protection of any right or claim under or registration of, or otherwise with respect to this PROMISSORY NOTE, and all liabilities with respect to any of the foregoing, excluding, in the case of the Administrative Agent and the Lender, respectively, taxes imposed on or measured by its net income or net profits by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which the Administrative Agent or such Lender, as the case may be, is organized, maintains its principal office or its Lending Office.

“Applicable Margin” means a rate per annum equal to two point seventy five percent (2.75%).

“Interest Period” means each period of time, which is used as the basis for computation of interest on the outstanding principal amount hereof; provided, however, that (i) the first Interest Period shall commence on the date hereof and shall end on the first

8.

terminará en la primera Fecha de Pago Trimestral; y (ii) cada uno de los Períodos de Intereses siguientes, comenzará el último día del Período de Intereses inmediato anterior y terminará en la Fecha de Pago Trimestral inmediata siguiente.

“Tasa LIBOR” significa, con respecto a cada Período de Intereses la tasa anual de intereses igual a la tasa que determine el Agente Administrativo igual al promedio aritmético (redondeado al 1/100% superior más cercano de 1%) de (a) las tasas ofrecidas para depósitos en Dólares para un período igual a dicho Período de Intereses dos Días Hábiles anteriores al primer día de dicho Período de Intereses, según dichas tasas aparezcan en la Página LIBOR de la pantalla Reuters a las 11:00 a.m. (hora de Londres) en dicha fecha, si a1 menos dos de dichas tasas ofrecidas aparecen en la Página LIBOR de la pantalla Reuters, o (b) si a las 11:00 A.M. (hora de Londres) en cualquiera de dichas fechas más de dos de dichas tasas aparecieren en la Página LIBOR de la pantalla Reuters, la tasa para depósitos en Dólares para un período igual a dicho Período de Intereses determinada dos Días Hábiles anteriores a1 primer día de dicho Período de Intereses, según dicha tasa aparezca en la Página 3750 Telerate a las 11:00 A.M. (hora de Londres) en dicha fecha, en cada caso determinada por el

Quarterly Payment Date; and (ii) each one of the following Interest Periods, shall commence on the last day of the immediately preceding Interest Period and shall end on the next immediate Quarterly Payment Date.

“LIBOR Rate” means, for any Interest Period, the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to next 1/100 of 1%) of the (a) offered rates for deposits in Dollars for a period approximately equal to such Interest Period quoted on the second Business Day prior to the first day of such Interest Period, as such rates appears on the Reuters Screen LIBOR Page as of 11:00 a.m. (London time) on such date, if at least two such offered rates appear on the Reuters Screen LIBOR Page, or (b) if, as of 11:00 A.M. (London time) on any such date fewer than two such rates appear on the Reuters Screen LIBOR Page, the rate for deposits in Dollars for a period approximately equal to such Interest Period quoted on the second Business Day prior to the first day of such Interest Period, as such rate appears on the Telerate Page 3750 as of 11:00 A.M. (London time) on such date, in each case as determined by the Administrative Agent. If the LIBOR Rate cannot be determined based on either the Reuters

9.

Agente Administrativo. Si la Tasa LIBOR no pudiera determinarse conforme a la Página LIBOR de la pantalla Reuters o a la Página 3750 Telerate, Tasa LIBOR significará la tasa de interés anual determinada por la sucursal del Agente Administrativo en Londres para los bancos de primer categoría en el mercado interbancario de Londres aproximadamente a las 11:00 A.M. (hora de Londres), dos Días Hábiles anteriores a1 primer día de dicho Período de Intereses.

La Obligada y cada uno de los Avalistas se someten irrevocablemente a la jurisdicción de (i) la Suprema Corte del Estado de Nueva York, Condado de Nueva York o el tribunal de los Estados Unidos de América para el Distrito Sur con sede en Nueva York, (ii) los tribunales de su domicilio, (iii) los tribunales ubicados en la capital del país de la jurisdicción conforme a la cual se encuentra constituida, y (iv) a 10s tribunales competentes del Distrito Federal, México, respecto a cualquier demanda, acción, procedimiento o resolución en contra de la Obligada o de los Avalistas, derivados de o relacionados con el presente PAGARE. La Obligada y cada Avalista expresamente renuncia a sus derechos a ser juzgados por un jurado con respecto a cualquier reclamación, demanda, acción en relación a o derivada de este

Screen LIBOR Page or on Telerate Page 3750, LIBOR Rate means the rate per annum, as quoted by the Administrative Agent’s London branch to prime banks in the London interbank market for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a period of time comparable to such Interest Period.

The Obligor and each Guarantor hereby irrevocably submits to the jurisdiction of (i) the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York, (ii) the courts of its domicile, (iii) to the courts located in the national capital of the jurisdiction of the law under which it is organized, and (iv) to the courts of the Federal District of Mexico, with respect to any suit, action, proceeding or judgment brought against the Obligor or any Guarantor arising out of or relating to this PROMISSORY NOTE. The Obligor and each Guarantor hereby expressly waive their respective rights to a trial by jury of any claim, demand, action or cause of action based upon or arising out of or related to this PROMISSORY NOTE. The Obligor and each

10.

PAGARE. La Obligada y los Avalistas expresa e irrevocablemente renuncian a cualquier otra jurisdicción que les pudiera corresponder por razón de su domicilio presente o futuro o por alguna otra causa.

El presente PAGARE se regirá por e interpretará de acuerdo con las leyes aplicables en el Estado de Nueva York, Estados Unidos de América, en la inteligencia, sin embargo, que en caso de cualquier demanda, acción o procedimiento legal de los Estados Unidos Mexicanos o cualquier subdivisión politica de dicho país, la ley que regirá serán las leyes aplicables en los Estados Unidos Mexicanos.

El presente PAGARE se suscribe en inglés y en español, siendo ambas versiones obligatorias para la Obligada y los Avalistas, y constituye uno y el mismo PAGARE, en la inteligencia, sin embargo, de que en caso de duda respecto de la adecuada interpretación de este PAGARE, la versión en inglés sera la que prevalezca en todos los casos, a excepción de cualquier acción o procedimiento relativo a1 presente PAGARE entablado en cualquier tribunal competente de México, en cuyo caso la versión en español regirá.

Este PAGARE consta de [        ] ([         ]) páginas y se suscribe en [        ] el [         ] de [             ] de 2004.

Guarantor hereby expressly and irrevocably waives any rights to any other jurisdiction which they may be entitled to on account of present or subsequent domicile or otherwise.

This PROMISSORY NOTE shall be governed by, and construed in accordance with the laws of the State of New York, United States of America, provided, however, that in case of any suit, action or proceeding brought in the courts of the United Mexican States or any political subdivision thereof, the governing law shall be the applicable laws in the United Mexican States.

This PROMISSORY NOTE is executed in an English and Spanish version, both of which shall bind the Obligor and the Guarantors and constitute one and the same PROMISSORY NOTE, provided, however, that in the event of doubt as to the proper interpretation of this PROMISSORY NOTE, the English text shall be controlling in all cases, except in case of any legal action which is brought in respect of this PROMISSORY NOTE in any competent court of Mexico, in which case the Spanish version shall be controlling.

This PROMISSORY NOTE has [         ] ([          ]) pages and is executed in [         ] on

11.

[             ], 2004

LA OBLIGADA/THE OBLIGOR

CORPORACION DURANGO, S.A. DE C.V.

Por/By:		Por/By:
Cargo/Title:	Apoderado/	Cargo/Title:	Apoderado/
	Attorney-in-fact		Attorney-in-fact
Domicilio/Address:
Telefax:

“POR AVAL”
AS “GUARANTORS”

ADMINISTRADORA CORPORATIVA DE DURANGO, S.A. DE C.V.

Por/By:		Por/By:
Cargo/Title:	Apoderado/	Cargo/Title:	Apoderado/
	Attorney-in-fact		Attorney-in-fact
Domicilio/Address:
Telefax:

COMPGIA PAPELERA DE ATENQUIQUE, S.A. DE C.V.

Por/By:		Por/By:
Cargo/Title:	Apoderado/	Cargo/Title:	Apoderado/
	Attorney-in-fact		Attorney-in-fact
Domicilio/Address:
Te1efax:

PONDEROSA INDUSTRIAL DE MEXICO, S.A. DE C.V.

12.

Por/By:		Por/By:
Cargo/Title:	Apoderado/	Cargo/Title:	Apoderado/
	Attorney-in-fact		Attorney-in-fact
Domicilio/Address:
Telefax:

EMPAQUES DE CARTON TITAN, S.A. DE C.V.

Por/By:		Por/By:
Cargo/Title:	Apoderado/	Cargo/Title:	Apoderado/
	Attorney-in-fact		Attorney-in-fact
Domicilio/Address:
Telefax:

INDUSTRIAS CENTAURO, S.A. DE C.V.

Por/By:		Por/By:
Cargo/Title:	Apoderado/	Cargo/Title:	Apoderado/
	Attorney-in-fact		Attorney-in-fact
Domicilio/Address:
Telefax:

ENVASES Y EMPAQUES DE MEXICO, S.A. DE C.V.

Por/By:		Por/By:
Cargo/Title:	Apoderado/	Cargo/Title:	Apoderado/
	Attorney-in-fact		Attorney-in-fact
Dornicilio/Address:
Telefax:

13.

CARTONPACK, S.A. DE C.V.

Por/By:		Por/By:
Cargo/Title:	Apoderado/	Cargo/Title:	Apoderado/
	Attorney-in-fact		Attorney-in-fact
Dornicilio/Address:
Telefax:

COMPAÑIA NORTEAMERICANA DE INVERSIONES
EN CELULOSA Y PAPEL, S.A. DE C.V.

Por/By:		Por/By:
Cargo/Title:	Apoderado/	Cargo/Title:	Apoderado/
	Attorney-in-fact		Attorney-in-fact
Dornicilio/Address:
Telefax:

DURANGO INTERNACIONAL, S.A. DE C.V.

Por/By:		Por/By:
Cargo/Title:	Apoderado/	Cargo/Title:	Apoderado/
	Attorney-in-fact		Attorney-in-fact
Dornicilio/Address:
Telefax:

DURANGO INTERNATIONAL, INC.

Por/By:		Por/By:
Cargo/Title:	Apoderado/	Cargo/Title:	Apoderado/
	Attorney-in-fact		Attorney-in-fact
Domicilio/Address:

14.

Telefax:

PORTEADORES DE DURANGO. S.A. DE C.V.

Por/By:		Por/By:
Cargo/Title:	Apoderado/	Cargo/Title:	Apoderado/
	Attorney-in-fact		Attorney-in-fact
Domicilio/Address:
Telefax:

RECICLAJES CENTAURO, S.A. DE C.V.

Por/By:		Por/By:
Cargo/Title:	Apoderado/	Cargo/Title:	Apoderado/
	Attorney-in-fact		Attorney-in-fact
Domicilio/Address:
Telefax:

EXHIBIT B-1 TO RESTATED CREDIT AGREEMENT
FORM OF OPINION OF SPECIAL NEW YORK COUNSEL TO THE OBLIGORS

[See attached]

[        ] [    ], 200[   ]

To:	The Administrative Agent, the Collateral
Agent and each of the Lenders party to the
Credit Agreement referred to below

Ladies and Gentlemen:

     We have acted as special New York counsel to:

(a)	CORPORACION DURANGO, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (the “Company”);

(b)	ADMINISTRACION CORPORATIVA DE DURANGO, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“ACD”), CARTONPACK, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Cartonpack”), COMPANIA PAPELERA DE ANTENQUIQUE, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“COPASA”), EMPAQUES DE CARTON TITAN, a sociedad anónima de capital variable organized under the laws of Mexico (“Titan”), ENVASES Y EMPAQUES DE MEXICO, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“EYEMEX”), INDUSTRIAS CENTAURO, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Centauro”), and PONDEROSA INDUSTRIAL DE MEXICO, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“PIMSA”, and, together with ACD, Cartonpack, COPASA, Titan, EYEMEX, Centauro and PIMSA, collectively, the “Primary Guarantors” and each individually, a “Primary Guarantor”);

(c)	COMPAÑÍA NORTEAMERICANA DE INVERSIONES EN CELULOSA Y PAPEL, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“lnversiones”), DURANGO INTERNATIONAL, INC., a corporation organized under the laws of the State of New Mexico (“Durango International”), DURANGO INTERNACIONAL, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Durango Internacional”), RECICLAJES CENTAURO, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Reciclajes”), and PORTEADORES DE DURANGO, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Portadores”, and, together with Inversiones, Durango International, Durango

Internacional, and Reciclajes, collectively, the “Additional Guarantors” and each individually, an “Additional Guarantor”); and

(d)	DURANGO MCKINLEY PAPER COMPANY, a corporation organized under the laws of the State of New Mexico (“DMPC”)

in connection with the execution and delivery of the following documents (the documents referred to in items (i), (ii) and (iii) below, collectively, the “Credit Documents”):

(i)	the Restructured Credit Agreement, dated as of [ ] [ ], 200[ ] (the “Credit Agreement”), among the Company, the Primary Guarantors, the Additional Guarantors, the entities identified on the signature pages thereto as “Tranche A Holders” (collectively, the “Lenders” and, individually, a “Lender”); and The Bank of New York, as the Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”);

(ii)	the Common Agreement, dated as of [ ] [ ], 200[ ], among the Company, the Primary Guarantors, the Additional Guarantors, the Administrative Agent, Law Debenture Trust Company of New York, solely in its capacity as trustee under the Company’s Indenture dated as of [ ] [ ], 200[ ] and Deutsche Bank Trust Company Americas, as guarantor paying agent; and

(iii)	the Stock Pledge Agreement, dated as of [ ] [ ], 200[ ] (the “Stock Pledge Agreement”), among Durango Internacional, DMPC and Deutsche Bank Trust Company Americas, as collateral agent (the “Collateral Agent”).

This opinion is delivered pursuant to Section 4.1(c)(i) of the Credit Agreement.

     In connection with the preparation of this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of the Credit Documents. We also have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such other documents as we have deemed relevant to the rendering of this opinion, including, without limitation, the certificate of the general counsel of the Company, of even date herewith (the “Officer’s Certificate”), and we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below.

     In rendering the opinions expressed below, we have assumed, without any independent investigation or verification of any kind, (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents, (ii) that each party to the Credit Documents has the full power and authority to execute, deliver and perform each Credit Document to which it is a party, (iii) the due execution and delivery of the Credit Documents by each of the respective parties thereto, (iv) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company, the Primary Guarantors, the Additional Guarantors, DMPC and the other parties contained in the Credit Documents), (v) the execution, delivery and performance of each of the Credit Documents by each party thereto do not and will not (x) violate, or require any consent under, any applicable law (other than, with respect to the Company, the Primary Guarantors, the Additional Guarantors and DMPC, the laws referred to in paragraph 2 below) or any order, writ, injunction or decree of any court or other governmental authority binding upon such party or (y) violate, or require any consent not obtained under, the charter, estatutos sociales or any other organizational document of such party or any contract or undertaking to which such party is a party or by which it or its properties or assets are bound; (vi) each of the Credit Documents constitutes the legal, valid and binding obligations of each party thereto (other than the Company, the Primary Guarantors, the Additional Guarantors and DMPC to the extent covered in paragraph 1 below), enforceable against such party in accordance with its terms; (vii) that the Stock (as defined in the Stock Pledge Agreement, the “Stock”) constitutes “securities” within the meaning of Section 8-102(15) of the NYUCC; (viii) that the Stock has been duly issued and the stock certificate representing the Stock has been duly executed and delivered by the issuer thereof; and (ix) that there are no other or collateral arrangements between any of the parties to the Credit Documents which modify or supersede any of the terms thereof.

     Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that:

     1. Each Credit Document constitutes the valid and binding obligation of each of the Company, the Primary Guarantors, the Additional Guarantors and DMPC enforceable against each of the Company, the Primary Guarantors, the Additional Guarantors and DMPC in accordance with its terms.

     2. None of the execution, delivery or performance by any of the Company, the Primary Guarantors, the Additional Guarantors or DMPC of the Credit Documents, nor compliance by it with the terms and provisions thereof, will result in any violation of any provision of any law of the state of New York or any United States federal law or any rule or regulation thereunder.

     3. No order, consent, approval, license or authorization of, or filing, recording or registration with, or exemption by, any New York or United States federal governmental or public body or authority, is required to authorize, or is required in connection with, the execution, delivery and performance by any of the Company, the Primary Guarantors, the Additional Guarantors and DPMC of the Credit Documents.

     4. None of the Company, the Primary Guarantors, the Additional Guarantors or DMPC is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

     5. The execution and delivery of the Stock Pledge Agreement is effective to create a valid security interest in favor of the Collateral Agent for the benefit of the Creditors (as defined in the Common Agreement, the “Creditors”) in all right, title and interest of

Durango Internacional in the Stock in which security interests may be created pursuant to Article 9 of the Uniform Commercial Code as in effect in the State of New York on the date hereof (the “NYUCC”).

     6. If (i) the stock certificates representing the Stock are delivered to the Collateral Agent for the benefit of the Creditors in the United Mexican States together with an undated stock power or stock powers endorsed in blank and executed by Durango Internacional, (ii) the Collateral Agent and the Creditors take delivery of the Stock in good faith, (iii) the Collateral Agent transfers such stock certificates and such stock power or stock powers representing the Stock from the United Mexican States to the State of New York, (iv) such stock certificates and such stock power or stock powers remain in the continuous possession of the Collateral Agent for the benefit of the Creditors and (v) each of the Creditors, and the Collateral Agent for the benefit of the Creditors, acquire its security interest in stock certificates representing the Stock in good faith and without notice of any adverse claim (as defined in Sections 8-102 and 8-105 of the NYUCC), then, upon the transfer of the stock certificates and the stock power or stock powers representing the Stock to the State of New York set forth in (ii) above and so long as such stock certificates and such stock power or stock powers remain in the continuous possession of the Collateral Agent for the benefit of the Creditors in the State of New York, the Collateral Agent for the benefit of the Creditors will have a perfected security interest in the Stock as security for the Obligations (as defined in the Stock Pledge Agreement) and will be a protected purchaser (within the meaning of Section
8-303(a) of the NYUCC) of such Stock.

     The opinions expressed above are subject to the additional limitations, qualifications, exceptions and assumptions:

     (a) We express no opinion as to: (i) the enforceability of any indemnification or contribution provision in the Credit Documents to the extent the rights to indemnification or contribution provided therein involve gross negligence, recklessness, willful misconduct or unlawful conduct or are violative of any law, rule or regulation (including any securities law, rule or regulation) or contravene public policy; (ii) the enforceability of any provision of the Credit Documents specifying that provisions thereof may only be waived in writing to the extent that an oral agreement or implied agreement by trade practice or course of conduct has been created modifying any provision of such agreement; (iii) the enforceability of any provision of the Credit Documents relating to judgment currency; (iv) the enforceability of any provision of the Credit Documents waiving sovereign immunity; or (v) the enforceability of any provision in the Credit Documents which constitutes a waiver of rights or any defense which may not be waived as a matter of law.

     (b) Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, the Primary Guarantors, the Additional Guarantors or DMPC such opinions are subject to (i) applicable bankruptcy, insolvency, reorganization and similar laws affecting the rights of creditors generally and (ii) general principles of equity (whether applied by a court of law or equity), including, without limitation, (x) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (y) concepts of materiality, reasonableness, good faith and fair dealing.

     (c) We express no opinion as to the subject matter jurisdiction of the federal courts of the United States of America over any action arising out of or in connection with the Credit Documents.

     (d) We express no opinion as to any waiver contained in the Credit Documents to any objection to the laying of venue or defense of an inconvenient forum in federal court. We call to your attention the fact that federal courts located in New York could decline to hear a case on grounds of forum non conveniens or any other doctrine limiting the availability of the courts in New York as a forum for the resolution of disputes not having sufficient nexus to New York and we express no opinion as to any waiver of rights to assert the applicability of forum non conveniens doctrine or any such other doctrine. We also note that service of process will only be effective as provided under New York law including provisions of the Civil Practice Law and Rules.

     (e) Insofar as our opinion in paragraph 1 relates to the choice of law provisions in the Credit Documents or the submission to jurisdiction in the state of New York, such opinion is rendered in reliance upon the Act of July 19, 1984, ch. 421, 1984 McKinney’s Sess. Law of N.Y. 1406 (codified as N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 1989) and N.Y. CPLR 327(b) (McKinney 1990)) (the “Act”) and is subject to the qualifications that the enforceability of such choice of law and submission to jurisdiction provisions may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought as specified in the Act. The choice of New York law does not apply to the extent the contrary is provided in subsection two of Section 1-105 of the Uniform Commercial Code. The application of New York law, pursuant to the Act, to a transaction that has no contact or only insignificant contact with State of New York may raise U.S. federal constitutional issues.

     (f) With respect to our opinions set forth in paragraph 2 and paragraph 3 above, such opinion is limited to New York and United States federal laws, rules and regulation of a material nature that in our experience are normally applicable in connection with transactions of the type contemplated by the Credit Documents. Without limiting the foregoing, we express no opinion with regard to any New York or federal law, rule or regulation relating to (i) pollution or protection of the environment, (ii) zoning, land use, building or construction, (iii) labor, employee rights and benefits, or occupational safety and health, (iv) utility statute or regulation, (v) antitrust laws, (vi) tax laws, rules or regulations, (vii) the Foreign Corrupt Practices Act, (viii) the Federal Communications Act of 1934, as amended, (ix) insurance, common carriers or any other entity subject to a set of regulations by reasons of the particular business in which it is engaged or (x) federal or state securities laws.

     (g) Insofar as the assets and activities of the Company, any Primary Guarantor, any Additional Guarantor or DMPC are relevant to our opinion set forth in paragraph 4, we have relied on the Officer’s Certificate.

     (h) With respect to our opinion set forth in paragraph 6, we have assumed that: (i) Durango Internacional is the legal owner of the Stock pledged by it pursuant to the Stock Pledge Agreement, free and clear of all liens and (ii) neither the Collateral Agent nor the Creditors have any notice of an adverse claim in respect of the Stock.

     (i) We call to your attention that the perfection and the effect of perfection and non-perfection of the security interest of the Collateral Agent for the benefit of the Creditors may be governed by laws other than the State of New York to the extent the Stock is or becomes located in a jurisdiction other than New York.

     (j) We call to your attention that, in the case of the issuance of additional securities or other property distributed in respect of any portion of the Collateral Stock, the security interest of the Collateral Agent for the benefit of the Creditors in such securities or property will be perfected only if possession thereof is obtained or other required action is taken in accordance with the provisions of the NYUCC or other applicable law.

     (k) Our opinions set forth in paragraph 6 with respect to the security interest of the Creditors is limited to Article 9 of the NYUCC, and such opinion do not address which law governs perfection or priority of the security interests granted in the collateral covered by such opinion.

     (1) We call to your attention that under the NYUCC, events occurring subsequent to the creation or perfection of a security interest subject to the NYUCC may affect such security interest or perfection, including, but not limited to, factors of the type identified in Section 9-315 of the NYUCC with respect to proceeds; Section 9-339 of the NYUCC with respect to subordination agreements; Sections 9-507 and 9-508 of the NYUCC with respect to changes in name, structure and corporate identity of the debtor; Section 9-316 of the NYUCC with respect to changes in governing law, the location of the collateral and the location of the debtor; Section 9-515 of the NYUCC with respect to continuation statements, and Sections 9-320, 9-330 and 9-331 of the NYUCC with respect to subsequent purchasers of the collateral. In addition, actions taken by a secured party (e.g., releasing or assigning the security interest, delivery of possession of the collateral to the debtor or another person and voluntarily subordinating a security interest) may affect the validity, perfection or priority of a security interest.

     (m) We call to your attention that Section 522 of Title 11 of the United States Code entitled “Bankruptcy” (the “Bankruptcy Code”) limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

     (n) We express no opinion as to, and have made no investigation with respect to, whether any item of the Stock was or will be transferred to the Collateral Agent in the manner set forth in the Stock Pledge Agreement or herein.

     (o) We have assumed that, as of the date hereof, (i) the debtor will have “rights” (as such term is used in Article 9 of the NYUCC) in the Stock, (ii) value has been given, and

(iii) the secured party has no knowledge or notice of the prior rights of any person in, or any pledge of or lien upon, the Stock.

     (p) Except as specifically set forth in opinions 5 and 6, we express no opinion as to the validity, perfection or priority of any liens or security interests purported to be granted under the Credit Documents.

     (q) We wish to point out that the law of the State of New York generally imposes an obligation of good faith and reasonableness in the performance and enforcement of contracts.

     The opinions set forth above are limited to the laws of the State of New York and the federal laws of the United States. No opinion is expressed as to any law of any jurisdiction other than those specified in the immediately preceding sentence. Without limiting the foregoing, we have made no independent examination of the laws of the United Mexican States, the State of New Mexico, or the corporate records of the Company, the Primary Guarantors, the Additional Guarantors or DMPC and understand that you are relying upon the opinions of Santamaria y Steta, S.C., special Mexican counsel to the Company, the Primary Guarantors and the Additional Guarantors, and Lic. Gabriel Villegas Salazar, general counsel to the Company, the Primary Guarantors, the Additional Guarantors and DMPC with regard to matters of Mexican law.

     The opinions expressed herein are solely for your benefit and for the benefit of the Creditors and their permitted assigns and may not be relied upon by any other person or entity. This opinion is being issued to you in connection with the execution and delivery of the Credit Documents and may not be used or relied upon for any other purpose. This opinion may not be quoted or reproduced in whole or in part or otherwise referred to in any manner or filed with any governmental agency or delivered to any other person or entity without our prior written consent in each instance. The opinions expressed herein are as of the date hereof only, and we assume no obligation to update or supplement such opinions to reflect any fact or circumstance that may hereafter come to our attention or change in law that may hereafter occur or become effective.

Very truly yours,

ALZ:EJA:HC:JKW

EXHIBIT B-2 TO RESTATED CREDIT AGREEMENT
FORM OF OPINION OF SPECIAL MEXICAN COUNSEL TO THE OBLIGORS

[See attached]

[        ][ ],2005

To: The Administrative Agent,
       the Collateral Agent, the
       Trustee and the Tranche
       A Holders referred to below

Ladies and Gentlemen:

     We have acted as special Mexican counsel to Corporación Durango, S.A. de C.V. (“CODUSA”) in connection with the “Convenio Concursal” entered into by CODUSA, certain of its subsidiaries and certain of its Recognized Creditors, which was approved on   , 2005 by the First Federal District Court in Durango, México (the “Durango Court’) in the “Concurso Mercantil” proceeding filed by CODUSA.

     In connection with our opinions set forth below, we have reviewed the following documents:

a) The Credit Agreement, dated as of , among [LIST PARTIES] (the “Credit Agreement”);

b)The Common Agreement, dated as of , among [LIST PARTIES] (the “Common Agreement”);

c) The Indenture, dated as of , among CODUSA, as issuer, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as registrar and paying agent (the “Indenture” and, together with the Credit Agreement and the Common Agreement, the “U.S. Credit Documents”);

d) The Mortgage, dated as of , among [LIST PARTIES] (the “Mortgage”);

e) The [Pipsamex Stock Pledge], dated as of , made by CODUSA in favor of [LIST CREDITORS] (the “Pipsamex Pledge Agreement”);

f) The [Intercompany Note Pledge Agreement], dated as of , among [LIST PARTIES] (the “Intercompany Note Pledge Agreement”);

g) The [DSRA Pledge Agreement], dated as of , among [LIST PARTIES] (the “DSRA Pledge Agreement”);

h) The [Guaranty Trust], dated as of , among [LIST PARTIES] (the “Guaranty Trust” and, together with the Mortgage, the Pipsamex Pledge Agreement, the Intercompany Note Pledge Agreement and the DSRA Pledge Agreement, the “Mexican Credit Documents”);

i) The Tranche A Pagares.

     This opinion letter is being delivered to you pursuant to Section 2.1(h) and 4. (e) (ii) of the Common Agreement, As used herein, (i) “Durango Parties” means CODUSA and each of its subsidiaries which are a party to the Credit Documents and (ii) “Credit Documents” means the U.S. Credit Documents and the Mexican Credit Documents.

     We also have examined such certificates of officers of the Durango Parties, and the originals (or copies thereof, certified to our satisfaction) of such corporate documents and records of the Durango Parties, and such other documents, records and papers as we have deemed relevant in order to give the opinions hereinafter set forth. In this connection, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. In addition, we have relied to the extent that we have deemed such reliance proper, upon such certificates of officers of the Durango Parties with respect to the accuracy of factual matters contained therein which were not independently established and upon the representations and warranties of the parties to the documents referred to above with respect to the accuracy of factual matters contained therein.

     Based upon the foregoing and subject to the qualifications, assumptions and limitations set forth below, it is our opinion that:

1.	The Convenio Concursal has been duly approved by the Durango Court, notice of such approval has been published in accordance with applicable law, [such approval is final and not appealable [to be given only if no appeal filed within the appeal period]], and the Convenio Concursal is binding and enforceable against Recognized Creditors dissenting or not executing the Convenio Concursal.

2.	Based upon the appoval by the Durango Court of the Convenio Concursal, we believe that the Credit Documents should also bind dissenting Recognized Creditors or Recognized Creditors that do not execute these documents, as they are part of the restructuring plan described in the Convenio Concursal, However, there is no authority or precedent in Mexican Law in general and in the Ley de Concursos Mercantiles in particular to support this opinion. As a consequence, our opinion is qualified in the sense that we cannot assure that Mexican Courts will in fact declare the Credit Documents, other than the Convenio Concursal, as binding upon dissenting Recognized Creditors or Recognized Creditors not executing the Convenio Concursal, Notwithstanding the foregoing, any Recognized Creditor that disputes the enforceability of the Credit Documents must still abide by the terms of the Convenio Concursal, which in our opinion makes it impractical to challenge the enforceability of the Credit Documents.

3.	Upon approval of the Convenio Concursal the Concurso Mercantil proceeding terminated.

4.	Each of the Mexican Credit Documents constitutes the valid and binding obligation of each Durango Party thereto, enforceable against such Party in accordance with its terms under Applicable Law of Mexico.

5.	Neither the execution, delivery or performance of the Mexican Credit Documents by the Durango Parties, nor compliance by any of the Durango Parties with the terms and provisions thereof, will (i) result in the violation of any Mexican law or (ii) conflict with the Convenio Concursal.

6.	No order, consent, approval, license or authorization of, or filing, recording or registration with, or exemption by, any Mexican governmental or public body or authority (except as have been obtained or made prior to the date hereof and remain in full force and effect), is required to authorize, or is required in connection with the execution, delivery and performance by any Durango Party of the Credit Documents to which it is a party.

7.	(a) The Mortgage is effective to create, under applicable Mexican law, a valid security interest in [the Collateral] (as such term is defined in the Mortgage Agreement), as security for the obligations of the Durango Parties under the Credit Documents, Upon the recordation of the Mortgage Agreement before the relevant Public Registry of Property in each jurisdiction in which the real property subject to the Mortage is located, a valid and perfected security interest will exist upon such property in favor of the A Lenders and the Trustee for the benefit of the B Noteholders.

(b)	The Pipsamex Pledge Agreement is effective to create, under applicable Mexican law, a valid security interest in [the Collateral] (as such term is defined therein), as security for the obligations of the Durango Parties under the Credit Documents, and such security interest will be duly perfected by delivery of the stock certificates evidencing such Collateral by the Company to the Collateral Agent duly endorsed in pledge.

(c)	The Intercompany Note Pledge Agreement is effective to create, under applicable Mexican Saw, a valid security interest in the Intercompany Notes subject thereto, as security for the obligations of the Durango Parties under the Credit Documents, and such security interest will be duly perfected by delivery of such Intercompany Notes to the Collateral Agent duly endorsed in pledge.

(d)	The DRSA Pledge Agreement is effective to create, under applicable Mexican law, a valid security interest in [the Collateral] (as such term is defined therein), as security for the obligations of the Durango Parties under the Credit Documents, and such security interest will be duly perfected by execution and delivery of the DRSA.

(e)	The Tranche C Pagares are executory titles that give the procedural right for executory proceedings under the Ley General de Titulos y Operaciones de Crédito. We furnish no opinion as to the substantial rights afforded by the Tranche A Pagares.

8.	Mexican courts will recognize the choice of New York law as the governing law of the U.S. Credit Documents. Each of the Durango Parties has validly submitted to the jurisdiction of the courts of the State of New York and of the United States for the Southern District of New York, of the courts of its corporate domicile and of the courts of the Federal District of the United Mexican States in any action or proceeding arising out of or relating to the Credit Documents and each such submission to jurisdiction is valid under applicable Mexican law.

9.	None of the Durango Parties nor any of their representatives has any immunity from jurisdiction of any court, from set-off or from any legal process. Each of the waiver of immunities, the submission to the non-exclusive jurisdiction of the State of New York and U.S. federal courts sitting in New York City and the appointment of the agent for service of process pursuant to and in accordance with Section 15.6 of the Common Agreement is irrevocably binding on each of the Durango Parties.

10.	It is not necessary under the laws of Mexico, (i) in order to enable the Administrative Agent, the Trustee, the Collateral Agent, any A Lender or any Noteholder to enforce their respective rights under the Credit Documents or (ii) by reason of the execution, delivery or performance of the Credit Documents, that any of them be registered, licensed or qualified to carry on business in Mexico.

11.	The U.S. Credit Documents are in proper legal form under the laws of Mexico for the enforcement thereof in Mexico without any further action by any of the Durango Parties, the Administrative Agent, the Trustee, the Collateral Agent, any A Lender or any B Noteholder, provided that a Spanish translation of the documents required in such proceedings, prepared by a court-approved translator, would need to be approved by the court after the defendant in such matter had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

12.	Judgments against the Durango Parties by a court of the State of New York or of the United States for the Southern District of New York with respect to any of the Credit Documents would be recognized, conclusive and enforceable in the courts of Mexico without relitigation on the merits, provided that

a.	such judgment is final and obtained in compliance with legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirement of the relevant Credit Document;

b.	such judgment is strictly for the payment of a certain sum of money and is based on an in personam action (as opposed to an in rem action);

c.	service of process is made personally on the relevant Durango Party, in accordance with Mexican Law, as provided for in section 15.16 of the Common Agreement and/or multilateral Treaties to which Mexico and the Unites States are a party;

d.	such judgment does not contravene Mexican public policy, international treaties or agreements binding upon Mexico or generally accepted principles of international law, (as of the date hereof, we are not aware that the provisions in the Credit Documents contravene Mexican public policy).

e.	the applicable procedural requirements under the laws of Mexico with respect to enforcement of foreign judgments (including the issuance of letters rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) are complied with;

f.	the action in respect of which such judgment is rendered is not the subject matter of a lawsuit between the same parties pending before a Mexican court;

g.	such judgment does not contravene a judgment of a Mexican court on the same subject matter between the parties thereto; and

h.	the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction.

     The opinions above are subject to the following qualifications, assumptions and limitations:

i.	With respect to our opinion in paragraph 1, we note that the Convenio Concursal provides for different treatments of unsecured Recognized Creditors, We believe that this treatment for unsecured creditors complies with the Ley de Concursos Mercantiles. We call your attention, however, to the fact that the Ley de Concursos Mercantiles is a statute that entered into effect in México in May 2000. As such, it is a relatively untested law and there are no significant precedents relating to different treatment for unsecured creditors, which would be relevant in a determination of the elements that any court of competent jurisdiction would consider with respect to such issue.

ii.	The enforceability of the obligations under the Credit Documents may be affected by (i) statutory priorities and/or other limitations established by applicable tax, labor, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, including, without limitation the provisions contained in Article 87 of the Ley de Concursos Mercantiles’, and (it) general principles of equity (regardless of whether such enforcement is sought in proceedings at law or in equity) and standards of materiality, good faith, fair dealing and reasonableness which may be applied by a court to the exercise of certain rights and remedies.

iii.	In any proceedings brought to the courts of Mexico for the enforcement of any of the U.S. Credit Documents or any judgment related thereto obtained in a foreign jurisdiction against any of the Durango Parties, a Mexican court would apply Mexican procedural law in such proceedings.

iv.	We call to your attention that service of process by mail does not constitute personal service under Mexican law and since such service is considered to be a basic procedural requirement under such law, if for the purpose of proceedings outside Mexico service of process is made by mail or in any manner that does not constitute personal service or that does not guarantee due process of law and the rights of the defendant to be heard and of controverting, by proof, the facts which bear on the question of right in the matter involved, any final judgment issued in connection with such proceedings may not be enforced in the courts of Mexico. Service of process will be adequately made by one of the methods named in paragraph 12 (c) above.

v.	In case of any suit brought before Mexican courts, said courts may apply Mexican law on statute of limitations and expiration (prescripción o caducidad) issues, notwithstanding the fact that the parties to the Credit Documents have selected New York law to govern such documents. We express no opinion as to the enforceability of a foreign judgment deriving from a lawsuit brought once the Mexican expiration periods have elapsed.

vi.	In the event that any legal proceedings are brought to the courts of Mexico, a Spanish translation of the documents required in such proceedings, prepared by a court-approved translator, would need to be approved by the court after defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

vii.	in the event that proceedings are brought in Mexico seeking performance of the obligations of any of the Durango Parties under the Credit Documents, under the Mexican Monetary Law, such Durango Party may discharge its obligations by paying any sums due in a currency other than Mexican currency in Mexican currency at the rate of exchange fixed by the Bank of Mexico (Banco de México) as of the date payment is made.

viii.	We make no opinion as the authority, legitimacy or faculties of the parties to the Credits Documents, or its representatives, to execute the Credit Documents and we base our opinion herein under the assumption that each party is in fact authorized and has authorized its representatives to execute the Credit Documents.

     We understand that other opinions are being furnished with respect to the Credit Documents. We express no opinion as to the laws of any jurisdiction other than Mexico, and we opine on the Credit Documents only with respect of issues which are expressly mentioned herein and nothing more. This opinion is furnished to the addressees listed above and is solely for their benefit and may not be used or relied upon by or published or communicated to any other person or entity other than the addressees hereof for any purpose whatsoever without our prior written consent in each instance.

Yours Sincerely,

Santamarina y
Steta, S.C.

EXHIBIT B-3 TO RESTATED CREDIT AGREEMENT
FORM OF OPINION OF INTERNAL COUNSEL TO THE OBLIGORS

[See attached]

[Opinion of Durango’s General Counsel]

[Date]

To:

The A Lenders

     The Bank of New York, as Administrative Agent (the “Administrative Agent”)
     The A Lenders (“A Lenders”)

     Law Debenture Trust Company of New York, as Trustee (the “Trustee”)

     Deutsche Bank Trust Company Americas and

     Deutsche Bank Mexico, S.A Institucion de Banca Multiple, as Collateral Agents (collectively, the “Collateral Agent”)

Ladies and Gentlemen:

     I, Gabriel Villegas, in my capacity as General Counsel (Director Jurídico) in Mexico of Corporación Durango, S.A. de C.V. (the “Company”), am familiar with the Restructuring contemplated by that certain Common Agreement, dated as of      , 2005, among the Company, the Administrative Agent, the Collateral Agent, the Trustee, the A Lenders, the Guaranteeing Parties, the Subordinating Creditors and the Guarantor Paying Agent. I am furnishing the following opinions to you pursuant to the B Note Indenture and Section 4.1 of the Amended and Restated Credit Agreement dated as of the date hereof (the “Credit Agreement”), among: (i) the Company; (ii) Compañía Papelera de Atenquique, S.A. de C.V. (“Atenquique”), Ponderosa Industrial de Mexico, S.A. de C.V. (“Ponderosa”), Empaques de Cartón Titán, S.A. de C.V. (“Titan”), Industrias Centauro, S.A. de C.V. (“Centauro”), Envases y Empaques de Mexico, S.A. de C.V. (“Envases y Empaques”), Administración Corporativa de Durango, S.A. de C.V. (“ACD”), and Cartonpack, S.A. de C.V. (“Cartonpack”, and together with Atenquique, Ponderosa, Titan, Centauro, Envases y Empaques and ACD collectively, the “Primary Guarantors”); (iii) Compañía Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V. (“Inversiones”), Durango Internacional, S.A. de C.V. (“Durango Internacional”), Durango International, Inc. (“Durango International”), Reciclajes Centauro, S.A. de C.V. (“Reciclajes”), and Porteadores de Durango, S.A. de C.V. (“Porteadores” and, together with Inversiones, Durango Internacional, Durango International and Reciclajes, collectively, the “Additional Guarantors” and together with the Company, the Primary Guarantors, Inversiones,

Durango Internacional, Reciclajes and Porteadores, collectively, the “Mexican Durango, Parties”); (iv) the entities identified on the signatures pages of the Credit Agreement as “Tranche A Holders”; and (v) The Bank of New York, as Administrative Agent. As used herein the Subordinating Creditors together with the Mexican Durango Parties shall be referred to as the “Durango Parties”. Unless otherwise defined herein, terms defined in the Common Agreement are used herein as therein defined.

     In that connection, I have examined a counterpart of each of the following documents:

     (a) the Credit Agreement and the other A Loan Documents ;

     (b) the B Note Indenture and the other B Note Documents;

     (c) the McKinley Pledge Agreement (contrato de prenda de acciones), dated as of the date hereof (the “McKinley Pledge”), made by Durango Internacional in favor of the A Lenders and the Trustee for the benefit of the B Noteholders;

     (d) the Mexican Mortgage (hipoteca), dated as of the date hereof (the “Mexican Mortgage”), made by the Company and each Primary Guarantor, in favor of the A Lenders and the Trustee for the benefit of the B Noteholders;

     (e) the Pipsamex Pledge Agreement (contrato de prenda de acciones), dated as of the date hereof (the “Pipsamex Pledge”), made by the Company, in favor of the A Lenders and the Trustee for the benefit of the B Noteholders;

     (f) the Debt Service Reserve Account Pledge Agreement (contrato de prenda), dated as of the date hereof (the “DSRA Pledge”), made by the Company, in favor of the A Lenders and the Trustee for the benefit of the B Noteholders;

     (g) the Intercompany Note Pledge Agreement (contrato de prenda), dated as of the date hereof (the “Intercompany Note Pledge”), made by the Company, in favor of the A Lenders and the Trustee for the benefit of the B Noteholders;

     (h) the Irrevocable Guarantee and Administration Trust Agreement (contrato de fideicomiso irrevocable de garantía y administratión) dated as of the date hereof (the “Irrevocable Trust”) made by Titán, Eyemex, Cartonpack; [Invex Grupo Financiero, S.A. de C.V. as Trustee] and DEUTSCHE BANK MEXICO, S.A., INSTITUCION DE BANCA MULTIPLE, as Collateral Agent.

     (i) the Common Agreement, dated as of the date hereof (the “Common Agreement”), among the Company, the Guarantors, the Additional Guarantors, the A

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Lenders, the Administrative Agent under the A Loan Documents, the Trustee under the B Note Documents, the Collateral Agent, the Guarantor Paying Agent under the A Loans and the B Notes and the Subordinating Creditors;

     (j) the certificate of incorporation (escritura constitutiva) and by-laws (estatutos sociales) of each of the Durango Parties including Durango McKinley Paper Company (“McKinley Paper”), in each case as amended through the date hereof (collectively, the “Constituent Documents”); and

     (k) the stockholders minutes of the Company dated as of April 30, 2004.

     The documents described in the foregoing clauses (a) through (e¡) are collectively referred to herein as the “Transaction Documents”.

     In addition, I have examined originals or copies of such other corporate records of the Durango Parties, certificates of public officials and of officers of the Durango Parties and such agreements, instruments and other documents as I have deemed necessary as a basis for the opinions expressed below. As to certain matters of fact material to the opinions expressed herein, I have relied on certificates of public officials and on the representations made in the Credit Agreement and the other Transaction Documents by officers of the Durango Parties. Although I have not independently established the facts so relied on, I have no knowledge that any of such representations is incorrect.

     In the examination of the documents referred to above, I have assumed (i) the genuineness of all signatures and/or seal impressions (except those of the Durango Parties), (ii) the authenticity of all documents submitted to me as originals, (iii) the conformity to the original documents of all documents submitted to me as certified, conformed or photostatic copies, (iv) the capacity, power and authority of each of the parties to the Transaction Documents (other than the Durango Parties) to execute and deliver the Transaction Documents, and (v) the due authorization, execution and delivery of the Transaction Documents by each of the parties thereto (other than the Durango Parties).

     Based on the foregoing and upon such investigation with respect to such Mexican laws as I have deemed necessary, and subject to the qualifications set forth below, I am of the opinion that:

     1. Each Durango Party (other than McKinley Paper) (a) is a sociedad anónima de capital variable duly organized and validly existing under the laws of Mexico and (b) has all requisite corporate power and authority and all governmental licenses, permits and other approvals reasonably necessary to own or lease and

3

operate its properties and to carry on its business as now conducted and as currently proposed to be conducted.

     2. McKinley Paper is a corporation duly organized, validly existing and in good standing under the laws of New Mexico and all governmental licenses, permits and other approvals reasonably necessary to own or lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted.

     3. The execution/ delivery and performance of each Transaction Document to which it is a party, and the consummation of the transactions contemplated therein, have been duly authorized by all necessary corporate action on the part of each Durango Party.

     4. Neither the execution, delivery or performance by the Durango Parties of the Transaction Documents nor compliance by any of them with the terms and provisions thereof will (i) result in any violation of any provision of any Mexican law, (ii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other similar instruments to which any Durango Party is a party or (ii) contravene any Durango Party’s Constituent Documents.

     5. Each of the Transaction Documents to which a Durango Party is a party has been duly executed and delivered by such Durango Party.

     6. As of the date hereof, the outstanding equity interests in (a) Grupo Pipsamex, S.A. de C.V. (“Pipsamex”) set forth in declaration (g) of the Pipsamex Pledge are owned of record by the Company and (b) McKinley Paper set forth in Annex A to the McKinley Pledge are owned of record by Durango Internacional, and in each case have been duly authorized and are validly issued, fully paid and non-assessable.

     7. Upon delivery of the Series B Shares of the common equity of the Company in accordance with the Convenio Concursal, such shares will be duly and validly issued and will be fully paid as consequence of the capitalization of (i) 15% (fifteen percent) of the outstanding principal amount, and (ii) accrued and unpaid interest, of the Unsecured Recognized Debt (as such term is defined in the Convenio Concursal). Such shares have been issued without par value, have full voting power and are subject to no transfer restrictions by reason of nationality, and are free and clear of any lien, tax or similar charge and constitute 17% (less 3,071 shares) of the common equity of the Company on a fully diluted basis.

4

     8. There is no action, suit, investigation, litigation or proceeding affecting any Durango Party, pending or threatened before any court, Governmental Authority or arbitrator that (a) could reasonably be expected to have a Material Adverse Effect or (b) purports to affect the legality, validity or enforceability of any Transaction Document.

     9. None of the Durango Parties nor any of their respective properties has any immunity from the jurisdiction of any Mexican court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Mexico.

     The foregoing opinions are subject to the following qualifications:

     The opinions expressed above are subject to the following additional limitations, qualifications, exceptions and assumptions:

     (a) My opinions are subject to (i) the effect of any applicable concurso, bankruptcy, insolvency (including, without limitation, all laws relating to preferences and fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

     (b) My opinions are also subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

     (c) Except with respect to the paragraph numbered 2 above, the opinions set forth above are limited to the laws of Mexico and no opinion is expressed as to any law of any other jurisdiction.

     This opinion is being issued to you in connection with the execution and delivery of the Transaction Documents and may not be used or relied upon by you or any other Person for any other purpose, and may not be quoted or reproduced in whole or in part or otherwise referred to in any manner or filed with any governmental agency or delivered to any other Person without my prior written consent in each instance. The opinions expressed herein are as of the date hereof only, and I assume no obligation to update or supplement such opinions to reflect any fact or circumstance that may hereafter come to our attention or change in law that may hereafter occur or become effective.

     Very truly yours,

5

EXHIBIT C TO RESTATED CREDIT AGREEMENT
FORM OF COMPLIANCE CERTIFICATE

[See attached]

CORPORACION DURANGO, S.A. DE C.V.

[                   ], 20[   ]

The Bank of New York, as Administrative Agent
      under the A Loan Documents
[The Tranche A Holders]

Ladies and Gentlemen:

     I, Mayela Rincón de Velasco, Chief Financial Officer of Corporación Durango, S.A. de C.V. (the “Company”), HEREBY CERTIFY that as of the date first written above:

     1. I am the duly elected, qualified and acting Chief Financial Officer of the Company, and as such am authorized to execute this Officer’s Certificate in accordance with Section 6.1.1 of the Restructured Credit Agreement, dated as of [                   ], 20[     ] (the “Agreement”), among: (i) the Company; (ii) Compañía Papelera de Atenquique, S.A. de C.V., Ponderosa Industrial de México, S.A. de C.V., Empaques de Carton Titán, S.A. de C.V., Industrias Centauro, S.A. de C.V,, Envases y Empaques de México, S.A. de C.V., Administración Corporativa de Durango, S.A. de C.V,, and Cartonpack, S.A. de C.V., collectively, as Guarantors; (iii) Compañía Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V., Durango Internacional, S.A. de C.V., Durango International, Inc., Reciclajes Centauro, S.A. de C.V. and Porteadores de Durango, S.A. de C.V., collectively, as Additional Guarantors; (iv) Banco Nacional de Mexico, Sociedad Anomina, Integrante del Grupo Financiero Banamex, Bank of America, N.A., Banc of America Securities Limited, JP Morgan Chase Bank, N.A., California Commerce Bank and Deutsche Bank, AG, New York Branch, as A Lenders; and (v)The Bank of New York, as Administrative Agent under the A Loan Documents.

     2. The calculations necessary to determine compliance with Section 6.3.1, 6.3.2 and 6,2,1 of the Agreement are set forth in Schedule 1, 2 and 5 attached hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

1

     IN WITNESS WHEREOF, this Officer’s Certificate has been executed as of the date first above written.

CORPORACIÓN DURANGO, S.A. DE C.V.

By:

Name: C.P. Mayela Rincón de Velasco
Title: Chief Financial Officer

2

Schedule 1

Leverage Ratio Section 6.3.1
for [Fiscal Quarter] [Fiscal Year] ended     ,

All calculations are based on the Company’s consolidated financial statements converted into US$ unless otherwise stated.

Reference

Leverage Ratio

(A) Indebtedness of the Company[1]		US$	(A)

(B) Consolidated EBITDA[2]		US$	(B)

(C) Calculated Leverage Ratio		US$	(A) divided by (B) = (C)

(D) Maximum Leverage Ratio	Schedule 3	US$	(D)

(E) Compliance		[Yes / No]	(If (C) is less than (D) enter “Yes”)

1 Indebtedness of the consolidated Company and its consolidated Subsidiaries on the last day of such Fiscal Quarter determined on a consolidated basis in accordance with Mexican GAAP.

2 Consolidated EBITDA is for the 12 months just ended computed for such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters (taken as one accounting period).

3

Schedule 2

Interest Coverage Ratio Section 6.3.2
for [Fiscal Quarter] [Fiscal Year] ended       ,

All calculations are based on the Company’s consolidated financial statements converted into US$ unless otherwise stated.

Reference

Interest Coverage Ratio

(A) Consolidated EBITDA[3]		US$	(A)

(B) Consolidated Interest Expense [4]		US$	(B)

(C) Calculated Interest Coverage Ratio		US$	(A) divided by (B) = (C)

(D) Minimum Interest Coverage Ratio	Schedule 4	US$	(D)

(E) Compliance		[Yes / No]	(If (C) is greater than (D) enter “Yes”)

3 Consolidated EBITDA is for the 12 months just ended computed for such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters (taken as one accounting period).

4 Aggregate interest expense on debt and capital leases in accordance with Mexican GAAP on an accrual basis of accounting.

4

Schedule 3

Maximum Leverage Ratios – Section 6.3.1

	Leverage		Leverage
Date	Ratio	Date	Ratio
December 2004	12.3:1	March 2009	6.7:1
March 2005	11.2:1	June 2009	6.6:1
June 2005	10.6:1	September 2009	6.5:1
September 2005	10.1:1	December 2009	6.4:1
December 2005	9.7:1	March 2010	6.3:1
March 2006	9.2:1	June 2010	6.2:1
June 2006	8.7:1	September 2010	6.1:1
September 2006	8.3:1	December 2010	6.0:1
December 2006	7.9:1	March 2011	5.9:1
March 2007	8.0:1	June 2011	5.7:1
June 2007	7.8:1	September 2011	5.6:1
September 2007	7.7:1	December 2011	5.5:1
December 2007	7.5:1	March 2012	5.4:1
March 2008	7.0:1	June 2012	5.3:1
June 2008	6.8:1	September 2012	5.2:1
September 2008	6.7:1	December 2012	5.1:1
December 2008	6.6:1

5

Schedule 4

Minimum Interest Coverage Ratio – Section 6.3.2

	Interest Coverage		Interest Coverage
Date	Ratio	Date	Ratio
December 2004	3.0:1	March 2009	1.6:1
March 2005	3.0:1	June 2009	1.6:1
June 2005	2.1:1	September 2009	1.6:1
September 2005	1.8:1	December 2009	1.6:1
December 2005	1.5:1	March 2010	1.7:1
March 2006	1.5:1	June 2010	1.7:1
June 2006	1.5:1	September 2010	1.7:1
September 2006	1.5:1	December 2010	1.7:1
December 2006	1.6:1	March 2011	1.8:1
March 2007	1.5:1	June 2011	1.8:1
June 2007	1.5:1	September 2011	1.8:1
September 2007	1.5:1	December 2011	1.9:1
December 2007	1.5:1	March 2012	1.9:1
March 2008	1.6:1	June 2012	2.0:1
June 2008	1.6:1	September 2012	2.0:1
September 2008	1.6:1	December 2012	2.0:1
December 2008	1.6:1

6

Schedule 5

Capital Expenditure Covenant Section 6.2.1
for Fiscal Year ended                    ,
(to be filled out for Q4 only)

All calculations are based on the Company’s partially consolidated financial statements (i.e excluding the consolidation of the Additional Guarantors) converted into US$ unless otherwise stated.

Reference

(A) Annual capital expenditure limit	US$12,000,000	(A)

(B) Previous year’s unspent capital expenditure limit	US$	(B)

(C) Current year capital expenditure limit	US$	(A) + (B)

(D) Actual capital expenditure for the year	US$

(If (C) is greater than (D) enter “Yes”)
(E) Compliance	[Yes / No]

Note 1 – when calculating the previous year’s unspent capital expenditure limit, the actual capital expenditures in that year are first applied to the annual limit of US$12 million and then, if necessary, to any carry forward limit from the immediately preceding year.

7

EXHIBIT D TO RESTATED CREDIT AGREEMENT
FORM OF ASSIGNMENT AND ASSUMPTION

     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (the “Amended and Restated Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Amended and Restated Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations as a Tranche A Holder under the Amended and Restated Credit Agreement, the other Restructuring Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor, and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Tranche A Holder) against any Person, whether known or unknown, arising under or in connection with the Amended and Restated Credit Agreement, the other Restructuring Documents, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an

Affiliate/Approved Fund of [identify Tranche A Holder]1]

3.	Borrower:	Corporación Durango, S.A. de C.V.

[1]

4.	Administrative
	Agent:	The Bank of New York, as the administrative agent under the Amended and Restated Credit Agreement.

5.	Credit Agreement: The Amended and Restated Credit Agreement, dated as of [ ], 2004 among Corporación Durango, S.A. de C.V., the Guarantors parties thereto, the Tranche A Holders parties thereto, and The Bank of New York, as Administrative Agent.

6.	Assigned Interest:

Aggregate
Amount of Tranche A	Amount of
Loans	Tranche A Loans
for all Tranche A Holders	Assigned

$	$

7.	Trade Date: [2]

Effective Date:                   , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:

Title:

[2] To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and][3] Accepted:

THE BANK OF NEW YORK,
as Administrative Agent

By:

Title:

[3] To be added only if the consent of the Administrative Agent is required by the terms of the Amended and Restated Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Amended and Restated Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Tranche A Holder under the Amended and Restated Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Amended and Restated Credit Agreement (subject to receipt of such consents as may be required under the Amended and Restated Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Amended and Restated Credit Agreement and the other Restructuring Documents as a Tranche A Holder thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Tranche A Holder thereunder, and (iv) it has received a copy of the Amended and Restated Credit Agreement and the other Restructuring Documents, together with copies of the most recent financial statements delivered pursuant to Article IV thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Tranche A Holder; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Tranche A Holder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Tranche A Holder.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E TO RESTATED CREDIT AGREEMENT
FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT

     This JOINDER AGREEMENT (this “Agreement”), dated as of         ,    , is, hereby executed and delivered by             , a             [corporation] (the “New Guarantor”), pursuant to the Restructured Credit Agreement described below. Unless otherwise defined herein, capitalized terms used herein and defined in the Restructured Credit Agreement, dated as of June _, 2004 (as amended or otherwise modified from time to time, the “Credit Agreement”), among each of CORPORACIÓN DURANGO, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (the “Company”), ADMINISTRACIÓN CORPORATIVA DE DURANGO, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“ACD”), CARTONPACK, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Cartonpack”), COMPAÑÍA PAPELERA DE ATENQÍQUE, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“COPASA”), EMPAQUES DE CARTÓN TITÁN, a sociedad anónima de capital variable organized under the laws of Mexico (“Titan”), ENVASES Y EMPAQUES DE MEXICO, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“EYEMEX”), INDUSTRIAS CENTAURO, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Centauro”), PONDEROSA INDUSTRIAL DE MÉXICO, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“PIMSA” and, and, together with ACD, CARTONPACK, COPASA, Titan, EYEMEX, Centauro and PIMSA, and any other Person that becomes a party to this Agreement by executing a Joinder Agreement (hereinafter defined), collectively, the “Primary Guarantors” and each individually, a “Primary Guarantor” and, together with the Company, collectively, the “Obligors” and each individually, an “Obligor”), COMPAÑÍA NORTEAMERICANA DE INVERSIONES EN CELULOSA Y PAPEL, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico, DURANGO INTERNACIONAL, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico, DURANGO INTERNATIONAL, INC., a corporation organized under the laws of the State of New Mexico, PORTEADORES DE DURANGO, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico, and RECICLAJES CENTAURO, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (collectively, the “Additional Guarantors” and each individually, an “Additional Guarantor” and, together with the Primary Guarantors, collectively, the “Guarantors” and each individually, a “Guarantor”), the financial institutions as are or may become parties hereto (the “Tranche A Holders”), and THE BANK OF NEW YORK, as the Administrative Agent for the Tranche A Holders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), are used herein as therein defined.

     WHEREAS, the Company, the Guarantors, the Tranche A Holders, the Administrative Agent and the Trustee entered into the Common Agreement with the other parties thereto;

     WHEREAS, as a condition precedent to the effectiveness of the Common Agreement the Company and the Guarantors executed and delivered the Credit Agreement;

     WHEREAS, pursuant to Section 9.8 of the Credit Agreement, New Guarantor must enter into this Agreement in order to become a party to the Credit Agreement; and

     WHEREAS, New Guarantor desires to execute and deliver this Agreement in order to become a party to the Credit Agreement.

     NOW, THEREFORE, IT IS AGREED as follows:

     SECTION 1. Joinder. By executing and delivering this Agreement, New Guarantor hereby agrees to become a party to the Credit Agreement and hereby expressly assumes all obligations and liabilities thereunder applicable to the Guarantors thereunder, with the same effect as if the Credit Agreement had been executed and delivered initially by the New Guarantor.

     SECTION 2. Representations. New Guarantor hereby represents and warrants to each Tranche A Holder and the Administrative Agent, as of the date hereof, as follows:

         (a) Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Person is necessary or required in connection with the execution, delivery or performance of this Agreement or any Restructuring Document by, or the enforcement of any Restructuring Document against, the New Guarantor, except any such approval, consent, exemption, authorization, action, notice or filing that has already been obtained, taken or made, as the case may be, and is in full force and effect.

         (a) Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of the New Guarantor, threatened or contemplated (whether at law, in equity, in arbitration or before any Governmental Authority), against the New Guarantor that:

            (a) purport to affect or pertain to this Agreement or any other Restructuring Document or any of the transactions contemplated hereby or thereby; or

            (b) could reasonably be expected to have a Material Adverse Effect.

         (c) Non-Contravention. The execution, delivery and performance by New Guarantor of this Joinder Agreement have been duly authorized by all necessary corporate action, and do not and will not (a) contravene the terms of New Guarantor’s Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which New Guarantor is a party, or any order, injunction, writ or decree of any Governmental Authority to which New Guarantor or its property is subject or (c) violate any Applicable Law.

     SECTION 3. Counterparts, This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same agreement.

     SECTION 4. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (NOT INCLUDING SUCH STATE’S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written,

[NEW GUARANTOR]

Address:	By:

Name:

Title:

ACKNOWLEDGED:

THE BANK OF NEW YORK,
as Administrative Agent

By:

Name:

Title:

EXHIBIT F TO RESTATED CREDIT AGREEMENT
FORM OF BANKRUPTCY COURT ORDER

[See attached]

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re	Case No.: 04-13487 (RDD)

Petition of Gabriel Villegas Salazar, as	An Ancillary Case Under Section
Foreign Representative of	304 of the Bankruptcy Code
Corporación Durango, S.A. de C.V.,

Debtor in Foreign Proceeding.

ORDER PURSUANT TO 11 U.S.C. §§ 105 AND 304(b) GRANTING PERMANENT
INJUNCTION AND RELATED RELIEF IN AID OF MEXICAN RESTRUCTURING
PROCEEDING, AND CLOSING SECTION 304 ANCILLARY CASE

     Upon the Motion dated December  , 2004 (the “Motion”),1 filed by the Petitioner, Gabriel Villegas Salazar (the “Petitioner”), as foreign representative of Corporación Durango, S.A. de C.V. (“Corporación Durango”), for entry of an order (i) extending comity to the expected order of the District Court for Civil Matters for the District of Durango approving the plan of reorganization of Corporación Durango, (ii) granting, in aid of the foreign proceeding, a permanent injunction prohibiting all persons from taking certain actions in the United States against Corporación Durango and certain non-debtor parties, (iii) closing this section 304 ancillary case, and (iv) granting related relief; and this Court having reviewed and considered the (i) Verified Petition pursuant to 11 U.S.C. § 304 to Commence Case Ancillary to a Foreign Proceeding dated May 20, 2004 (the “Petition”); (ii) the Motion; (iii) the Declarations of Gabriel Villegas Salazar (the “Salazar Decl.”) and Fernando del Castillo (the “del Castillo Decl.”), as well as the Supplemental Declaration of Fernando del Castillo (the “del Castillo Supplemental Decl.”), filed in support of the Motion; (iv) the Preliminary Injunction entered by this Court on August 16, 2004; and (v) all pleadings filed with this Court; and a further hearing to consider the

[1]	Any capitalized term not otherwise defined in this order will have the meaning ascribed to such term in the Motion.

Motion having been held on                , 2005 (the “Hearing”); and based upon the record, evidence submitted and statements of counsel, including the agreement of the Ad Hoc Committee of Bondholders and the Banks’ Committee to entry of this Order upon the terms and conditions set forth herein; and it appearing that, as set forth on the record of the Hearing; notices of the Motion and the Hearing having been given to Corporación Durango’s known creditors, and after due deliberation and sufficient cause appearing therefor,

     THE COURT HEREBY FINDS THAT:

     1. On May 18, 2004, Corporación Durango initiated a voluntary insolvency proceeding (the “Concurso Proceeding”) under Mexico’s Ley de Concursos Mercantiles (the “Mexican Business Reorganization Act”) with the District Court for Civil Matters for the District of Durango (the “Durango District Court”).

     2. On May 20, 2004, the Petitioner commenced a case ancillary to a foreign proceeding on behalf of Corporación Durango with this Court pursuant to section 304 of the Bankruptcy Code (the “304 Case”).

     3. On August 25, 2004, the Durango District Court entered an order declaring Corporación Durango eligible to be a debtor under the Mexican Business Reorganization Act (the “Eligibility Order”).

     4. This Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 1334 and 157. Venue of this matter is proper pursuant to 28 U.S.C. § 1410.

     5. This Court, pursuant to sections 105(a) and 304(b) of the Bankruptcy Code, Fed. R. Bankr. P. 7065, and Fed. R. Civ. P. 65, may issue any order as may be necessary or appropriate, including, but not limited to, issuing a permanent injunction.

2

     6. On May 20 and May 21, 2004, the Petitioner filed with this Court the Petition, the Salazar Decl., the del Castillo Decl., and the Motion for Entry of Temporary Restraining Order, and Preliminary and Permanent Injunction; and served the Petition and all related pleadings on Corporación Durango’s known creditors.

     7. On December                    , 2004, the Petitioner filed with this Court the Motion and the del Castillo Supplemental Decl., and served a copy of same on all of Corporación Durango’s known creditors. Proper, timely, adequate and sufficient notice of the Motion and the Hearing was provided and was reasonable and adequate under the circumstances.

     8. The Concurso Proceeding constitutes a “foreign proceeding” within the meaning of section 101(23) of the Bankruptcy Code.

     9. The Petitioner is the “foreign representative” of Corporación Durango within the meaning of section 101(24) of the Bankruptcy Code.

     10. On June 4, 2004, this Court entered a preliminary injunction enjoining parties from initiating or continuing any action or proceeding in the United States and its territories in respect of Corporación Durango, its officers and directors (the “Officers and Directors”), as well as Compañia Papelera de Atenquique, S.A. de C. V., Ponderosa Industrial de Mexico, S.A. de C.V., Empaques de Cartón Titán, S.A. de C.V., and Industria Centauro, S.A. de C.V., all subsidiaries of Corporación Durango (the “Subsidiary Guarantors,” and together with Corporación Durango and the Officers and Directors, the “Protected Parties”) and/or their respective assets (the “Preliminary Injunction”), which injunction was extended by orders of this Court dated June 30, 2004 and August 16, 2004.

     11. Notice of the Claims Bar Date in the Concurso Proceeding was (i) published on September 9 and 10, 2004 in the Official Gazette in Mexico and the El Sol newspaper in

3

Durango, Mexico; (ii) served on September 14, 2004 to all holders of Corporación Durango’s Notes; and (iii) published on September 15, 2004 in the Wall Street Journal (National Edition).

     12. On November 17, 2004, the Durango District Court entered a judgment (the “Claims Recognition Order”) recognizing those persons or entities holding Recognized Claims against Corporación Durango (the “Recognized Creditors”), a copy of which judgment was published in the Durango District Court’s Judicial Bulletin on November 18, 2004.

     13. On December                    , 2004, creditors holding approximately                    % of the Recognized Claims against Corporación Durango executed the Convenio Concursal for Corporación Durango (the “Plan”), which satisfies the requisite percentage necessary to confirm a plan of reorganization under the Mexican Business Reorganization Act.

     14. On December                    , 2004, the Conciliator served the Plan on all of the remaining Recognized Creditors that had not already executed the Plan.

     15. Pursuant to the relevant provisions of the Mexican Business Reorganization Act, it is expected that an order from the Durango District Court approving the Plan (the “Confirmation Order”) will be entered shortly.

     16. The Concurso Proceeding satisfies the requirements of section 304(c) of the Bankruptcy Code and, accordingly, granting the relief requested herein would best serve to aid the Concurso Proceeding and the consummation of the transactions contemplated in the Plan consistent with:

(a)	just treatment of all holders of claims against or interests in Corporación Durango;

(b)	protection of claim holders in the United States against prejudice and inconvenience in the processing of claims in the Concurso Proceeding;

(c)	prevention of preferential or fraudulent dispositions of property of Corporación Durango’s estate;

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(d)	distribution of proceeds of Corporatión Durango’s estate substantially in accordance with the order prescribed by the Bankruptcy Code; and

(e)	comity.

     17. Absent the issuance of a permanent injunction prohibiting the taking of any action against the Protected Parties, except as may be permitted under the Plan, the Confirmation Order or the Mexican Business Reorganization Act, one or more parties may attempt to take actions in the United States that are inconsistent with or in contravention of the Plan or the Confirmation Order.

     18. Corporatión Durango will suffer immediate and irreparable harm unless creditors and parties in interest in the Concurso Proceeding are permanently enjoined to the extent provided in this Order.

     19. The issuance of a permanent injunction protecting the Protected Parties would not cause substantial harm to any party in interest because there are adequate provisions to protect the interests of all parties as set forth in the Plan, the Restructuring Documents and as provided for in the relevant provisions of the Mexican Business Reorganization Act.

     20. Once the Confirmation Order is entered, the Concurso Proceeding will be deemed concluded under the Mexican Business Reorganization Act and accordingly, the Court finds that entry of an order closing this 304 Case at such time is appropriate under the circumstances.

     Accordingly, it is hereby ORDERED, ADJUDGED AND DECREED that subject to and upon the filing by the Petitioner with this Court of a notice that the Confirmation Order has been entered:

     A. The Motion be, and it is hereby is GRANTED to the extent provided in this Order.

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     B. Subject to decretal paragraphs D and E below, the Preliminary Injunction shall be dissolved upon entry of this Order.

     C. The Confirmation Order is, and shall be, recognized and given full force and effect by this Court.

     D. All persons (including individuals, partnerships and corporations, and all those acting for or on their behalf), and all governmental units (including the United States of America and any State, Commonwealth, District, Territory, municipality, department, agency or instrumentality of the United States, a State, Commonwealth, District Territory, municipality, a foreign state, or other foreign or domestic governments, and all those acting for or on their behalf) are hereby permanently enjoined and restrained from commencing or continuing any suit, action, enforcement process, extra-judicial proceeding or other proceeding (including a proceeding in any court, statutory or otherwise) in the United States and its territories (collectively, a “Proceeding”), or claim or demand for reclamation, against or in respect of the Protected Parties and/or their property wheresoever located, and whether held by any of the Protected Parties in whole or in part, directly or indirectly, as principal or as nominee, beneficially or otherwise, and without limiting the generality of the foregoing, including any and all real property, personal property and intellectual property of the Protected Parties, and any and all securities, instruments, debentures, notes or bonds issued to, or held by or on behalf of either of the Protected Parties (the “Property”) in each case, insofar as such claim or demand is related to any claim or claims against any of the Protected Parties that were restructured under the Plan and/or discharged pursuant to the Plan and the Confirmation Order (the “Discharged Claims”), and any and all Proceedings with respect to or arising under the Discharged Claims currently proceeding against or in respect to either of the Protected Parties or the Property are hereby

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deemed permanently stayed and suspended; provided, however, that nothing contained herein shall be deemed to limit the rights of any creditor or party in interest to enforce its rights in accordance with the Restructuring Documents.

     E. All rights of creditors and parties in interest of Corporación Durango with respect to the Concurso Proceeding, including without limitation, the allowance, disallowance, and dischargeability of claims, the Plan and the restructuring transactions contemplated thereunder, and the Confirmation Order, shall be assessed, entered and/or resolved in accordance with the Confirmation Order, the Restructuring Documents and/or the relevant provisions of the Mexican Business Reorganization Act, or as otherwise determined in the Concurso Proceeding, and each and every creditor or party in interest is permanently restricted, enjoined and barred from asserting such rights, except as may have been or may be asserted in the Concurso Proceeding or in accordance with any of the Restructuring Documents.

     F. Subject only to the occurrence of the Effective Date (as defined in the Plan), the Protected Parties shall be released from any and all liabilities in respect of the Discharged Claims to the full extent provided under the Confirmation Order, the Plan, the Restructuring Documents and the relevant provisions of the Mexican Business Reorganization Act.

     G. The Eligibility Order and the Claims Recognition Order heretofore entered in the Concurso Proceeding are and shall be recognized and granted full force and effect by this Court.

     H. Subject to the terms and conditions in this Order, including without limitation Paragraph J hereof, this 304 Case is hereby closed.

     I. Upon the filing with this Court of a notice that the Confirmation Order has been entered by the Durango District Court, the Clerk of the Court shall make proper notation in the docket of this 304 Case reflecting that this case is closed.

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     J. This Court retains jurisdiction to enforce the terms and conditions of this Order, and enter any other orders or relief in furtherance of or related to this Order.

     K. Notwithstanding anything to the contrary in this Order, in the event that the Confirmation Order is appealed and thereafter (i) vacated, (ii) reversed, (iii) withdrawn or (iv) modified in any manner such as to cause a material change under any of the Restructuring Documents, this Order shall be automatically modified to the fullest extent necessary so as to allow any Recognized Creditor of Corporación Durango, or an agent or trustee on behalf of any Recognized Creditor, to enforce in accordance with applicable law its rights arising out of or in connection with any of the documents, agreements or instruments underlying its Recognized Claims for the full amount of its Recognized Claims, or as the case may be, its rights arising out of or in connection with the Restructuring Documents, including without limitation, proceeding against any of the Protected Parties with respect thereto with full reservation of any and all rights, claims, remedies and defenses of the Protected Parties, including without limitation, seeking relief from this Court pursuant to paragraph J of this Order; provided, however, that in any such proceeding by a Protected Party, the Protected Party shall bear the burden of proof as to reimposition of any relief in this Order. For purposes of this paragraph K, a modification of the Confirmation Order shall be deemed to have caused a material change under any of the Restructuring Documents if it (i) changes in any way the principal, interest or payment provisions under any of the Restructuring Documents, (ii) impairs any of the collateral granted under the Restructuring Documents or causes any such collateral to secure any obligation that was not secured under the terms of the Plan as initially approved by the Durango District Court, (iii) alters the relative priority of any creditor in or to such collateral, or (iv) modifies in any way any covenant or event of default provided for in the Restructuring Documents. In the event of

8

any modification other than one described in the preceding sentence, this Order shall not be automatically modified and the Protected Parties shall meet (whether by telephone or in person) within five (5) business days after receiving notice from any holder of Unsecured Bank Debt or Notes of such modification. At any such meeting, the Protected Parties and such holder or holders of Unsecured Bank Debt or Notes shall negotiate in good faith in an effort to agree on how to resolve such modification. If the Protected Parties and such holder or holders of Unsecured Bank Debt or Notes cannot agree to resolve such modification on or before fifteen (15) business days from the date on which such holder or holders provided notice to the Protected Parties of the modification in question, the Protected Parties shall file a notice with this Court with an accompanying request for hearing, at which hearing the Protected Parties shall have the burden of proof for establishing that they are entitled to the continuing protections provided under this Order.

Dated: New York, New York
, 2005

HONORABLE ROBERT D. DRAIN
UNITED STATES BANKRUPTCY JUDGE

9

EXHIBIT B
to the Common Agreement

FORM OF B NOTE INDENTURE

[filed as Exhibit T3C-1 to the Form T-3 to which this Form of Indenture is attached]

EXHIBIT C to Common Agreement

FORM OF DESIGNATED PROCEEDS NOTICE

The Bank of New York, as Administrative Agent under the A Loan Documents
Law Debenture Trust Company of New York, as Trustee under the B Note Documents

Re:	Designated Proceeds Notice

Ladies and Gentlemen:

     We refer to the Common Agreement, dated as of [______], 20[__] (as in effect on the date hereof, the “Common Agreement”), among: (i) the Company; (ii) Compañía Papelera de Atenquique, S.A. de C.V., Ponderosa Industrial de México, S.A. de C.V., Empaques de Cartón Titán, S.A. de C.V., Industrias Centauro, S.A. de C.V., Envases y Empaques de México, S.A. de C.V., Administración Corporativa de Durango, S.A. de C.V., and Cartonpack, S.A. de C.V., collectively, as Guarantors; (iii) Compañía Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V., Durango Internacional, S.A. de C.V., Durango International, Inc., Reciclajes Centauro, S.A. de C.V. and Porteadores de Durango, S.A. de C.V., collectively, as Additional Guarantors; (iv) Banco Nacional de Mexico, Sociedad Anomina, Integrante del Grupo Financiero Banamex, [______________], Banc of America Securities Limited, JP Morgan Chase Bank, N.A., California Commerce Bank and Deutche Bank, as A Lenders; (v) The Bank of New York, as Administrative Agent under the A Loan Documents; (vi) Law Debenture Trust Company of New York, as Trustee under the B Note Documents; (vii) Deutsche Bank Trust Company Americas, as New York Collateral Agent under the McKinley Pledge Agreement; (viii) Deutsche Bank Mexico S.A., Institution de Banca Multiple, as Collateral Agent under the Security Documents other than the McKinley Pledge Agreement; and (ix) Deutsche Bank Trust Company Americas, as Guarantor Paying Agent for the A Loans and the B Notes. Capitalized terms used but not defined herein shall have the meaning provided in the Common Agreement.

     [On _______,1 the Company has received Net Cash Proceeds from a Disposition permitted under Section 5.05(a)(iii). The Company plans to apply (or contractually commit to apply) _______2 of such Net Cash Proceeds, in accordance with Section 7.03(a)(i) of the Common Agreement within 180 days after such Disposition to finance one or more capital expenditures permitted by the A Loan Documents and the B Note Documents.]

     [On _______,3 the undersigned Guarantor has received Net Cash Proceeds from a Disposition permitted under Section 5.05(b)(iii). The undersigned Guarantor plans to apply (or contractually commit to apply) _______4 of such Net Cash Proceeds, in accordance with Section 7.03(b) of the Common Agreement within 180 days after such Disposition to finance one or more capital expenditures permitted by the A Loan Documents and the B Note Documents.]

     [On _______,5 the undersigned has received Net Cash Proceeds as a result of a Casualty Event. The undersigned plans to utilize (or contractually commit to utilize) _______6 of such Net Cash Proceeds, in accordance with Section 7.04 of the Common Agreement within 180 days after receipt of such Net Cash Proceeds for replacement assets.]

[1]	Insert date of receipt by Company of such Net Cash Proceeds.
[2]	Insert amount intended to be used, which amount shall not exceed $20,000,000 in any fiscal year.
[3]	Insert date of receipt by the relevant Guarantor of such Net Cash Proceeds.
[4]	Insert amount intended to be used, which amount shall not exceed $20,000,000 in any fiscal year.
[5]	Insert date of receipt by the relevant entity (Company or Guarantor) of such Net Cash Proceeds.
[6]	Insert amount intended to be used, which amount shall not exceed $40,000,000 in any fiscal year.

[NAME OF SIGNING ENTITY]

By

Name: Title:

2

EXHIBIT D to Common Agreement TRANSLATION FOR
INFORMATION PURPOSES

FORM OF DSRA PLEDGE AGREEMENT

PLEDGE AGREEMENT

between:

CORPORACION DURANGO, S.A. DE C.V.
COMPAÑIA PAPELERA DE ATENQUIQUE, S.A. DE C.V.
PONDEROSA INDUSTRIAL DE MEXICO, S.A. DE C.V.
EMPAQUES DE CARTON TITAN, S.A. DE C.V.
INDUSTRIAS CENTAURO, S.A. DE C.V.
ENVASES Y EMPAQUES DE MEXICO, S.A. DE C.V.
ADMINISTRACION CORPORATIVA DE DURANGO, S.A. DE C.V.
CARTONPACK, S.A. DE C.V.
the “Pledgors”

and

DEUTSCHE BANK MEXICO, S.A.,
INSTITUCION DE BANCA MULTIPLE
the “Collateral Agent”

Dated as of [ _________ ], 2005

CONVENIO COPY

TRANSLATION FOR
INFORMATION PURPOSES

PLEDGE AGREEMENT (the “Pledge Agreement”) dated as of [                   ], 2005, executed between:

(1)	CORPORACION DURANGO, S.A. DE C.V. (hereinafter the “Company”), COMPAÑIA PAPELERA DE ATENQUIQUE, S.A. DE C.V. (hereinafter “Copasa”), PONDEROSA INDUSTRIAL DE MEXICO, S.A. DE C.V. (hereinafter “Pimsa”), EMPAQUES DE CARTON TITAN, S.A. DE C.V., (hereinafter “Titán”), INDUSTRIAS CENTAURO, S.A. DE C.V. (hereinafter “Centauro”), ENVASES Y EMPAQUES DE MEXICO, S.A. DE C.V., (hereinafter “Eyemex”), ADMINISTRACION CORPORATIVA DE DURANGO, S.A. DE C.V. (hereinafter “ACD”), and CARTONPACK, S.A. DE C.V. (hereinafter “Cartonpack” and together with the Company, Copasa, Pimsa, Titán, Centauro, Eyemex and ACD the “Pledgors” and each one of them individually a “Pledgor”) each one of them a corporation organized and existing under the laws of the United Mexican States (hereinafter “Mexico”); and

(2)	DEUTSCHE BANK MEXICO, S.A., INSTITUCION DE BANCA MULTIPLE, DIVISION FIDUCIARIA, in its capacity as collateral agent for the benefit of the Pledgees (as defined below), and their successors and assigns (hereinafter the “Collateral Agent”).

     In accordance with the following Preliminary Statements, Representations and Warranties and Clauses:

PRELIMINARY STATEMENTS

     I.- On [                     ], the First District Court in the State of Durango approved a concurso agreement (the “Concurso Agreement”), by means of which, among other things (i) all Company’s debt were restructured; (ii) the debt owed to the recognized common creditors was divided into 3 tranches, a Tranche A (the “Tranche “A”), a Tranche B (the “Tranche B”), and a third tranche denominated “C Notes”; (iii) the Concurso Mercantil Proceeding No. 3/2004 filed by the Company was terminated; and (iv) were agreed the terms and conditions by which, in its case, the debt denominated in the Concurso Agreement as “Tranche D” should be paid. A copy of the Concurso Agreement is attached hereto as Exhibit “A”.

     II.- In compliance with the provisions of the Concurso Agreement, the following agreements were executed in respect of Tranche A and Tranche B:

          (a) (i) On [                     ], 2005, and with respect of Tranche A, the Company as borrower, the companies referred therein as “Primary Guarantors” (the “Primary Guarantors”), the companies referred therein as “Additional Guarantors” (the “Additional Guarantors”, and together with the Primary Guarantors, the “Guarantors”), the Company’s creditors therein described as “Tranche A Holders” (the “A Lenders”) and [The Bank of New York] as administrative agent (the “Administrative Agent”) for the A Lenders, entered into a restructured credit agreement (the “Restructured Credit Agreement”), by means of which and subject to the terms and conditions provided therein, the parties thereto, among other things, agreed the terms and conditions of the restructure of certain debts owed by the Company to the A Lenders on such date. A copy of the Restructured Credit Agreement is attached hereto as Exhibit “B”;

     (ii) In order to additionally document the repayment of the debts owed by the Company under the Restructured Credit Agreement to each one of the A Lenders, the Company has made and delivered a promissory note in favor of each A Lender in the principal amount of such owed debt to such A Lender (hereinafter the promissory notes delivered to the A Lenders shall be designated, collectively, as the “A Notes”). Copies of the A Notes are attached hereto as Exhibit “C”.

     (b) In respect of Tranche B, pursuant to an Indenture dated as of [                     ], 2005 (the “B Indenture”), the Company issued certain Series B Step Up Rate Senior Guaranteed Notes

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due 2012 (the “B Notes”) in an aggregate principal amount of US$[                     ], in favor of the creditors therein described as “B Noteholders” (the “B Noteholders”) and with the participation of Law Debenture Trust Company of New York as trustee (the “Trustee”). A copy of the B Indenture is attached hereto as Exhibit “D”.

     (c) On [                     ], 2005, and with respect of Tranche A and Tranche B, the Company, the Guarantors, the Administrative Agent, the A Lenders, the Trustee, the Collateral Agent and certain others entered into a common agreement (the “Common Agreement”), by means of which they were provided, among other things, certain additional terms and conditions for the Tranche A restructure and the Tranche B restructure. A copy of the Common Agreement is attached hereto as Exhibit “E”.

     III.- [As of [                     ], the Pledgors executed an investment agreement (the “Investment Agreement”) with [INSERT NAME OF THE INVESTMENT BANK] (the “Investment Bank”), which is identified with the number [                                        ], by means of which the Pledgors maintains an account (the “Account”), in order to make investment in the terms therein provided. A copy of the Investment Agreement is attached hereto as Exhibit “F”.]

REPRESENTATIONS AND WARRANTIES

I.- Each Pledgor represents and warrants that:

     (a) It is a variable capital corporation, duly organized and validly existing under the laws of Mexico.

     (b) Pursuant to its corporate purposes, it is authorized to execute, deliver and perform this Pledge Agreement which has been duly authorized by all necessary actions, and which does not contravene (i) its charter or by-laws, or (ii) any law, regulation, judgment, injunction, order, decree, agreement or other instrument binding on or affecting it.

     (c) This Pledge Agreement constitutes a legal, valid and binding obligation of such Pledgor enforceable against it in accordance with its terms, except as enforceability

3

may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights.

     (d) As of the date hereof, all rights of such Pledgor under the Investment Agreement, including, without limitation, all the amounts deposited or to be deposited by the Pledgor or any third party into the Account and all investments made pursuant to such Investment Agreement, are free and clear of any liens, limitation of domain, security interests, mortgages, charges, option rights, fiduciary rights, rights of set off, adverse claims, encumbrances and rights of other persons of any nature and description whatsoever.

     (e) As of the date hereof, there are no claims, suits, actions, or proceedings pending or to the extent of its knowledge, threatened against it, in any court, or before any governmental entity or arbitrator that may affect the legality, validity or enforceability of this Pledge Agreement.

     (f) In order to induce the A Lenders and the B Noteholders to execute the Restructuring Documents (as such term is defined in the Common Agreement), it has agreed to pledge and create a first priority security interest on the Pledged Rights (as such term is defined in Clause First hereof) for the benefit of the A Lenders and B Noteholders and their successors and/or assignees, to secure the prompt and complete payment when due (whether by stated maturity, redemption, acceleration or otherwise) of all amounts, including principal of, interest on, fees related to, Additional Amounts (as such term is defined in the Common Agreement) and additional amounts, if any, on (i) all of the payment obligations of the Pledgors and the Guarantors under the Restructured Credit Agreement, the B Indenture and the Common Agreement, and under any other document related thereto and the performance of the obligations of the Pledgors and the Guarantors under such agreements; (ii) the A Notes and the B Notes; and (iii) payment of all commissions, costs, and expenses paid or incurred by the Collateral Agent as a result of its performance under this Agreement or as a result of the exercise of any of its rights hereunder, as well as, as security for the performance of

4

the Pledgors obligations under this Pledge Agreement (all of the foregoing obligations, collectively, the “Secured Obligations”).

     Hereinafter the A Lenders and the Trustee for the benefit of the B Noteholders and their successors and/or assignees, shall be referred to collectively, as the “Pledgees”.

     (g) Recognize the personality of the Collateral Agent and its legitimacy and faculties to execute this Pledge Agreement and to exercise rights and remedies derived hereof, on behalf of the Pledgees.

     NOW, THEREFORE, the parties hereto agree as follows:

C L A U S E S

     FIRST.- As security for the prompt and complete payment when due (whether by stated maturity, redemption, acceleration or otherwise) of all amounts including principal of, interest, fees related to, and Additional Amounts (as such term is defined in the Common Agreement) and additional amounts, if any, on and the performance of the Secured Obligations, each Pledgor hereby creates a pledge and first priority security interest for the benefit of the Pledgees (as their respective interests may exist with respect to the Secured Obligations), on all the rights of such Pledgor derived from the Investment Agreement (all such rights, shall be designated Hereinafter, as the “Pledged Rights”).

     SECOND.- The pledge created hereby (the “Pledge”) is perfected pursuant to the terms of Article 334 of the LGTOC, as follows:

          (a) Through the delivery that the Company hereby makes to the Collateral Agent of an execution copy of the Investment Agreement duly signed by the parties therein;

          (b) Through the notification of the Pledge created hereby made on the date hereof to the Investment Bank; and

5

          (c) Through the irrevocable instructions given by the Pledgors to the Investment Bank on the date hereof, to permit no withdrawals under the Investment Agreement other than those made as provided in Clause Fourth hereof.

     THIRD.- Each one of the Pledgors hereby undertakes and agrees that:

          (a) Upon request of the Collateral Agent and at its own cost, it shall execute and deliver any and all acts, actions, filings and or requirements that may be necessary in order to protect and maintain the continuing validity and enforceability of this Pledge, and of the rights and remedies of the Pledgees hereunder, and to assume and incur all reasonable costs and expenses and notary and recording fees required for such purposes;

          (b) It shall carry out and comply with all of the terms and conditions stated in the Investment Agreement in order to maintain in full force and effect such Agreement; and

          (c) It shall deliver to the Collateral Agent monthly and through the Company within the first ten (10) days of each month, any and all information in connection with the Account, the investments made under the Investment Agent and the Investment Agreement, as well as, the information regarding the amounts therein deposited, in order to allow the Collateral Agent to exercise the rights herein provided for.

     FOURTH.- Notwithstanding the above, it is expressly agreed by the parties hereto, that each Pledgor may request to the Investment Bank to make withdrawals under the Investment Agreement only as follows:

          (a) Each Pledgor may (whether or not an Event of Default (as such term is defined in the Common Agreement) then exist) withdraw funds under the Investment Agreement upon the delivery to the Investment Bank of a written withdrawal request from the Pledgor in terms substantially equal to Exhibit “G” hereof, accompanied by a copy of the Officer’s Certificate that the Pledgor must deliver to the Collateral Agent in terms of the Section 8.02 (1) of the

6

Common Agreement, and a certification from such Pledgor stating that such Officer’s Certificate has been delivered to the Collateral Agent;

          (b) Each Pledgor may (whether or not an Event of Default (as such term is defined in the Common Agreement) then exist, but, in any event, no more than once per calendar month) withdrawn funds under the Investment Agreement upon the delivery to the Investment Bank of a written withdrawal request from the Pledgor in terms substantially equal to Exhibit “H” hereof, accompanied by a copy of the Officer’s Certificate that the Pledgor must deliver to the Collateral Agent in terms of the Section 8.02 (2) of the Common Agreement, and a certification from such Pledgor stating that such Officer’s Certificate has been delivered to the Collateral Agent; and

          (c) Each Pledgor agrees that upon a payment default of the Company on the Restructured Debt (as such term is defined in the Common Agreement), the Collateral Agent may instruct to the Investment Bank by means of a notice in terms substantially equal to Exhibit “I” hereof (with copy to the Company) to deliver in the name and on behalf of the Company to the Collateral Agent funds under the Investment Agreement, in the amount set fourth in such notice to be applied by the such Collateral Agent as provided for in the Common Agreement.

     FIFTH.- Each Pledgor expressly agrees that the Collateral Agent, on behalf of and for the benefit of the Pledgees, may take any action to foreclose the Pledge, if an Event of Default (as such term is defined in the Common Agreement) shall have occurred and be continuing; provided however that (i) the Collateral Agent may only requested such foreclosure, if instructed to do so in accordance with Section 11.02 of the Common Agreement, in which case the Collateral Agent shall take all actions requested and any other actions reasonably incidental thereto for the foreclosure of the Pledge created in terms herein, and (ii) the Pledgors may not make any withdrawal under the Investment Agreement as from the date on which the proceeding to foreclose the Pledge is initiated.

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     SIXTH.- Any amounts derived from the foreclosure, or otherwise, of the Pledge which under the terms hereof is to be applied to the payment of the Secured Obligations, shall be applied as following:

     (a) First, to the Collateral Agent to pay all amounts due to it hereunder and under the Common Agreement, including payment of all fees and other compensation, all expenses and liabilities incurred, all advances made by it, and all costs of preserving or protecting the Account Rights pledged hereunder and of collection, including reasonable reserves to cover anticipated future costs of such nature;

     (b) Second, in its case, to the payment of any applicable tax prior consultation with the Administrative Agent and the Trustee; and

     (c) Once the payments referred to in paragraphs (a) and (b) above are made, in its case, the remaining amounts shall be converted into dollars, lawful currency of the United States of America by the Collateral Agent and shall be transferred to the Collateral Agent in the United States of America to be applied as established in Section 11.09 of the Common Agreement.

     SEVENTH.- The Pledge which is created hereby shall be indivisible and will be in full force and effect up to the date on which all Secured Obligations are indefeasibly paid in full, as notified by the Administrative Agent and the Trustee to the Pledgors.

     EIGHTH.- All notices and communications provided for hereunder shall be in writing in the English language (or accompanied by a certified English translation thereof) and shall be delivered or sent to each party at its address or telefax number set forth hereinbelow, or at such other address or telefax number as shall de designated by such party in written notice given to the other party hereto. All such notices and communications shall be effective, if delivered at the address of the recipient, on the date following the date of its delivery, and if sent be telefax, when the relevant receiving party shall issue an acknowl-

8

edgement of receipt thereof by telefax or otherwise in writing.

Pledgors: Corporación Durango, S.A. de C.V. Torre Corporativa Potasio 150 Cd. Industrial 34208 Durango, Dgo.
Attention:	Mayela Rincón de Velasco and/or Miguel Antonio Rincón B.
Fax:	+52 (618)	8140048
		8141275

Compañía Papelera de Atenquique, S.A. de C.V. Torre Corporativa Potasio 150 Cd. Industrial 34208 Durango, Dgo.
Attention:	Mayela Rincón de Velasco and/or Miguel Antonio Rincón B.
Fax:	+52 (618)	8140048
		8141275

Ponderosa Industrial de México, S.A. de C.V. Torre Corporativa Potasio 150 Cd. Industrial 34208 Durango, Dgo.
Attention:	Mayela Rincón de Velasco and/or Miguel Antonio Rincón B.
Fax:	+52 (618)	8140048
		8141275

Empaques de Cartón Titán, S.A. de C.V. Torre Corporativa Potasio 150 Cd. Industrial 34208 Durango, Dgo.
Attention:	Mayela Rincón de Velasco and/or Miguel Antonio Rincón B.
Fax:	+52 (618)	8140048
		8141275

9

Industrias Centauro, S.A. de C.V. Torre Corporativa Potasio 150 Cd. Industrial 34208 Durango, Dgo.
Attention:	Mayela Rincón de Velasco and/or Miguel Antonio Rincón B.
Fax:	+52 (618)	8140048
		8141275

Envases y Empaques de México, S.A. de C.V. Torre Corporativa Potasio 150 Cd. Industrial 34208 Durango, Dgo.
Attention:	Mayela Rincón de Velasco and/or Miguel Antonio Rincón B.
Fax:	+52 (618)	8140048
		8141275

Administración Corporativa de Durango, S.A. de C.V. Torre Corporativa Potasio 150 Cd. Industrial 34208 Durango, Dgo.
Attention:	Mayela Rincón de Velasco and/or Miguel Antonio Rincón B.
Fax:	+52 (618)	8140048
		8141275

Cartonpack, S.A. de C.V. Torre Corporativa Potasio 150 Cd. Industrial 34208 Durango, Dgo.
Attention:	Mayela Rincón de Velasco and/or Miguel Antonio Rincón B.
Fax:	+52 (618)	8140048
		8141275

Collateral Agent:
DEUTSCHE BANK MEXICO, S.A.,
INSTITUCION DE BANCA MULTIPLE
[INSERT ADDRESS]

10

Attention:
Fax:

     NINTH.- The interpretation of and compliance with this Pledge Agreement shall be governed by the applicable laws in the Federal District of Mexico, and the Pledgors and the Collateral Agent expressly submits to the competent courts of the Federal District of Mexico, waiving any other jurisdiction rights it may have by reason of its present or future domicile, or otherwise.

     TENTH.- Each Pledgor hereby undertakes to, so long as any of the Secured Obligations hereunder remain unpaid or unperformed (i) execute, perform and undertake all acts, actions, filings and or requirements that may be necessary or that may be requested by the Collateral Agent in order to protect and maintain the continuing validity and enforceability of this Pledge, and of the rights and remedies of the Pledgees hereunder, and to assume and incur all reasonable costs and expenses and notary and recording fees required for such purposes; (ii) promptly furnish the Collateral Agent with any information or writings which the Collateral Agent may reasonably request concerning the Account Rights; (iii) allow the Collateral Agent to inspect all records of the Pledgors relating to the Account Rights, and to make and take away copies of such records during normal business hours; and (iv) promptly notify the Collateral Agent of any material adverse change in any fact or circumstance represented by the Pledgors in this Pledge Agreement or in any other writing furnished by the Pledgors to the Collateral Agent in connection with the Account Rights.

     ELEVENTH.- This Pledge Agreement may not be amended, discharged or terminated, unless such amendment, discharge or termination is in writing and signed by the Pledgors and the Collateral Agent with prior written consent of the Pledgees.

     TWELFTH.- Each Pledgor agrees to indemnify and to hold the Collateral Agent, its affiliates and its respective board members, officers, employees, delegate trustees and representatives, harmless from and against any loss, claim, demand or expense (including attorney’s fees)that

11

may arise by reason, or in any matter related to the Pledge Agreement, or by reason of the failure of such Pledgor to comply with any state or federal statute, rule, regulation, order or decree, including expenses incurred in satisfying any applicable laws.

     Each Pledgor agrees to indemnify and to hold the Investment Bank harmless from and against any loss, claim, demand or expense by reason, or in any matter related to any act which is performed by the Investment Bank in accordance with the provisions of this Pledge Agreement.

     THIRTEENTH.- Each Pledgor shall not sell, transfer, convey or otherwise dispose of, or grant an option with, to or pledge any interest in, any of the Account Rights pledged hereunder by it, or create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any part of the Account Rights pledged hereunder by it without the prior written consent of the Collateral Agent and the Pledgees.

     FOURTEENTH.- The Pledgors may not assign or transfer its rights and obligations hereunder to any third party without the prior written consent of the parties referred to in Section 15.11 of the Common Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.

THE “PLEDGORS”

CORPORACION DURANGO, S.A. DE C.V.

By:	By:
Title: Attorney-in-fact	Title: Attorney-in-fact

12

COMPAÑIA PAPELERA DE ATENQUIQUE, S.A. DE C.V.

By:	By:
Title: Attorney-in-fact	Title: Attorney-in-fact

PONDEROSA INDUSTRIAL DE MEXICO, S.A. DE C.V.

By:	By:
Title: Attorney-in-fact	Title: Attorney-in-fact

EMPAQUES DE CARTON TITAN, S.A. DE C.V.

By:	By:
Title: Attorney-in-fact	Title: Attorney-in-fact

INDUSTRIAS CENTAURO, S.A. DE C.V.

By:	By:
Title: Attorney-in-fact	Title: Attorney-in-fact

ENVASES Y EMPAQUES DE MEXICO, S.A. DE C.V.

By:	By:
Title: Attorney-in-fact	Title: Attorney-in-fact

13

ADMINISTRACION CORPORATIVA DE DURANGO, S.A. DE C.V.

By:	By:
Title: Attorney-in-fact	Title: Attorney-in-fact

CARTONPACK, S.A. DE C.V.

By:	By:
Title: Attorney-in-fact	Title: Attorney-in-fact

THE “COLLATERAL AGENT”
DEUTSCHE BANK MEXICO, S.A.,
INSTITUCION DE BANCA MULTIPLE

By:	By:
Title: Attorney-in-fact Address:	Title: Attorney-in-fact
Attention:
Fax:
E-mail:

Acknowledged and Accepted:

THE “INVESTMENT BANK”

[INSERT NAME OF THE INVESTMENT BANK]

14

By:	By:
Title: Attorney-in-fact Address:	Title: Attorney-in-fact
Attention:
Fax:
E-mail:

15

LIST OF EXHIBITS

EXHIBITS

“A”	COPY OF THE CONCURSO AGREEMENT.
“B”	COPY OF THE RESTRUCTURED CREDIT AGREEMENT.
“C”	COPY OF THE A NOTES.
“D”	COPY OF THE B INDENTURE.
“E”	COPY OF THE COMMON AGREEMENT.
“F”	INVESTMENT AGREEMENT.
“G”	FORM OF WITHDRAWAL NOTICE.
“H”	FORM OF WITHDRAWAL NOTICE.
“I”	FORM OF NOTICE OF APPLICATION OF FUNDS.

EXHIBIT “A”
to DSRA Pledge Agreement

COPY OF THE CONCURSO AGREEMENT

[filed as Exhibit T3E-1 to the Form T-3 to which this
Form of Common Agreement is attached]

EXHIBIT “B”
to DSRA Pledge Agreement

COPY OF THE RESTRUCTURED CREDIT AGREEMENT

[form filed as Exhibit A to this Form of Common Agreement]

EXHIBIT “C”
to DSRA Pledge Agreement

COPY OF THE A NOTES

[form filed as Exhibit A to Exhibit A to this Form of Common Agreement]

EXHIBIT “D”
to DSRA Pledge Agreement

COPY OF THE B INDENTURE

[form filed as Exhibit T3C-1 to the Form T-3 to which this
Form of Common Agreement is attached]

EXHIBIT “E”
to DSRA Pledge Agreement

COPY OF THE COMMON AGREEMENT

[form filed as Exhibit T3C-2 to the Form T-3 to which this
Form of Common Agreement is attached]

EXHIBIT “F”
to DSRA Pledge Agreement

INVESTMENT AGREEMENT

[TO COME]

EXHIBIT “G”
to DSRA Pledge Agreement

FORM OF WITHDRAWAL NOTICE

[Date]

[INSERT NAME OF THE
INVESTMENT BANK]
[INSERT ADDRESS]

Dear Sirs:

     Reference is made to the pledge agreement dated [                     ], 2005 (the “Pledge Agreement”), executed by each of Corporación Durango, S.A. de C.V. (the “Company”), Compañía Papelera de Atenquique, S.A. de C.V. (“Copasa”), Ponderosa Industrial de México, S.A. de C.V. (“Pimsa”), Empaques de Cartón Titán, S.A. de C.V. (“Titán”), Industrias Centauro, S.A. de C.V. (“Centauro”), Envases y Empaques de México, S.A. de C.V. (“Eyemex”), Administración Corporativa de Durango, S.A. de C.V. (“ACD”), and Cartonpack, S.A. de C.V. (“Cartonpack” and together with the Company, Copasa, Pimsa, Titan, Centauro, Eyemex and ACD, the “Pledgors” and each one of them individually a “Pledgor”) and Deutsche Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria in its capacity as Collateral Agent for the benefit of the Pledgees, by means of which each Pledgor created a security interest on its rights derived from certain investment agreement dated [                     ], 2005, executed by each Pledgor and [INSERT THE NAME OF THE INVESTMENT BANK] in favor of the Pledgees. Unless otherwise defined herein, capitalized terms used herein, shall have the same meaning attributed to them in the Pledge Agreement.

     Regarding the above, and in accordance with Clause Forth (a) of the Pledge Agreement, the undersigned hereby requests a withdrawal for an amount of [                     ] from the account maintain by the undersigned pursuant to the Investment Agreement. For purposes hereof and in accordance with such Clause Forth (a):

     (i) Attached hereto is a copy of the Officer’s Certificate deliver to the Collateral Agent in terms of Section 8.02 (1) of the Common Agreement; and

     (ii) The undersigned certifies that such Officer’s Certificate has been deliver to the Collateral Agent.

Regards,

[INSERT NAME OF THE RELEVANT PLEDGOR]

By:
Title:

2

EXHIBIT “H”
to DSRA Pledge Agreement

FORM OF WITHDRAWAL NOTICE

[Date]

[INSERT NAME OF THE
INVESTMENT BANK]
[INSERT ADDRESS]

Dear Sirs:

     Reference is made to the pledge agreement dated [                     ], 2005 (the “Pledge Agreement”), executed by each of Corporación Durango, S.A. de C.V. (the “Company”), Compañía Papelera de Atenquique, S.A. de C.V. (“Copasa”), Ponderosa Industrial de México, S.A. de C.V. (“Pimsa”), Empaques de Cartón Titán, S.A. de C.V. (“Titán”), Industrias Centauro, S.A. de C.V. (“Centauro”), Envases y Empaques de México, S.A. de C.V. (“Eyemex”), Administración Corporativa de Durango, S.A. de C.V. (“ACD”), and Cartonpack, S.A. de C.V. (“Cartonpack” and together with the Company, Copasa, Pimsa, Titan, Centauro, Eyemex and ACD, the “Pledgors” and each one of them individually a “Pledgor”) and Deutsche Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria in its capacity as Collateral Agent for the benefit of the Pledgees, by means of which each Pledgor created a security interest on its rights derived from certain investment agreement dated [                     ], 2005, executed by each Pledgor and [INSERT THE NAME OF THE INVESTMENT BANK], in favor of the Pledgees. Unless otherwise defined herein, capitalized terms used herein, shall have the same meaning attributed to them in the Pledge Agreement.

     Regarding the above, and in accordance with Clause Forth (b) of the Pledge Agreement, the undersigned hereby requests a withdrawal for an amount of [                     ] from the account maintain by the undersigned pursuant to the Investment Agreement. For purposes hereof and in accordance with such Clause Forth (b):

     (i) Attached hereto is a copy of the Officer’s Certificate deliver to the Collateral Agent in terms of Section 8.02 (2) of the Common Agreement; and

     (ii) The undersigned certifies that such Officer’s Certificate has been deliver to the Collateral Agent.

Regards,

[INSERT NAME OF THE RELEVANT PLEDGOR]

By:
Title:

2

EXHIBIT “I”
to DSRA Pledge Agreement

FORM OF NOTICE OF APPLICATION OF FUNDS

[Date]

[INSERT NAME OF THE
INVESTMENT BANK]
[INSERT ADDRESS]

Dear Sirs:

     Reference is made to (i) the investment agreement dated [                    ], 2005, executed by and among Corporación Durango, S.A. de C.V. (the “Company”), Compañía Papelera de Atenquique, S.A. de C.V. (“Copasa”), Ponderosa Industrial de México, S.A. de C.V. (“Pimsa”), Empaques de Cartón Titán, S.A. de C.V. (“Titán”), Industrias Centauro, S.A. de C.V. (“Centauro”), Envases y Empaques de México, S. A. de C.V. (“Eyemex”), Administración Corporativa de Durango, S.A. de C.V. (“ACD”), Cartonpack, S.A. de C.V. (“Cartonpack”) and [INSERT THE NAME OF THE INVESTMENT BANK] (the “Investment Agreement”); and (ii) the pledge agreement dated [                    ], 2005, executed by and among the Company, Copasa, Pimsa, Titán, Centauro, Eyemex, ACD and Cartonpack, as pledgors and Deutsche Bank México, S.A., Institución de Banca Múltiple, División Fiduciaria, in its capacity as Collateral Agent for the benefit of the Pledgees (the “Pledge Agreement”). Unless otherwise defined herein, all terms used herein shall have the same meaning attributed to it in the Pledge Agreement.

     Regarding the above, and in as much as a payment default on the Restructured Debt has occurred, and in compliance with the provisions set forth in Clause Fourth of the

Pledge Agreement, by this mean we instruct you to deliver in name and behalf of the Company to the undersigned the amount of $[INSERT AMOUNT] by means of a deposit in the account number [INSERT NUMBER OF THE ENFORCEMENT PROCEEDS ACCOUNT] in name of the Collateral Agent that it maintains with [INSERT NAME OF THE BANK].

Sincerely,

Deutsche Bank Mexico, S.A., Institucion de Banca Multiple

By:
Title:

 2

EXHIBIT E
to Common Agreement
Convenio Copy

FORM OF MCKINLEY PLEDGE AGREEMENT

STOCK PLEDGE AGREEMENT

DATED as of [                    ]

among

DURANGO INTERNACIONAL, S.A. DE C.V.

DURANGO MCKINLEY PAPER COMPANY

and

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

Convenio Copy

1. Pledge of Stock, etc.	1
1.1. Pledge of Stock	1
1.2. Additional Stock	2
1.3. Pledge of Cash Collateral Account	2
2. Definitions	2
3. Security for Obligations	3
4. Liquidation, Recapitalization, etc.	3
4.1. Distributions Paid to Collateral Agent	3
4.2. Cash Collateral Account	3
4.3. Company’s Rights to Cash Collateral, etc.	4
5. Warranty of Title; Authority	4
6. Dividends, Voting, etc., Prior to Default	4
7. Remedies	5
7.1. In General	5
7.2. Sale of Stock Collateral	6
7.3. Private Sales	6
8. Marshalling	7
9. Company’s Obligations Not Affected	7
10. Transfer, etc., by Company	8
11. Further Assurances	8
12. No Waiver, etc.	8
13. Notice, etc.	9
14. Termination	9
15. Governing Law	9
16. Waiver of Jury Trial	9
17. Miscellaneous	9

i

Convenio Copy

STOCK PLEDGE AGREEMENT

     This STOCK PLEDGE AGREEMENT is made as of [          ],by and among, Durango Internacional, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (the “Company”), Durango McKinley Paper Company, a New Mexico corporation (“McKinley”) and Deutsche Bank Trust Company Americas, as collateral agent (hereinafter, in such capacity, the “Collateral Agent”) on behalf and for the ratable benefit of (i) the lenders (the “Bank Lenders”) under that certain Amended and Restated Credit Agreement dated as of the date hereof (the “Credit Agreement”) and (ii) the holders of those certain Series B Step Up Senior Secured Guaranteed Notes issued by Durango (as such term is defined below) pursuant to an indenture (the “Indenture”) dated as of the date hereof (the “Noteholders”, and, together with the Bank Lenders, the “Creditors”).

     WHEREAS, the Company is a wholly-owned (except for a nominal amount of shares required to be held by another person under Mexican law) subsidiary of Corporación Durango, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Durango”); and

     WHEREAS, the Company is the legal and beneficial owner of all of the issued and outstanding shares of each class of the capital stock of McKinley; and

     WHEREAS, pursuant to a final judgment in a concurso mercantil proceeding providing for the restructuring of the indebtedness of Durango, it is contemplated that the Company will guarantee certain indebtedness of Durango and pledge its holdings in McKinley as a collateral therefor; and

     WHEREAS, the Company has guaranteed such indebtedness of Durango by entering into a certain Common Agreement of even date herewith among Durango, the Collateral Agent, the trustee under the Indenture, the Bank Lenders, the Administrative Agent for the Bank Lenders, certain subsidiaries of Durango, and others (the “Common Agreement”); and

     WHEREAS, the Company desires to secure such guarantee by entering into this Stock Pledge Agreement.

     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Pledge of Stock, etc.

          1.1. Pledge of Stock. The Company hereby pledges, assigns, grants a security interest in, and delivers to the Collateral Agent, for the ratable benefit of the Creditors, all of the shares of capital stock of McKinley of every class, as more fully described on Annex A hereto, to be held by the Collateral Agent, for the ratable benefit of the Creditors, subject to the terms and conditions hereinafter

1

Convenio Copy

set forth. The certificates for such shares, accompanied by stock powers or other appropriate instruments of assignment, duly executed in blank by the Company, have been delivered to the Collateral Agent.

          1.2. Additional Stock. In case the Company shall acquire any additional shares of the capital stock of McKinley or any entity which is the successor of McKinley, or any securities exchangeable for or convertible into shares of such capital stock of any class of McKinley, whether by purchase, stock dividend, stock split or otherwise, then such shares or other securities shall be subject to the pledge, assignment and security interest granted to the Collateral Agent, for the benefit of the Creditors, under this Agreement, and the Company shall deliver to the Collateral Agent forthwith any certificates therefor, accompanied by stock powers or other appropriate instruments of assignment duly executed by the Company in blank. The Company agrees that the Collateral Agent may from time to time attach as Annex A hereto an updated list of the shares of capital stock or securities at the time pledged with the Collateral Agent hereunder.

          1.3. Pledge of Cash Collateral Account. The Company hereby pledges, assigns and grants a security interest in its right, title, and interest, if any, to the Cash Collateral Account and all of the Cash Collateral to the Collateral Agent, for the ratable benefit of the Creditors.

     2. Definitions. Unless the context otherwise requires, the following terms shall have the meanings set forth below. Capitalized terms used herein without definition shall have the respective meanings provided ascribed to them in the Common Agreement; and if not defined in the Common Agreement, in the Code (as such term is defined below).

     Cash Collateral. See Section 4.

     Cash Collateral Account. See Section 4.

     Code. Means the Uniform Commercial Code of the State of New York, as in effect from time to time.

     Common Agreement. Is defined in the preambles to this Stock Pledge Agreement.

     Obligations. Means all debts, liabilities, obligations, covenants and duties, including for principal, interest (including before and after judgment and during any insolvency proceeding), premium, fees, indemnities and all other amounts, in each case arising under any Restructuring Document and owed by the Company or any Guaranteeing Party to any A Lender, any B Noteholder, the Administrative Agent, the Trustee, the Collateral Agent or the Guarantor Paying Agent, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

     Securities Act. See Section 7.3.

2

Convenio Copy

     Stock. Means at any time the shares of stock described in Annex A attached hereto and any additional shares of stock that at such time are pledged with the Collateral Agent hereunder.

     Stock Collateral. The property at any time pledged to the Collateral Agent hereunder and all income therefrom, increases therein and proceeds thereof, including, without limitation, that included in Cash Collateral. The term does not include any income, increases or proceeds received by the Company to the extent expressly permitted by Section 6.

     Time Deposits. See Section 4.

     3. Security for Obligations. This Agreement and the security interest in and pledge of the Stock Collateral hereunder are hereby made with and granted to the Collateral Agent, for the ratable benefit of the Creditors, as security for the payment and performance in full of all the Obligations.

     4. Liquidation, Recapitalization, etc.

          4.1. Distributions Paid to Collateral Agent. Any sums or other property paid or distributed upon or with respect to any of the Stock, whether by dividend or redemption or upon the liquidation or dissolution of the issuer thereof or otherwise, shall, except to the limited extent provided in Section 6, be paid over and delivered to the Collateral Agent to be held by the Collateral Agent, for the ratable benefit of the Creditors, as security for the payment and performance in full of all of the Obligations. In case, pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the Stock or any property shall be distributed upon or with respect to any of the Stock, the property so distributed shall be delivered to the Collateral Agent, for the ratable benefit of the Creditors, to be held by it as security for the Obligations. Except to the limited extent provided in Section 6, all sums of money and property paid or distributed in respect of the Stock, whether as a dividend or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by the Company shall, until paid or delivered to the Collateral Agent, be held in trust for the Collateral Agent, for the ratable benefit of the Creditors, as security for the payment and performance in full of all of the Obligations.

          4.2. Cash Collateral Account. All sums of money that are delivered to the Collateral Agent pursuant to this Section 4 shall be deposited into an interest bearing account with the Collateral Agent for the ratable benefit of the Creditors (the “Cash Collateral Account”). Some or all of the funds from time to time in the Cash Collateral Account may be invested in time deposits, including, without limitation, certificates of deposit issued by the Collateral Agent (such certificates of deposit or other time deposits being hereinafter referred to, collectively, as

3

Convenio Copy

“Time Deposits”), that are satisfactory to the Collateral Agent after consultation with the Company, provided, that, in each such case, arrangements satisfactory to the Collateral Agent are made and are in place to perfect and to insure the first priority of the Collateral Agent’s security interest therein. Interest earned on the Cash Collateral Account and on the Time Deposits, and the principal of the Time Deposits at maturity that is not invested in new Time Deposits, shall be deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time standing to the credit of the Cash Collateral Account, any and all Time Deposits, any and all instruments or other writings evidencing Time Deposits and any and all proceeds or any thereof are hereinafter referred to as the “Cash Collateral.”

          4.3. Company’s Rights to Cash Collateral, etc. Except as otherwise expressly provided in Section 6, the Company shall have no right to withdraw sums from the Cash Collateral Account, to receive any of the Cash Collateral or to require the Collateral Agent to part with the Collateral Agent’s possession of any instruments or other writings evidencing any Time Deposits.

     5. Warranty of Title; Authority. The Company hereby represents and warrants to the Collateral Agent that, as of the date hereof, (a) the Company has good and marketable title to, and is the sole record and beneficial owner of, the Stock described in Section 1, subject to no Liens, except the pledge and security interest created by this Agreement, (b) all of the Stock described in Section 1 is validly issued, fully paid and non-assessable and (c) the information set forth in Annex A hereto relating to the Stock is true, correct and complete in all respects. The Company hereby represents and warrants that it has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to pledge and grant a security interest in all of the Stock Collateral pursuant to this Agreement, and that the execution, delivery and performance hereof and the pledge of and granting of a security interest in the Stock Collateral hereunder have been duly authorized by all necessary corporate or other action and do not contravene any law, rule or regulation or any provision of the Company’s constituent documents or by-laws or of any judgment, decree or order of any tribunal or of any agreement or instrument to which the Company is a party or by which it or any of its property is bound or affected or constitute a default thereunder. The Company covenants that it will defend the rights of the Creditors and the Collateral Agent and the security interest of the Collateral Agent in such Stock against the claims and demands of all other persons whomsoever. The Company further covenants that it will have the like title to and right to pledge and grant a security interest in the Stock Collateral hereafter pledged or in which a security interest is granted to the Collateral Agent hereunder and will likewise defend the rights, pledge and security interest thereof and therein of the Creditors and the Collateral Agent.

     6. Dividends, Voting, etc., Prior to Default. So long as no Default or Event of Default shall have occurred and be continuing, the Company shall be entitled to receive all cash dividends paid in respect of the Stock, to vote the Stock and to give consents, waivers and ratifications in respect of the Stock; provided, however, that no vote shall be

4

Convenio Copy

cast or consent, waiver or ratification given by the Company if the effect thereof, at the time made, could reasonably be expected to impair any of the Stock Collateral or be inconsistent with or result in any violation of any of the provisions of the Common Agreement, the Indenture (including the notes issued pursuant thereto), the Credit Agreement or any of the other Restructuring Documents. All such rights of the Company to receive cash dividends shall cease in case a Default or an Event of Default shall have occurred and be continuing. All such rights of the Company to vote and give consents, waivers and ratifications with respect to the Stock shall, at the Collateral Agent’s option, as evidenced by the Collateral Agent’s notifying the Company of such election, cease in case a Default or an Event of Default shall have occurred and be continuing.

     7. Remedies.

          7.1. In General. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the Code, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Collateral Agent deems expedient:

               (a) if the Collateral Agent so elects and gives notice of such election to the Company, the Collateral Agent may vote any or all shares of the Stock (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, if the Collateral Agent so elects, for the liquidation of the assets of the issuer thereof, and give all consents, waivers and ratifications in respect of the Stock and otherwise act with respect thereto as though it were the outright owner thereof (the Company hereby irrevocably constituting and appointing the Collateral Agent the proxy and attorney-in-fact of the Company, with full power of substitution, to do so);

               (b) the Collateral Agent may demand, sue for, collect or make any compromise or settlement the Collateral Agent deems suitable in respect of any Stock Collateral;

               (c) subject to Section 7.2, the Collateral Agent may sell, resell, assign and deliver, or otherwise dispose of any or all of the Stock Collateral, for cash or credit or both and upon such terms at such place or places, at such time or times and to such entities or other persons as the Collateral Agent thinks expedient, all without demand for performance by the Company or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;

               (d) in connection with the sale of the Stock Collateral pursuant to Section 7.1(c) and Section 7.2, the Collateral Agent may cause all or

5

Convenio Copy

any part of the Stock held by it to be transferred into its name or the name of its nominee or nominees; and

               (e) the Collateral Agent may set off or otherwise apply or credit against the Obligations any and all sums deposited with it or held by it, including, without limitation, any sums standing to the credit of the Cash Collateral Account and any Time Deposits issued by the Collateral Agent.

          7.2. Sale of Stock Collateral. In the event of any sale or other disposition of the Stock Collateral as provided in clause (c) of Section 7.1, the Collateral Agent shall give to the Company at least ten (10) Business Days’ prior notice of the time and place of any sale or other disposition of the Stock Collateral or of the time after which any private sale or any other intended disposition is to be made. The Company hereby acknowledges that ten (10) Business Days’ prior notice of such sale or other disposition or sales or other dispositions shall be reasonable notice. The Collateral Agent may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Company, to the fullest extent permitted by law). The Collateral Agent may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys’ fees, travel and all other expenses which may be incurred by the Collateral Agent in attempting to collect the Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement, and then to the Obligations ratably Only after such applications, and after payment by the Collateral Agent of any amount required by Section 9-608(a)(1)(C) or Section 9-615(a)(3) of the Code, need the Collateral Agent account to the Company for any surplus.

          7.3. Private Sales. The Company recognizes that the Collateral Agent may be unable to effect a public sale or other disposition of the Stock by reason of certain prohibitions contained in the Securities Act, federal banking laws, and other applicable laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. The Company agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Stock for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or such other federal banking or other applicable laws, even if the issuer would agree to do so. Subject to the foregoing, the Collateral Agent agrees that any sale of the Stock shall be made in a commercially reasonable manner, and in accordance with Section 7.2, and the Company agrees to use commercially reasonable efforts to cause the

6

Convenio Copy

issuer or issuers of the Stock contemplated to be sold, to execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all at the Company’s expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of the Collateral Agent, advisable to exempt such Stock from registration under the provisions of the Securities Act, and to make all amendments to such instruments and documents which, in the reasonable opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Company further agrees to use commercially reasonable efforts to cause McKinley to comply with the provisions of the securities or “Blue Sky” laws of any jurisdiction which the Collateral Agent shall designate and, if required, to cause McKinley to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

     8. Marshalling. Neither the Collateral Agent nor any Creditor shall be required to marshal any present or future collateral security for (including but not limited to this Agreement and the Stock Collateral), or other assurances of payment of, the Obligations or any of them, or to resort to such collateral security or other assurances of payment in any particular order. All of the Collateral Agent’s rights hereunder and of the Creditors and the Collateral Agent in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may the Company hereby irrevocably waives the benefits of all such laws.

     9. Company’s Obligations Not Affected. The obligations of the Company hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any exercise or nonexercise, or any waiver, by the Collateral Agent or any Creditor of any right, remedy, power or privilege under or in respect of any of the Obligations or any security thereof (including this Agreement); (b) any amendment to or modification of the Common Agreement, the Indenture (including the notes issued pursuant thereto), the Credit Agreement, the other Restructuring Documents or any of the Obligations; (c) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations, including, without limitation, any of the other Security Documents; or (d) the taking of additional security for, or any other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations; whether or not the Company shall have notice or knowledge of any of the foregoing, the Company hereby generally waiving all suretyship defenses to the extent applicable.

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     10. Transfer, etc., by Company. Without the prior written consent of the Collateral Agent, the Company will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber or restrict any of the Stock Collateral or any interest therein, except for (i) the pledge thereof and security interest therein provided for in this Agreement and (ii) a transfer of all of the Stock Collateral subject to the security interest provided for in this Agreement to Corporación Durango, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Durango”) and any subsequent transfer from Durango to Durango International, Inc., a New Mexico corporation, so long as it executes and delivers a joinder agreement substantially in the form of Annex B hereto. In connection with any sale, assignment, transfer or disposition permitted under this Section 10, the Collateral Agent may (x) exchange the existing stock certificates and stock powers in its possession for new stock certificates and stock powers reflecting any such transaction and (y) thereafter attach as Annex A hereto an updated list of the shares of capital stock or securities, and certificates representing the same.

     11. Further Assurances. The Company will do all such acts, and will furnish to the Collateral Agent all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate approvals and will do or cause to be done all such other things as the Collateral Agent may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Creditors and the Collateral Agent hereunder, all without any cost or expense to the Collateral Agent or any Creditor. The Company hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral as the Stock Collateral or words of similar effect, or as being of equal or lesser scope or in greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the jurisdiction of the filing office for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Company is an organization, the type of organization and any organization identification number issued to the Company. The Company agrees to furnish any such information to the Collateral Agent promptly upon request. The Company also ratifies its authorization for the Collateral Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

     12. No Waiver, etc. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the Collateral Agent, with the consent of the Required A Lenders/B Noteholders and the Company. No act, failure or delay by the Collateral Agent shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Collateral Agent of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. The Company hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Obligations or the Stock Collateral, and

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any and all other notices and demands whatsoever (except as expressly provided herein or in the Common Agreement).

     13. Notice, etc. All notices, requests and other communications hereunder shall be made in the manner set forth in Section 15.10 of the Common Agreement.

     14. Termination. Upon final payment and performance in full of the Obligations and the cancellation or termination of any commitment to extend credit under the Credit Agreement or any of the other Restructuring Documents, this Agreement shall terminate and the Collateral Agent shall, at the Company’s request and expense, return such Stock Collateral in the possession or control of the Collateral Agent as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Collateral Agent hereunder.

     15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL LAWS OF THE STATE OF NEW YORK.

     16. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by applicable law, the Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Company (a) certifies that neither the Collateral Agent or any Creditor nor any representative, agent or attorney of the Collateral Agent or any Creditor has represented, expressly or otherwise, that the Collateral Agent or any Creditor would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Common Agreement, the Indenture (including the notes issued pursuant thereto), the Credit Agreement and the other Restructuring Documents to which the Collateral Agent or any of the Creditors is a party, the Collateral Agent and the Creditors are relying upon, among other things, the waivers and certifications contained in this Section.

     17. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Company and its respective successors and assigns, and shall inure to the benefit of the Collateral Agent and the Creditors and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Company acknowledges receipt of a copy of this Agreement.

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     IN WITNESS WHEREOF, intending to be legally bound, the Company and the Collateral Agent have caused this Agreement to be executed as of the date first above written.

DURANGO INTERNATIONAL, INC.

By:	Name:
Title:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Collateral Agent

By:
Name:
Title:

     The undersigned hereby joins in the above Agreement for the sole purpose of consenting to and being bound by the provisions of Sections 4.1, 6, 7, 15 and 16 hereof, the undersigned hereby agreeing to cooperate fully and in good faith with the Collateral Agent and the Company in carrying out such provisions.

DURANGO MCKINLEY PAPER COMPANY

By:
Name:
Title:

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ANNEX A TO MCKINLEY PLEDGE AGREEMENT

McKinley has no authorized, issued or outstanding shares of its capital stock of any class or any commitments to issue any shares of its capital stock of any class or any securities convertible into or exchangeable for any shares of its capital stock of any class except 300,000 common shares, without par value, held by Durango Internacional, S.A. de C.V. and evidenced by certificate(s) numbered [                    ].

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ANNEX B TO MCKINLEY PLEDGE AGREEMENT
JOINDER AGREEMENT

     Reference is made to the Stock Pledge Agreement dated as of    , 2005 (as in effect on the date hereof, the “Stock Pledge Agreement”), by and among Durango Internacional, S.A. de C.V. (the “Original Pledgor”), Durango McKinley Paper Company and Deutsche Bank Trust Company Americas, in its capacity as Collateral Agent, [as modified by the Joinder Agreement, dated as of       (the “Durango Joinder”), made by Corporación Durango S.A. de C.V. (“Durango”)]. Terms defined in the Stock Pledge Agreement and used herein are used herein and defined therein.

     The undersigned (the “New Pledgor”) hereby grants to the Collateral Agent a security interest in the Stock Collateral to secure the Obligations. Pursuant to Section 10 of the Stock Pledge Agreement, the undersigned hereby agrees to be bound by the provisions of the Stock Pledge Agreement applicable to the Company thereunder to the same extent as if it had been the original grantor under the Stock Pledge Agreement.

     On and after the date hereof (i) all references in the Stock Pledge Agreement to the “Company” shall be deemed to refer to the New Pledgor and (ii) [the Original Pledgor] [Durango] shall be released from its obligations under the Stock Pledge Agreement [and the Durango Joinder].

     IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be executed and delivered as of this    , 200[ ].

[NAME OF NEW PLEDGOR]
By:
Name:
Title:

Acknowledged:

DURANGO MCKINLEY PAPER COMPANY

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:
Title:

EXHIBIT F
to Common Agreement
CONVENIO COPY

TRANSLATION FOR
INFORMATION PURPOSES

FORM OF MEXICAN MORTGAGE

                                                             [                                      ]                                         PUBLIC DEED NUMBER [                                        ]                                          BOOK NUMBER [                                        ]                                                             In the City of [                   ], [                    ] [      ], two thousand four.

I, [                                      ], Notary Public number [      ] for the City of [                                      ], hereby certify:                                          The execution of a CIVIL VOLUNTARY MORTGAGE granted by CORPORACION DURANGO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE (the “Company”), COMPAÑIA PAPELERA DE ATENQUIQUE, SOCIEDAD ANONIMA DE CAPITAL VARIABLE (“COPASA”), EMPAQUES DE CARTON TITAN, SOCIEDAD ANONIMA DE CAPITAL VARIABLE (“TITAN”), PONDEROSA INDUSTRIAL DE MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE (“PIMSA”), ENVASES Y EMPAQUES DE MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE (“EYEMEX”), INDUSTRIAS CENTAURO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE (“CENTAURO”) and ADMINISTRACION CORPORATIVA DE DURANGO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE (“ACD”), hereby represented by Mr. [                                       ] (hereinafter the Company, COPASA, TITAN, PIMSA, EYEMEX, CENTAURO and ACD shall be designated jointly as the “Mortgage Guarantors” and individually as a “Mortgage Guarantor”, as may be required by the context), in favor of the A Lenders and Law Debenture Trust Company of New York as Trustee (the “Trustee”)for the benefit of the B Noteholders (as such terms are defined hereinafter) as the Mortgage Creditors (as such term is defined in Representation and Warranty VIII hereof), with the participation of DEUTSCHE BANK MEXICO, S.A., INSTITUCION DE BANCA MULTIPLE, DIVISION FIDUCIARIA as the collateral agent (the “Collateral Agent”) for the benefit of the Mortgage Guarantors, pursuant to the following Preliminary Statements, Representations and Warranties and Clauses and considering the terms defined in Exhibit “        ”.

PRELIMINARY STATEMENTS

I.- The Company ASSETS LOCATED AT ESTADO DE DURANGO.

On the Durango PIMSA Real-Estate, the Company built the industrial edifications and installations described in the document attached hereto under letter “[      ]” (hereinafter, such industrial edifications and installations, shall be jointly referred to as the “Company Durango Building”).

II.- COPASA ASSETS LOCATED AT ESTADO DE JALISCO AND ESTADO DE MEXICO.

(a) By deed number 385, dated December 10, 1941, granted before [                                      ], Notary Public number [          ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], COPASA acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Tuxpan COPASA Real-Estate”).

(b) On the Tuxpan COPASA Real-Estate, COPASA built the industrial edifications and installations described in the document attached hereto under letter “[      ]” (hereinafter, such industrial edifications and installations, shall be jointly referred to as the “Tuxpan COPASA Industrial Plant”).

(c) COPASA is the legitimate owner of the movable assets, equipment and machinery described in the document attached hereto under letter “[                   ]”, which are permanently placed at the Tuxpan COPASA Industrial Plant for use of the industry operated thereat by COPASA. (Hereinafter, the goods and movable assets used in the industry operated by COPASA at the Tuxpan COPASA Industrial Plant, shall be referred to as the “Tuxpan COPASA Industrial Equipment”, and the Tuxpan COPASA Real-Estate, the Tuxpan COPASA Industrial Plant and the Tuxpan COPASA Industrial Equipment, shall be jointly referred to as the “Tuxpan COPASA Assets”).

(d) By deed number 15,905, dated [               ] [  ], [   ], granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING

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DATA], COPASA acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Jalisco COPASA I Real-Estate”).

(e) By deed number 16,104, dated [               ] [  ], [   ], granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], COPASA acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Jalisco COPASA II Real-Estate”).

(f) By deed number 16,106, dated [               ] [  ], [   ], granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], COPASA acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Jalisco COPASA III Real-Estate”).}

(g) By deed number 257, dated August 20,1945, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], COPASA acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Jalisco COPASA IV Real-Estate”).

(h) By deed number 475, dated May 20, 1949, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], COPASA acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Jalisco COPASA V Real-Estate”).

(i) By deed number 15,693, dated June 14,1989, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], COPASA acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Jalisco COPASA VI Real-Estate”).

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(j) By deed number 15,876, dated June 14,1989, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], COPASA acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Jalisco COPASA VII Real-Estate”).

(k) By deed number 15,874, dated June 14,1989], granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], COPASA acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Jalisco COPASA VIII Real-Estate” and together with the Jalisco COPASA I Real-Estate, the Jalisco COPASA II Real-Estate, the Jalisco COPASA III Real-Estate, the Jalisco COPASA IV Real-Estate, the Jalisco COPASA V Real-Estate, the Jalisco COPASA VI Real-Estate and the Jalisco COPASA VII Real-Estate, the “Jalisco COPASA Real-Estates”).

(l) On the Guzmán EYEMEX Real-Estate, COPASA built the industrial edifications and installations described in the document attached hereto under letter “[    ]” (hereinafter, such industrial edifications and installations, shall be jointly referred to as the “Guzmán COPASA Industrial Plant”).

(m) COPASA is the legitimate owner of the movable assets, equipment and machinery described in the document attached hereto under letter “[      ]”, which are permanently placed at the Guzmán COPASA Industrial Plant for use of the industry operated thereat by COPASA. (Hereinafter, the goods and movable assets used in the industry operated by COPASA at the Guzmán COPASA Industrial Plant, shall be referred to as the “Guzmán COPASA Industrial Equipment”).

Hereinafter the Tuxpan COPASA Real-Estate and the Jalisco COPASA Real-Estates shall be jointly referred to as the “COPASA Real-Estates”; The Tuxpan COPASA Industrial Equipment and the Guzmán COPASA Industrial Equipment shall be jointly referred to as the “COPASA Industrial Equipments”; the Tuxpan COPASA Industrial Plant and the Guzmán COPASA

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Industrial Plant shall be jointly referred to as the “COPASA Industrial Plants”

III.- TITAN ASSETS LOCATED AT CHIHUAHUA, NUEVO LEON, ESTADO DE MEXICO, JALISCO, SONORA AND SINALOA.

(a) By deed number 3,993, dated September [      ], 2003, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], TITAN acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Chihuahua TITAN Real-Estate”).

(b) On the Chihuahua TITAN Real-Estate, TITAN built the industrial edifications and installations described in the document attached hereto under letter “[      ]” (hereinafter, such industrial edifications and installations, shall be jointly referred to as the “Chihuahua TITAN Industrial Plant”).

(c) TITAN is the legitimate owner of the movable assets, equipment and machinery described in the document attached hereto under letter “[      ]”, which are permanently placed at the Chihuahua TITAN Industrial Plant for use of the industry operated thereat by TITAN (Hereinafter, the goods and movable assets used in the industry operated by TITAN at the Chihuahua TITAN Industrial Plant, shall be referred to as the “Chihuahua TITAN Industrial Equipment”, and together with the Chihuahua TITAN Real-Estate, the Chihuahua TITAN Industrial Plant and the Chihuahua TITAN Industrial Equipment, shall be jointly referred to as the “Chihuahua TITAN Assets”).

(d) By deed number 84, dated [                    ] [      ], 1936, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], TITAN acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Nuevo León TITAN I Real-Estate”).

(e) By deed number 84, dated March 10, 1943, granted before [                                      ], Notary Public number [      ] for

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[                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], TITAN acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Nuevo León TITAN II Real-Estate”).

(f) By deed number 1,262, dated February 21, 1961, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], TITAN acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Nuevo León TITAN III Real-Estate”).

(g) By deed number 17,487, dated December 10, 1943, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], TITAN acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Nuevo León TITAN IV Real-Estate”).

(h) By deed number 2,640, dated October 6, 1962, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], TITAN acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Nuevo León TITAN V Real-Estate” and together with the Nuevo León TITAN I Real-Estate, the Nuevo León TITAN II Real-Estate, the Nuevo León TITAN III Real-Estate and the Nuevo León TITAN IV Real-Estate, the “Nuevo León TITAN Real-Estates”).

(i) On the Nuevo León TITAN Real-Estates, TITAN built the industrial edifications and installations described in the document attached hereto under letter “[      ]” (hereinafter, such industrial edifications and installations, shall be jointly referred to as the “Nuevo León TITAN Industrial Plant”).

(j) TITAN is the legitimate owner of the movable assets, equipment and machinery described in the document attached hereto under letter “[      ]”, which are permanently placed at the Nuevo León TITAN Industrial Plant for use of the industry

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operated thereat by TITAN (Hereinafter, the goods and movable assets used in the industry operated by TITAN at the Nuevo León TITAN Industrial Plant, shall be referred to as the “Nuevo León TITAN Industrial Equipment”, and together with the Nuevo León TITAN Real-Estates, the Nuevo León TITAN Industrial Plant and the Nuevo León TITAN Industrial Equipment, shall be jointly referred to as the “Nuevo León TITAN Assets”).

(k) By deed number 120, dated July 17, 1947, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], TITAN acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Monterrey TITAN Real-Estate”).

(l) On the Monterrey TITAN Real-Estate, TITAN built the industrial edifications and installations described in the document attached hereto under letter “ [      ] ” (hereinafter, such industrial edifications and installations, shall be jointly referred to as the “Monterrey TITAN Industrial Plant”).

(m) By deed number 17,477, dated December 17, 1979, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], TITAN acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Nuevo León TITAN VI Real-Estate”).

(n) On the Nuevo León TITAN VI Real-Estate, TITAN built the industrial edifications and installations described in the document attached hereto under letter “[      ]” (hereinafter, such industrial edifications and installations, shall be jointly referred to as the “Nuevo León TITAN VI Industrial Plant”).

(o) TITAN is the legitimate owner of the movable assets, equipment and machinery described in the document attached hereto under letter “[      ]”, which are permanently placed at the Nuevo León TITAN VI Industrial Plant for use of the industry operated thereat by TITAN (Hereinafter, the goods

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and movable assets used in the industry operated by TITAN at the Nuevo León TITAN VI Industrial Plant, shall be referred to as the “Nuevo León TITAN VI Industrial Equipment”, and together with the Nuevo León TITAN VI Real-Estate, the Nuevo León TITAN VI Industrial Plant and the Nuevo León TITAN VI Industrial Equipment, shall be jointly referred to as the “Nuevo León TITAN VI Assets”).

(p) By deed number 25,113, dated June 11, 1990, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], TITAN acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Nuevo León TITAN VII Real-Estate”).

(q) By deed number 31,456, dated March 23,1968, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], TITAN acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Tlalnepantla TITAN I Real-Estate”).

(r) By deed number 31,586, dated May 16,1968, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], TITAN acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Tlalnepantla TITAN II Real-Estate” and together with the Tlalnepantla TITAN I Real-Estate, the “Tlalnepantla TITAN Real-Estates”).

(s) On the Tlalnepantla TITAN Real-Estates, TITAN built the industrial edifications and installations described in the document attached hereto under letter “[      ]” (hereinafter, such industrial edifications and installations, shall be jointly referred to as the “Tlalnepantla TITAN Industrial Plant”).

(t) TITAN is the legitimate owner of the movable assets, equipment and machinery described in the document attached hereto under letter “[      ]”, which are permanently placed at

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the Tlalnepantla TITAN Industrial Plant for use of the industry operated thereat by TITAN (Hereinafter, the goods and movable assets used in the industry operated by TITAN at the Tlalnepatla TITAN Industrial Plant, shall be referred to as the “Tlalnepantla TITAN Industrial Equipment”, and together with the Tlalnepantla TITAN Real-Estates, the Tlalnepantla TITAN Industrial Plant and the Tlalnepantla TITAN Industrial Equipment, shall be jointly referred to as the “Tlalnepantla TITAN Assets”).

(u) By deed number 32,811, dated July 10, 1996, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], TITAN acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Jalisco TITAN Real-Estate”).

(v) On the Jalisco TITAN Real-Estate, TITAN built the industrial edifications and installations described in the document attached hereto under letter “[      ]” (hereinafter, such industrial edifications and installations, shall be jointly referred to as the “Jalisco TITAN Industrial Plant”).

(w) TITAN is the legitimate owner of the movable assets, equipment and machinery described in the document attached hereto under letter “[      ]”, which are permanently placed at the Jalisco TITAN Industrial Plant for use of the industry operated thereat by TITAN (Hereinafter, the goods and movable assets used in the industry operated by TITAN at the Jalisco TITAN Industrial Plant, shall be referred to as the “Jalisco TITAN Industrial Equipment”, and together with the Jalisco TITAN Real-Estate, the Jalisco TITAN Industrial Plant and the Jalisco TITAN Industrial Equipment, shall be jointly referred to as the “Jalisco TITAN Assets”).

(x) By deed number 1,135, dated August 13,1967, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], TITAN acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Sonora TITAN I Real-Estate”).

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(y) By deed number 10,728, dated April 11,2000, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], TITAN acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Sonora TITAN II Real-Estate” and together with the Sonora TITAN I Real-Estate the “Sonora TITAN Real-Estates”).

(z) By deed number 7,133, dated November 4, 1967, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], TITAN acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Apodaca TITAN Real-Estate”).

(aa) By deed number 19,265, dated March 24, 1976, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], TITAN acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “San Nicolás TITAN Real-Estate”).

(bb) By deed number 4,750, dated May 25,1994, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], TITAN acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Tlaquepaque TITAN Real-Estate”).

(cc) On the Tlaquepaque TITAN Real-Estate, TITAN built the industrial edifications and installations described in the document attached hereto under letter “[      ]” (hereinafter, such industrial edifications and installations, shall be jointly referred to as the “Tlaquepaque TITAN Industrial Plant”).

(dd) TITAN is the legitimate owner of the movable assets, equipment and machinery described in the document attached hereto under letter “[      ]”, which are permanently placed at

10

the Tlaquepaque TITAN Industrial Plant for use of the industry operated thereat by TITAN (Hereinafter, the goods and movable assets used in the industry operated by TITAN at the Tlaquepaque TITAN Industrial Plant, shall be referred to as the “Tlaquepaque TITAN Industrial Equipment”, and together with the Tlaquepaque TITAN Real-Estate, the Tlaquepaque TITAN Industrial Plant and the Tlaquepaque TITAN Industrial Equipment, shall be jointly referred to as the “Tlaquepaque TITAN Assets”).

(ee) By deed number 3,064, dated November 25,1999, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], TITAN acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Sinaloa TITAN I Real-Estate”).

(ff) By deed number 8,394, dated April 19,2002, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], TITAN acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Sinaloa TITAN II Real-Estate” and together with the Sinaloa TITAN I Real-Estate the “Sinaloa TITAN Real-Estates”).

Hereinafter the Chihuahua TITAN Real-Estate, the Nuevo León TITAN Real-Estates, Monterrey TITAN Reap-Estate, the Nuevo León TITAN VI Real-Estate, the Nuevo León TITAN VII Real-Estate, the Tlalnepantla TITAN Real-Estates, the Jalisco TITAN Real-Estate, the Sonora TITAN Real-Estates, the Apodaca TITAN Real-Estate, the San Nicolas TITAN Real-Estate, the Tlaquepaque TITAN Real-Estate and the Sinaloa TITAN Real-Estates shall be jointly referred to as the “TITAN Real-Estates”; the Chihuahua TITAN Industrial Equipment, the Nuevo León TITAN Industrial Equipment, the Nuevo León TITAN VI Industrial Equipment, the Tlalnepantla TITAN Industrial Equipment, the Jalisco TITAN Industrial Equipment and the Tlaquepaque TITAN Industrial Equipment shall be jointly referred to as the “TITAN Industrial Equipments”; the Chihuahua TITAN Industrial Plant, the Nuevo León TITAN Industrial Plant, the Monterrey TITAN Industrial Plant, the Nuevo León TITAN VI Industrial Plant, the Tlalnepantla

11

TITAN Industrial Plant, the Jalisco TITAN Industrial Plant and the Tlaquepaque TITAN Industrial Plant shall be jointly referred to as the “TITAN Industrial Plants”; to the Chihuahua TITAN Assets, the Nuevo León TITAN Assets, the Nuevo León TITAN VI Assets, the Tlalnepantla TITAN Assets, the Jalisco TITAN Assets and the Tlaquepaque TITAN Assets shall be jointly referred to as the “TITAN Assets”.

IV.- EYEMEX ASSETS LOCATED AT ESTADO DE MEXICO, CHIAPAS, JALISCO AND QUERETARO.

(a) By deed number 15,691, dated June 14,1989, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], EYEMEX acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Guzmán EYEMEX Real-Estate”).

(b) By deed number 27,138, dated August 1,2000, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], EYEMEX acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Jalisco EYEMEX I Real-Estate”).

(c) By deed number 28,220, dated January 15,2002, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], EYEMEX acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Jalisco EYEMEX II Real-Estate” and together with the Jalisco EYEMEX I Real-Estate, the “Jalisco EYEMEX Real-Estates”).

(d) On the Jalisco EYEMEX Real-Estates, EYEMEX Built the industrial edifications and installations described in the document attached hereto under letter “[      ]” (hereinafter, such industrial edifications and installations, shall be jointly referred to as the “Jalisco EYEMEX Industrial Plant”).

(e) EYEMEX is the legitimate owner of the movable assets, equipment and machinery described in the document attached

12

hereto under letter “[      ]”, which are permanently placed at the Jalisco EYEMEX Industrial Plant for use of the industry operated thereat by EYEMEX. (Hereinafter, the goods and movable assets used in the industry operated by EYEMEX at the Jalisco EYEMEX Industrial Plant, shall be referred to as the “Jalisco EYEMEX Industrial Equipment”, and the Jalisco EYEMEX Real-Estates, the Jalisco EYEMEX Industrial Plant and the Jalisco EYEMEX Industrial Equipment, shall be jointly referred to as the “Jalisco EYEMEX Assets”).

(f) By deed number 20,998, dated November [      ],1968, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], EYEMEX acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Apasco EYEMEX Real-Estate”

(g) On the Apasco EYEMEX Real-Estate, EYEMEX Built the industrial edifications and installations described in the document attached hereto under letter “[      ]” (hereinafter, such industrial edifications and installations, shall be jointly referred to as the “Apasco EYEMEX Industrial Plant”).

(h) EYEMEX is the legitimate owner of the movable assets, equipment and machinery described in the document attached hereto under letter “[      ]”, which are permanently placed at the Apasco EYEMEX Industrial Plant for use of the industry operated thereat by EYEMEX. (Hereinafter, the goods and movable assets used in the industry operated by EYEMEX at the Apasco EYEMEX Industrial Plant, shall be referred to as the “Apasco EYEMEX Industrial Equipment”, and the Apasco EYEMEX Real-Estate, the Apasco EYEMEX Industrial Plant and the Apasco EYEMEX Industrial Equipment, shall be jointly referred to as the “Apasco EYEMEX Assets”).

Hereinafter to the Guzmán EYEMEX Real-Estate, the Jalisco EYEMEX Real-Estates and the Apasco EYEMEX Real-Estate, shall be jointly referred to as the “EYEMEX Real-Estates”; to the Jalisco EYEMEX industrial Equipment and the Apasco EYEMEX Industrial Equipment shall be jointly referred to as the “EYEMEX Industrial Equipment”; to the Jalisco EYEMEX Industrial Plant and the Apasco EYEMEX Industrial Plant

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shall be jointly referred to as the “EYEMEX Industrial Plants”; to the Jalisco EYEMEX Assets and the Apasco EYEMEX Assets, shall be jointly referred to as the “EYEMEX Assets”.

V.- PIMSA ASSETS LOCATED AT CHIHUAHUA AND DURANGO.

(a) By deed number 2,546, dated March 12,1984, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], PIMSA acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Durango PIMSA I Real-Estate”).

(b) By deed number 3,031, dated November 21,1986, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], PIMSA acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Durango PIMSA II Real-Estate”).

(c) By deed number 157, dated August 28,1981, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], PIMSA acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Durango PIMSA III Real-Estate” and together with the Durango PIMSA I real-Estate and the Durango PIMSA II Real-Estate, the “Durango PIMSA Real-Estates”).

(d) By deed number 349, dated April 28, 1990, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], PIMSA acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Durango PIMSA IV Real-Estate”).

(e) By deed number 580, dated February 24,1983, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of

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Property of [                                      ] [INSERT RECORDING DATA], PIMSA acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Durango PIMSA V Real-Estate”).

(f) On the Durango PIMSA III Real-Estate and the Durango PIMSA IV Real-Estate, PIMSA built the industrial edifications and installations described in the document attached hereto under letter “[      ]” (hereinafter, such industrial edifications and installations, shall be jointly referred to as the “Durango PIMSA Industrial Plant”).

(g) PIMSA is the legitimate owner of the movable assets, equipment and machinery described in the document attached hereto under letter “[      ]”, which are permanently placed at the Durango PIMSA Industrial Plant for use of the industry operated thereat by PIMSA. (Hereinafter, the goods and movable assets used in the industry operated by PIMSA at the Durango PIMSA Industrial Plant, shall be referred to as the “Durango PIMSA Industrial Equipment”, and the Durango PIMSA III Real-Estate, the Durango PIMSA IV Real-Estate, the Durango PIMSA Industrial Plant and the Durango PIMSA Industrial Equipment, shall be jointly referred to as the “Durango PIMSA Assets”).

VI.- CENTAURO ASSETS LOCATED AT DURANGO AND MONTERREY.

(a) By deed number 11,857, dated [                                      ] [      ],[                   ], granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], PIMSA acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Durango CENTAURO Real-Estate”).

(b) By deed number 30,392, dated October 8, 1975, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], PIMSA acquired the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “Montemorelos CENTAURO Real-Estate”).

15

(c) On the Montemorelos CENTAURO Real-Estate, CENTAURO built the industrial edifications and installations described in the document attached hereto under letter “[                   ]” (hereinafter, such industrial edifications and installations, shall be jointly referred to as the “Montemorelos CENTAURO Industrial Plant”).

(d) CENTAURO is the legitimate owner of the movable assets, equipment and machinery described in the document attached hereto under letter “[      ]”, which are permanently placed at the Montemorelos CENTAURO Industrial Plant for use of the industry operated thereat by CENTAURO. (Hereinafter, the goods and movable assets used in the industry operated by CENTAURO at the Montemorelos CENTAURO Industrial Plant, shall be referred to as the “Montemorelos CENTAURO Industrial Equipment”, and the Montemorelos CENTAURO Real-Estate, the Montemorelos CENTAURO Industrial Plant and the Montemorelos CENTAURO Industrial Equipment, shall be jointly referred to as the “Montemorelos CENTAURO Assets”).

(e) CENTAURO is the legitimate owner of the movable assets, equipment and machinery described in the document attached hereto under letter “[      ]”, which are permanently placed at the Monterrey TITAN Industrial Plant for use of the industry operated thereat by CENTAURO. (Hereinafter, the goods and movable assets used in the industry operated by CENTAURO at the Monterrey TITAN Industrial Plant, shall be referred to as the “Monterrey CENTAURO Industrial Equipment”, and together with the Montemorelos CENTAURO Industrial Equipment, the “CENTAURO Industrial Equipment”)

VII.- ACD ASSETS LOCATED AT MORELOS.

By deed number 112,986 dated January 12,2000, granted before [                                      ], Notary Public number [      ] for [                                      ] and recorded with the Public Registry of Property of [                                      ] [INSERT RECORDING DATA], ACD purchased the real-estate [DESCRIBE REAL-ESTATE WITH SURFACE, MEASURES AND LIMITS] (hereinafter the “ACD Morelos Real-Estate”).

REPRESENTATIONS AND WARRANTIES

     I.- The Company represents and warrants that:

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     (a) As of the date hereof, it is the legitimate owner of the Company Durango Building;

     (b) It is authorized to execute, deliver and perform this instrument pursuant to the Company’s corporate purposes, which has been duly authorized by all necessary actions, and which does not contravene (i) the Company s charter or by-laws, or (ii) any law, regulation, judgment, injunction, order, decree, agreement or other instrument binding on or affecting the Company;

     (c) The Company Durango Building is free of liens and encumbrances;

     (d) It is currently in compliance with all fiscal duties (including, without limiting, the real-estate tax) applicable to the Company Durango Building and it is also currently in compliance with the payment of all duties relevant to the water supply service;

     (e) As of the date hereof, the Company has full possession and occupies the Company Durango Building;

     (f) In virtue of certain lease agreement dated [      ][      ],[      ], executed among PIMSA as lessor and the Company as lessee, the Company has full possession of a surface of the Durango PIMSA Real-Estates, on which the Company Durango Building its located;

     (g) As of the date hereof, it is currently in compliance with its labor obligations and there does not exist any strike, nor is there to its knowledge, any strike filing in progress or intended to be filed by its workers or employees, or by any union against the Company;

     (h) As of the date hereof, there are no pending actions or proceedings, and to its knowledge no action or proceeding is threatened to be filed against the Company or against any of its properties, before any court, governmental agency or arbitration panel whatsoever, which may affect the financial conditions or operations of the Company, or the legality, validity or enforceability of this deed;

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     (i) As of the date hereof, it only owns the real property subject to the mortgage hereunder.

     II.- COPASA represents and warrants that:

     (a) As of the date hereof, it is the legitimate owner of the Tuxpan COPASA Assets, of the Guzmán COPASA Industrial Plant, of the Guzmán COPASA Industrial Equipment and the COPASA Real-Estates;

     (b) It is authorized to execute, deliver and perform this instrument pursuant to COPASA’s corporate purposes, which has been duly authorized by all necessary actions, and which does not contravene (i) COPASA’s charter or by-laws, or (ii) any law, regulation, judgment, injunction, order, decree, agreement or other instrument binding on or affecting COPASA;

     (c) The COPASA Real-Estates and the COPASA Industrial Plants are free of liens and encumbrances. Attached hereto under letter “[      ]” are the liens and encumbrances certificate issued by the Public Registry of Property of [                                      ];

     (d) The COPASA Industrial Equipments are free of liens and encumbrances;

     (e) It is currently in compliance with all fiscal duties (including, without limiting, the real-estate tax) applicable to the Tuxpan COPASA Assets, to the Jalisco COPASA Real-Estates and the Guzmán COPASA Industrial Plant, including, without limiting, the real-estates and the industrial plants which includes the COPASA Assets; and it is currently in compliance with the payment of all duties relevant to the water supply service;

     (f) As of the date hereof, COPASA has full possession and occupies the Tuxpan COPASA Assets, the Jalisco COPASA Real-Estates, the Guzmán COPASA Industrial Equipment and the Guzmán COPASA Industrial Plant;

     (g) By virtue of certain lease agreement dated [        ] [      ],[        ], executed among COPASA as Lessor and

18

EYEMEX as lessee, EYEMEX has full possession, occupies and operates the Guzmán COPASA Industrial Plant and the Guzmán COPASA Industrial Equipment;

     (h) As of the date hereof, it is currently in compliance with its labor obligations and there does not exist any strike, nor is there to its knowledge, any strike filing in progress or intended to be filed by its workers or employees, or by any union against COPASA;

     (i) As of the date hereof, there are no pending actions or proceedings, and to its knowledge no action or proceeding is threatened to be filed against COPASA or against any of its properties, before any court, governmental agency or arbitration panel whatsoever, which may affect the financial conditions or operations of COPASA, or the legality, validity or enforceability of this deed;

     (j) As of the date hereof, it has all permits, authorizations and licenses necessary under all applicable laws and regulations, for the functioning and operation of the Tuxpan COPASA Assets, including but not limited to, all environmental permits, authorizations and licenses needed, and all such permits, authorizations and licenses are in full force and effect;

     (k) As of the date hereof, there has been no breach or violation of any environmental law or regulation applicable to the Tuxpan COPASA Assets; and

     (l) As of the date hereof, it only owns the real properties and movable assets subject to the mortgage hereunder.

     III.- TITAN represents and warrants that:

     (a) As of the date hereof, it is the legitimate owner of the TITAN Assets, the Monterrey TITAN Real-Estate and the Monterrey TITAN Industrial Plant;

     (b) It is authorized to execute, deliver and perform this instrument pursuant to TITAN’s corporate purposes, which has been duly authorized by all necessary actions, and which does not contravene (i) TITAN’s charter or by-

19

laws, or (ii) any law, regulation, judgment, injunction, order, decree, agreement or other instrument binding on or affecting TITAN;

     (c) The TITAN Real-Estates and the TITAN Industrial Plants are free of liens and encumbrances. Attached hereto under letter “[      ]” is the liens and encumbrances certificate issued by the Public Registry of Property of [                                      ];

     (d) The TITAN Industrial Equipments are free of liens and encumbrances;

     (e) It is currently in compliance with all fiscal duties (including, without limiting, the real-estate tax) applicable to the TITAN Assets, to the Monterrey TITAN Real-Estate, and the Monterrey TITAN Industrial Plant, including, without limiting, the real-estates and the industrial plants which include the TITAN Assets; and it is also currently in compliance with the payment of all duties relevant to the water supply service;

     (f) Except to the stated in the following paragraph (g), as of the date hereof, TITAN has full possession and occupies the TITAN Assets;

     (g) By virtue of certain lease agreement dated [        ][      ],[        ], executed among TITAN as lessor and CENTAURO as lessee, CENTAURO has full possession, occupies and operates the Monterrey TITAN Real-Estate and the Monterrey TITAN Industrial Plant;

     (h) As of the date hereof, it is currently in compliance with its labor obligations and there does not exist any strike, nor is there to its knowledge, any strike filing in progress or intended to be filed by its workers or employees, or by any union against TITAN;

     (i) As of the date hereof, there are no pending actions or proceedings, and to its knowledge no action or proceeding is threatened to be filed against TITAN or against any of its properties, before any court, governmental agency or arbitration panel whatsoever, which may

20

affect the financial conditions or operations of TITAN, or the legality, validity or enforceability of this deed;

     (j) As of the date hereof, it has all permits, authorizations and licenses necessary under applicable laws and regulations, for the functioning and operation of the TITAN Assets, including but not limited to, all environmental permits, authorizations and licenses needed, and all such permits, authorizations and licenses are in full force and effect;

     (k) As of the date hereof, there has been no breach or violation of any environmental law or regulation applicable to the TITAN Assets; and

     (l) As of the date hereof, it only owns the real properties and movable assets subject to the mortgage hereunder.

     IV.- EYEMEX represents and warrants that:

     (a) As of the date hereof, it is the legitimate owner of the EYEMEX Assets and the Guzmán EYEMEX Real-Estate;

     (b) It is authorized to execute, deliver and perform this instrument pursuant to EYEMEX’s corporate purposes, which has been duly authorized by all necessary actions, and which does not contravene (i) EYEMEX’s charter or by-laws, or (ii) any law, regulation, judgment, injunction, order, decree, agreement or other instrument binding on or affecting EYEMEX;

     (c) The EYEMEX Real-Estates and the EYEMEX Industrial Plants are free of liens and encumbrances. Attached hereto under letter “[      ]” is the liens and encumbrances certificate issued by the Public Registry of Property of [                                      ];

     (d) The EYEMEX Industrial Equipments are free of liens and encumbrances;

     (e) It is currently in compliance with all fiscal duties (including, without limiting, the real-estate tax) applicable to the EYEMEX Assets and the Guzmán EYEMEX Real-

21

Estate, including, without limiting, the real-estates and the Industrial Plants which include the EYEMEX Assets; and it is also currently in compliance with the payment of all duties relevant to the water supply service;

     (f) As of the date hereof, EYEMEX has full possession and occupies the EYEMEX Assets;

     (g) As of the date hereof, it is currently in compliance with its labor obligations and there does not exist any strike, nor is there to its knowledge, any strike filing in progress or intended to be filed by its workers or employees, or by any union against EYEMEX;

     (h) As of the date hereof, there are no pending actions or proceedings, and to its knowledge no action or proceeding is threatened to be filed against EYEMEX or against any of its properties, before any court, governmental agency or arbitration panel whatsoever, which may affect the financial conditions or operations of EYEMEX, or the legality, validity or enforceability of this deed;

     (i) As of the date hereof, it has all permits, authorizations and licenses necessary under applicable laws and regulations, for the functioning and operation of the EYEMEX Assets, including but not limited to, all environmental permits, authorizations and licenses needed, and all such permits, authorizations and licenses are in full force and effect;

     (j) As of the date hereof, there has been no breach or violation of any environmental law or regulation applicable to the EYEMEX Assets; and

     (k) As of the date hereof, it only owns the real properties and movable assets subject to the mortgage hereunder.

     V.- PIMSA represents and warrants that:

     (a) As of the date hereof, it is the legitimate owner of the Durango PIMSA Assets, of the Durango PIMSA Real-Estates and the Durango PIMSA V Real Estate;

22

     (b) It is authorized to execute, deliver and perform this instrument pursuant to PIMSA’s corporate purposes, which has been duly authorized by all necessary actions, and which does not contravene (i) PIMSA’s charter or by-laws, or (ii) any law, regulation, judgment, injunction, order, decree, agreement or other instrument binding on or affecting PIMSA;

     (c) The Durango PIMSA Real-Estates, the Durango PIMSA IV Real-Estate, the Durango PIMSA V Real-Estate and the Durango PIMSA Industrial Plant are free of liens and encumbrances. Attached hereto under letter “[      ]” is the liens and encumbrances certificate issued by the Public Registry of Property of [                                      ];

     (d) The Durango PIMSA Industrial Equipment is free of liens and encumbrances;

     (e) It is currently in compliance with all fiscal duties (including, without limiting, the real-estate tax) applicable to the Durango PIMSA Assets, to the Durango PIMSA V Real-Estate and to the Durango PIMSA Real-Estates including, without limiting, the real-estate and the industrial plants which include the PIMSA Assets; and it is also currently in compliance with the payment of all duties relevant to the water supply service;

     (f) As of the date hereof, PIMSA has full possession and occupies the Durango PIMSA Assets, the Durango PIMSA V Real-Estate and the PIMSA Real-Estates;

     (g) As of the date hereof, it is currently in compliance with its labor obligations and there does not exist any strike, nor is there to its knowledge, any strike filing in progress or intended to be filed by its workers or employees, or by any union against PIMSA;

     (h) As of the date hereof, there are no pending actions or proceedings, and to its knowledge no action or proceeding is threatened to be filed against PIMSA or against any of its properties, before any court, governmental agency or arbitration panel whatsoever, which may affect the financial conditions or operations of PIMSA, or the legality, validity or enforceability of this deed;

23

     (i) As of the date hereof, it has all permits, authorizations and licenses necessary pursuant to the applicable laws and regulations, for the functioning and operation of the PIMSA Assets, including but not limited to, all environmental permits, authorizations and licenses needed, and all such permits, authorizations and licenses are in full force and effect;

     (j) As of the date hereof, there has been no breach or violation of any environmental law or regulation applicable to the PIMSA Assets; and

     (k) As of the date hereof, it only owns the real properties and movable assets subject to the mortgage hereunder.

     VI.- CENTAURO represents and warrants that:

     (a) As of the date hereof, it is the legitimate owner of the Montemorelos CENTAURO Assets, the Durango CENTAURO Real-Estate and the Monterrey CENTAURO Industrial Equipment;

     (b) It is authorized to execute, deliver and perform this instrument pursuant to CENTAURO’s corporate purposes, which has been duly authorized by all necessary actions, and which does not contravene (i) CENTAURO’s charter or by-laws, or (ii) any law, regulation, judgment, injunction, order, decree, agreement or other instrument binding on or affecting CENTAURO;

     (c) The Durango CENTAURO Real-Estate, the Montemorelos CENTAURO Real-Estate and the Montemorelos Durango Industrial Plant are free of liens and encumbrances. Attached hereto under letter “[      ]” are the liens and encumbrances certificate issued by the Public Registry of Property of [                                      ];

     (d) The CENTAURO Industrial Equipment is free of liens and encumbrances;

     (e) It is currently in compliance with all fiscal duties (including, without limiting, the real-estate tax)

24

applicable to the Durango CENTAURO Real-Estate and the Montemorelos CENTAURO Assets; and it is also currently in compliance with the payment of all duties relevant to the water supply service;

     (f) As of the date hereof, CENTAURO has full possession and occupies the Durango CENTAURO Rea-Estate and the Montemorelos CENTAURO Assets;

     (g) By virtue of certain lease agreement dated [        ][      ],[        ], executed among TITAN as lessor and CENTAURO as lessee, CENTAURO has full possession, occupies and operates the Monterrey TITAN Real-Estate and the Monterrey TITAN Industrial Plant;

     (h) As of the date hereof, it is currently in compliance with its labor obligations and there does not exist any strike, nor is there to its knowledge, any strike filing in progress or intended to be filed by its workers or employees, or by any union against CENTAURO;

     (i) As of the date hereof, there are no pending actions or proceedings, and to its knowledge no action or proceeding is threatened to be filed against CENTAURO or against any of its properties, before any court, governmental agency or arbitration panel whatsoever, which may affect the financial conditions or operations of CENTAURO, or the legality, validity or enforceability of this deed; and

     (j) As of the date hereof, it only owns the real properties and movable assets subject to the mortgage hereunder.

     VII.- ACD represents and warrants that:

     (a) As of the date hereof, it is the legitimate owner of the Morelos ACD Real-Estate;

     (b) It is authorized to execute, deliver and perform this instrument pursuant to ACD’s corporate purposes, which has been duly authorized by all necessary actions, and which does not contravene (i) ACD’s charter or by-laws, or (ii) any law, regulation, judgment, injunction, order,

25

decree, agreement or other instrument binding on or affecting ACD;

     (c) The Morelos ACD Real-Estate is free of liens and encumbrances. Attached hereto under letter “[      ]” are the liens and encumbrances certificate issued by the Public Registry of Property of [                                      ];

     (d) It is currently in compliance with all fiscal duties (including, without limiting, the real-estate tax) applicable to the Morelos ACD Real-Estate; and it is also currently in compliance with the payment of all duties relevant to the water supply service;

     (e) As of the date hereof, ACD has full possession and occupies the Morelos ACD Real-Estate;

     (f) As of the date hereof, it is currently in compliance with its labor obligations and there does not exist any strike, nor is there to its knowledge, any strike filing in progress or intended to be filed by its workers or employees, or by any union against ACD;

     (g) As of the date hereof, there are no pending actions or proceedings, and to its knowledge no action or proceeding is threatened to be filed against ACD or against any of its properties, before any court, governmental agency or arbitration panel whatsoever, which may affect the financial conditions or operations of ACD, or the legality, validity or enforceability of this deed; and

     (h) As of the date hereof, it only owns the real properties and movable assets subject to the mortgage hereunder.

     VIII.- The Mortgage Guarantors represent and warrant that:

     (a) On [                                      ], the First District Court in the State of Durango approved a concurso agreement (the “Concurso Agreement”), by means of which, among other things (i) all Company’s debt were restructured; (ii) the debt owed to the recognized common creditors was divided into 3 tranches, a Tranche A (the “Tranche A”), a Tranche B (the

26

“Tranche B”), and a third tranche denominated “C Notes”; (iii) the Concurso Mercantil Proceeding No. 3/2004 filed by the Company was terminated; and (iv) were agreed the terms and conditions by which, in its case, the debt denominated in the Concurso Agreement as “Tranche D” should be paid. A copy of the Concurso Agreement is attached hereto as exhibit “      ”

     (b) In compliance with the provisions of the Concurso Agreement, the following agreements were executed in respect of Tranche A and Tranche B:

          (A) (i) On [                                      ], 2005, and in respect of Tranche A, the Company as borrower, the companies referred therein as “Primary Guarantors” (the “Primary Guarantors”), the companies referred therein as “Additional Guarantors” (the “Additional Guarantors” and together with the Primary Guarantors, the “Guarantors”), the Company’s creditors therein described as “Tranche A Holders” (the “A Lenders”) and The Bank of New York as administrative agent (the “Administrative Agent”) for the A Lenders, entered into a restructure credit agreement (the “Restructured Credit Agreement”), by means of which and subject to the terms and conditions provided therein, the parties thereto, among other things, agreed the terms and conditions of the restructure of certain debts owed by the Company to the A Lenders on such date. A copy of the Restructured Credit Agreement is attached hereto as Exhibit “A”;

          (ii) In order to additionally document the repayment of the debts owed by the Company under the Restructured Credit Agreement to each one of the A Lenders, the Company has made and delivered a promissory note in favor of each A Lender in the principal amount of such owed debt to such A Lender (hereinafter the promissory notes delivered to the A Lenders shall be designated, collectively, as the “A Notes”). Copies of the A Notes are attached hereto as Exhibit “      ”.

          (B) In respect of Tranche B, pursuant to an Indenture dated as of [                                      ], 2005 (the “B Indenture”), the Company issued certain Series B Step Up Rate Senior Guaranteed Notes due 2012 (the “B Notes”) in an aggregate principal amount of US$[                                      ], in favor of creditors

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therein described as “B Noteholders” (the “B Noteholders”) with the participation of the Trustee. Copy of the B Indenture is attached hereto as Exhibit “      ”.

          (C) On [                                      ], 2005, and in respect with the Tranche A and the Tranche B, the Company, the Guarantors, the Administrative Agent, the A Lenders, the Trustee, the Collateral Agent and certain others entered into a common agreement (the “Common Agreement”), by means of which it is provided, among other things, certain additional terms and conditions for the Tranche A restructure and the Tranche B restructure. Copy of the Common Agreement is attached hereto as Exhibit “D”;

     (c) In order to induce the A Lenders and the B Noteholders to execute the Restructuring Documents (as such term is defined in the Common Agreement), and considering that the Mortgage Guarantors are part of the same group of companies, and the execution of the Restructuring Documents benefits such group of companies, the Mortgage Guarantors agree to grant herein a mortgage over their assets which are referred to in Clause First hereof to the A Lenders and the Trustee for the benefit of the B Noteholders and their successors and/or assignees to secure the prompt and complete payment when due (whether by stated maturity, redemption, acceleration or otherwise) of all amounts, including principal of, interest on, fees related to, and additional amounts, if any, on (i) all of the payment obligations of the Company, the Guarantors under the Restructured Credit Agreement, the B Indenture and the Common Agreement, and under any other document related thereto and the performance of the obligations of the Company, the Guarantors under such agreements; (ii) the A Notes and the B Notes; and (iii) payment of all commissions, costs, and expenses paid or incurred by the Collateral Agent as a result of its performance under this Agreement or as a result of the exercise of any of its rights hereunder, as well as, as security for the performance of the Company’s obligations under this deed (all of the foregoing obligations, collectively, the “Secured Obligations”).

     Hereinafter the A Lenders and the Trustee for the benefit of the B Noteholders, and their successors and/or

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assignees, shall be referred to, collectively, as the “Mortgage Creditors”.

     (d) Recognize the personality of the Collateral Agent and its legitimacy and faculties to execute the deed hereof and to exercise the rights and remedies derived hereof on behalf of the Mortgage Creditors.

     Now, therefore, each Mortgage Guarantors agrees as follows:

C L A U S E S

     FIRST.- (A) The Company hereby grants a first priority right mortgage over the Company Durango Industrial Facility, which is described in Preliminary Statement I hereof, description that is deemed to be fully reproduced herein ad verbatim, in order to secure for the benefit of the Mortgage Creditors, the exact payment when due (whether by stated maturity, redemption, acceleration or otherwise), of all amounts, including principal of, interest on, fees related to, Additional Amounts (as such term is defined in the Common Agreement), and additional amounts, if any, on and the performance of the Secured Obligations.

     (B) COPASA hereby grants a first priority right mortgage over the Tuxpan COPASA Assets, the Guzmán COPASA Industrial Equipment, the Guzmán COPASA Industrial Plant and the COPASA Real-Estates, which are described in Preliminary Statement II hereof, description that is deemed to be fully reproduced herein ad verbatim, in order to secure, for the benefit of the Mortgage Creditors, the exact payment when due (whether by stated maturity, redemption, acceleration or otherwise), of all amounts, including principal of, interest on, fees related to, Additional Amounts (as such term is defined in the Common Agreement), and additional amounts, if any, on and the performance of the Secured Obligations.

     (C) TITAN hereby grants a first priority right mortgage over the TITAN Assets, the TITAN Real-Estates and the Monterrey TITAN Industrial Plant, which are described in Preliminary Statement III hereof, description that is deemed to be fully reproduced herein ad verbatim, in order to

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secure, for the benefit of the Mortgage Creditors, the exact payment when due (whether by stated maturity, redemption, acceleration or otherwise), of all amounts, including principal of, interest on, fees related to, Additional Amounts (as such term is defined in the Common Agreement), and additional amounts, if any, on and the performance of the Secured Obligations.

     (D) EYEMEX hereby grants a first priority right mortgage over the EYEMEX Assets and the EYEMEX Real-Estates, which are described in Preliminary Statement IV hereof, description that is deemed to be fully reproduced herein ad verbatim, in order to secure, for the benefit of the Mortgage Creditors, the exact payment when due (whether by stated maturity, redemption, acceleration or otherwise), of all amounts, including principal of, interest on, fees related to, Additional Amounts (as such term is defined in the Common Agreement), and additional amounts, if any, on and the performance of the Secured Obligations.

     (E) PIMSA hereby grants a first priority right mortgage over the Durango PIMSA Assets, the Durango PIMSA Real-Estates and the Durango PIMSA V Real-Estate, which are described in Preliminary Statement V hereof, description that is deemed to be fully reproduced herein ad verbatim, in order to secure, for the benefit of the Mortgage Creditors, the exact payment when due (whether by stated maturity, redemption, acceleration or otherwise), of all amounts, including principal of, interest on, fees related to, Additional Amounts (as such term is defined in the Common Agreement), and additional amounts, if any, on and the performance of the Secured Obligations.

     (F) CENTAURO hereby grants a first priority right mortgage over the Durango CENTAURO Real-Estate, the Monterrey CENTAURO Industrial Equipment and the Montemorelos CENTAURO Assets, which are described in Preliminary Statement VI hereof, description that is deemed to be fully reproduced herein ad verbatim, in order to secure, for the benefit of the Mortgage Creditors, the exact payment when due (whether by stated maturity, redemption, acceleration or otherwise), of all amounts, including principal of, interest on, fees related to, Additional Amounts (as such term is defined in

30

the Common Agreement), and additional amounts, if any, on and the performance of the Secured Obligations.

     (G) ACD hereby grants a first priority right mortgage over the Morelos ACD Real-Estate, which is described in Preliminary Statement VII hereof, description that is deemed to be fully reproduced herein ad verbatim, in order to secure, for the benefit of the Mortgage Creditors, the exact payment when due (whether by stated maturity, redemption, acceleration or otherwise), of all amounts, including principal of, interest on, fees related to, Additional Amounts (as such term is defined in the Common Agreement), and additional amounts, if any, on and the performance of the Secured Obligations.

     Hereinafter, the mortgage granted by each Mortgage Guarantor in terms of this Clause First of this deed, shall be referred to as the “Mortgage”, and the assets integrating the Company Durango Building, the Tuxpan COPASA Assets, the TITAN Assets, the EYEMEX Assets, the Durango PIMSA Assets and the Montemorelos CENTAURO Assets, the COPASA Real-Estates, the TITAN Real-Estates, the EYEMEX Real-Estates, the Durango PIMSA Real-Estates, the Durango PIMSA V Real-Estate, the Guzman COPASA Industrial Equipment, the Monterrey CENTAURO Industrial Equipment, the Guzman COPASA Industrial Plant and the Monterrey TITAN Industrial Plant, shall be jointly referred to as the “Mortgaged Assets”.

     The Mortgage is granted in terms of [INSERT REFERENCE TO THE CORRESPONDING SECTION OF EACH OF THE CIVIL CODES OF THE STATES ON WHICH THE MORTGAGE ASSETS ARE LOCATED], and pursuant to article 298 of the Law Governing Negotiable Instruments and Credit Transactions.

     The Mortgage includes expressly (i) the natural accessions to the Mortgaged Assets; (ii) the improvements made by the Mortgage Guarantors over the Mortgaged Assets; (iii) the movable assets permanently placed to the Mortgaged Assets and which may not be removed without detriment thereof; and (iv) the new buildings that the Mortgage Guarantor may build over any of the Mortgaged Assets in the future or new floors constructed over those already existing. The Mortgage also includes the industrial proceeds from the Mortgaged Assets, provided, however, that such proceeds

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have been produced before a creditor requires payment of its credit; the rents due and not satisfied at the time when compliance of the Secured Obligations is required, and everything that may correspond by law or fact to the Mortgaged Assets under the provisions of articles [INSERT ARTICLES OF THE CIVIL CODES OF THE STATES ON WHICH THE MORTGAGES ASSETS ARE LOCATED].

     Furthermore, and pursuant to articles [INSERT ARTICLES OF THE CIVIL CODES OF THE STATES ON WHICH THE MORTGAGES ASSETS ARE LOCATED], the Mortgage granted over the Tuxpan COPASA Assets, the Nuevo Leon TITAN Assets, the Chihuahua TITAN Assets, the Nuevo Leon TITAN VI Assets, the Tlalnepantla TITAN Assets, the Jalisco TITAN Assets, the Tlaquepaque TITAN Assets, the Jalisco EYEMEX Assets, the Apasco EYEMEX Assets and the Durango PIMSA Assets, as well as the Guzman EYEMEX Real-Estate and the Guzman COPASA Industrial Plant, and on the Monterrey TITAN Real-Estate and de Monterrey TITAN Industrial Plant also include movable assets permanently placed and destined to the service of the industry operated by COPASA at the Tuxpan COPASA Assets and in the Guzman COPASA Industrial Plant operated by TITAN at the Chihuahua TITAN Assets, the Nuevo Leon TITAN Assets, The Nuevo Leon TITAN VI Assets, in the Tlalnepantla TITAN Assets, in the Jalisco TITAN Assets, in the Tlaquepaque TITAN Assets, operated by EYEMEX at the Jalisco EYEMEX Assets, in the Apasco EYEMEX Assets, operated by PIMSA at the Durango PIMSA Assets, and that CENTAURO operates in the Montemorelos CENTAURO Assets and in the Monterrey TITAN Industrial Plant and which are integrated by the Tuxpan COPASA Industrial Equipment, the Guzman COPASA Industrial Equipment, the Chihuahua TITAN Industrial Equipment, , the Nuevo Leon TITAN Industrial Equipment, the Nuevo Leon TITAN VI Industrial Equipment, the Tlalnepantla TITAN Industrial Equipment, the Jalisco TITAN Industrial Equipment, the Tlaquepaque TITAN Industrial Equipment, the Jalisco EYEMEX Industrial Equipment, the Apasco EYEMEX Industrial Equipment, the Durango PIMSA Industrial Equipment, the Montemorelos CENTAURO Industrial Equipment and the Monterrey CENTAURO Industrial Equipment, which are described in the documents identified under letters “[  ]”, “[  ]”, “[  ]”, “[  ]”, “[                   ]”, “[  ]”, “[  ]”, “[  ]”, “[  ]”, “[  ]” and “[  ]” attached hereto and referred to in the Preliminary Statements I, II, III, IV, V and VI hereof.

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     SECOND.- The Mortgage hereby granted pursuant to Clause First above, is granted in favor of the Mortgage Creditors, and benefits each of the Mortgage Creditors in accordance with the percentage that corresponds to each of them in the Secured Obligations hereunder and due to each of such Mortgage Creditors under the Restructured Credit Agreement and the B Indenture, as the case may be.

     The Mortgage is created in guaranty of all the Secured Obligations, shall be indivisible and in full force and effect with respect to all and each one of the Mortgaged Assets until all Secured Obligations are indefeasibly paid in full, therefore each of the Mortgage Guarantors hereby expressly waives the provisions of articles [INSERT ARTICLES OF THE CIVIL CODES OF THE STATES ON WHICH THE MORTGAGES ASSETS ARE LOCATED].

     THIRD.- It is expressly agreed hereby that within the Secured Obligations by the Mortgage, as provided by Clause First hereof, interest whether ordinary or overdue, accrued under the Restructure Credit Agreement and the B Indenture, shall be included, even those in excess of a 3 year term, which agreement shall be specially recorded with the relevant Public Registry of Property and Commerce.

     It is expressly agreed hereby that the Mortgage shall remain in full force and effect over all Mortgaged Assets as set forth herein, up to the date on which all of the Secured Obligations, as provided in Clause First hereof, are indefeasibly paid in full.

     Notwithstanding the foregoing, the Mortgage Guarantors may sell, convey or otherwise transfer any of the Mortgaged Assets and such Mortgage Assets shall be released from the Mortgage, if and only if:

     (a) such sale, conveyance or transfer is made as permitted under Sections 5.05 of the Common Agreement; and

     (b) the proceeds of such sale, conveyance or transfer are applied in accordance with Sections 7.03 and 7.05 of the Common Agreement.

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     If the circumstances referred to in paragraphs (a) and (b) above have been met to the satisfaction of the Mortgage Creditors, then, the Mortgaged Assets to be sold will be released from the Mortgage created hereunder. Each Mortgage Creditor shall grant to the Collateral Agent all powers of attorney necessary for the Collateral Agent to execute and deliver in the name and on behalf of the Mortgage Creditors, all documents necessary to evidence the release referred hereinabove.

     FOURTH.- The Mortgage Guarantors agree before the Mortgage Creditors to contract with an insurance company, insurance policies covering all of assets hereby mortgaged, in what they may be insured according to proper administrative procedures, and to maintain such insurance policies in force during the time the Secured Obligations remain outstanding, up to amounts and covering the risks that companies with similar business purpose usually have and that are owners of similar assets to those assets herein mortgaged and in the same general areas where the Mortgage Guarantors operate, and in all events as may be required by the Mortgage Creditors.

     It shall be expressly provided in the relevant insurance policies that (i) the Mortgage Creditors are preferred and irrevocable beneficiaries for payment of the relevant indemnifications, in the proportion corresponding to them in the Secured Obligations, to which each Mortgage Creditor is a beneficiary herein, represented herein by the Collateral Agent; and (ii) that the insured assets are mortgaged in favor of the Mortgage Creditors, for all legal purposes of articles 109 and 110 of the Law Governing Insurance Contracts.

     Likewise, the relevant insurance policies referred herein shall include provisions, inter alia, to the effect that: (a) no substantial modification or cancellation of any of them shall have effect against the Mortgage Creditors unless 30 days have passed from the date on which the Mortgage Creditors were notified of the relevant modification or cancellation; (b) there shall not be any claim against the Mortgage Creditors due to the default in payment of any premium, fees, payments or advances; (c) the insurance agent to such insurance policies shall notify the

34

Mortgage Creditors of any claim made under such policies; and (d) no act or omission of any person, other than those of the Mortgage Creditors necessary to recover the relevant indemnifications, shall affect their recovery rights for such loss or damage.

     The Mortgage Guarantors agree to deliver to the Collateral Agent the insurance policies above mentioned on the date hereof, which shall include the provisions referred to in paragraphs second and third above.

     In the event that the Mortgage Guarantors do not obtain, maintain or renew any of the insurance policies referred herein, the Mortgage Creditors shall be entitled to (but shall not be obliged to) execute and renew such policies and to claim back from the relevant Mortgage Guarantor the amount of the premium payments made and the expenses, plus interest at [                                      ], from the date on which such payment was made by the Mortgage Creditors, until the date of reimbursement in full of such amounts, provided, however, that such amounts shall also be secured by the Mortgage.

     FIFTH.- Each Mortgage Guarantor shall be exclusively responsible for making or conducting any action or payment needed to obtain, defer and/or renew the licenses, permits and/or authorizations that are required from any authority in order to operate, possess or use the Mortgaged Assets pursuant to the Mortgage, as well as for the payment of any tax or contribution that may affect any of such assets, which shall be timely made or conducted.

     If the Mortgage Creditors make any payment on behalf of the Mortgage Guarantors in connection with any of the above mentioned concepts, the Mortgage Creditors shall be entitled to claim back from the relevant Mortgage Guarantor the amount of such payments, plus interest at [                                      ], from the date on which such payment was made by the Mortgage Creditors. Interests shall be computed from the date on which the Mortgage Creditors made the relevant payment until the reimbursement date of such amounts in full, provided, however, that such amounts shall also be secured by the Mortgage.

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     SIXTH.- The Mortgage Guarantors will maintain the Mortgaged Assets hereby mortgaged by them in reasonable proper operating condition and appearance, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Mortgaged Assets to be misused, abused or wasted or to deteriorate. Notwithstanding the foregoing, the Mortgage Guarantors will not make any structural alteration to the Mortgaged Assets or any material alteration thereto which impairs the value thereof.

     SEVENTH.- Each Mortgage Guarantor hereby agrees to comply with all environmental laws and regulations applicable to the Mortgaged Assets, except when the failure to comply therewith could not reasonable be expected to have a Material Adverse Effect (as such term is defined in the Common Agreement).

     EIGHTH.- Each Mortgage Guarantor hereby agrees that the Mortgage Creditors through the Collateral Agent shall be entitled to exercise their rights hereunder in any of the following events: (i) if the Company and/or the Guarantors do not pay when due (whether stated maturity, mandatory prepayment, redemption or as a result of the acceleration of any of the Secured Obligations hereby) any of the amounts secured by the Mortgage owed by the Company and/or the Guarantors to the Mortgage Creditors under the Restructure Credit Agreement and/or the B Indenture, as the case may be; or (ii) if any of the events considered as “Event of Default” in the Restructured Credit Agreement or the B Indenture shall occur, which shall be deemed as reproduced ad verbatim herein for all relevant legal effects; or (iii) if any of the representations and warranties of the Mortgage Guarantors contained herein results to be false or incorrect when made; or (iv) if any Mortgage Guarantor fails to comply with any of its obligations hereunder; or (v) so long as any amount due to the Mortgage Creditors remains outstanding pursuant to the provisions of the Restructured Credit Agreement and the B Indenture, if any Mortgage Guarantor transfers, under any title, the Mortgaged Assets or any of the assets included in the Mortgaged Assets hereby, except as provided for in Clause Third hereof.

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     NINTH.- In the event that the Collateral Agent prior written instruction in terms of Section 11.02 of the Common Agreement decide to foreclose the Mortgage in terms herein provided, the parties herein agree on the following procedure for purposes of valuation of the Mortgage Assets:

     1.- The Collateral Agent will appoint two investments banks among those listed in Exhibit “[      ]” hereto, who will conduct appraisals in order to determine the reference value of the Mortgage Assets for purposes of this Clause Ninth (the “Appraisal Value”). If the results of such two (2) appraisals do not differ in more than ten percent (10%), the Appraisal Value will be the arithmetic average of such results. If the difference between such results is more than ten percent (10%), the Collateral Agent will appoint a third advisor or investment bank among those listed in such Exhibit “[      ]”, who will carry out a new appraisal and the Appraisal Value will be the results of either of the first two appraisals that is closest to the result of the appraisal conducted by the third advisor or investment bank.

     2.- Each Mortgage Guarantor agree to timely produce and deliver to the Collateral Agent such information (legal, financial or otherwise) reasonably requested in writing by the Collateral Agent, which may be necessary or desirable for a potential bidder to make an informed offer; provided that, the Collateral Agent may obtain (but shall no be obligated to) such information from other sources.

     TENTH.- In the event that the Mortgage Creditors through the Collateral Agent exercise their rights and actions hereunder, each Mortgage Guarantor expressly agrees as of the date hereof that:

     (1) Notwithstanding the provisions of Article 1395 of the Commerce Code AND ARTICLES [INSERT ARTICLES OF THE CIVIL PROCEDURES CODES OF THE STATES ON WHICH THE MORTGAGES ASSETS ARE LOCATED], in the event of enforcing the relevant actions by summary commercial or civil proceedings, the plaintiff shall have a first priority right to designate the assets to be attached; and

37

     (2) The plaintiff or its designated depositary may immediately take possession of the assets that may be attached hereunder, without requiring a bond, and each Mortgage Guarantor waives herein its right to act as depositary of such assets.

     In the event a special summary mortgage action is commenced, actual possession of the Mortgaged Assets shall be given to the plaintiff or its designated depositary, if so requested by the plaintiff, in which case each Mortgage Guarantor waives hereby to act as depositary.

     ELEVENTH.- Unless the Mortgage Creditors agree otherwise in writing, in the event of foreclosure of the Mortgaged Assets hereby, the proceeds therefrom shall be applied to the payment of the Secured Obligations as following:

     (a) First, to the Collateral Agent to pay all amounts due to it hereunder and under the Common Agreement, including payment of all fees and other compensation, all expenses and liabilities incurred, all advances made by it, and all costs of preserving or protecting the Mortgage and of collection, including reasonable reserves to cover anticipated future costs of such nature;

     (b) Second, in its case, to the payment of any applicable tax prior consultation with the Administrative Agent and the Trustee; and

     (c) Once the payments referred to in paragraphs (a) and (b) above are made, in its case, the remaining amounts shall be converted into dollars, lawful currency of the United States of America by the Collateral Agent and shall be transferred to the Collateral Agent in the United States of America to be applied as established in Section 11.09 of the Common Agreement.

     TWELFTH.- The Mortgage Guarantors shall pay, at their own cost and expense, all taxes, duties, expenses and fees caused by the foreclosure of this deed (including, without limiting, the expenses and fees of the legal counsel to the Mortgage Creditors and the Notary Public before whom this

38

deed is granted), and by its recording with the relevant Public Registry of Property and Commerce.

     If the Mortgage Creditors make any payment for the concepts mentioned hereinabove, the Mortgage Creditors shall be entitled to claim back from the Mortgage Guarantors the amount of such payments, plus interest at [                                      ], from the date of such payment and until the date on which it has been fully reimbursed to the Mortgage Creditors, which payment shall be secured by the Mortgage.

     THIRTEENTH.- All notices and communications provided for hereunder shall be in writing in the English language (or accompanied by a certified English translation thereof) and shall be delivered or sent to each party at its address or telefax number set forth in Clause Seventeenth hereof, or at such other address or telefax number as shall be designated by such party in written notice given to the other party hereto. All such notices and communications shall be effective, if delivered at the address of the recipient, on the date following the date of its delivery, and if sent be telefax, when the relevant receiving party shall issue an acknowledgement of receipt thereof by telefax or otherwise in writing.

     FOURTEENTH.- Each Mortgage Guarantor hereby undertakes to, so long as any of the Secured Obligations hereunder remains unpaid or unperformed (i) execute, perform and undertake all acts, actions, filings and or requirements that may be necessary or that may be requested by the Collateral Agent in order to protect and maintain the continuing validity and enforceability of this Mortgage, and of the rights and remedies of the Mortgage Creditors hereunder, and to assume and incur all reasonable costs and expenses and notary and recording fees required for such purposes; (ii) promptly furnish the Collateral Agent with any information or writings which the Collateral Agent may reasonably request concerning the Mortgage, which is not protected by confidentiality provisions; (iii) allow with a previous written notice the Collateral Agent to inspect all records of the Mortgage Guarantors relating to the Mortgaged Assets, and to make and take away copies of such records during normal business hours; and (iv) promptly notify the Collateral Agent of any change related to any representation

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made by such Mortgage Guarantor in this instrument or in any other writing executed or furnished by such Mortgage Guarantor to the Collateral Agent in connection with the Mortgaged Assets, which change may result in a Material Adverse Effect (as such term is defined in the Common Agreement).

     FIFTEENTH.- Each Mortgage Guarantor agrees to indemnify and to hold the Collateral Agent, its affiliates and its respective board members, officers, employees, delegate trustees and representatives, harmless from and against any loss, claim, demand or expense (including attorney’s fees), that may arise by reason, or in any matter related to the Mortgage created hereby, or by reason of the failure of any Mortgage Guarantor to comply with any state or federal statute, rule, regulation, order or decree, including expenses incurred in satisfying any applicable laws.

     SIXTEENTH.- The Collateral Agent may only requested the foreclosure of the Mortgage created hereunder, if instructed to do so in accordance with Section 11.02 of the Common Agreement.

     SEVENTEENTH. — Each Mortgage Guarantor designates as its address to receive any notification in connection with this deed, the following:

Torre Corporativa
Potasio 150
Cd. Industrial
34208; Durango, Dgo.

Attention:	Mayela Rincón de Velasco y/o Miguel Antonio Rincón B.
Fax:	+52 (618) 8140048
52 (618) 8141275

     EIGHTEENTH.- The first testimony of this deed shall be promptly delivered to the Collateral Agent for the benefit of the Mortgage Creditors, upon registration with the Public Registry of Property and Commerce where the Mortgaged Assets are located.

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     Without detriment to the provisions set forth in second paragraph of Clause Second hereof, the Mortgage Guarantors hereby agree that, only and exclusively for purposes of the recording of the Mortgage with the Public Registry of Property where the Mortgaged Assets are located, pursuant to this Instrument, each of the real-estate integrating such Mortgaged Assets has the value assigned thereto and listed in the document attached hereto under letter “[             ]”.

     NINETEENTH.- For the interpretation and compliance of this deed, each Mortgage Guarantor and the Collateral Agent submits to the jurisdiction of the competent courts of México City, Federal District, waiving expressly any other jurisdiction it may have by reason of its present or future domicile or otherwise.

CAPACITY

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EXHIBIT G
to Common Agreement
CONVENIO COPY

UNOFFICIAL ENGLISH TRANSLATION

FORM OF INTERCOMPANY NOTE PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated    , among Administración Corporativa de Durango, S.A. de C.V. (“ACD”), Envases y Empaques de México, S.A. de C.V. (“EYEMEX”) , Industrias Centauro, S.A. de C.V. (“Centauro”), Compañía Papelera de Atenquique, S.A. de C.V. (“Copasa”), Ponderosa Industrial de México, S.A. de C.V. (“Pimsa”), Empaques de Cartón Titán, S.A. de C.V. (“Titan”) y Cartonpack, S.A. de C.V. (“Cartonpack”) (collectively, the “Pledgors” and each, individually, a “Pledgor”), each represented by their representative, Mr.    , (the “Representative”) in favor of the holders of the A Notes and the Trustee for the benefit of the holders of the B Notes as such term is defined in this Agreement (the “Creditors”) and Deutsche Bank México, S.A. Institución de Banca Múltiple División Fiduciaria the (“Collateral Agent”) as Collateral Agent for the benefit of the Pledgees;

REPRESENTATIONS

I.	ACD through the Representative declares that:

(a)	it is a sociedad anónima de capital variable, organized and existing under the laws of the United Mexican States;

(b)	it is able to enter into this Agreement and to comply with all of its obligations pertaining to the same;

(c)	it has taken all necessary actions (corporate or of any other nature) to authorize the signature of this Agreement and the operations contemplated herein;

(d)	the Representative is empowered with all necessary rights to execute this Agreement in representation of ACD and to obligate ACD under such terms; such rights have not been revoked or modified in any way;

(e)	the signing of this Agreement and the performance of the obligations of ACD set forth herein, do not constitute, nor shall they result in breach of any law, regulation, decree, order, or any other legal provisions issued by any authority, which is binding on ACD;

(f)	the signing of this Agreement and the performance of the obligations of ACD set forth herein, shall not constitute or result in breach of any agreement, contract, instrument or any other contractual obligation of any nature, to which ACD is a party; and

(g)	is the sole owner of the accounts receivable set forth in detail on Exhibit A hereto (the “ACD Accounts”), in which it is granting a security interest pursuant to this Agreement, and that said assets are free and clear of any encumbrance (by operation of law or otherwise) or a limitation of disposition, or claims due to taxes or any other contribution. The ACD Accounts are documented on promissory notes which are described in Exhibit A hereto and

1

CONVENIO COPY

UNOFFICIAL ENGLISH TRANSLATION

are delivered to the Collateral Agent duly endorsed in guaranty in favor of the Pledgees;

II.	EYEMEX through the Representative declares that:

(a)	it is a sociedad anónima de capital variable, organized and existing under laws of the United Mexican States;

(b)	it is able to enter into this Agreement and to comply with all of its obligations pertaining to the same;

(c)	it has taken all necessary actions (corporate or of any other nature) to authorize the signature of this Agreement and the operations contemplated herein;

(d)	the Representative is empowered with all necessary rights to execute this Agreement in representation of EYEMEX and to obligate EYEMEX under such terms; such rights have not been revoked or modified in any way;

(e)	the signing of this Agreement and the performance of the obligations of EYEMEX set forth herein, do not constitute, nor shall they result in breach of any law, regulation, decree, order, or any other legal provisions issued by any authority, which is binding on EYEMEX;

(f)	the signing of this Agreement and the performance of the obligations of EYEMEX set forth herein, shall not constitute or result in breach of any agreement, contract, instrument or any other contractual obligation of any nature, to which EYEMEX is a party; and

(g)	is the sole owner of the accounts receivable set forth in detail on Exhibit B hereto (the “EYEMEX Accounts”), in which it is granting a security interest pursuant to this Agreement, and that said assets are free and clear of any encumbrance (by operation of law or otherwise) or a limitation of disposition, or claims due to taxes or any other contribution. The EYEMEX Accounts are documented on promissory notes, which are described in Exhibit B hereto and are delivered to the Collateral Agent duly endorsed in guaranty in favor of the Pledgees;

III.	Centauro through the Representative declares that:

(a)	it is a sociedad anónima de capital variable, organized and existing under the laws of the United Mexican States;

(b)	it is able to enter into this Agreement and to comply with all of its obligations pertaining to the same;

(c)	it has taken all necessary actions (corporate or of any other nature) to authorize the signature of this Agreement and the operations contemplated herein;

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(d)	the Representative is empowered with all necessary rights to execute this Agreement in representation of Centauro and to obligate Centauro under such terms; such rights have not been revoked or modified in any way;

(e)	the signing of this Agreement and the performance of the obligations of Centauro set forth herein, do not constitute, nor shall they result in breach of any law, regulation, decree, order, or any other legal provisions issued by any authority, which is binding on Centauro;

(f)	the signing of this Agreement and the performance of the obligations of Centauro set forth herein, shall not constitute or result in breach of any agreement, contract, instrument or any other contractual obligation of any nature, to which Centauro is a party; and

(g)	is the sole owner of the accounts receivable set forth in detail on Exhibit C hereto (the “Centauro Accounts”), in which it is granting a security interest pursuant to this Agreement, and that said assets are free and clear of any encumbrance (by operation of law or otherwise) or a limitation of disposition, or claims due to taxes or any other contribution. The Centauro Accounts are documented on promissory notes, which are described in Exhibit C hereto and are delivered to the Collateral Agent duly endorsed in guaranty in favor of the Pledgees;

IV.	Copasa through the Representative declares that:

(a)	it is a sociedad anónima de capital variable, organized and existing under the Laws of the United Mexican States;

(b)	it is able to enter into this Agreement and to comply with all its obligations pertaining to the same;

(c)	it has taken all necessary actions (corporate or of any other nature) to authorize the signature of this Agreement and the operations contemplated herein;

(d)	the Representative is empowered with all necessary rights to execute this Agreement in representation of Copasa and to obligate Copasa under such terms; such rights have not been revoked or modified in any way;

(e)	the signing of this Agreement and the performance of the obligations of Copasa set forth herein, do not constitute, nor shall they result in breach of any law, regulation, decree, order, or any other legal provisions issued by any authority, which is binding on Copasa;

(f)	the signing of this Agreement and the performance of the obligations of Copasa set forth herein, shall not constitute or result in breach of any agreement, contract, instrument or any other contractual obligation of any nature, to which Copasa is a party; and

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(g)	is the sole owner of the accounts receivable set forth in Exhibit D hereto (the “Copasa Accounts”), in which it is granting a Security Interest pursuant to this Agreement, and that said assets are free and clear of any encumbrance (by operation of law or otherwise) or a limitation of disposition, or claims due to taxes or any other contribution. The Copasa Accounts are documented on promissory notes, which are described in Exhibit D hereto and are delivered to the Collateral Agent duly endorsed in guaranty in favor of the Pledgees;

V.	Pimsa, through the Representative declares that:

(a)	it is a sociedad anónima de capital variable, organized and existing under the laws of the United Mexican States;

(b)	it is able to enter into this Agreement and to comply with all its obligations pertaining to the same;

(c)	it has taken all necessary actions (corporate or of any other nature) to authorize the signature of this Agreement and the operations contemplated herein;

(d)	the Representative is empowered with all necessary rights to execute this Agreement in representation of Pimsa and to obligate Pimsa under such terms; such rights have not been revoked or modified in any way;

(e)	the signing of this Agreement and the performance of the obligations of Pimsa set forth herein, do not constitute, nor shall they result in breach of any law, regulation, decree, order, or any other legal provisions issued by any authority, which is binding on Pimsa;

(f)	the signing of this Agreement and the performance of the obligations of Pimsa set forth herein, shall not constitute or result in breach of any agreement, contract, instrument or any other contractual obligation of any nature, to which Pimsa is a party; and

(g)	is the sole owner of the accounts receivable set forth in detail Exhibit E hereto (the “Pimsa Accounts”) in which it is granting a Security Interest pursuant to this Agreement, and that said assets are free and clear of any encumbrance (by operation of law or otherwise) or a limitation of disposition, or claims due to taxes or any other contribution. The Pimsa Accounts are documented on Promissory Notes, which are described in Exhibit E hereto and are delivered to the Collateral Agent duly endorsed in guaranty in favor of the Pledgees;

VI.	Titan, through the Representative declares that:

(a)	it is a sociedad anónima de capital variable, organized and existing under the laws of the United Mexican States;

(b)	it is able to enter into this Agreement and to comply with all its obligations pertaining to the same;

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(c)	it has taken all necessary actions (corporate or of any other nature) to authorize the signature of this Agreement and the operations contemplated herein;

(d)	the Representative is empowered with all necessary rights to execute this Agreement in representation of Titan and to obligate Titan under such terms; such rights have not been revoked or modified in any way;

(e)	the signing of this Agreement and the performance of the obligations of Titan set forth herein, do not constitute, nor shall they result in breach of any law, regulation, decree, order, or any other legal provisions issued by any authority, which is binding on Titan;

(f)	the signing of this Agreement and the performance of the obligations of Titan set forth herein, shall not constitute or result in breach of any agreement, contract, instrument or any other contractual obligation of any nature, to which Titan is a party; and

(g)	is the sole owner of the accounts receivable set forth in detail in Exhibit F hereto (“Titan Accounts”) in which it is granting Security Interest pursuant to this Agreement, and that said assets are free and clear of any encumbrance (by operation of law or otherwise) or a limitation of disposition, or claims due to taxes or any other contribution. The Titan Accounts are documented on promissory notes, which are described in Exhibit F hereto and are delivered to the Collateral Agent duly endorsed in guaranty in favor of the Pledgees;

VII.	Cartonpack, through the Representative declares that:

(a)	it is a sociedad anónima de capital variable organized and existing under the laws of the United Mexican States;

(b)	it is able to enter into this Agreement and to comply with all its obligations pertaining to the same;

(c)	it has taken all necessary actions (corporate or of any other nature) to authorize the signature of this Agreement and the operations contemplated herein;

(d)	the Representative is empowered with all necessary rights to execute this Agreement in representation of Cartonpack and to obligate Cartonpack under such terms; such rights have not been revoked or modified in any way;

(e)	the signing of this Agreement and the performance of the obligations of Cartonpack set forth herein, do not constitute, nor shall they result in breach of any law, regulation, decree, order, or any other legal provisions issued by any authority, which is binding on Cartonpack;

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(f)	the signing of this Agreement and the performance of the obligations of Cartonpack set forth herein, shall not constitute or result in breach of any agreement, contract, instrument or any other contractual obligation of any nature, to which Cartonpack is a party; and

(g)	is the sole owner of the accounts receivable set forth in detail in Exhibit G hereto (the “Cartonpak Accounts”) in which it is granting a Security Interest pursuant to this Agreement, and that said assets are free and clear of any encumbrance (by operation of law or otherwise) or a limitation of disposition, or claims due to taxes or any other contribution. The Cartonpack Accounts are documented on Promissory Notes, which are described in Exhibit G hereto and are delivered to the Collateral Agent duly endorsed in guaranty in favor of the Pledgees;

VIII.	The Pledgors jointly declare that:

(a)	on [ ]the First District Court in the State of Durango approved a Concurso Agreement (Convenio Concursal) pursuant to which (i) the debt by Corporación Durango, S.A. de C.V. (the “Company”) were restructured; (ii) the debt owed to recognized unsecured creditors was divided into 3 tranches, an A tranche (the “A Tranche”), a B tranche (the “B Tranche”) and a C tranche denominated “C Promissory Notes”); (iii) the Concurso Mercantil No. 3/2004 proceeding filed by the Company was terminated; and (iv) the terms and conditions by which, in its case, the debt denominated in the Concurso Agreement as “Tranche D” should be paid were agreed. A copy of the Concurso Agreement is attached hereto as Exhibit H;

(b)	pursuant to the provisions of the Concurso Agreement, the following agreements were entered with respect to Tranche A and Tranche B;.

(A) (i) On [ ], 2004, and with respect to the Tranche A, the Company as borrower, the companies therein referred to as Initial Guarantors (the “ Initial Guarantors”), the companies therein referred to as Additional Guarantors (the “Additional Guarantors” and together with the Initial Guarantors the “Guarantors”), the creditors of the Company therein described as Tranche A Holders (the “Tranche A Holders”) and the Bank of New York as Administrative Agent (the “Administrative Agent”) for the A Creditors entered into a restructured credit agreement (the “ Restructured Credit Agreement”) pursunat to which, and subject to the terms and conditions therein provided, the parties thereto, among other things, agreed to restructure the terms and conditions of those certain debt the Comapny has with the A Creditors on such date. A copy of the Restructured Credit Agreement is attached hereto as Exhibit “I”.

(ii) For purposes of additionally documenting the payment of the Company’s debt under the Restructured Credit Agreement to each of the A Creditors, the Company has executed and delivered promissory notes to each of the A Creditors for a principal amount equal to the debt that the Company owed to

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such A Creditor (hereinafter the promissory notes delivered to A Creditors shall be referred to as the “A Notes”). A copy of the A Notes is attached herewith as Exhibit “J”

(B) With respect to Tranche B, pursuant to certain Indenture dated [ ], 2004 (the “B Indenture”), the Company issued certain Series B Step Up Rate Senior Secured Guaranteed Notes due 2012 (the “B Notes”) for an amount equal to [ ] in favor of the creditors therein described as B Holders (the “B Holders”) with the participation of Law Debenture Trust Company of New York as trustee (the “Trustee”). A copy of the B Indenture is attached hereto as Exhibit “K”.

(C) On [ ], 2004 and with respect to Tranche A and Tranche B, the Company, the Guarantors, the Administrative Agent, the Trustee, the Collateral Agent and Deutsche Bank Trust Company Americas as Guarantor Paying Agent under the Restructured Credit Agreement and the B Indenture entered into a common agreement (the “Common Agreement”) pursuant to which they agreed, among other things, certain additional terms and conditions for the restructure of the A Tranche and the B Tranche. A copy of the Common Agreement is attached hereto as Exhibit “L”.

(c)	each Pledgor has executed and delivered the B Indenture and the Restructured Credit Agreement as a “Guarantor” (obligados solidarios) of the Company’s obligations (the “Obligations”) under the B Notes and the A Notes; and

(d)	pursuant to the Common Agreement, the Collateral Agent has been appointed as Collateral Agent for the benefit of the Pledgees.

(e)	they acknowledge the standing and faculties of the Collateral to sign this Agreement and exercise the rights and remedies derived from the same on behalf of the Pledgees.

IX.	The Collateral Agent, through its representative declares that:

(a)	it is financial institution, duly organized and existing in accordance with the laws of Mexico;

(b)	its representative, Mr. [_______], has been empowered with sufficient rights to obligate the Creditor under the terms and conditions set forth herein, and such rights have not been revoked or modified in any way.

     IN WITNESS WHEREOF, in consideration of the foregoing, and taking into account that granting a security interest under and executing and delivery this Agreement is a condition precedent to the execution and delivery of the Common Agreement, the B Indenture and the A Loan Agreement, the Pledgors hereby agree with the Collateral Agent, for the benefit of the Creditors, as follows:

CLAUSE ONE.- Definitions. The terms as defined herein shall have the following definitions (said definitions shall be equally applicable in singular or plural tenses of the defined terms).

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The rest of the terms used in capital letters and that are not defined in this Agreement shall remain as defined in the Concurso Agreement and the Common Agreement.

“B Indenture” shall have the meaning set forth in Representation VIII(b)(B).

“Pledgees” shall have the meaning set forth in the preamble of this Agreement.

“Administrative Agent” shall have the meaning specified in Representation VIII(b)(A)(i).

” Collateral Agent” shall have the meaning set forth in the preamble of this Agreement.

“Governmental Authority” means the Federal Government of the United Mexican States, any state political subdivision, or of any other nature, any agency exercising executive, judiciary, legislative or regulatory function, any legislative authority, or any judicial authority of the United Mexican States.

“Event of Default” means any of the events described in section 7.1 of the Restructured Credit Agreement and Section 5.01 of the B Indenture.

“Agreement” means this Pledge Agreement and all of its Exhibits, as amended.

“Common Agreement” shall have the meaning set forth in Representation VIII(b)(C).

“Restructured Credit Agreement” shall have the meaning set forth in Representation VIII(b)(A).

“Concurso Agreement” means the agreement entered by the Company with the majority of its creditors on the Concurso Mercantil 3/2004 proceedings filed with the First District Court for the State of Durango.

“Accounts” shall jointly mean the ACD Accounts, the EYEMEX Accounts, the Centauro Accounts, the Copasa Accounts, the Pimsa Accounts, the Titan Accounts, and the Cartonpack Accounts.

“ACD Accounts” shall have the meaning set forth in Representation I (g).

“Cartonpack Accounts” shall have the meaning set forth in Representation VI (g).

“Centauro Accounts” shall mean as defined in Representation III(g).

“Copasa Accounts” shall have the meaning set forth in Representation IV (g).

“Titan Accounts” shall have the meaning set forth in Representation VI (g).

“EYEMEX Accounts” shall have the meaning set forth in Representation II (g).

“Pimsa Accounts” shall have the meaning set forth in Representation V (g).

“Guarantor Paying Agent” has the meaning set forth in the Common Agreement.

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“Pledgor” shall have the meaning set forth in the preamble of this Agreement.

“Trustee” shall have the meaning set forth in the Common Agreement

“Collateral” shall have the meaning set forth set forth in Clause Two of this Agreement.

“Default” means an event that with the passing of time, or the delivery of a notice, or both, result in an Event of Default.

“Secured Obligations” have the meaning set forth in Clause Two, of this Agreement.

“Notes” means the A Notes and the B Notes.

“A Notes” shall have the definition specified in Representation VIII(b)(A).

“B Notes” shall have the definition specified in Representation VIII(b)(B)

CLAUSE TWO. Granting of the Security.

(a) As security for the promptly payment when due (whether at stated maturity, redemption, acceleration, or any other cause) of all amounts, including principal of, interest on fees related to, Additional Amounts (as such term is defined in the Common Agreement) and assitional amounts, if any, on (i) all payment obligations by the Company and the guarantors under the Restructured Credit Agreement, the B Indenture and the Common Agreement and under any other related document and the performance of the Company’s and the Guarantors’ obligations under such documents; (ii) the A Notes and the B Notes; (iii) the payment of all commissions, costs and expenses paid or incurred by the Collateral Agent as a result of its performance under this Agreement, or foreclosure of it on exercising of rights, as well as a security of performance of obligations of the Pledgors under this Agreement (all obligations collectively referred as the “Secured Obligations”), each Pledgor hereby grants to the Pledgees a first priority pledge in accordance with article 334 et. Seq. of the General Law on Titles and Credit Operations (Ley General de Títulos y Operaciones de Crédito) in all of its rights, privileges, and interests in the Accounts (the “Collateral”). The pledge herein granted is constituted and perfected by:

(a)	the endorsement in guaranty of the promissory notes on which the Accounts are documented in favor of the Pledgees and delivered to the Collateral Agent; and

(b)	the notice of pledge made by each Pledgor to the debtor of such Accounts pledged by such Pledgor under this Agreement on the date hereof, in terms substantially similar to the document attached hereto as Exhibit “M”.

CLAUSE THREE.- Affirmative and Negative Covenants.- To the extent that any amount payable which relates to the Secured Obligations should remains unpaid, each of the Pledgor agrees as follows:

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(a) Limitations Regarding the Disposition of the Secured Goods.- No Pledgor may assign, transfer, or by any other means dispose of any portion of the Collateral in any way, or take measures to enter in agreement or agree to initiate said actions.

     Notwithstanding the foregoing, the collection rights derived from the Account Receivables pledged hereunder, may be released from the Guaranty, in the followings events:

(a) In the event that the amounts of the Accounts Receivables are capitalized into the capital stock of the debtor of such Account Receivables, in which case, the Pledgor shall notify to the Collateral Agent its decision to carry out such capitalization with at least five (5) days prior to the date on which the shareholders meeting of such Debtor approving such capitalization will be held, provided that, the Collateral Agent shall deliver to the Pledgor the promissory notes evidencing such Account Receivables on the date of such shareholders meeting, agreeing such Pledgor to deliver to the Collateral Agent copy of such shareholders meeting duly signed by the parties thereto within five (5) days following the date of such shareholders meeting.

(b) In the event that the amounts of the Account Receivables of the Pledgor be compensate against those amounts owed by such Pledgor to the debtor of such Account Receivables, in which case, the Pledgpr shall deliver to the Collateral Agent on the date such compensation takes place, a certification from the financial officer of the Pledgor stating that such compensation was made, in which case, the Collateral Agent shall deliver to the Pledgor the promissory notes evidencing such Account Receivables on the date it receives such certification.

(c) The Collateral Agent is entitled to carry out the releases above mentioned by exercising the powers of attorney granted in its favor by the Pledgees, prior instructions received from the Pledgees.

(b) Additional Actions and Registration.- Each one of the Pledgors is obligated to sign and deliver the necessary documents and instruments, to translate the necessary documents (including the B Indentures and the A Credit Agreement), to formalize before a public notary any of said documents, and to initiate any other action deemed necessary, as ordered by the Collateral Agent, in order to constitute and protect the pledge granted according to the terms set forth in this Agreement, and to permit the Creditors and the Collateral Agent to exercise its rights as determined by the terms set forth herein.

(c) Abstention of Additional Acts.- Each one of the Pledgors hereby agrees, to defend at its expense, the Collateral from and against any action, judicial procedure or any procedure initiated against the Collateral by any third party before any Governmental Authority, tribunal or arbitrator. The Collateral Agent shall have the right (but not the obligation) to defend the Collateral; provided, however that the Pledgors shall jointly reimburse the Collateral Agent for any costs and expenses incurred on said defense, and the corresponding amounts shall form part of the Secured Obligations until paid in full.

(d) Notices.- The Pledgors shall give notice to the Collateral Agent, in complete detail, (i) of any encumbrance or significant claim initiated or made valid against any of the Collateral, (ii) of any significant change in the Collateral, and (iii) any incident that may have a significant

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adverse effect on the total value of the Collateral, or on the pledge constituted according to this Agreement.

(e) Additional Pledge. Each Pledgor must supplement the pledge created hereunder by creating a pledge on all the rights, privileges and interest derived from any account receivable owned by it from the date hereof (the “Additional Rights”) by executing and delivering to the Collateral Agent a pledge supplement letter (a “Pledge Supplement Letter”), in terms substantially equal to the form of Exhibit “N” hereto, together with the delivery to the Collateral Agent of a promissory note documenting the payment obligation derived from such new account receivable duly endorsed in guaranty in favor of the Pledgees, as well as, the notification to be made to the debtor of such account receivable in term substantially equal to the form of Exhibit “O”; provided that, the Additional Pledge shall be created within ten (10) days following the date on which such Pledgor grants the loan from which such account receivable derives and such Additional Rights pledged in terms of a Pledge Supplement Letter shall increase the pledge created under this Agreement to secure the Additional Obligations.

     The Pledgees agree that the maturity date of the promissory notes evidencing the account receivables which collection rights are to be pledged under any Additional Pledge shall be after December 31, 2012.

(f) Deposit. The Collateral Agent hereby accepts to be depositary of the promissory notes evidencing the Accounts Receivables, as well as, with respect to any other promissory note that shall be deliver in terms of any Additional Pledge.

CLAUSE FOUR.- Novation, Modification, Etc.- Neither entering into this Agreement, or granting the pledge contemplated hereunder, constitutes any novation, modification, payment, or payment of the Secured Obligations.

CLAUSE FIVE.- Foreclosure.-

(a) At any time an Event of Default shall have occurred and be continuing and the Collateral Agent has been instructed to act under this Agreement in accordance with Section 11.02 of the Common Agreement, the Collateral Agent shall exercise any actions requested and any other reasonable actions related to such actions for the foreclosure of the pledge created under this Agreement.

(b) The Pledgors agree to be jointly and severally liable to pay the Collateral Agent any and all reasonable and documented costs, including, without limitation, attorneys’ fees derived from the exercise of any of its rights under this Agreement.

(c) Each Pledgor hereby waives any presentment, demand or protest of any kind, in regard to this Agreement or the Collateral;

(d) The proceeds from any sale or other disposition of the Collateral, shall be distributed in accordance with the following order of priority:

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     (1) First, to the Collateral Agent to pay all amounts due to the Collateral Agent hereunder and under the Common Agreement including payment of all fees and other compensation, all expenses and liabilities incurred, all advances made by it, and all costs of preserving or protecting the Collateral and of collection, including reasonable reserves to cover anticipated future costs of such nature;

     (2) Second the Collateral Agent shall convert the amounts received in pesos into US dollars and shall transfer to the Collateral Agent in the United States for its application pursuant to the Common Agreement.

CLAUSE SIX.- Taxes and Expenses.- The Pledgors are jointly and severally liable to pay all taxes, duties, interests, penalties, fines, responsibilities and accessories payable as a result of the pledge that is constituted by this Agreement in favor of the Creditors, or from any sale made by Collateral Agent of the Collateral (including, without limitation, any commission or expense, tax or duty related with the registration of this Agreement before any of the Commercial Registrars), of the preservation or maintenance of the Collateral or the defense of the same, and to indemnify and hold the Creditors and the Collateral Agent harmless in regards to any tax (payable by retention or by any other means), interest, fine, penalty, responsibility or accessory that may be demanded from the Creditors or the Collateral Agent, or payable in regards to the operations described in this Agreement, or by any tax authority. The Pledgors agree that until all and each one of said amounts are reimbursed to the Creditors and the Collateral Agent, said amounts shall form part of the Secured Obligations in accordance to this Agreement, and shall accrue interests at the penalty rate that at such moment is in effect on the Notes until paid in full.

CLAUSE SEVEN.- Requisition, Expropriation, Etc..- In the event that all or a part of the Collateral should be requisitioned, expropriated, taken or rescued, in its entirety or in part, each Pledgor agrees to take all necessary actions to deliver to the Pledgees those payments or proceeds received from said requisition, expropriation, taking or rescue. At the time of receiving any such amounts, the Pledgees shall apply them to the prepayment of the Secured Obligations in accordance with Section [   ] of the Common Agreement.

CLAUSE EIGHT.- Term.-

(a) The security interest established by this Agreement shall remain in force and effect until each and all of the Secured Obligations, and other amounts payable to the Pledgees and the Collateral Agent in accordance with this Agreement, the Restructured Credit Agreement and the B Indenture are paid in full, in each case to the satisfaction of the Collateral Agent and the Pledgees.

(b) The security interest constituted herein shall not be reduced or modified in any way as a result of partial payments, or reductions in the sums of the Secured Obligations.

CLAUSE NINE.- Pursuant to article 338 of the General Law on Titles and Credit Operations (Ley General de Títulos y Operaciones de Crédito) the Pledgors and the Company agree that the Pledgees shall have the right to exercise all rights to the promissory notes, including,

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without limitation, any voting rights of such promissory notes in the case of a concurso mercantil of the debtor under such promissory notes.

CLAUSE TEN.- Representation; Notices.-

(a) In this act, the Pledgors appoint the Company, and the Company hereby accepts its appointment as representative of the Pledgors, with regard to any notice or notification that may require delivery in accordance to the terms of this Agreement, therefore any notice or notification that is delivered to any of the Pledgors shall be valid if delivered to the Company in accordance with the terms and at the domicile indicated in this Clause.

(b) All notices and other communications related with this Agreement shall be made in writing, or by any other form specified in this Agreement, in both English and Spanish, and shall be delivered or sent to the notice addresses set forth herein, or to any other address or number of telecopier periodically designated by the receiving party, or its representatives, by written notification to all other parties. These notices and communications shall be delivered personally, or transmitted by telecopier in the manner previously determined, and shall be valid, if delivered personally, when delivered, or in case of telecopier, whenever the recipient issues a return receipt through telecopy or any other written means.. The parties designate the following notice addresses:

THE COLLATERAL AGENT

THE PLEDGORS

CLAUSE ELEVEN.- Formalization Costs.- The costs and fees derived from the entering of this Agreement and its formalization before a Notary Public, shall be at the sole expense of the Pledgors, and shall equally be secured by this Agreement.

CLAUSE TWELVE.- Amendments to the Agreement.- No modification or waiver to any of the rules of this Agreement, nor the agreement to any action contrary to the rules established herein by any of the Pledgors shall be valid, unless said actions are made in writing and signed by the Collateral Agent and the Pledgors, and therefore, any of these waivers or consents shall be valid only for the specific case applied and for the purpose given.

CLAUSE THIRTEEN.- Assignments.- In the event that the Creditors or any holder of the A Notes or B Notes assigns any or all of its rights in accordance with the terms and conditions of the Common Agreement, the Restructured Credit Agreement and B Indenture, as the case may be, all or a part of the rights corresponding to the holders of the A Notes or B Notes in accordance with this Agreement, as the case may be, shall be consequently assigned to the

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corresponding assignee or successor. The Pledgors may not assign a part or all of their obligations pertaining to this Agreement, unless authorized in writing by the parties referred on Section 14.09 of the Common Agreement.

CLAUSE FOURTEEN.- No Waiver or; Recourses.- The non-action or the untimely exercise by the Pledgees and/or the Collateral Agent of any of the rights in this Agreement shall not be interpreted as a waiver to said rights; the partial exercise or the exercise of a specific right under the terms of this Agreement shall not become void, by any future exercise or by exercising a different right. The recourses provided by this Agreement are accumulative, may be exercised independently or in conjunction with each other, and are not exclusive to any recourse provided by the law, the Restructured Credit Agreement or by the B Indenture.

CLAUSE FIFTEEN.- Applicable Law and Jurisdiction.- This Agreement is governed by, and construed under the applicable laws in Mexico, Federal District. Each of the parties hereby submits, irrevocably, to the jurisdiction of the competent tribunals of Mexico, Federal District, regarding any action or legal procedure pertaining to this Agreement, and hereby waive any other jurisdiction that may correspond them, based on their present or future domiciles.

IN WITNESS WHEREOF, this Agreement is signed by the parties in three versions, on the previously mentioned date.

THE PLEDGORS

Administración Corporativa de Durango, S.A. de C.V.

By:

Name:

Position:

Envases y Empaques de México, S.A. de C.V.

By:

Name:

Position:

Industrias Centauro, S.A. de C.V.

By:

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Name:

Position:

Compañía Papelera de Atenquique, S.A. de C.V.

By:

Name:

Position:

Ponderosa Industrial de México, S.A. de C.V.

By:

Name:

Position:

Empaques de Cartón Titán, S.A. de C.V.

By:

Name:

Position:

Cartonpack, S.A. de C.V.

By:

Name:

Position:

THE COMPANY

Corporación Durango, S.A. de C.V.

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By:

Name:

Position:

THE COLLATERAL AGENT

Deutsche Bank México, S.A. Institución de Banca Múltiple División Fiduciaria.

By:

Name:

Position:

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EXHIBITS TO THE INTERCOMPANY NOTE PLEDGE AGREEMENT

Exhibit A.-	List of Accounts owned by Administración Corporativa de Durango, S.A. de C.V.

Exhibit B.-	List of Accounts owned by Envases y Empaques de México, S.A. de C.V.

Exhibit C.-	List of Accounts owned by Industrias Centauro, S.A. de C.V.

Exhibit D.-	List of Accounts owned by Compañía Papelera de Atenquique, S.A. de C.V.

Exhibit E.-	List of Accounts owned by Ponderosa Industrial de México, S.A. de C.V.

Exhibit F.-	List of Accounts owned by Empaques de Cartón Titán, S.A. de C.V.

Exhibit G	List of Accounts owned by Cartonpack, S.A. de C.V.

Exhibit H	Concurso Agreement.

Exhibit I	Restructured Credit Agreement.

Exhibit J.-	A Notes.

Exhibit K.-	B Indenture.

Exhibit L	Common Agreement.

Exhibit M.-	Notice of Pledge.

Exhibit N.-	Additional Pledge Letter.

Exhibit O.-	Notice of Additional Pledge

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EXHIBIT H
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FORM OF PIPSAMEX PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated    , entered by Corporación Durango, S.A. de C.V. (the “Company”) represented by its representative, Mr.    , (the “Representative”) in favor of the holders of the A Notes and the Trustee for the benefit of the holders of the B Notes as such terms are defined in this Agreement (the “Pledgees”) and Deutsche Bank México, S.A. Institución de Banca Múltiple División Fiduciaria as Collateral Agent for the benefit of the Pledgees (the “Collateral Agent”).

REPRESENTATIONS

I.	The Company, through the Representative, declares that:

(a)	it is a sociedad anónima de capital variable, organized and existing under the laws of the United Mexican States;

(b)	it is able to enter into this Agreement and comply with all of its obligations pertaining to the same;

(c)	it has taken all necessary actions (corporate or of any other nature) to authorize the signature of this Agreement and the operations contemplated herein;

(d)	the Representative is empowered with all necessary rights to execute this Agreement in representation of the Company and to obligate the Company under such terms; such rights have not been revoked or modified in any way;

(e)	the signing of this Agreement and the performance of the obligations of the Company set forth herein, do not constitute, nor shall they result in breach of any law, regulation, decree, order, or any other legal provisions issued by any authority, which is binding on the Company or the Issuer;

(f)	the signing of this Agreement and the performance of the obligations of the Company set forth herein, shall not constitute or result in breach of any agreement, contract, instrument or any other contractual obligation of any nature, to which the Company is a party; and

(g)	it is the sole owner of 14’994,600 Series A Shares and 14,165’610,510 Series B Shares (the “Shares”) representing 99.997% of the Capital Stock of Grupo Pipsamex, S.A. de C.V.(the “Issuer”), in which it is granting a security interest pursuant to this Agreement, and that the Shares are free and clear of any encumbrance (by operation of law of otherwise) or lien or limitation of disposition, or claims due to taxes or any other contribution, and which are evidenced by the share certificates listed in Exhibit “A” hereto.

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(h)	On [ ] the First District Court for the State of Durango approved a concurso agreement (the “Concurso Agreement”) pursuant to which, among other things (i) the debt of the Company was restructured; (ii) the debt due to the unsecured recognized creditors was divided in 3 tranches, a Tranche A (the “Tranche A”), a Tranche B (the “Tranche B”) and a third tranche named “C Notes”; (iii) the Concurso Mercantil Proceeding No. 3/2004 was concluded; and (iv) the terms and conditions by which, in its case, the debt denominated in the Concurso Agreement as “Tranche D” should be paid were agreed. Copy of the Concurso Agreement is attached hereto as Exhibit “B”.

(i)	In compliance with the provisions of the Concurso Agreement, the following agreements were executed in respect of Tranche A and
Tranche B:

(A)	(i) On [ ], 2004, and with respect of Tranche A, the Company as borrower, the companies referred therein as “Primary Guarantors” (the “Primary Guarantors”), the companies referred therein as “Additional Guarantors” (the “Additional Guarantors” and together with the Primary Guarantors the “Guarantors”) the Company’s creditors therein described as “Tranche A Holders” (the “Tranche A Holders”) and The Bank of New York as administrative agent (the “Administrative Agent”), entered into a restructured credit agreement (the “Restructured Credit Agreement”), by means of which and subject to the terms and conditions provided therein, the parties thereto, among other things, agreed to restructure the terms and conditions of the certain debts owed by the Company to the Tranche A Holders on such date. A copy of the Restructure Agreement is attached hereto as Exhibit “C”;

(ii) In order to additionally document the repayment of the debts owed by the Company under the Restructured Credit Agreement to each one of the Tranche A Holders, the Company has made and delivered a promissory note in favor of each Tranche A Holder in the principal amount of such owed debt to such Tranche A Holder (hereinafter the promissory notes delivered to the Tranche A Holders shall be designated, collectively, as the “A Notes”). Copy of the A Notes are attached hereto as Exhibit “D”.

(B)	In respect to Tranche B, pursuant to an Indenture dated as of [ ], 2004 (the “B Indenture”), the Company issued certain Series B Step Up Rate Senior Guaranteed Notes due 2012 (the “B Notes”) in an aggregate principal amount of US$[ ] in favor of the creditors therein described as “B Noteholders” and with the participation of Law Debenture Trust Company of New York as trustee (the “Trustee”). Copy of the B Indenture is attached hereto as Exhibit “E”;

(C)	On [ ], 2004, and with respect of Tranche A and Tranche B, the Company, the Guarantors, the Administrative Agent, the Trustee, the Collateral Agent and The Bank of New York as Guarantor Paying Agent under the Restructured Credit Agreement the B Note Indenture, entered into a common agreement (the “Common Agreement”), by means of which there were provided, among other things, certain additional terms and conditions for the Tranche A restructure and

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the Tranche B restructure. Copy of the Common Agreement is attached hereto as Exhibit “F”.

(j)	pursuant to the Common Agreement, the Collateral Agent has been appointed as Collateral Agent for the benefit of the Pledgees.

(k)	they acknowledge the standing and faculties of the Collateral to sign this Agreement and exercise the rights and remedies derived from the same on behalf of the Pledgees.

II.	The Collateral Agent, through its representative declares that:

(a)	it is financial institution, duly organized and existing in accordance with the laws of the Mexico;

(b)	its representative, Mr. [__________] , has been empowered with sufficient rights to obligate the Creditor under the terms and conditions set forth herein, and such rights have not been revoked or modified in any way.

     IN WITNESS WHEREOF, in consideration of the foregoing, the Company hereby agree with the Collateral Agent, for the benefit of the Pledgees, as follows:

CLAUSE ONE.- Definitions. The terms as defined herein shall have the following definitions (said definitions shall be equally applicable in singular or plural tenses of the defined terms). The rest of the terms used in capital letters and that are not defined in this Agreement shall remain as defined in the Concurso Agreement and the Common Agreement.

“Shares” shall have the meaning set forth in Representation I (g).

“B Indenture” shall have the meaning set forth in Representation I (j)(B).

“Pledgee” shall have the meaning set forth in the preamble of this Agreement.

“Administrative Agent” shall have the meaning set forth in Representation I(i)(A)(i).

“Collateral Agent” shall have the meaning set forth in the preamble of this Agreement.

“Governmental Authority” means the Federal Government of the United Mexican States, any state political subdivision, or of any other nature, any agency exercising executive, judiciary, legislative or regulatory function, any legislative authority, or any judicial authority of the United Mexican States.

“Event of Default” means any of the events described in section 7.1 of the Restructured Credit Agreement and Section 5.01 of the B Indenture.

“Agreement” means this Pledge Agreement and all of its Exhibits, as amended.

“Common Agreement” shall have the meaning set forth in Representation I (j)(C).

“Restructured Credit Agreement” shall have the meaning set forth in Representation I(i)(A)(i).

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“Concurso Agreement” means the agreement entered by the Company and the majority of its creditors on the Concurso Proceeding 3/2004 filed by the Company on the First District Court in the State of Durango.

“Issuer” means the company Grupo Pipsamex, S.A. de C.V.

“Trustee” shall have the meaning set forth in the Common Agreement.

“Collateral” shall have the meaning set forth set forth in Clause Two of this Agreement.

“Default” means an event that with the passing of time, or the delivery of a notice, or both, result in an Event of Default.

“Secured Obligations” have the meaning set forth in Clause Two, of this Agreement.

“Notes” means the A Notes and the B Notes.

“A Notes” shall have the definition specified in Representation I(i)(A)(ii).

“B Notes” shall have the definition specified in Representation I(i)(B).

CLAUSE TWO. Granting of the Security.

As security for the prompt and complete payment when due (whether by stated maturity, redemption, acceleration or otherwise) of all amounts, including principal of, interest on, fees related to, Additional Amounts (as such term is defined in the Common Agreement) and additional amounts, if any, on (i) all of the payment obligations of the Company, and the Guarantors under the Restructured Credit Agreement, the B Indenture and the Common Agreement, and under any other document related thereto and the performance of the obligations of the Company and the Guarantors under such agreements; (ii) the A Notes and the B Notes; and (iii) the payment of all commissions, costs, and expenses paid or incurred by the Collateral Agent as a result of its performance under this Agreement or as a result of the exercise of any of its rights hereunder, as well as, as security for the performance of the Company’s obligations under this Agreement (all of the foregoing obligations, collectively, the “Secured Obligations”), the Company hereby grants in favor of the Pledgees a first priority pledge in accordance with article 334 et. Seq. of the General Law on Titles and Credit Operations (Ley General de Títulos y Operaciones de Crédito) (“LGTOC”) in all of its rights, privileges, and interests in the Shares to which it is the owner (the “Collateral”).

The pledge referred herein, is created and perfected by:

(a)	the endorsement (endoso en garantía) in favor of the Pledgees of the stock certificates that represent the Shares and the delivery of them to the Collateral Agent;

(b)	the registration of the pledge and security interest created hereby on the Shares in the Issuer’s stock ledger, which registration is made simultaneously herewith by the Secretary of the Board of Directors of the Issuer; and

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(c)	the certificate issued and delivered to the Collateral Agent simultaneously herewith by the Secretary of the Board of Directors of the Issuer stating that the registration referred to in paragraph (b) above has been made.

CLAUSE THREE.- Affirmative and Negative Covenants.- To the extent that any amount payable which relates to the Secured Obligations should remains unpaid, the Company agrees as follows:

(a) Insurance, Appointment of Pledge Creditor as Beneficiary of Insurances.-

(1) The Issuer shall maintain an insurance policy with responsible and respected insurance companies that provides reasonable risk coverage under similar commercial terms, regarding its nature and coverage, comparable to that maintained by companies in Mexico dedicated to the same business as the Issuer. All insurance policies should appoint the Pledgees as additional insured and as preferential beneficiaries of said policies. The Issuer shall make available, as requested by the Collateral Agent, all reasonable information regarding such policies.

(2) In the event that the Issuer does not maintain the coverage of the insurance policies as stated in paragraph (a), the Pledgees may, at its discretion, obtain and maintain such policies in representation of the Issuer. The Company agrees to reimburse any and all amounts paid by the Pledgees in regards to the acquisition and maintenance of the aforementioned policies, also all penalty interests of said amounts, calculated from the date of acquisition until the date of reimbursement. Likewise, said amounts shall be secured by the pledge constituted under the terms of this Agreement.

(b) Limitations Regarding the Disposition of the Secured Goods.- The Company may not assign, transfer, or by any other means dispose of any portion of the Collateral in any way, or take measures to enter in agreement or agree to initiate said actions.

     Notwithstanding the foregoing, the Company may sell, convey or otherwise transfer any of the Shares and such Shares shall be released from the pledge created hereunder, if and only if:

     (a) such sale, conveyance or transfer is made as permitted under Sections 5.05 of the Common Agreement; and

     (b) the proceeds of such sale, conveyance or transfer are applied in accordance with Sections 7.03 and 7.05 of the Common Agreement.

If the circumstances referred to in paragraphs (a) and (b) above have been met to the satisfaction of the Pledgees, then, the Shares to be sold will be released from the pledge created hereunder.

The Collateral Agent is entitled to execute all documents necessary to carry out the release of the Shares from the pledge created hereunder by exercising the powers of attorney granted in its favor by the Pledgees, prior instructions from the Pledgees.

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(c) Additional Actions and Registration.- The Company is obligated to sign and deliver the necessary documents and instruments, to translate the necessary documents (including the B Indentures and the Restructured Credit Agreement), to formalize before a public notary any of said documents, and to initiate any other action deemed necessary, as ordered by the Collateral Agent, in order to constitute and protect the pledge granted according to the terms set forth in this Agreement, and to permit the Pledgees and the Collateral Agent to exercise its rights as determined by the terms set forth herein. The Issuer shall also record the pledge in its Shareholders Registry Book.

(d) Abstention of Additional Acts.- The Company hereby agrees, to defend at its expense, the Collateral from and against any action, judicial procedure or any procedure initiated against the Collateral by any third party before any Governmental Authority, tribunal or arbitrator. The Collateral Agent shall have the right (but not the obligation) to defend the Collateral; provided, however that the Company shall jointly reimburse the Collateral Agent for any costs and expenses incurred on said defense, and the corresponding amounts shall form part of the Secured Obligations until paid in full.

(e) Notices.- The Company shall give notice to the Collateral Agent, the Administrative Agent and the Trustee in complete detail, (i) of any encumbrance or significant claim initiated or made valid against any of the Collateral, (ii) of any significant change in the Collateral, and (iii) any incident that may have a significant adverse effect on the total value of the Collateral, or on the pledge constituted according to this Agreement.

(f) Cash, Dividends and New Shares. (a) Pursuant to Article 343 of the LGTOC, if all or any part of the Shares pledged hereunder are redeemed by means of the payment of their value in cash, either as a result of a capital stock decrease or due to the liquidation of the Issuer or otherwise, the Collateral Agent shall have the right to collect such cash payment and the same shall be subject to the pledge created hereby, and applied to the payment of the Secured Obligations for which the Collateral Agent shall convert the amount received in pesos into dollars and shall transfer to the Collateral Agent in the United States.

(g) In accordance with the provisions of Article 338 of LGTOC, for so long as the pledge created hereby is in force and in effect, all dividends paid in connection with the Shares pledged hereunder, shall be subject to the pledge hereby created and shall be applied to the payment of the Secured Obligations for which the Collateral Agent shall convert the amount received in pesos into dollars and shall transfer to the Collateral Agent in the United States.

(h) The Company hereby undertakes to pledge for the benefit of the Pledgees under the terms of this Agreement, any new shares of the capital stock of the Issuer which the Company may acquire or otherwise receive, including, without limitation, any new shares issued by the Issuer as a result of stock dividends, a stock split, a reclassification, a readjustment or other change to the capital structure of the Issuer, provided, that, such new shares shall be pledged for the benefit of the Pledgees and perfected in accordance with the terms of Clause Two hereinabove, as soon as reasonably practicable, but in any event, within ten (10) days following the date such shares are acquired or otherwise received by the Company, by executing a pledge supplement letter (the “Pledge Supplement Letter”) in terms substantially equal to those of Exhibit “G” hereto, and such new shares pledged thereunder shall increase the pledge created hereunder to secure the Secured Obligations hereunder.

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CLAUSE FOUR.- Novation, Modification, Etc.- Neither entering into this Agreement, or granting the pledge contemplated hereunder, constitutes any novation, modification, payment, or payment of the Secured Obligations.

CLAUSE FIVE.- Foreclosure.-

(a) Whenever an Event of Default shall have occurred and be continuing and the Collateral Agent has been instructed to act under this Agreement in accordance with Section 11.02 of the Common Agreement, the Collateral Agent shall carry out the foreclosure procedure provided by the General Law of Credit Titles and Operations. For purposes of valuation the parties agree with the following procedure:

1.	The Collateral Agent with the prior instruction of the Pledgees will appoint two investment banks among those listed in Exhibit H hereto, who will conduct appraisals in order to determine the reference value of the Shares for purposes of this Clause (the “Appraisal Value”). If the results of such 2 (two) appraisals do not differ in more than 10% (ten percent), the Appraisal Value will be the arithmetic average of such results. If the difference between such results is more than 10% (ten percent), the Collateral Agent will appoint a third advisor or investment bank among those listed in Exhibit H hereto, who will carry out a new appraisal and the Appraisal Value will be the result of either of the first two appraisals that is closest to the result of the appraisal conducted by the third advisor or investment bank.

2.	The Company agrees to timely produce and deliver to timely produce and deliver to the Collateral Agent such information (legal, financial or otherwise) reasonably requested in writing by the Collateral Agent, which may be necessary or desirable for a potential bidder to make an informed offer; provided that, the Collateral Agent may but shall not be obligated to obtain such information from other sources;

(b) The Company agrees to be liable to pay the Collateral Agent any and all reasonable and documented costs, including, without limitation, attorneys’ fees derived from the exercise of any of its rights under this Agreement.

(c) The Company hereby waives any presentment, demand or protest of any kind, in regard to this Agreement or the Collateral;

(d) The proceeds from any sale or other disposition of the Collateral, shall be distributed in accordance with the following order of priority:

     (1) First, to the Collateral Agent to pay all amounts due to the Collateral Agent hereunder and under the Common Agreement, including payment of all fees and other compensation, all expenses and liabilities incurred, all advances made by it, and all costs of preserving or protecting the Collateral and of collection, including reasonable reserves to cover anticipated future costs of such nature;

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     (2) Second, the Collateral Agent shall convert the amounts received in pesos into US dollars and shall transfer to the Collateral Agent in the United States for its application pursuant to the Common Agreement.

CLAUSE SIX.- Taxes and Expenses.- The Company is liable to pay all taxes, duties, interests, penalties, fines, responsibilities and accessories payable as a result of the pledge that is constituted by this Agreement in favor of the Pledgees, or from any sale made by Collateral Agent of the Collateral (including, without limitation, any commission or expense, tax or duty related with the registration of this Agreement before any of the Commercial Registrars), of the preservation or maintenance of the Collateral or the defense of the same, and to indemnify and hold the Pledgees and the Collateral Agent harmless in regards to any tax (payable by retention or by any other means), interest, fine, penalty, responsibility or accessory that may be demanded from the Pledgees or the Collateral Agent, or payable in regards to the operations described in this Agreement, or by any tax authority. The Company agree that until all and each one of said amounts are reimbursed to the Pledgees and the Collateral Agent, said amounts shall form part of the Secured Obligations in accordance to this Agreement, and shall accrue interests at the penalty rate that at such moment is in effect on the Notes until paid in full.

CLAUSE SEVEN.- Requisition, Expropriation, Etc..- In the event that all or a part of the Collateral should be requisitioned, expropriated, taken or rescued, in its entirety or in part, the Company agrees to take all necessary actions to deliver to the Pledgees those payments or proceeds received from said requisition, expropriation, taking or rescue. At the time of receiving any such amounts, the Pledgees shall apply them to the prepayment of the Secured Obligations in accordance with Section [   ] of the Common Agreement.

CLAUSE EIGHT.- Term.-

(a) The security interest established by this Agreement shall remain in full force and effect until all of the Secured Obligations, and other amounts payable to the Pledgees and the Collateral Agent in accordance with this Agreement, the Restructured Credit Agreement or the B Indenture are paid in full, in each case to the satisfaction of the Collateral Agent and the Pledgees.

(b) The security interest constituted herein shall not be reduced or modified in any way as a result of partial payments, or reductions in the sums of the Secured Obligations.

CLAUSE NINE.- Exercise of Rights.- Pursuant to article 338 of the General Law on Titles and Credit Operations (Ley General de Títulos y Operaciones de Crédito) the Company agree that the Collateral Agent shall have the right to exercise all rights to the Shares.

     Until such time as the Administrative Agent or the Trustee gives written notice (a “Notice of Default”), to the Collateral Agent stating that an Event of Default (as such term is defined in Common Agreement) has occurred and be continuing, and such Notice of Default is submitted to the Company, the Company as pledgor shall be entitled to exercise all voting rights pertaining to the Shares it owns pledged hereunder, provided, however, that (i) such voting rights may not be exercised by the Company in any manner which is not consistent with the terms hereof, or of the Restructured Credit Agreement or the B Indenture or the other Restructuring Documents (as such term is defined in the Common Agreement), as the case

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may be, or in any manner that may impair the rights of the Pledgees hereunder; and (ii) in the event of occurrence of an Event of Default with respect to which Notice of Default is delivered pursuant to this paragraph, then the Collateral Agent will be entitled to exercise all voting rights pertaining to the Shares pledge hereunder. For purposes of this paragraph, in the event that no Notice of Default shall have been given and be effective and the Company gives ten (10) days prior written notice to the Collateral Agent stating that a shareholders’ meeting of the Issuer has been called, then the Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Company all such certificates and other documents as the Company may reasonably request from the Collateral Agent, for the purpose of enabling the Company to exercise the voting rights pertaining to it in the corresponding Shares pledged hereunder in such shareholders’ meeting; and provided, that, if such notice is not given to the Collateral Agent or if the same is not given within the term specified above, the Collateral Agent shall have no liability whatsoever if the Company is not able to exercise its corresponding voting rights at such shareholders’ meeting.

CLAUSE TEN.- Notices.-

All notices and other communications related with this Agreement shall be made in writing, or by any other form specified in this Agreement, in both English and Spanish, and shall be delivered or sent to the notice addresses set forth herein, or to any other address or number of telecopier periodically designated by the receiving party, or its representatives, by written notification to all other parties. These notices and communications shall be delivered personally, through the use of a specialized courier service “overnight”, or transmitted by telecopier in the manner previously determined, and shall be valid, if delivered personally, when delivered; if delivered through the use of a specialized courier service, on the day following the delivery to the courier service, or in case of telecopier, whenever acknowledge receipt of which is delivered to the sender.

The parties designate the following notice addresses:

THE COLLATERAL AGENT

THE COMPANY

CLAUSE ELEVEN.- Formalization Costs and Registry Charges.- The costs and fees derived from the entering of this Agreement and its formalization before a Notary Public, shall be at the sole expense of the Company, and shall equally be secured by this Agreement.

CLAUSE TWELVE.- Amendments to the Agreement.- No modification or waiver to any of the rules of this Agreement, nor the agreement to any action contrary to the rules established herein the Company shall be valid, unless said actions are made in writing and signed by the

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Collateral Agent, the Pledgees and the Company, and therefore, any of these waivers or consents shall be valid only for the specific case applied and for the purpose given.

CLAUSE THIRTEEN.- Assignments.- In the event that any holder of the A Loans or B Notes assigns any or all of its rights in accordance with the terms and conditions of the Common Agreement, the Restructured Credit Agreement and B Indenture, as applicable, all or a part of the rights corresponding to the holders of the A Notes or B Notes in accordance with this Agreement, as the case may be, shall be consequently assigned to the corresponding assignee or successor. The Company may not assign a part or all of their obligations pertaining to this Agreement, unless authorized in writing by the parties referred to in Section 14.09 of the Common Agreement.

CLAUSE FOURTEEN.- No Waiver or; Recourses.- The non-action or the untimely exercise by the Pledgees and/or the Collateral Agent of any of the rights in this Agreement shall not be interpreted as a waiver to said rights; the partial exercise or the exercise of a specific right under the terms of this Agreement shall not become void, by any future exercise or by exercising a different right. The recourses provided by this Agreement are accumulative, may be exercised independently or in conjunction with each other, and are not exclusive to any recourse provided by the law, the Restructured Credit Agreement or by the B Indenture.

CLAUSE FIFTEEN.- Applicable Law and Jurisdiction.- This Agreement is governed by, and construed under the applicable laws in México, Federal District. Each of the parties hereby submits, irrevocably, to the jurisdiction of the competent tribunals of Mexico, Federal District, regarding any action or legal procedure pertaining to this Agreement, and hereby waive any other jurisdiction that may correspond them, based on their present or future domiciles.

IN WITNESS WHEREOF, this Agreement is signed by the parties in three versions, on the previously mentioned date.

THE COMPANY

Corporación Durango, S.A. de C.V.

By:

Name:

Position:

THE COLLATERAL AGENT

Deutsche Bank México, S.A. Institución de Banca Múltiple División Fiduciaria.

By:

Name:

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Position:

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EXHIBITS TO THE PIPSAMEX PLEDGE AGREEMENT

Exhibit A.-	Description of Share Certificates.

Exhibit B.-	Concurso Agreement.

Exhibit C.-	Restructured Credit Agreement.

Exhibit D.-	A Notes.

Exhibit E.-	B Indenture.

Exhibit F.-	Common Agreement.

Exhibit G.-	Pledge Supplement Letter.

Exhibit H.-	Investment Banks for Appraisal.

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EXHIBIT I to Common Agreement

FORM OF SECRETARY’S/OFFICER’S CERTIFICATE

[CORPORACION DURANGO, S.A. DE C.V.]

[_____], 200[_]

The Bank of New York, as Administrative Agent under the A Loan Documents
Law Debenture Trust Company of New York, as Trustee under the B Note Documents
Deutsche Bank Mexico, S.A., Institución de Banca Multiple, as Collateral Agent under the Security Documents other than the McKinley Pledge Agreement
Deutsche Bank Trust Company Americas, as Collateral Agent under the McKinley Pledge Agreement

Ladies and Gentlemen:

     I, [Gabriel Villegas], Secretary of [Corporación Durango, S.A. de C.V.] (the “Company”), HEREBY CERTIFY as of the date hereof that I am the duly elected, qualified and acting Secretary of the Board of Directors of the Company, and as such am authorized to execute this Secretary’s Certificate in accordance with Section 2.01(h) of the Common Agreement, dated as of even date herewith (the “Common Agreement”), among: (i) the Company; (ii) Compañía Papelera de Atenquique, S.A. de C.V., Ponderosa Industrial de México, S.A. de C.V., Empaques de Cartón Titán, S.A. de C.V., Industrias Centauro, S.A. de C.V., Envases y Empaques de México, S.A. de C.V., Administración Corporativa de Durango, S.A. de C.V., and Cartonpack, S.A. de C.V., collectively, as Primary Guarantors; (iii) Compañía Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V., Durango Internacional, S.A. de C.V., Durango International, Inc., Reciclajes Centauro, S.A. de C.V. and Porteadores de Durango, S.A. de C.V., collectively, as Additional Guarantors; (iv) The Bank of New York, as Administrative Agent under the A Loan Documents; (v) Law Debenture Trust Company of New York, as Trustee under the B Note Documents; (vi) Deutsche Bank Mexico, S.A., Institución de Banca Multiple, as Collateral Agent under the Security Documents other than the McKinley Pledge Agreement; (vii) Deutsche Bank Trust Company Americas, as Collateral Agent under the McKinley Pledge Agreement; and (viii) Deutsche Bank Trust Company Americas, as Guarantor Paying Agent for the A Loans and the B Notes, and FURTHER CERTIFY as of the date hereof that:

     1. Attached hereto as Exhibit A is a true and correct copy of the Company’s estatutos sociales, as in full force and effect as of the date hereof;

     2. Attached hereto as Exhibit B are true and correct copies of the resolutions duly adopted by the Board of Directors of the Company (the “Resolutions”), authorizing, among other corporate actions, the execution, delivery and performance of each of the Restructuring Documents to which the Company is a party and all powers of attorney of each attorney-in-fact (apoderado) of the Company related thereto. The Resolutions are the only resolutions adopted by the Company with respect to the specific matters set forth therein, have not been amended, modified, supplemented or rescinded and remain in full force and effect as of the date hereof;

     3. Attached hereto as Exhibit C is a list containing the name and a genuine specimen of the signature of each individual (each, an “Authorized Person”) authorized to (a) sign, in the name and on behalf of the Company, each of the Restructuring Documents to which the Company is a party and (b) give notices and take other action on behalf of the Company under each of the Restructuring Documents to which the Company is a party. Each such Authorized Person has been duly appointed attorney-in-fact (apoderado) of the Company; and

     4. Attached hereto as Exhibit D are true and correct copies of the resolutions duly adopted by the Board of Directors of the Company appointing the undersigned as Secretary of the Board of Directors of the Company.

     Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Common Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, this Secretary’s Certificate has been executed as of the date first above written.

[CORPORACIÓN DURANGO, S.A. DE C.V.]

By:

Name: [Lic. Gabriel Villegas Salazar] Title: Secretary of the Board of Directors

     IN WITNESS WHEREOF, the undersigned does HEREBY CERTIFY as of the date hereof, on behalf of the Company, that [Lic. Gabriel Villegas Salazar] is the duly elected Secretary of the Board of Directors of the Company and the signature set forth above is his genuine signature.

[CORPORACIÓN DURANGO, S.A. DE C.V.]

By:

Name: Title:

3

Exhibit A
to Secretary’s Certificate

Estatutos Sociales

[TO BE PROVIDED BY COMPANY]

4

Exhibit B
to Secretary’s Certificate

Resolutions

[TO BE PROVIDED BY COMPANY]

5

Exhibit C
to Secretary’s Certificate

Incumbency Certificate

Name	Title	Signature

[C.P. Mayela Rincón de Velasco]	[Chief Financial Officer]

6

Exhibit D
to Secretary’s Certificate

Resolutions Appointing Secretary

[TO BE PROVIDED BY COMPANY]

7

EXHIBIT J to Common Agreement

FORM OF CLOSING CERTIFICATE

[_____], 200[_]

The Bank of New York, as Administrative Agent under the A Loan Documents
Law Debenture Trust Company of New York, as Trustee under the B Note Documents
Deutsche Bank Mexico, S.A., Institución de Banca Multiple, as Collateral Agent under the Security Documents other than the McKinley Pledge Agreement
Deutsche Bank Trust Company Americas, as Collateral Agent under the McKinley Pledge Agreement

     Ladies and Gentlemen:

     I, [INSERT NAME OF AUTHORIZED OFFICER], an [INSERT TITLE OF AUTHORIZED OFFICER] of Corporación Durango, S.A. de C.V. (the “Company”), a sociedad anónima de capital variable, organized and existing under the laws of the United Mexican States, HEREBY CERTIFY that I am the duly elected, qualified and acting [INSERT TITLE OF AUTHORIZED OFFICER] of the Company, and as such am authorized to execute this Closing Certificate in accordance with Section 2.01(j) of the Common Agreement, dated as of even date herewith (the “Common Agreement”), among: (i) the Company; (ii) Compañía Papelera de Atenquique, S.A. de C.V., Ponderosa Industrial de México, S.A. de C.V., Empaques de Cartón Titán, S.A. de C.V., Industrias Centauro, S.A. de C.V., Envases y Empaques de México, S.A. de C.V., Administración Corporativa de Durango, S.A. de C.V., and Cartonpack S.A. de C.V., collectively, as Primary Guarantors; (iii) Compañía Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V., Durango Internacional, S.A. de C.V., Durango International, Inc., Reciclajes Centauro, S.A. de C.V. and Porteadores de Durango, S.A. de C.V., collectively, as Additional Guarantors; (iv) The Bank of New York, as Administrative Agent under the A Loan Document; (v) Law Debenture Trust Company of New York, as Trustee under the B Note Documents; (vi) Deutsche Bank Mexico, S.A., Institución de Banca Multiple, as Collateral Agent under the Security Documents other than the McKinley Pledge Agreement; (vii) Deutsche Bank Trust Company Americas, as Collateral Agent under the McKinley Pledge Agreement; and (viii) Deutsche Bank Trust Company Americas, as Guarantor Paying Agent for the A Loans and the B Notes and FURTHER CERTIFY as of the date hereof that:

1.	The representations and warranties contained in Article III of the Common Agreement are true and correct on and as of the date hereof, as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date;

2.	As of the date hereof, no Default or Event of Default exists or shall exist after giving effect to the transaction contemplated by the Restructuring Documents; and

3.	(i) All Indebtedness secured by Liens of the Company and each of the Primary Guarantors is set forth on Schedule 5.01(b) to the Common Agreement and (ii) the terms and provisions of the A Loan or the B Notes do not conflict with or result in any breach of any terms or provisions set forth in the Secured Indebtedness.

4.	The insurance coverage required to be maintained pursuant to Section 4.05 of the Common Agreement has been obtained and is in full force and effect.

     Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Common Agreement.

     IN WITNESS WHEREOF, the undersigned has signed this Closing Certificate on this [____] day of [______], 200[_].

CORPORACIÓN DURANGO, S.A. DE C.V.

By:

Name: Title:

2

EXHIBIT K-1
to Common Agreement

FORM OF JOINDER AGREEMENT (GUARANTOR)

          This JOINDER AGREEMENT (GUARANTOR) (this “Joinder Agreement”), dated as of [______], is hereby executed and delivered by [______], a [______, organized and existing under the laws of ______] (the “New Subsidiary”), pursuant to the Common Agreement, dated as of [______], 2004 (as amended or otherwise modified from time to time, the “Common Agreement”), among (i) Corporación Durango, S.A. de C.V. (the “Company”), (ii) the Guaranteeing Parties, (iii) the Subordinating Creditors, (iv) the A Lenders, (v) The Bank of New York, as Administrative Agent under the A Loan Documents, (vi) Law Debenture Trust Company of New York, as Trustee under the B Note Documents, (vii) Deutsche Bank Trust Company Americas, as Collateral Agent under the McKinley Pledge Agreement and as Guarantor Paying Agent, and (viii) Deutsche Bank Mexico, S.A., Institución de Banca Multiple, as Collateral Agent under the Security Documents other than the McKinley Pledge Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Common Agreement.

          WHEREAS, pursuant to Section [4.10(b)] [5.06(c)] of the Common Agreement, the New Subsidiary is required to enter into this Joinder Agreement; and

          WHEREAS, the New Subsidiary will directly benefit from, and therefore desires to fulfill the requirement described in the immediately preceding recital;

          NOW THEREFORE, in consideration of the foregoing, the New Subsidiary hereby agrees as follows:

          Section 1. Joinder. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution and delivery of this Joinder Agreement, the New Subsidiary will be deemed to be a party to the Common Agreement and a “Guarantor” for all purposes of the Common Agreement, and shall have all of the obligations and liabilities of a Guarantor thereunder as if it had executed the Common Agreement on the Closing Date, including, without limitation, the guarantee of the obligations set forth in Article X of the Common Agreement in accordance with the terms thereof.

     Section 2. Representations and Warranties.1 The New Subsidiary represents and warrants as of the date hereof to the Administrative Agent, the Trustee, the A Lenders, the B Noteholders and the Collateral Agent, as follows:

          (a) The New Subsidiary (i) is a [____________], duly organized and validly existing under the laws of ______; (ii) has the requisite power and authority and all licenses, authorizations, consents and approvals to own, lease and operate its assets and to conduct its business (except to the extent, in each such case, that the failure to have such

[1]	The representations and warranties in this Section shall be revised to reflect any revisions to the representations and warranties set forth in Article III of the Common Agreement.

licenses, authorizations, consents or approvals could not reasonably be expected to have a Material Adverse Effect) and to execute, deliver, and perform its obligations under each of the Restructuring Documents to which it is a party; and (iii) is duly qualified as a foreign entity and is licensed and in good standing (to the extent such concept is relevant) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (b) The execution, delivery and performance by the New Subsidiary of this Joinder Agreement and each other Restructuring Document to which it is a party has been duly authorized by all necessary [corporate] action, and does not and will not (i) contravene the terms of the New Subsidiary’s Organizational Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the New Subsidiary is a party, or any order, injunction, writ or decree of any Governmental Authority to which the New Subsidiary or its property is subject (nor is the New Subsidiary a party to any agreement which (x) requires that the proceeds of any Equity Issuance be applied in a manner other than as required by the Common Agreement, or (y) except with respect to Permitted Liens, requires that the proceeds of any Disposition be applied in a manner other than as required by the Common Agreement); or (iii) violate any Applicable Law.

          (c) The Common Agreement and the Restructuring Documents to which it is a party constitute the legal, valid and binding obligations of the New Subsidiary, enforceable against the New Subsidiary in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by general principles of equity (whether applied by a court of law or equity).

          (d) The New Subsidiary does not have outstanding shares of Capital Stock other than shares that (i) have been validly issued, (ii) are fully paid and non assessable, and (iii) are owned by [______].

          (e) The New Subsidiary is subject to civil and commercial law with respect to its obligations under the Common Agreement created by this Joinder Agreement and the Restructuring Documents to which it is a party. The performance by the New Subsidiary of its obligations under the Common Agreement created by this Joinder Agreement and the Restructuring Documents to which it is a party constitute private and commercial acts rather than public or governmental acts, and neither it, nor any of its Property is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to its obligations under the Common Agreement created by this Joinder Agreement and the Restructuring Documents to which it is a party.

          (f) It is not necessary (i) in order for the Administrative Agent, the Trustee or any A Lender or any Noteholder to enforce the obligations of the undersigned under the Common Agreement created by this Joinder Agreement or the Restructuring Documents to which it is a party or (ii) solely by reason of the execution, delivery and performance of this Joinder Agreement or the Restructuring Documents to which it is a party, that the Administrative

Agent, the Trustee or any A Lender or Noteholder be licensed or qualified with any Governmental Authority in Mexico or be entitled to carry on business in Mexico.

     Section 3. Notices. The address of the New Subsidiary for purposes of all notices and other communications pursuant to Section 15.10 of the Common Agreement is:

[INSERT ADDRESS]
Attention:	[______]
Phone:	[______]
Facsimile:	[______]

     Section 4. Counterparts. This Joinder Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 5. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, as of the day and year first written above.

[NEW SUBSIDIARY]

By:

Name: Title:

ACKNOWLEDGED AND ACCEPTED:

THE BANK OF NEW YORK,
  as Administrative Agent

By:

Name: Title:

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
  as Trustee

By:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
  as Collateral Agent under the McKinley Pledge Agreement

By:

Name: Title:

DEUTSCHE BANK MEXICO, S.A., INSTITUCIÓN DE BANCA MULTIPLE,
  as Collateral Agent under the Security Documents other than the McKinley Pledge Agreement

By:

Name: Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
  as Guarantor Paying Agent

By:

Name: Title:

EXHIBIT K-2
to Common Agreement

FORM OF JOINDER AGREEMENT (SUBORDINATION)

     This JOINDER AGREEMENT (SUBORDINATION) (this “Joinder Agreement”), dated as of [                   ], is hereby executed and delivered by [                   ], a [                                                         , organized and existing under the laws of                    ] (the “New Subordinating Creditor”), pursuant to the terms of the Common Agreement, dated as of [                   ], 2004, (as amended or otherwise modified from time to time, the “Common Agreement”) among (i) Corporación Durango, S.A. de C.V. (the “Company”), (ii) the Guaranteeing Parties, (iii) the Subordinating Creditors (iv) the A Lenders, (v) The Bank of New York, as Administrative Agent under the A Loan Documents, (vi) Law Debenture Trust Company of New York, as Trustee under the B Loan Documents, (vii) Deutsche Bank Trust Company Americas, as Collateral Agent under the McKinley Pledge Agreement and as Guarantor Paying Agent and (viii) Deutsche Bank Mexico, S.A., Institutión de Banca Multiple, as Collateral Agent under the Security Documents other than the McKinley Pledge Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Common Agreement.

     WHEREAS, pursuant to Section 5.01(h), (i) and (j) of the Common Agreement, any Indebtedness other than a loan evidenced by a C Note of (i) the Company to any Guarantor, (ii) the Company to a Subsidiary which is not a Guarantor or (iii) any Guarantor to the Company or any other Guarantor is to be evidenced by an Intercompany Note;

     WHEREAS, the New Subordinating Creditor is the payee on an Intercompany Note, a copy of which is attached hereto as Exhibit A (the “Referenced Intercompany Note”);

     WHEREAS, pursuant to Section 4.10(c) of the Common Agreement, the New Subordinating Creditor is required to enter into this Joinder Agreement and subordinate the Referenced Intercompany Note to the A Loans and the B Notes on the terms and conditions set forth in Article XIV of the Common Agreement; and

     WHEREAS, the New Subordinating Creditor has derived benefit from the Restructuring, and therefore desires to comply with the requirements of the immediately preceding recital;

     NOW THEREFORE, in consideration of the foregoing, the New Subordinating Creditor hereby agrees as follows:

     Section 1. Joinder. The New Subordinating Creditor hereby acknowledges, agrees and confirms that, by its execution and delivery of this Joinder Agreement, the New Subordinating Creditor will be deemed to be a party to the Common Agreement for purposes of Article XIV thereof with respect to the Referenced Intercompany Note, and shall have all of the obligations and liabilities of a holder of Subordinated Debt thereunder with respect to the Referenced Intercompany Note.

     Section 2. Notices. The address of the New Subordinating Creditor for purposes of all notices and other communications pursuant to Section 15.10 of the Common Agreement is:

[INSERT ADDRESS]
Attention:	[ ]
Phone:	[ ]
Facsimile:	[ ]

     Section 3. Counterparts. This Joinder Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 4. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the New Subordinating Creditor has caused this Joinder Agreement to be duly executed by its authorized officers, as of the day and year first written above.

[New Subordinating Creditor]
By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED:

THE BANK OF NEW YORK, as Administrative Agent

By:

Name:
Title:

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:

Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent under the McKinley Pledge Agreement

By:

Name:
Title:

DEUTSCHE BANK MEXICO, S.A., INSTITUCIÓN DE BANCA MULTIPLE, as Collateral Agent under the Security Documents other than the McKinley Pledge Agreement

By:

Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Guarantor Paying Agent

By:

Name:
Title:

EXHIBIT L
to Common Agreement

FORM OF INTERCOMPANY NOTE

P R O M I S S O R Y    N O T E

For this PROMISSORY NOTE, the issuer CORPORACIÓN DURANGO, S.A. DE C.V., (the “Issuer” ) PROMISES UNCONDITIONALLY TO PAY to the order of ___________________ in the city of Durango, the amount of _________________ , USCY, exactly the date of June 30th 2013, (going forward the “due date”) due date established in the Eight Clause of Convenio Concursal which with arrangement of title fifth of the Mexican business reorganization act celebrate Corporación Durango, S. A. de C. V. (the “Company”) and its common recognized creditors of date _________________ , in virtue of which is effected the disposition object of this PROMISSORY NOTE.

The principal amount of this PROMISSORY NOTE will cause ordinary interest from the date of subscription of the same year through the due date, according to the following: for the year 2005 will be considered an annual rate equals to 7.50%; for the year 2006 will be considered an annual rate equals to 8.50%; and from the year 2007 through the year 2013 will be considered an annual rate of 9.50%.

In the present PROMISSORY NOTE there will be no amortizations of principal and the payment of the interests will be done along with the principal on June 30th 2013.

For all related to the interpretation and completion of this PROMISSORY NOTE, the issuer is subdue irrevocably to the laws and to the jurisdiction of the competent courts of the city of Durango, Dgo., renouncing to any power that could possibly correspond to them for the reason of their actual address, or any further address, or by any other cause.

The present PROMISSORY NOTE includes only (1) page and is subscribed in the city of Durango, Durango, on _____________ .

THE ISSUER

CORPORACIÓN DURANGO, S.A. DE C.V.

By: C.P. Mayela de la Paz Rincón Arredondo de Velasco.
Address: Potasio No. 150, Ciudad Industrial Durango
Durango, Durango C.P. 34208.

EXHIBIT M to Common Agreement

FORM OF ASSUMPTION AGREEMENT

     ASSUMPTION AGREEMENT (this “Assumption Agreement”), dated as of [                   ], 20[  ], among [                   ], a [                   ] duly organized and existing under the laws of [                   ] (the “Surviving Company”), and The Bank of New York, as Administrative Agent (the “Administrative Agent”). Unless otherwise defined herein, all capitalized terms used herein and defined in the Common Agreement referred to below are used herein as so defined.

W I T N E S S E T H :

     WHEREAS, [                   ] is a party to (a) the Restructured Credit Agreement, dated as of [                   ], 200[  ], among (i) Corporación Durango, S.A. de C.V., as borrower, (ii) Compañía Papelera de Atenquique, S.A. de C.V., Ponderosa Industrial de México, S.A. de C.V., Empaques de Cartón Titán, S.A. de C.V., Industrias Centauro, S.A. de C.V., Envases y Empaques de México, S.A. de C.V., Administración Corporativa de Durango, S.A. de C.V., and Cartonpack, S.A. de C.V., collectively, as Guarantors; (iii) Compañía Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V., Durango Internacional, S.A. de C.V., Durango International, Inc., Reciclajes Centauro, S.A. de C.V. and Porteadores de Durango, S.A. de C.V., collectively, as Additional Guarantors; (iv) various lenders party thereto; and (v) the Administrative Agent (such agreement as in effect on the date of this Acknowledgment being herein called the “Credit Agreement”) and (b) the Common Agreement, dated as of [  ], 200[  ] (such agreement as in effect on the date of this Acknowledgment being herein called the “Common Agreement”), among: (i) Corporación Durango, S.A. de C.V.; (ii) Compañía Papelera de Atenquique, S.A. de C.V., Ponderosa Industrial de México, S.A. de C.V., Empaques de Cartón Titán, S.A. de C.V., Industrias Centauro, S.A. de C.V., Envases y Empaques de México, S.A. de C.V., Administración Corporativa de Durango, S.A. de C.V., and Cartonpack, S.A. de C.V., collectively, as Guarantors; (iii) Compañía Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V., Durango Internacional, S.A. de C.V., Durango International, Inc., Reciclajes Centauro, S.A. de C.V. and Porteadores de Durango, S.A. de C.V., collectively, as Additional Guarantors; (iv) the Administrative Agent; (v) The Bank of New York, as Administrative Agent under the A Loan Documents; (vi) Law Debenture Trust Company of New York, as Trustee under the B Note Documents; (vii) Deutsche Bank Trust Company Americas, as Collateral Agent under the McKinley Pledge Agreement; (viii) Deutsche Bank Mexico, S.A., Institución de Banca Multiple, as Collateral Agent under the Security Documents (other than the McKinley Pledge Agreement); (ix) Deutsche Bank Trust Company Americas, as Guarantor Paying Agent under the A Loans and the B Notes; and (x) Compañía Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V., Compañía Papelera de Atenquique, S.A. de C.V., Grupo Pipsamex, S.A. de C.V., Durango McKinley Paper Company, Administración Corporativa de Durango, S.A. de C.V., Porteadores de Durango, S.A. de C.V., Envases y Empaques de México, S.A. de C.V., Empaques de Cartón Titán, S.A. de C.V., Durango Internacional, S.A. de C.V. and Durango International, Inc., collectively, as Subordinating Creditors.

     WHEREAS, on [  ], 20[  ], [                   ] and [                   ] consummated a [merger] and the Surviving Company has, by operation of law, assumed all rights, obligations, duties and liabilities of [                   ] under each of the A Loan Documents, the Common Agreement and the Security Documents to which [                   ] is a party (collectively, the “Credit Documents”);

     WHEREAS, Section 5.06(b) of the Common Agreement requires the delivery of this Assumption Agreement to the Administrative Agent in connection with any transaction of the type described in the immediately preceding recital;

     WHEREAS, in order to satisfy the condition referred to in the immediately preceding recital, subject to the terms and conditions set forth below, the parties hereto desire that the Surviving Company assume all of [                   ]’s rights, obligations, duties and liabilities under the Credit Documents;

     NOW, THEREFORE, it is agreed:

     1. The Surviving Company hereby expressly assumes all rights, obligations, duties and liabilities of [                   ] under the Credit Documents.

     2. Upon the effectiveness of this Assumption Agreement, all references in the Credit Documents to [                   ] shall be deemed to be references to the Surviving Company.

     3. To induce the Administrative Agent to enter into this Assumption Agreement, the Surviving Company hereby agrees with the Administrative Agent that on and after the date hereof, the Surviving Company will fully and faithfully perform all obligations (including payment obligations and compliance with all covenants) of [                   ] under the Credit Documents.

     4. This Assumption Agreement shall become effective as of the date first above written, when each of the parties hereto shall have executed a copy hereof and shall have delivered the same to the Administrative Agent.

     5. This Assumption Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

     6. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Assumption Agreement to be duly executed and delivered as the date first above written.

[NAME OF SURVIVING COMPANY]

By:

Name:
Title:

THE BANK OF NEW YORK, as Administrative Agent

By:

Name:
Title:

EXHIBIT N
to Common Agreement

FORM OF “C” NOTE

P R O M I S S O R Y    N O T E

For this PROMISSORY NOTE, the issuer CORPORACIÓN DURANGO, S.A. DE C.V., (the “Issuer” ) PROMISES UNCONDITIONALLY TO PAY to the order of ________________ in the city of Durango, the amount of _________________ , USCY, exactly the date of June 30th 2013, (going forward the “due date”) due date established in the Eight Clause of Convenio Concursal which with arrangement of title fifth of the Mexican business reorganization act celebrate Corporación Durango, S. A. de C. V. (the “Company”) and its common recognized creditors of date ___________________ , in virtue of which is effected the disposition object of this PROMISSORY NOTE.

The principal amount of this PROMISSORY NOTE will cause ordinary interest from the date of subscription of the same year through the due date, according to the following: for the year 2005 will be considered an annual rate equals to 7.50%; for the year 2006 will be considered an annual rate equals to 8.50%; and from the year 2007 through the year 2013 will be considered an annual rate of 9.50%.

In the present PROMISSORY NOTE there will be no amortizations of principal and the payment of the interests will be done along with the principal on June 30th 2013.

For all related to the interpretation and completion of this PROMISSORY NOTE, the issuer is subdue irrevocably to the laws and to the jurisdiction of the competent courts of the city of Durango, Dgo., renouncing to any power that could possibly correspond to them for the reason of their actual address, or any further address, or by any other cause.

The present PROMISSORY NOTE includes only (1) page and is subscribed in the city of Durango, Durango, on _______________ .

THE ISSUER

CORPORACIÓN DURANGO, S.A. DE C.V.

By: C.P. Mayela de la Paz Rincón Arredondo de Velasco.
Address: Potasio No. 150, Ciudad Industrial Durango
Durango, Durango C.P. 34208.

EXHIBIT O
to Common Agreement
CONVENIO COPY

FORM OF IRREVOCABLE GUARANTEE AND ADMINISTRATION TRUST AGREEMENT

Translation for Informational
Purposes Only

IRREVOCABLE GUARANTY AND MANAGEMENT TRUST AGREEMENT (the “TRUST”) DATED [          ], 2005, ENTERED INTO BY AND AMONG:

(1)	EMPAQUES DE CARTON TITAN, S.A. DE C.V. (“Titan”);

(2)	ENVASES Y EMPAQUES DE MEXICO, S.A. DE C.V. (“Eyemex”);

(3)	CARTONPACK, S.A. DE C.V. (“Cartonpack”, and together with Titan and Eyemex, collectively the “Settlors”, and individually a “Settlor”);

(4)	[Insert Trustee’s denomination], S.A., GRUPO FINANCIERO [ ], TRUST DEPARTMENT (hereinafter referred to as the “Trustee”); and

(5)	DEUTSCHE BANK MEXICO, S.A., INSTITUCION DE BANCA MULTIPLE, DIVISION FIDUCIARIA as Collateral Agent for the benefit of the Creditors (as such term is hereinafter defined) (hereinafter the “Collateral Agent”), in accordance with the following Representations and Warranties and Clauses:

REPRESENTATIONS AND WARRANTIES

     A) Titan, through its duly appointed attorney-in-fact, hereby represent and warrant, that:

       I. It is a corporation duly incorporated and existing under the laws of the United Mexican States (“Mexico”).

       II. Its attorney-in-fact has all the necessary powers to enter into this Trust on its behalf, and such powers have not been revoked or limited in any way whatsoever.

       III. The execution of the Trust and of any other document that Titan has to execute in accordance with this Trust, is allowed pursuant to its corporate purpose, has been duly authorized by all necessary corporate means and does not violate as of the date hereof (i) its by-laws as of the date hereof, nor (ii) any law, regulation, or material contractual restrictions binding or affecting him.

       IV. No authorization, approval, registration nor any other act before any governmental authority in Mexico is needed for the execution, delivery and performance of Titan of this Trust, or of any other document that Titan shall execute pursuant to the terms hereof.

       V. It is the legitimate and only owner of:

          (i) the equipment and machinery described in Exhibit “A” hereof, which is found on the real estate property located at Naranjo 1140, Col. Del Fresno, in the City of Guadalajara, Jalisco, real estate owned by Maria del Pilar Aranguren, and which Titan holds a lease fee title in accordance with certain lease agreement dated [          ] (hereinafter the “Titan’s Industrial Equipment I”);

          (ii) the equipment and machinery described in Exhibit “B” hereof, which is found on the real estate property located at km. 1.5 of the Culiacán-El Dorado highway, in the City of Culiacán, Sinaloa, real estate owned by José María Pablos Ritz, and which Titan holds a lease fee title in accordance with certain lease agreement dated [          ] (hereinafter the “Titan’s Industrial Equipment II”);

          (iii) the equipment and machinery described in Exhibit “C” hereof, which is found on the real estate property located at Alfredo Novel 31, 32 and 33, in Tlalnepantla, State of Mexico, real estate owned by Inmobiliaria Vigas, S.C., and which Titan holds a lease fee title in accordance with certain lease agreement dated [          ] (hereinafter the “Titan’s Industrial Equipment III”);

2

          (iv) the equipment and machinery described in Exhibit “D” hereof, which is found on the real estate property located at Alfredo Novel Plot 17, Section 1, in Tlalnepantla, State of Mexico, real estate owned by Inmobiliaria Marte, S.A., and which Titan holds a lease fee title in accordance with certain lease agreement dated [          ] (hereinafter the “Titan’s Industrial Equipment IV”);

          (v) the equipment and machinery described in Exhibit “E” hereof, which is found on the real estate property located at Km. 5.5 Blvd. Adolfo López Mateos, in the City of Mexicali, Baja California, real estate owned by Jaime de la Garza Morales, and which Titan holds a lease fee title in accordance with certain lease agreement dated [          ] (hereinafter the “Titan’s Industrial Equipment V”);

          (vi) the equipment and machinery described in Exhibit “F” hereof, which is found on the real estate property located at Prolongación Tepezala 336, in the City of Aguascalientes, Aguascalientes, real estate owned by Gloria Silvia Perez, and which Titan holds a lease fee title in accordance with certain lease agreement dated [          ] (hereinafter the “Industrial Equipment VI”, and together with Titan’s Industrial Equipment I, Titan’s Industrial Equipment II, Titan’s Industrial Equipment III, Titan’s Industrial Equipment IV and Titan’s Industrial Equipment V, collectively, the “Titan’s Industrial Equipments”);

       VI. The obligations assumed by Titan pursuant to the terms hereof, are legal, valid, binding and enforceable against Titan in accordance with its terms.

       VII. As of the date hereof, there is no action, suit, requirement nor proceeding pending or threatened to be filed, affecting or that purports to affect the legality, validity or enforceability of this Trust.

     B) Eyemex, through its duly appointed attorney-in-fact, hereby represent and warrant, that:

       I. It is a corporation duly incorporated and existing under the laws of Mexico.

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       II. Its attorney-in-fact has all the necessary powers to enter into this Trust on its behalf, and such powers have not been revoked or limited in any way whatsoever.

       III. The execution of the Trust and of any other document that Eyemex has to execute in accordance with this Trust, is allowed pursuant to its corporate purpose, has been duly authorized by all necessary corporate means and does not violate as of the date hereof (i) its by-laws as of the date hereof, nor (ii) any law, regulation, or material contractual restrictions binding or affecting him.

       IV. No authorization, approval, registration nor any other act before any governmental authority in Mexico is needed for the execution, delivery and performance of Eyemex of this Trust, or of any other document that Eyemex shall execute pursuant to the terms hereof.

       V. It is the legitimate and only owner of the equipment and machinery described in Exhibit “G” hereof, which is found on the real estate property located at Km. 1.5 in Tula de Allende, Hidalgo, real estate owned by Nelzon Welbanks Cozzulo, and which Eyemex holds a lease fee title in accordance with certain lease agreement dated [           ] (hereinafter the “Eyemex’s Industrial Equipment”);

       VI. The obligations assumed by Eyemex pursuant to the terms hereof, are legal, valid, binding and enforceable against Eyemex in accordance with its terms.

       VII. As of the date hereof, there is no action, suit, requirement nor proceeding pending or threatened to be filed, affecting or that purports to affect the legality, validity or enforceability of this Trust.

     C) Cartonpack, through its duly appointed attorney-in-fact, hereby represent and warrant, that:

       I. It is a corporation duly incorporated and existing under the laws of Mexico.

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       II. Its attorney-in-fact has all the necessary powers to enter into this Trust on its behalf, and such powers have not been revoked or limited in any way whatsoever.

       III. The execution of the Trust and of any other document that Cartonpack has to execute in accordance with this Trust, is allowed pursuant to its corporate purpose, has been duly authorized by all necessary corporate means and does not violate as of the date hereof (i) its by-laws as of the date hereof, nor (ii) any law, regulation, or material contractual restrictions binding or affecting him.

       IV. No authorization, approval, registration nor any other act before any governmental authority in Mexico is needed for the execution, delivery and performance of Cartonpack of this Trust, or of any other document that Cartonpack shall execute pursuant to the terms hereof.

       V. It is the legitimate and only owner of:

          (i) the equipment and machinery described in Exhibit “H” hereof, which is found on the real estate property located at [                    ], real estate owned by Desarrollo Inmobiliario y de Valores, and which Cartonpack holds a lease fee title in accordance with certain lease agreement dated [          ] (hereinafter the “Cartonpack’s Industrial Equipment I”);

          (ii) the equipment and machinery described in Exhibit “I” hereof, which is found on the real estate property located at Av. Lopez Mateos 1006 and 1010 Norte y Calle del Gas, San Nicolás de los Garza, Nuevo León, real estate owned by Inmobiliaria Frasco, S.A. de C.V., and which Cartonpack holds a lease fee title in accordance with certain lease agreement dated [          ] (hereinafter the “Cartonpack’s Industrial Equipment II”);

          (iii) the equipment and machinery described in Exhibit “J” hereof, which is found on the real estate property located at Av. Lopez Mateos 1010 Norte y Calle del Gas, San Nicolás de los Garza, Nuevo Leon, real estate owned by Inmobiliaria Frasco, S.A. de C.V., and which Car-

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tonpack holds a lease fee title in accordance with certain lease agreement dated [          ] (hereinafter the “Cartonpack’s Industrial Equipment III”, and together with Cartonpack ´s Industrial Equipment I and Cartonpack ´s Industrial Equipment II, collectively, the “Cartonpack’s Industrial Equipments”);

       VI. The obligations assumed by Cartonpack pursuant to the terms hereof, are legal, valid, binding and enforceable against Cartonpack in accordance with its terms.

       VII. As of the date hereof, there is no action, suit, requirement nor proceeding pending or threatened to be filed, affecting or that purports to affect the legality, validity or enforceability of this Trust.

     D) The Settlors represent and warrant that:

       I. On [          ], the First District Court in the State of Durango approved a concurso agreement (the “Concurso Agreement”), by means of which, among other things (i) all Company’s debt were restructured; (ii) the debt owed to the recognized common creditors was divided into 3 tranches, a Tranche A (the “Tranche “A”), a Tranche B (the “Tranche B”), and a third tranche denominated “C Notes”; (iii) the Concurso Mercantil Proceeding No. 3/2004 filed by the Company was terminated; and (iv) were agreed the terms and conditions by which, in its case, the debt denominated in the Concurso Agreement as “Tranche D” should be paid. A copy of the Concurso Agreement is attached hereto as Exhibit “K”.

       II. In compliance with the provisions of the Concurso Agreement, the following agreements were executed in respect of Tranche A and Tranche B:

          (a) (i) On [          ], 2005, and with respect of Tranche A, the Company as borrower, the companies referred therein as “Primary Guarantors” (the “Primary Guarantors”), the companies referred therein as “Additional Guarantors” (the “Additional Guarantors”, and together with the Primary Guarantors, the “Guarantors”), the Company’s creditors therein described as “Tranche A Holders” (the “A Lenders”) and [The Bank of New York] as administrative agent (the

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“Administrative Agent”) for the A Lenders, entered into a restructured credit agreement (the “Restructured Credit Agreement”), by means of which and subject to the terms and conditions provided therein, the parties thereto, among other things, agreed the terms and conditions of the restructure of certain debts owed by the Company to the A Lenders on such date. A copy of the Restructured Credit Agreement is attached hereto as Exhibit “L”;

          (ii) In order to additionally document the repayment of the debts owed by the Company under the Restructured Credit Agreement to each one of the A Lenders, the Company has made and delivered a promissory note in favor of each A Lender in the principal amount of such owed debt to such A Lender (hereinafter the promissory notes delivered to the A Lenders shall be designated, collectively, as the “A Notes”). Copies of the A Notes are attached hereto as Exhibit “M”.

          (b) In respect of Tranche B, pursuant to an Indenture dated as of [          ], 2005 (the “B Indenture”), the Company issued certain Series B Step Up Rate Senior Guaranteed Notes due 2012 (the “B Notes”) in an aggregate principal amount of US$[          ], in favor of the creditors therein described as “B Noteholders” (the “B Noteholders”) and with the participation of Law Debenture Trust Company of New York as trustee (the “B Trustee”). A copy of the B Indenture is attached hereto as Exhibit “N”.

          (c) On [          ], 2005, and with respect of Tranche A and Tranche B, the Company, the Guarantors, the Administrative Agent, the A Lenders, the Trustee, the Collateral Agent and certain others entered into a common agreement (the “Common Agreement”), by means of which they were provided, among other things, certain additional terms and conditions for the Tranche A restructure and the Tranche B restructure. A copy of the Common Agreement is attached hereto as Exhibit “O”.

       III. In order to induce the A Lenders (except Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex (“Banamex”) and the B Noteholders to execute the Restructuring Documents (as such term is defined in the Common Agreement), and considering that the Mortgage Guar-

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antors are part of the same group of companies, and the execution of the Restructuring Documents benefits such group of companies, the Mortgage Guarantors agree to grant herein a mortgage over their assets which are referred to in Clause First hereof to the A Lenders and the Trustee for the benefit of the B Noteholders and their successors and/or assignees to secure the prompt and complete payment when due (whether by stated maturity, redemption, acceleration or otherwise) of all amounts, including principal of, interest on, fees related to, and additional amounts, if any, on (i) all of the payment obligations of the Company, the Guarantors under the Restructured Credit Agreement, the B Indenture and the Common Agreement, and under any other document related thereto and the performance of the obligations of the Company, the Guarantors under such agreements; (ii) the A Notes and the B Notes; and (iii) payment of all commissions, costs, and expenses paid or incurred by the Collateral Agent as a result of its performance under this Agreement or as a result of the exercise of any of its rights hereunder, as well as, as security for the performance of the Settlor’s obligations under this deed (all of the foregoing obligations, collectively, the “Secured Obligations”).

       IV. Recognize the personality of the Collateral Agent and its legitimacy and faculties to execute the deed hereof and to exercise the rights and remedies derived hereof on behalf of the Mortgage Creditors.

     E) The Trustee represents and warrants through its trust delegate that:

       I. It is a multiple credit institution incorporated in accordance with the Credit Institutions Law of Mexico, and that it is duly authorized, among others, to execute and carry out this Trust, and to accept and comply with its obligations pursuant to the terms hereof.

       II. Its trust delegate has all the necessary powers to enter into this Trust on its behalf, and such powers have not been revoked or limited in any way whatsoever.

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       III. That it wishes to act as Trustee in this Trust, for which it is empowered to do so.

     NOW, THEREFORE, the parties hereto agree to be bound by the following:

C L A U S E S

     FIRST.- CREATION OF THE TRUST.

       1.1 In accordance with the provisions contained in the Second Title, Chapter V, Second Section-Of the Guaranty Trust- from the General Law for Credit Instruments and Transactions (hereinafter the “LGTOC”):

       (a) Titan hereby affects and transfers, as a consequence of the creation of this Trust, in favor of the Trustee, the property of Titan’s Industrial Equipments, for the purposes described in Clause Fifth hereof, hereby representing that it is the exclusive and legitimate owner of Titan ´s Industrial Equipments, and that they are free and clear of any lien, charge, security interest, title retention, or any other ownership limitation whatsoever nor that any of such Titan’s Industrial Equipments are securing any other previous obligations different that those that are securing pursuant to the terms hereof.

       (b) Eyemex hereby affects and transfers, as a consequence of the creation of this Trust, in favor of the Trustee, the property of Eyemex’s Industrial Equipment, for the purposes described in Clause Fifth hereof, hereby representing that it is the exclusive and legitimate owner of Eyemex’s Industrial Equipment, and that they are free and clear of any lien, charge, security interest, title retention, or any other ownership limitation whatsoever nor that any of such Eyemex’s Industrial Equipment is securing any other previous obligations different that those that is securing pursuant to the terms hereof.

       (c) Cartonpack hereby affects and transfers, as a consequence of the creation of this Trust, in favor of the Trustee, the property of Cartonpack’s Industrial Equipments, for the purposes described in Clause Fifth hereof, hereby representing that it is the exclusive and legiti-

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mate owner of Cartonpack’s Industrial Equipments, and that they are free and clear of any lien, charge, security interest, title retention, or any other ownership limitation whatsoever nor that any of such Cartonpack’s Industrial Equipments are securing any other previous obligations different that those that are securing pursuant to the terms hereof.

       1.2 The Trustee hereby accepts the duty conferred and receives the Industrial Equipments in order for such Industrial Equipments to be destined for the purposes hereinafter established.

       1.3 The parties hereby expressly acknowledge that this Trust is fundamentally created to secure the Secured Obligations, therefore, Settlors will not be allowed to create fiduciary guaranties for new or successive obligations other than in favor of the Primary Beneficiaries (as such term is hereinafter defined), therefore, the appointment of successive beneficiaries different than the Primary Beneficiaries will not be permitted.

SECOND. WARRANTY OF TITLE.

       2.1 The Industrial Equipments (including, without limitation, any other property that may be part of the Trust Assets (as such term is hereinafter defined)), is not and will not be subject to any lien, mortgage, affectation or compromise whatsoever, except for those that may arise from the execution hereof. Therefore, Settlors are expressly prohibited to use this Trust, and therefore the Trust Assets, as an instrument to secure any other obligation assumed by them, different than those obligations secured by this Trust, and with the exception of those previously authorized by the Collateral Agent together with the written consent of the Primary Beneficiaries (as such term is hereinafter defined), who may reject to grant such authorization at will.

       2.2 Each Settlor shall maintain itself obligated and shall be liable (i) as to the total or partial title guaranty (saneamiento para el caso de evicción) of each property affected into the Trust Assets in terms of Law, responsibility that it is assumed before the Trustee, pro-

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vided that Settlors hereby authorize the Trustee to bind them in such terms before the person or persons to whom title of such property is transferred, and (ii) of any other hidden defect in connection with such property.

       2.3 Each Settlor hereby authorizes the Trustee and the Primary Beneficiaries (as such term is hereinafter defined) to assign and transfer in any way the rights arising from this Clause Second, to any third party acquiring an interest in the Trust Assets (as such term is hereinafter defined), pursuant to the foreclosure and sale proceeding stated in Clause Eighth hereof or in any other way, provided, however that, the liability and obligations of the Trustee in connection with the foregoing, is limited to the assignment or transfer of the rights arising from this Clause Second in favor of the person or persons indicated or instructed in writing, either by the Collateral Agent or the Primary Beneficiaries (as such term is hereinafter defined), as the case may be, in favor of the person acquiring such goods in the sale foreclosure of the security proceeding.

     THIRD.- PARTIES TO THE TRUST.

       3.1 The following are the parties to this Trust:

SETTLORS:	Envases y Empaques de México, S.A. de C.V., Empaques de Cartón Titán, S.A. de C.V. and Cartonpack, S.A. de C.V.

PRIMARY BENEFICIARIES:	The Creditors.

TRUSTEE:	[insert name of Trustee].

COLLATERAL AGENT:	Deutsche Bank México, S.A., Institución de Banca Múltiple.

FOURTH.- TRUST ASSETS.

     4.1 The assets of this Trust (the “Trust Assets”) shall consist of the following:

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       (a) Titan’s Industrial Equipments as described in Exhibits “A”, “B”, “C”, “D”, “E” and “F” hereof, with all that in fact or by right corresponds and/or is installed, or incorporated. Therefore it is an integral part of Titan’s Industrial Equipments, each and all of the replacements or substitutions of Titan’s Industrial Equipments, together with all the additions, components, parts, accessories and improvements that are an integral part of such Equipments, and all the accessories installed or included in the same, and that are necessary, required or convenient for the use and operation of the same, in accordance with its own nature;

       (b) Eyemex’s Industrial Equipment as described in Exhibit “G” hereof, with all that in fact or by right corresponds and/or is installed, or incorporated. Therefore it is an integral part of Eyemex’s Industrial Equipment, each and all of the replacements or substitutions of Eyemex’s Industrial Equipment, together with all the additions, components, parts, accessories and improvements that are an integral part of such Equipment, and all the accessories installed or included in the same, and that are necessary, required or convenient for the use and operation of the same, in accordance with its own nature;

       (c) Cartonpack’s Industrial Equipments as described in Exhibits “H”, “I” and “J” hereof, with all that in fact or by right corresponds and/or is installed, or incorporated. Therefore it is an integral part of Cartonpack’s Industrial Equipments, each and all of the replacements or substitutions of Cartonpack’s Industrial Equipments, together with all the additions, components, parts, accessories and improvements that are an integral part of such Equipments, and all the accessories installed or included in the same, and that are necessary, required or convenient for the use and operation of the same, in accordance with its own nature;

       (d) As of the moment that an event of default of the Secured Obligations takes place, all of the proceeds and products of the goods referred to in paragraphs a), b) and c) above, shall be part of the Trust Assets, including, without limitation, any and all the products and proceeds from any insurance, indemnity or guaranty payable to

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the Settlors in any moment in connection with the goods affected by the Settlors to the Trust Assets;

       (e) Any and all the payments (in any manner) done or due and payable to a Settlor in any moment in connection with any requisition, confiscation, condemnation, attachment or seizure of the goods affected by such Settlor into the Trust Assets by any entity, authority or government agency, or any person acting through a government agency; as well as any and all the amounts payable or to be paid in connection with such goods;

       (f) Any other amounts payable by the insurance companies that issue the insurance policies obtained by each of the Settlors pursuant to Clause Eleventh hereof; and

       (g) The cash amounts that, in its case, are the result of a transfer out of foreclosure, or as foreclosure of the security, pursuant to the provisions of Clause Eighth hereof, and which shall be applied in accordance with the order provided for in Clause Ninth hereof; and

       (h) Any asset transferred by any Settlor to the Trust Assets as of the date hereof.

     FIFTH.- TRUST PURPOSES.

       5.1 The purposes of this Trust are:

       a) The creation of an autonomous estate to be owned by the Trustee, so that it may exclusively secure the due and exact payment of the Secured Obligations of the Primary Beneficiaries, its successors or assignees;

       b) That the Trustee, maintains the property the Trust Assets in order to use them for the purposes herein established and grant to each Settlor the material possession, use and obligation to maintain the assets affected by such Settlor to the Trust Assets, with the obligations and limitations stated in Clause Sixth hereof;

       c) That in the event that the Trustee receives from the Collateral Agent the notice referred to in Sec-

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tion 6.2 of Clause Sixth hereof, the Trustee proceeds to foreclose the trust guaranty over the Industrial Equipments, and in general over the Trust Assets that as of such date are part of such assets, pursuant to the procedure described in Section 8.1 of Clause Eight, provided that, the proceeds from the sale arising from the foreclosure of the trust guaranty shall be applied in accordance with the application order established in Clause Ninth hereof;

       d) If during the term hereof, any Settlor delivers to the Trustee a document signed by the Collateral Agent before a public officer (fedatario público) evidencing that the Secured Obligations have been totally satisfied or in other way duly and completely concluded, then, the Trustee shall revert the property of the Trust Assets to the Settlor that transferred them into this Trust, and in its case, of any other asset which is part of the Trust Assets at such time and that was affected by such Settlor, in accordance with the terms hereof; and

       e) Generally, with the previous written instructions from the Collateral Agent, the Trustee carries out all other acts and executes all documents that are necessary or convenient for the conservation of the Trust Assets in compliance with the purposes hereof.

SIXTH.- POSSESSION AND CUSTODY.

     6.1 Subject to terms of the provisions of Article 398 of the LGTOC and subject to the terms, conditions and restrictions hereby provided for, each Settlor shall enjoy the temporary use and exploitation of the goods affected by such Settlor into the Trust Assets, without implying any reduction or limitation of the obligations assumed by such Settlor pursuant to the Restructured Document (as such term is defined in the Common Agreement), this Trust or by Law, and will not be in prejudice of the rights that the Trustee has to recuperate the possession of such goods at any given moment.

     6.2 The Settlors hereby expressly agree that if the Trustee receives from the Collateral Agent a certificate or notice indicating that it has occurred and is continu-

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ing an “Event of Default” pursuant to the Restructured Credit Agreement or pursuant to the B Indenture (a “Notice of Default”), the Trustee shall demand, through a written communication to each Settlor, that the material possession of the goods that were affected into the Trust Assets and that were allowed to be used and enjoyed pursuant to Clause Sixth hereof, be delivered to the person indicated in writing by the Collateral Agent. The above mentioned restitution shall take place within the next fifteen (15) calendar days following the receipt of the relevant Notice of Default.

       Each Settlor hereby expressly agrees that in order to obtain the restitution of the goods that were affected into the Trust Assets and which use and enjoyment were permitted pursuant to Clause Sixth hereof, the default or delay in the delivery of such goods pursuant to the above shall obligate such Settlor to pay a penalty for an amount equal to $[        ] Dollars, for each day that the restitution and delivery last. This penalty, is agreed solely by the delay in the compliance of its obligation in returning and delivering the physical possession of such goods, as stated pursuant to Article 1846 of the Civil Federal Code, and therefore the payment obligation of such penalty shall continue and be effective for each day that the delay lasts, until the effective delivery of such goods.

     6.3 Each Settlor is obligated to maintain and keep the goods affected into the Trust Assets under its possession, as if they were their own goods, and shall pay for all of the expenses and costs arising from such use and possession as a depositary of such goods, in accordance with the terms and conditions herein established.

     6.4 In connection with the material possession and use of the goods affected into the Trust Assets by each Settlor, it is expressly and irrevocable agreed by each Settlor that, unless the Collateral Agent in writing, previously and expressly otherwise consents:

       a) The use of the goods affected by each Settlor into the Trust Assets shall be only pursuant to the nature of each good, being each Settlor the only liable for all

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the damages and lost damages caused to any third party in its person, in its goods or in its assets arising from such use, provided that each Settlor hereby covenants and agrees to defend, indemnify and hold harmless the Trustee for any damage or responsibility reclamation of any third party against the Trustee for any of the above mentioned causes;

       b) Each Settlor may receive and enjoy the proceeds and products of the goods affected by each Settlor into the Trust Assets;

       c) The Settlors may not at any moment transfer, sell, assign or in any other manner dispose or encumbrance the goods affected by such Settlor to the Trust Assets, nor the rights arising as Secondary Beneficiary pursuant to this Trust;

       d) The Settlors shall be liable and shall cover all of the necessary and convenient expenses for a correct conservation, management and defense of the Trust Assets.

     6.5 Each Settlor is obligated to respond for all the damages and lost damages and in general to any other losses caused or suffered by the goods affected by such Settlor into the Trust Assets, either if it was caused by reason or negligence of such Settlor, or by force majeure. Such Settlor shall be also liable if such goods are deteriorated for its use, either by cause, negligence or being careless.

     6.6 The Primary Beneficiaries, the Collateral Agent and the Trustee, at its sole periodical discretion and during business hours and with a previous written notice with three (3) business days in advance, shall have the right to inspect the condition of the Industrial Equipments. The Settlors shall grant the Primary Beneficiaries, the Collateral Agent and the Trustee the necessary facilities and access to carry out the inspection.

     6.7 Each Settlor is hereby obligated to notify the Collateral Agent and the Trustee in writing, no later that five (5) business days as of the date that any event that includes a damage to the goods affected by such Settlor

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into the Trust Assets occur (in which the estimated reparation costs may exceed 10% of its fair market value at such time), or if the same are in danger to suffer any damage, to carry out the necessary measures to always maintain the integrity of the same in accordance with the provisions of this Clause Sixth.

     6.8 In addition to the above, each Settlor shall have the following additional obligations:

       a) The goods affected by such Settlor into the Trust Assets shall be located and shall always stay during the term hereof, free and clear of any lien, reclamation or limitation of title of any nature or description or whatsoever;

       b) Each Settlor shall always maintain complete and exact registries of the goods affected by such Settlor into the Trust Assets as well as observe all the manufacturer maintenance and service manuals and the provisions and directives applicable to such goods; and

       c) The Settlors shall maintain the goods affected by such Settlor into the Trust Assets in the place where they are located as of the date the same were affected into the Trust Assets, unless the previous and written consent of the Trustee and the Collateral Agent is issued authorizing that the same be relocated in a different place.

     6.9 Each Settlor expressly agrees that if the goods affected by such Settlor into the Trust Assets which use and enjoyment has been allowed pursuant to this Clause Sixth, are either lost or damaged for any cause, the Primary Beneficiaries and the Collateral Agent may demand the relevant Settlor, the transferring of other goods into the Trust Assets.

SEVENTH.- AUTHORITY OF THE COLLATERAL AGENT.

     7.1 The Collateral Agent shall have the following authority:

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     a) Deliver to the Trustee the notice or instruction to sale referred to in Section 8.1 of Clause Eight hereof, provided that, the Collateral Agent may only issue such notice if instructed to do so in accordance with section 11.02 of the Common Agreement;

     b) If it so demanded by the Trustee and/or the Primary Beneficiaries, review that the insurance policies of the Industrial Equipments are adequately maintained in accordance with Clause Eleventh hereof;

     c) In its case, instruct the Trustee with respect to the manner to invest the cash amounts that may become part of the Trust Assets;

     d) Review the annual statement prepared by the Trustee with respect to the state of the Trust Assets and make comments to the same;

     e) In its case, supervision of the legal or any other actions, taken by the Trustee in the foreclosure of the Trust Assets, as well as with the distribution of the proceeds arising from such foreclosure; and

     f) Any other and all of the other rights that are necessary for the due compliance and performance of the Trust Purposes.

EIGHT.- DISPOSITION AND FORECLOSURE.

     8.1 Disposition through foreclosure of the trust guaranty. The Trustee, at the written request of the Collateral Agent, shall initiate the extra judicial foreclosure proceeding of the Trust Assets, including, but not limited to, the Industrial Equipments which are the subject matter of this Trust, in accordance with the following terms and conditions:

       1) In case that an Event of Default occurs pursuant to the Restructured Credit Agreement or the B Indenture, and the Collateral Agent sends the Default Notice to the Trustee and the Trustee, previous delivery of the necessary funds by the Collateral Agent, shall notify in writing to each Settlor at the address stated in this

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Trust, the default of any of the Secured Obligations (and attaching the Default Notice send by the Collateral Agent), through a public officer (i) granting the Settlor a peremptory term of five (5) business days as of the following date of the date the Settlor received the above notice, to file in writing convincing evidence to the Trustee that the Secured Obligations have been complied, and (ii) instructing each Settlor the delivery to the Trustee of the material possession of the goods that such Settlor is in possession and that are part of the Trust Assets.

       2) In the event that the Settlors breach to file convincing documental evidence of the compliance of the Secured Obligations within the peremptory term indicated in the preceding paragraph, and/or fails to comply with the material delivery of the goods that such Settlor holds in favor of the person instructed by the Trustee based on the written instructions that for such purposes indicates the Collateral Agent, the Trustee shall, based on the express written instructions received in the Default Notice, sell the goods that are part of the Trust Assets through a public bid, in accordance with the rules provided for in paragraph 4) hereof. For this purposes, the Collateral Agent shall have previously deliver to the Collateral Agent the necessary funds.

     4) The Trustee shall follow the following rules in the sale of the Industrial Equipments and of any other asset that is part of the Trust Assets:

       4.1) The Trustee, previous delivery of the necessary funds for such purpose by the Collateral Agent, shall hire an international recognized expert appraisal in equipments similar to the Industrial Equipments, who shall carry out the appraisal of the Equipment and shall determine the value that shall serve as the basis for the sale of the Equipment. Such appraisal shall be carried out in accordance with the “Uniform Standards of Professional Appraisal Practice” with appraisal companies such as or similar to, American Appraisal or Royal Asset Management. The Trustee shall adjust the results of the appraisal to initiate the sale procedure. The Settlors shall grant all the necessary facilities so that the appraisal is carried out in the place where the Industrial Equipments are lo-

19

cated. In the event that the relevant Settlor do not cooperate, then the appraisal company appointed shall carry out an estimated appraisal of the value of the Industrial Equipment, without responsibility for the Trustee and in agreement with the Collateral Agent. The value that will serve as the basis price for the first bid will be an amount equivalent to 80% (eighty percent) of the value determined by the above mentioned appraisal or by the estimation of the value, as the case may be.

       4.2) The sale of the Industrial Equipments will be conducted through a public bidding process, either totally or in an individual basis, in accordance with the written instructions of the Collateral Agent, before the presence of a public notary or of a public officer, through notices with at least ten (10) business days in advanced published in a newspaper that the Trustee determines to be of national coverage and in a newspaper of the City where the Industrial Equipments are located.

       4.3) In the event that the Industrial Equipment subject to sale, either in hole or in part, is not sold during the first bid, then a second bid shall be called and the price which served as the basis for such Industrial Equipment shall be reduced in 10% (ten percent) of the price of the previous bid.

       4.4) Notwithstanding the provisions of paragraph 4.11) hereof, the Collateral Agent may request at any moment that the Industrial Equipments that are the subject matter of the bid be awarded in favor of the Primary Beneficiaries.

       4.5) The interested party or parties in acquiring the Industrial Equipment subject to the bid, shall deposit with the Trustee, through a certificate cashier check issued on the name of the Trustee, a minimum amount equivalent to 10% (ten percent) of the basis price indicated for the relevant bid with at least one (1) business day before the date that the bid takes place. If any interested party in acquiring the Industrial Equipment does not make the above mentioned deposit , such party will not be considered as bidder and will not be allowed to enter into the place where the bid will take place. In the

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event that any of the Primary Beneficiaries participate as bidders, they will not be required to make the relevant deposit.

       4.6) The day of the bid, at the hour indicated for its celebration, the Trustee’s agent, before a public officer, will call an attending list of the persons that are present as bidders, admitting to the meeting only the persons that made the deposit referred to above and that delivered in a close envelope their offer to bid.

       4.7) The Trustee’s agent shall proceed to open the close envelopes and will continue to read in high voice the original bids filed by the bidders, and afterwards, the Trustee will proceed to award the goods that are the subject matter of the bid to the bidder that offered the highest price, which in any event will need to be totally offered in cash.

       4.8) The bidder or bidders to whom the sale of the Industrial Equipments were awarded, shall pay in cash the balance of the total price at the time that the relevant sale contract is formalized, plus the relevant taxes that are applicable in accordance with the legislation in effect, applying the amount deposited to the balance of the sale price.

       4.9) The sale of any of the Industrial Equipments may be done to international or national bidders. In the event that the delivery of the Industrial Equipment to the awarded bidder is outside Mexico, the Settlor that affected such Industrial Equipment into the Trust Assets shall deliver all of the official documents (including but not limited to the import pediments) that are necessary to export such Equipment, as well as assist and cooperate with the awarded bidder in the filings that may become necessary.

       4.10) In the event that the property transferred is not formalized within the next thirty (30) days following the award for causes attributable to the bidder or bidders, they shall loose the amount granted in deposit in favor of the Trust Assets, and a new bid shall be called

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having as a price basis the last price for the prior bid and following the above mentioned proceeding.

       4.11) Any Primary Beneficiary and any Settlor will have the right to file bids or to be bidders themselves, establishing in the notices to be made pursuant to paragraph 4.2) above, the preemptive right in order and in equal conditions to any other bidder.

       4.12) The Trustee will declare the Industrial Equipment subject matter of the bid sold in favor of the bidder or bidders that file the highest bid pursuant to paragraph 4.7) above and shall formalize the transfer of the Industrial Equipments in consideration for the delivery of the balance sale price.

     Each one of the Settlors expressly agrees to the provisions of this Clause Eight.

EMPAQUES DE CARTON	ENVASES Y EMPAQUES DE
TITAN, S.A. DE C.V.	MEXICO, S.A. DE C.V.

By:	By:
Title: Attorney-in-fact	Title: Attorney-in-fact

CARTONPACK, S.A. DE C.V.

By:
Title: Attorney-in-fact

NINTH.- DISTRIBUTION OF SALE PROCEEDS.

     a) 9.1 All the amounts received by the Trustee resulting from the sale of any asset of the Trust Assets, and of any insurance or indemnification related with such assets, as well as the cash amounts transferred by any of the Settlors into the Trust Assets or those amounts resulting from the provisions hereof, shall be applied, up to that amount, to pay all of the Secured Obligations, as following:

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       (a) First, to the Collateral Agent to pay all amounts due to it hereunder and under the Common Agreement, including payment of all fees and other compensation, all expenses and liabilities incurred, all advances made by it, and all costs of preserving or protecting the Trust and of collection, including reasonable reserves to cover anticipated future costs of such nature;

       (b) Second, in its case, to the payment of any applicable tax prior consultation with the Administrative Agent and the B Trustee; and

       (c) Once the payments referred to in paragraphs (a) and (b) above are made, in its case, the remaining amounts shall be converted into dollars, lawful currency of the United States of America by the Collateral Agent and shall be transferred to the Collateral Agent in the United States of America to be applied as established in Section 11.09 of the Common Agreement.

TENTH.- LOCATION OF THE TRUST ASSETS.

     10.1 For purposes of Section I of Article 399 of the LGTOC, the parties agree that the location of each one of the Industrial Equipments shall be the place indicated as follows and that the relevant Settlor may not modify such location without the prior written consent of the Collateral Agent. In the event that any Settlor removes without cause the Industrial Equipment affected from the place indicated as follows, all of the Secured Obligations pursuant to this Trust shall be considered in default in an anticipated basis, so that the Collateral Agent and the Primary Beneficiaries shall have the right to foreclose the Trust Assets.

Location of Titan’s Industrial Equipments:

“Titan’s Industrial Equipment I” located at Naranjo 1140, Col. Del Fresno, in the City of Guadalajara, Jalisco.

“Titan’s Industrial Equipment II” located at Km. 1.5 of the Culiacán-El Dorado highway, in the City of Culiacán, Sinaloa.

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“Titan’s Industrial Equipment III” located at Alfredo Novel 31, 32 y 33, Tlalnepantla, Estado de México.

“Titan’s Industrial Equipment IV” located at Alfredo Novel Plot 17 Section 1, Tlalnepantla, Estado de México.

“Titan’s Industrial Equipment V” located at Km. 5.5 Blvd. Adolfo López Mateos, Mexicali, Baja California.

“Titan’s Industrial Equipment VI” located at Prolongación Tepezala 336, Aguascalientes, Aguascalientes.

Location of Eyemex Industrial Equipment:

“Eyemex Industrial Equipment” located at Km. 1.5 Tula de Allende, Hidalgo.

Location of Cartonpack’s Industrial Equipments:

“Cartonpack’s Industrial Equipment I” located at [                    ].

“Cartonpack’s Industrial Equipment II” located at Av. López Mateos 1006 and 1010 Norte and Calle del Gas, San Nicolás de los Garza, Nuevo León.

“Cartonpack’s Industrial Equipment III” located at Av. López Mateos 1010 Norte and Calle del Gas, San Nicolás de los Garza, Nuevo León.

ELEVENTH.- INSURANCE.

     11.1 The Settlors hereby covenant to hire with an insurance company, insurance covering all of their goods owned by them and that are transferred into the Trust Assets, in what they are insurable pursuant to sound administrative procedures, and to maintain such insurance in effect during the time that any Secured Obligation is in effect pursuant to this Trust, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Settlors operate, and in any case, as required by the Collateral Agent.

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     In the relevant insurance policies it shall be expressly provided (i) that the Trustee is the irrevocable and preferred beneficiary for payment of all claims or indemnities, and (ii) that the insured assets are hereby affected to this Trust as security for the Creditors to guaranty the fulfillment of the Secured Obligations, for all legal purposes under Articles 109 and 110 of the Law Governing Insurance Contracts.

     Likewise, the policies referred to in this Clause shall include provisions, inter alia, to the effect that: (a) no substantial amendment or cancellation of any of them shall have effects against the Trustee, unless a period of thirty (30) days have elapsed from the date on which the Creditors were notified of such modification or cancellation; (b) there shall not exist any claim or proceeding against the Trustee due to the lack of payment of any premium, fee, taxes or advances; (c) the agent of such insurance shall be obligated to notify the Trustee of any claim made under such policies; and (d) no act or omission of any person, other than the Trustee, that are necessary to recuperate the relevant indemnities, shall affect Trustee’ recovery rights under the policies in the event of loss or casualty.

     On the execution date hereof, each Settlor shall provide the Trustee with copies of any such insurance policies referred to in the preceding paragraphs that need to be contracted, which shall contain the provisions mentioned in the first and second paragraph above.

     11.2 The breach by any of the Settlors of the covenants above mentioned shall be considered as an Event of Default of the Secured Obligations pursuant to the Restructure Documents (as such term is defined in the Common Agreement).

TWELFTH.- FINANCIAL INFORMATION.

     12.1 The Trustee shall deliver the Settlors and the Collateral Agent, annually, the statement of account in connection with the situation of the Trust Assets.

THIRTEENTH. TAXES, EXPENSES AND DUTIES.

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       13.1 The Settlors are hereby obligated to pay any taxes, expenses and duties derived from the execution and, as the case may be, enforcement of this Trust including, but not limited to, those derived from the ratification of signatures or the granting in public deed of this Trust, appraisals, etc. The Trustee shall keep the Settlors and the Collateral Agent informed of all expenses which must be covered, so the Settlors may timely provide the relevant necessary amounts.

       13.2 In the event of default of the obligations of any of the Settlors, the Collateral Agent may, but shall not be obligated to, comply therewith. In this case, the Settlor in default must reimbursed to the Collateral Agent all amounts paid within the next following five (5) business days to the date when required by the Collateral Agent; provided that, default of the Settlor to make such reimbursement, within the aforementioned period of time, shall be considered as an Event of Default (as such term is defined in the Restructured Documents) of the Secured Obligations under the Restructure Documents (as such term is defined in the Common Agreement).

FOURTEENTH. REVERSION OF THE TRUST ASSETS.

       14.1 Property transferring to the Trust Assets hereunder shall not be deemed to be a conveyance for tax purposes pursuant to article 14 of the Fiscal Code for the Federation, so long as the Settlors reserve hereby the reversion right on the Trust Assets, upon full compliance with the Secured Obligations to the satisfaction of the Collateral Agent.

FIFTEENTH. TRUSTEE LIABILITIES.

       15.1 The Trustee shall not be liable in connection with the defense of the Trust Assets, provided that in the event such defense is required, the Trustee shall only be obligated to grant a power of attorney for collection purposes to the person or persons designated in writing by the Settlors or the Collateral Agent, as the case may be, without assuming any liability whatsoever regard-

26

ing the performance of the attorneys-in-fact, nor for the payment of their fees and expenses.

       This provision shall be transcribed in the document where the power of attorney is granted, noticing that all expenses and fees caused in connection with the relevant trials shall be paid by the Settlors or the Collateral Agent, as the case may be, or in its case, charged to the Trust Assets, without assuming the Trustee any liability whatsoever in this regard.

       Notwithstanding, in the event of emergency the Trustee may carry out all indispensable acts in order to preserve the Trust Assets, provided that the Trustee shall act as a prudent man (buen padre de familia), and the rights deriving therefrom, without prejudice of the obligation of the Settlors or the Collateral Agent, as the case may be, to direct the Trustee to grant the power of attorney in terms of paragraph first herein.

SIXTEENTH. LEGAL PROHIBITIONS.

       16.1 Pursuant to the provisions of paragraph b), Section XIX of article 106 of the Law on Credit Institutions, the Trustee states that it has unequivocally explained to the Settlors and the Primary Beneficiaries, the legal value and consequences of such provisions, which are hereinbelow transcribed ad verbatim:

“Article 106.- It shall be forbidden to the Credit Institutions: ...XIX.- In execution of the operations referred to in Section XV of Article 46 hereof:

(b) To respond to Settlors, principals or commissioners for the default of their debtors of credits granted or of issuers of securities acquired by them, unless such default is attributed to them, as provided in the final part of Article 392 of the General Law on Negotiable Instruments and Credit Transactions, or to guarantee obtainment of any yield from funds which investment is requested to them.

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If at the end of the trust, agency or commission executed for the granting of credits, the latter have not been paid by its debtor, the institutions shall transfer them to the Settlor or trust beneficiary, as the case may be, or to the principal or commissioners, and abstain from paying the amount thereof.

Any covenant contrary to the provisions of the two following preceding paragraphs shall be null and void.

The text of the preceding paragraphs of this sections shall be inserted conspicuously in every trust, agency or commission agreement, with a representation of the trustee to the effect that every person from whom it has received assets for investment has been acquainted unequivocally with the contents of said paragraphs.”

SEVENTEENTH. SECURITY.

       17.1 The parties agree that in the event that the results obtained from the sale of the assets that form part of the Trust Assets as a result of the foreclosure of this Trust do not cover the total amount of the Secured Obligations, the Company shall not be obliged to cover the differences that may result considering extinguished the rights of the Creditors to demand such differences.

EIGHTEENTH. TERM.

          18.1 The term of this Trust shall be that which is necessary for the compliance of the Secured Obligations and may be extinguished by any of the causes set forth in article 392 of the LGTOC, except for Section VI thereof, since the Settlors have not reserved their right to revoke the Trust, inasmuch as it constitutes the legal mean to guarantee compliance of the Secured Obligations hereunder to the Primary Beneficiaries.

NINETEENTH. FEES.

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       19.1 The Settlor shall pay to the Trustee for its intervention in this Trust, the following fees:

       (a) For the study and acceptance of the appointment, an amount equal to $[        ] Dollars, plus Value Added Tax, payable once at the execution of this Trust; and

       (b) For the administration of the Trust, an amount equal to $[         ] Dollars, payable annually in advance, plus Value Added Tax.

       19.2 The fees referred to in paragraph 8.1 above, shall be timely covered by the Settlors at the domicile of the Trustee, without requiring written request and may be annually revised in accordance to market fluctuations, in common agreement by the Trustee and the Settlors.

TWENTIETH. DOMICILES.

       20.1 All notices and communications hereunder must be written and made in English (or accompanied by a certified English translation thereof) and shall be delivered or sent to each party at the domicile or fax number set forth under the name of such party hereinbelow, or at any other domicile or fax number established by such party through a given notice in writing to the other parties hereto. All such notices and communications shall be effective, if delivered a the domicile of the addressee, the immediately next following day to the delivery day, and if sent by fax, when the relevant party receiving such fax issues a receipt thereof by fax, or as the case may be, in writing.

SETTLORS AND
[SECONDARY BENEFICIARIES]:

PRIMARY BENEFICIARIES:

TRUSTEE:

COLLATERAL AGENT:

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TWENTY FIRST. NO WAIVER.

       21.1 The lack of exercise or delay in the exercise by the Collateral Agent of any rights, liens, powers or actions hereunder shall not result in a waiver to such rights, liens, powers or actions, but all such rights, liens, powers and actions shall continue in full force and effect until all Secured Obligations have been fully complied with; and all the rights, liens, powers and actions provided for hereunder are cumulative and none of them is exclusive.

TWENTY SECOND. SEVERABILITY.

       22.1 If any provision of this Trust is held to be illegal, invalid or unenforceable by a competent court with jurisdiction, then, such provision shall be considered as not included in this Trust to the extent so held, however, without invalidating the remaining provisions of this Trust.

TWENTY THIRD. ASSIGNMENTS.

       23.1 The rights and obligations deriving from this Trust shall not be assigned or transferred by the Settlors or by the Trustee to any third party without the prior written consent of the Collateral Agent. The Primary Beneficiaries may assign or transferred, in all or in part, their rights deriving from this Trust, through a written notice addressed to the Trustee and the Settlors, without requiring the consent of the Trustee or the Settlors in order to carry out such assignment or transfer.

TWENTY FOURTH. SUBSTITUTION OF TRUSTEE.

       24.1 The Collateral Agent may at any time designate a substituting trustee. In such event and prior written communication to the Trustee, the latter shall proceed to transfer the Trust Assets to such banking institution approved by the Collateral Agent. All expenses, fees and duties deriving from the substitution of the trustee shall be paid by the Settlors.

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TWENTY FIFTH. LEGISLATION AND APPLICABLE JURISDICTION.

       25.1 This Trust shall be governed and construed in accordance to the laws of Mexico. The parties hereto hereby irrevocably and expressly submit to the competent Courts of Mexico City, Federal District, in connection with all matters arising of, or referred to, this Trust and agree that all claims regarding any action or proceeding may be heard and determined in the aforementioned courts. The parties hereto likewise waived any jurisdiction or forum which may correspond to them by virtue of their present or future domicile or residence, or otherwise.

       IN WITNESS WHEREOF, the parties hereto sign this agreement in the Federal District, on [        ].

the “Settlors”

“Titán”

EMPAQUES DE CARTON TITAN, S.A. DE C.V.

By:
Title: Attorney-in-fact

“Eyemex”

ENVASES Y EMPAQUES DE MEXICO, S.A. DE C.V.

By:
Title: Attorney-in-fact

“Cartonpack”

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CARTONPACK, S.A. DE C.V.

By:
Title: Attorney-in-fact

the “Trustee”

[INSERT NAME OF TRUSTEE]
Institución de Banca Múltiple
Grupo Financiero [                    ]

By:
Title: Attorney-in-fact

the “Collateral Agent”

DEUTSCHE BANK MEXICO, S.A.
INSTITUCION DE BANCA MULTIPLE

By:
Title: Attorney-in-fact

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EXHIBIT P
to Common Agreement

FORM OF PROCEDURES LETTER

Independent Accountant’s Report
on Applying Agreed-Upon Procedures

     To the Management of Corporación Durango S.A. de C.V (“Corporación Durango” or “the Company”):

     We have performed the procedures enumerated below, at the request of the management of Corporación Durango, solely to assist you in evaluating the accompanying Partially Consolidated1 Financial Statements of Corporación Durango (prepared in accordance with the criteria specified therein) for the year ended December 31, 20[  ] and 20[  ]. Corporación Durango’s management is responsible for the Partially Consolidated Financial Statements of Corporación Durango. This agreed-upon procedures engagement was conducted in accordance with attestation standards established by the Mexican Institute of Public Accountants. The sufficiency of these procedures is solely the responsibility of those parties specified in this report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

     We were not engaged to and did not conduct an examination, the objective of which would be the expression of an opinion on the accompanying Partially Consolidation Financial Statements of Corporación Durango. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

     We conducted an examination of the consolidated financial statements of Corporación Durango S.A. de C.V for the year ended December 31, 20[ ] and expressed an opinion that such financial statements presented fairly, in all material respects, the financial position of the Company, for the period indicated in conformity with Mexican GAAP.

     [The financial statements of Corporación Durango for the year ended 2003 were audited by another accounting firm. Such opinion expressed that such financial statements

[1]	As defined in the Common Agreement, dated as of [ ], 2004 among Corporacion Durango, S.A. de C.V., as the Company, Compania Papelera de Atenquique, S.A. de C.V., Ponderosa Industrial de Mexico, S.A. de C.V., Empaques de Carton Titán, S.A. De C.V., Industrias Centauro, S.A. de C.V., Envases Y Empaques de Mexico, S.A. de C.V., Administración Corporativa de Durango, S.A. de C.V. and Cartonpack, S.A. de C.V., as Guarantors; Compañia Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V., Durango Internacional, S.A. de C.V., Durango International, Inc., Reciclajes Centauro, S.A. de C.V. and Porteadores de Durango, S.A. de C.V., as Additional Guarantors; Banco Nacional de México, Sociedad Anonima, Integrante del Grupo Financiero Banamex, [Bank of America], Banc of America Securities Limited, JPMorgan Chase Bank, N.A., California Commerce Bank and [Deutsche Bank, A.G., New York Branch], as A Lenders; The Bank of New York, as Administrative Agent under the A Loan Document; Law Debenture Trust Company of New York, as Trustee under the B Note Documents; Deutsche Bank Trust Company Americas, as Collateral Agent; Deutsche Bank Mexico, S.A., Institución de Banca Multiple, as Collateral Agent; Deutsche Bank Trust Company Americas, as Guarantor Paying Agent under the A Loans and the B Notes; and Compania Norteamericana de Inversiones en Celulosa y Papel, S.A. de C.V., Compania Papelera de Atenquique S.A. de C.V., Grupo Pipsamex, S.A. de C.V., Durango McKinley Paper Company, Administración Corporativa de Durango, S.A. de C.V., Porteadores de Durango, S.A. de C.V., Envases y Empaques de México, S.A. de C.V., Empaques de Cartón Titán, S.A. de C.V., Durango Internacional, S.A. de C.V. and Durango International, Inc., as Subordinating Creditors.

presented fairly, in all material respects the financial position of the Company, for the period indicated in conformity with Mexican GAAP.(only applicable for 2003)]

     This report is intended solely for the information and use of the creditors and management of Corporación Durango, and is not intended to be and should not be used by anyone other than these specified parties.

[Signature]

[Date]

Procedures (except 2003)

1)	Agreed the individual audited statements used in preparing the Partially Consolidated financial statements to those used in the audited consolidated financial statements of Corporación Durango S.A. de C.V.

2)	Agreed Net Income in the Partially Consolidated financial statements to a schedule provided by the Company which total was then agreed to the consolidated audited financial statements of Corporación Durango S.A. de C.V.

3)	Agreed / reconciled the accounting amounts and note disclosure of the net equity investment amounts to the amounts to the individual non-guarantor audited financial statements.

4)	Agreed / reconciled the accounting amounts and note disclosure of the intercompany commercial transactions and intercompany loans and notes to the amounts to the individual audited financial statements.

5)	Agreed / reconciled the reconciliation of net income and shareholders’ equity to U.S. GAAP work papers prepared by the Company.

Procedures 2003 (performed to financial statements audited by other accounting firm)

6)	Agreed the individual audited statements used in preparing the Partially Consolidated financial statements to those used in the audited consolidated financial statements of Corporación Durango S.A. de C.V.

7)	Agreed Net Income in the Partially Consolidated financial statements to a schedule provided by the Company which total was then agreed to the consolidated audited financial statements of Corporación Durango S.A. de C.V.

8)	Agreed / reconciled the accounting amounts and note disclosure of the net equity investment amounts to the amounts to the individual non-guarantor audited financial statements.

9)	Agreed / reconciled the accounting amounts and note disclosure of the intercompany commercial transactions and intercompany loans and notes to the amounts to the individual audited financial statements.

10)	Agreed / reconciled the reconciliation of net income and shareholders’ equity to U.S. GAAP work papers prepared by the Company.